Item 1

This proxy statement and offering circular follows the disclosure requirements of Form 1-A and is a joint proxy statement and offering circular. The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

STRATFORD BANCSHARES, INC.

307 N. Weber Avenue

Stratford, WI 54484

(715) 687-2411

[Date of offering circular]

STRATFORD BANCSHARES, INC. COMMON STOCK

Stratford Bancshares, Inc. (“Stratford Bancshares” or “Issuer”) is offering 84,178 shares of Stratford Bancshares, Inc. Common Stock in exchange for 100% of the outstanding shares of common stock of Spencer Bancorporation, Inc. (“Spencer Bancorporation”). For more information, see “Securities Being Offered” of Part II of this joint proxy statement and offering circular beginning on page 97 of this joint proxy statement and offering circular.

PLEASE SEE “RISK FACTORS” BEGINNING ON PAGE 20 OF THIS

JOINT PROXY STATEMENT AND OFFERING CIRCULAR.

	Price to public		Underwriting discount and commissions(1)	Proceeds to issuer	Proceeds to other persons
Per share/unit:	$$1.00		—	—	—
Total:	$$84,178	(2)	—	—	—

1)

All expenses in connection with the offering—estimated to be approximately $100,000—will be borne by Stratford Bancshares and Spencer Bancorporation.

2)

The shares of common stock to be issued pursuant to this offering will not be offered for cash.  Instead, the shares of common stock are being offered as consideration for the shares of Spencer Bancorporation pursuant to the Agreement and Plan of Reorganization between Stratford Bancshares, Stratford State Bank, Stratford Merger Corp, Spencer Bancorporation, and Heritage Bank dated as of October 3, 2016.

The approximate date of the commencement of the proposed offering is _______ __, 2017.

The approximate date of the mailing of this joint proxy statement and offering circular is _______ __, 2017.

An Offering Statement pursuant to Regulation A (17 CFR 230.251, et seq.) relating to the securities described herein has been filed with the U.S. Securities and Exchange Commission (the “SEC”).  Information contained in this preliminary joint proxy statement and offering circular (the “Preliminary Offering Circular”) is subject to completion and amendment.  The securities described herein may not be sold nor may offers to buy be accepted before the Offering Statement filed with the SEC is qualified.

SPECIAL NOTES CONCERNING FORWARD-LOOKING STATEMENTS

This joint proxy statement and offering circular contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements can be identified by the use of words such as “may,” “might,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “probable,” “potential,” “possible,” “target,” “continue,” “look forward,” or “assume” and words of similar import.  Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control.  It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements.  Forward-looking statements are not guarantees of future performance, and Stratford Bancshares cautions you not to place undue reliance on these statements.  Forward-looking statements are made only as of the date of this report, and Stratford Bancshares undertakes no obligation to update any forward-looking statements contained in this report to reflect new information or events or conditions after the date hereof.

Forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to: expected synergies, cost savings and other financial or other benefits of the proposed transaction between Stratford Bancshares and Spencer Bancorporation and their respective subsidiaries might not be realized within the expected timeframes or might be less than projected; the requisite shareholder and regulatory approvals for the proposed transaction between Stratford Bancshares and Spencer Bancorporation and their subsidiaries might not be obtained; credit and interest rate risks associated with Stratford Bancshares’ and Spencer Bancorporation’s, and their subsidiaries’, respective businesses, customer borrowing, repayment, investment and deposit practices, and general economic conditions, either nationally or in the market areas in which Stratford Bancshares and Spencer Bancorporation and their subsidiary banks operate or anticipate doing business, may be less favorable than expected; new regulatory or legal requirements or obligations; and other risks, uncertainties and assumptions identified under the sections entitled “Risk Factors” and elsewhere in this joint proxy statement and offering circular and the documents incorporated by reference in this joint proxy statement and offering circular. However, these risks and uncertainties are not exhaustive.  Other sections of this joint proxy statement and offering circular describe additional factors that could impact Stratford Bancshares’ business and financial performance and pending or consummated acquisition transactions, including the proposed acquisition of Spencer Bancorporation.

ADDITIONAL CAUTIONARY NOTE

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.  THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY FEDERAL OR STATE SECURITIES COMMISSIONS OR ANY OTHER BANKING OR OTHER REGULATORY AGENCY.  FURTHERMORE, NONE OF THE FOREGOING AUTHORITIES HAS CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE COMMISSION OR ANY OTHER AGENCY.  THESE SECURITIES ARE SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

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Item 2

Page

Item 1

Proxy Statement and Offering Circular

1

Special Notes Concerning Forward-Looking Statements

2

Additional Cautionary Note

2

Item 2

3

Item 3

Summary

5

Questions and Answers About the Special Meeting and the Merger

5

Additional Background Information

11

Risk Factors

20

Item 4

Dilution

26

Item 5

Information About the Special Meeting of Shareholders

27

Item 6

Use of Proceeds to Issuer

33

Item 7

Description of Business and Proposed Merger

34

Information About Stratford Bancshares and Stratford Bank

34

Information About Spencer Bancorporation and Heritage Bank

37

Competition

39

Supervision and Regulation

40

The Merger

48

Description of the Merger Agreement

58

Description of the Voting Agreement

71

Item 8

Description of Property

72

Item 9

Management’s Discussion and Analysis of Financial Conditions and Results of Operations

73

Stratford Bancshares

73

Spencer Bancorporation

80

Additional Financial Information About the Parties to the Merger and Bank Merger

86

Item 10

Directors, Executive Officers, and Significant Employees

88

Item 11

Compensation of Directors and Executive Officers

91

Item 12

Security Ownership of Management and Certain Security Holders

93

Item 13

Interest of Management and Others in Certain Transactions

96

Item 14

Securities Being Offered

97

Comparative Rights of Shareholders

99

Legal Matters

108

Where You Can Find More Information

108

Item 16

Index to Exhibits

109

Appendix A – Merger Agreement

Appendix B – Valuation Report (Spencer)

Appendix C – Valuation Report (Stratford)

Appendix D – Dissenter’s Rights Statute

Appendix E – Voting Agreement

Appendix F – Stratford Financials

Appendix G – Spencer Financials

Appendix H – Pro Forma Projections

Appendix I – Compiled Articles of Incorporation (Stratford)

Appendix J – Bylaws (Stratford)

Appendix K – Compiled Articles of Incorporation (Spencer)

Appendix L – Compiled Bylaws (Spencer)

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Item 3

SUMMARY

This summary highlights the material information from this document.  It may not contain all of the information that is important to you.  We urge you to carefully read the entire document and the other documents to which we refer in order to fully understand the merger and the related transactions.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETINGS AND THE MERGER

Q:

If I am a shareholder of Stratford Bancshares, on what am I being asked to vote?

A:

If you are a shareholder of Stratford Bancshares, you are being asked to consider and adopt a resolution that will amend the company’s articles of incorporation to increase the authorized common stock of the company to 500,000 shares of common stock from the currently-authorized 100,000 shares of common stock.  If the merger transaction with Spencer Bancorporation (further described below) is approved, and all other closing conditions are satisfied, 84,178 of shares of Stratford Bancshares’ common stock will be issued to the shareholders of Spencer Bancorporation in consideration of the merger.

Q:

If I am a shareholder of Spencer Bancorporation, on what am I being asked to vote?

A:

If you are a shareholder of Spencer Bancorporation, you are being asked to approve the merger of Spencer Bancorporation with and into Stratford Bancshares, as provided in the Agreement and Plan of Reorganization between Stratford Bancshares, Stratford State Bank, Stratford Merger Corp., Spencer Bancorporation, and Heritage Bank dated as of October 3, 2016 (the “merger agreement”, which is attached as Appendix A).  The merger, which is referred to as the “merger” in this document, will be accomplished through the merger of Stratford Merger Corp. (“Merger Corp.”), a wholly-owned subsidiary of Stratford Bancshares, with and into Spencer Bancorporation, and the immediately subsequent merger of Spencer Bancorporation into its now-parent Stratford Bancshares.  This series of transactions is referred to as the “merger.”  The merger agreement also contemplates the eventual merger of Stratford Bancshares’ wholly owned subsidiary, Stratford State Bank (“Stratford Bank”), with and into Spencer Bancshares’ wholly owned subsidiary, Heritage Bank (“Heritage Bank”), which is referred to in this document as the “bank merger.”

Q:

Why have Spencer Bancorporation and Stratford Bancshares decided to merge?

A:

Spencer Bancorporation and Stratford Bancshares agreed to merge for strategic reasons that benefit both parties.  Their respective boards of directors believe that the merger will provide the combined institution with opportunities for enhanced growth and continued viability as a locally-owned, independent community bank.

Q:

If I am a Stratford Bancshares shareholder, how does my board of directors recommend I vote on the proposal to amend Stratford Bancshares’ articles of incorporation in order to increase the number of authorized shares?

A:

The board of directors of Stratford Bancshares has unanimously approved the proposed amendment to Stratford Bancshares’ articles of incorporation and recommends that shareholders vote “FOR” approval of the amendment to Stratford Bancshares’ articles of incorporation, which will allow for the merger transaction to be effectuated.

Q:

If I am a Spencer Bancorporation shareholder, how does my board of directors recommend I vote on the merger proposal presented in the enclosed Notice of Special Meeting?

A:

The board of directors of Spencer Bancorporation has unanimously approved the merger and recommends that shareholders vote “FOR” approval of the merger agreement, and “FOR” approval of the adjournment proposal described in this joint proxy statement and offering circular.  To review the background and

5

reasons for the merger in greater detail, see “The Merger – Background of and Reasons for the Merger” on page 48.

Q:

What will happen to Stratford Bank and Heritage Bank as a result of the merger?

A:

If the merger occurs, Stratford Bank, which is a wholly owned subsidiary of Stratford Bancshares, will be subsequently merged with and into Heritage Bank, which is a wholly owned subsidiary of Spencer Bancorporation.  This transaction is referred to as the “bank merger.”  Heritage Bank will legally be the surviving entity in the bank merger; however, the board of directors of the combined bank anticipates selecting a new name for the surviving institution following the closing.

Q:

If I am a Stratford Bancshares shareholder, what will happen to my shares?

As a Stratford Bancshares shareholder, you will continue to hold your existing shares following the merger; however, you will hold shares in the combined company that results from the combination of Stratford Bancshares and Spencer Bancorporation following the merger.  After the merger is completed, we expect that current Stratford Bancshares shareholders will own approximately 52.5% of the issued and outstanding common stock of the combined company and current Spencer Bancorporation shareholders will own approximately 47.5% of the combined company.

Q:

If I am a Spencer Bancorporation shareholder, what will I receive in the merger?

A:

As a Spencer Bancorporation shareholder, in addition to the special cash dividend described in more detail below, you will receive one share of stock in Stratford Bancshares for each share of stock that you hold in Spencer Bancorporation.  This transaction is considered by the respective managements and boards to be a “merger of equals”, which essentially means two organizations of roughly the same size are coming together to become one company, where the former shareholders of each separate company end up owning roughly equal equity in the combined company.  After the merger is completed, we expect that current Stratford Bancshares shareholders will own approximately 52.5% of the issued and outstanding common stock of the combined company and current Spencer Bancorporation shareholders will own approximately 47.5%.

The accounting firm Wipfli LLP conducted valuations of each holding company’s common stock as of June 30, 2016.  Subject to the premises, investigation and analysis contained in Wipfli’s valuation report (attached as Appendix B), Wipfli concluded that fair market value per share of the common stock of Spencer Bancorporation on a controlling, marketable basis as of April 30, 2016, based on 84,178 shares issued and outstanding, is reasonably estimated as $183.56.  With respect to Stratford Bancshares, Wipfli concluded, again subject to the premises, investigation and analysis contained in Wipfli’s valuation report (attached as Appendix C), that fair market value per share of the common stock of Stratford Bancshares on a controlling, marketable basis as of April 30, 2016, based on 93,098 shares issued and outstanding, is reasonably estimated as $177.45.  The book value as of September 30, 2016 of one share of Stratford Bancshares common stock was $158.94 per share, and for one share of Spencer Bancorporation common stock was $153.67 per share. Having completed the valuations, Wipfli then assisted the parties in determining the exchange ratio (1 share for 1 share) and amount of the special dividend described below.

In addition to the share consideration to be paid by Stratford Bancshares, the merger agreement contemplates that Stratford Bancshares will pay to Spencer Bancorporation shareholders, on or before the closing of the merger, cash in an aggregate amount equal to $84,178.00 on a pro rata basis (approximately $1.00 per share).  Spencer Bancorporation is permitted under the merger agreement to dividend a total approximate amount of $514,000 prior to consummation of the merger (approximately $6.11 per share), which is intended to accomplish a per share value for each company’s shares of approximately the same amount and the 1-for-1 exchange ratio described above; this dividend is also intended to not exceed the earnings of Heritage Bank during 2016.  Based on current projections, Spencer Bancorporation currently expects to dividend the full $514,000 to its shareholders.  However, this amount is subject to downward adjustment, as the Core Equity of Spencer Bancorporation contributed to the combined entity after the merger cannot be less than $12,531,000 (calculated prior to any special dividend).  “Core Equity” for

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purposes of this determination means consolidated stockholders’ equity, excluding accumulated other comprehensive income (or loss).

The merger agreement details the terms and conditions of the merger. The merger is included in the joint proxy statement and offering circular as Appendix A. Please read the merger agreement carefully. All descriptions in this summary and elsewhere in this joint proxy statement and offering circular of the terms and conditions of the merger are qualified by reference to the merger agreement.

Q.

Will the value of the merger consideration change between the Special Meeting and the time the merger is completed?

A.

The amount contributed by Stratford Bancshares will not change.  However, as discussed above, the amount of the special dividend paid by Spencer Bancorporation may fluctuate between now and the closing, so the exact amount of cash that will be paid to Spencer Bancorporation shareholders through the special dividend cannot be known at this time.

Q.

What vote is required to approve the amendment to Stratford Bancshares’ articles of incorporation?

The amendment to Stratford Bancshares’ articles of incorporation cannot be approved unless the holders of a majority of the outstanding shares of Stratford Bancshares vote in favor of the amendment.

Q.

What vote is required to approve the proposal to adjourn the Stratford Bancshares special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the amendment to Stratford Bancshares’ articles of incorporation?

A:

The proposal to adjourn the Stratford Bancshares special meeting, if necessary or appropriate to solicit additional proxies, requires that the votes cast for the proposal exceed the votes cast against the proposal.  In the absence of a quorum, holders of a majority of the shares of Stratford Bancshares common stock present in person or by proxy at the special meeting may adjourn the special meeting.  Abstentions and broker non-votes have no effect on the proposal.

Q.

What vote is required to approve the merger?

A:

The merger cannot be completed unless the holders of a majority of the outstanding shares of Spencer Bancorporation vote to approve it. Abstentions and broker non-votes have the effect of votes against the approval of the merger agreement.  On October 3, 2016, all of Spencer Bancorporation’s directors agreed through a formal voting agreement to vote all shares of Spencer Bancorporation common stock they beneficially own in favor of the merger at the special meeting.  The directors who have entered into a voting agreement together beneficially own 6,832 shares representing approximately 8.12% of the total voting power of Spencer Bancorporation common stock.  See “The Merger—Financial Interests of Spencer Bancorporation’s Executive Officers and Directors in the Merger” and “Description of the Voting Agreements.”

Q.

What vote is required to approve the proposal to adjourn the Spencer Bancorporation special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions it contemplates?

A:

The proposal to adjourn the Spencer Bancorporation special meeting, if necessary or appropriate to solicit additional proxies, requires that the votes cast for the proposal exceed the votes cast against the proposal.  In the absence of a quorum, holders of a majority of the shares of Spencer Bancorporation common stock present in person or by proxy at the special meeting may adjourn the special meeting.  Abstentions and broker non-votes have no effect on the proposal.

Q:

What if I do not vote?

A:

If you do not vote, it will have the same effect as voting your shares against the amendment to Stratford Bancshares’ articles of incorporation (if you are a Stratford Bancshares shareholder) and against the merger (if you are a Spencer Bancorporation shareholder).

7

Q:

What are the income tax consequences of the merger to me?

A:

We expect that no gain or loss will be recognized by Stratford Bancshares Shareholders or by Spencer Bancorporation shareholders upon the exchange of shares of Spencer Bancorporation common stock solely for shares of Stratford Bancshares common stock pursuant to the merger.  The cash that Spencer Bancorporation shareholders receive in this merger from the special dividend will be taxable to them for federal income tax purposes.  Spencer Bancorporation shareholders will generally recognize gain (but not loss) in an amount limited to any amount of cash that they receive as a result of exercising their dissenters’ rights.  However, if any shareholder exercises his, her or its dissenters’ rights, Stratford Bancshares has the right to terminate the merger. Your individual tax treatment will depend on your specific situation and many variables not within Spencer Bancorporation’s or Stratford Bancshares’ control.  You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you.  See “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

Q.

What if Stratford Bancshares or Spencer Bancorporation chooses to not consummate the merger?

A.

The merger agreement contains termination provisions allowing Stratford Bancshares or Spencer Bancorporation to decide not to consummate the transaction under certain circumstances.  For example, if the merger is not consummated by March 31, 2017 (unless extended by mutual agreement of the parties) the transaction may be terminated by either party.  If conditions Spencer Bancorporation has required in order to close, such as approval of Spencer Bancorporation’s shareholders or the execution of an employment agreement (with a non-compete provision) by Jeffery Lappe, are not satisfied, Spencer Bancorporation can terminate the merger agreement.  If Stratford Bancshares does not materially perform its obligations under the merger agreement or if any of its required representations and warranties are not materially true, Spencer Bancorporation can also terminate the merger agreement.

Stratford Bancshares also has similar termination rights under the merger agreement, and, in addition, can terminate if any Spencer Bancorporation shareholder exercises dissenters’ rights in connection with the vote on the merger agreement at the special meeting.  For a discussion of termination rights and conditions to close, see “Description of the Merger Agreement—Termination of the Merger Agreement” and “Description of the Merger Agreement—Conditions to Completion of the Merger.”

If one party terminates the merger agreement to enter into an agreement with respect to another acquisition proposal that constitutes a “Superior Acquisition Proposal” under the merger agreement, the terminating party may have to pay the other party a termination fee of $150,000, plus up to $75,000 in reasonable documented out of pocket expenses and costs. These fees and the circumstances under which they may have to be paid are discussed in “Description of the Merger Agreement—Termination of the Merger Agreement.”

If Spencer Bancorporation has no grounds for termination, but simply decides not to close, it expects to be in breach of the merger agreement and would face the possibility of having to pay damages if Stratford Bancshares were to sue.  However, if Spencer Bancorporation’s shareholders decide to vote against the merger, that should not trigger any termination fees or damages.

Q:

When do you expect the merger to be completed?

A:

The parties are working to complete the merger in the first quarter of 2017 and the bank merger in the second quarter of 2017, assuming the applicable bank regulatory agencies approve the merger, the transaction is approved by the shareholders of Spencer Bancorporation and Stratford Bancshares,  and all other conditions to closing are met.  The parties could experience delays in meeting these conditions or be unable to meet them at all. The banker merger will take place after the holding company merger so that management can take the steps necessary to combine the operations of the two banks. See “Risk Factors” and “The Merger—Background of and Reasons for the Merger” for a discussion of these and other risks relating to the merger.

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Q:

What should I do now?

A:

After carefully reading and considering the information in this joint proxy statement and offering circular, follow the voting instructions included in the enclosed proxy card in order to vote your shares as soon as possible, so that your shares will be represented at the Stratford Bancshares special shareholder meeting (if you are a Stratford Bancshares shareholder) or at the Spencer Bancorporation special shareholders meeting (if you are a Spencer Bancorporation shareholder).

PLEASE NOTE:  If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted “FOR” the proposal to approve the merger, and “FOR” the adjournment proposal.

Q:

If my shares are held in “street name” by my broker, will my broker automatically vote my shares for me?

A:

No. Your broker will vote your shares of stock only if you provide instructions on how to vote.  You should instruct your broker on how to vote your shares, following the directions your broker provides.  If you do not provide instructions to your broker, and your broker submits an un-voted proxy, the resulting broker non-vote will not be counted toward a quorum and your shares will not be voted at Spencer Bancorporation’s special meeting, which will have the same effect as voting your shares against the merger.

Q:

Can I change my vote after I deliver my proxy?

A:

Yes.  You can change your vote at any time before your proxy is voted at the special meeting.  You can do this in three ways.  First, you can revoke your proxy by giving written notice of revocation to the Spencer Bancorporation Corporate Secretary (if you are a Spencer Bancorporation shareholder) or to the Stratford Bancshares Corporate Secretary (if you are a Stratford Bancshares shareholder).  Second, you can submit a new properly executed proxy with a later date to the applicable Corporate Secretary at or before the special meeting.  The latest proxy actually received before the meeting will be counted, and any earlier proxies will be revoked.  Third, you can attend the special meeting, give oral notice of your revocation, and vote your shares in person.  Any earlier proxy will be thereby revoked.  However, simply attending the meeting and voting will not automatically revoke your proxy.  If you hold shares in “street name,” you must contact your broker prior to the special meeting if you wish to revoke your proxy or change your vote.

Q:

Should I send in my stock certificates now?

A:

No.  If you are a Spencer Bancorporation’s shareholder and the merger is completed, Stratford Bancshares or an agent chosen by Stratford Bancshares will send all Spencer Bancorporation’s shareholders written instructions for exchanging their common stock certificates for the merger consideration they are entitled to receive.  In any event, do not send your stock certificates with your proxy card.

Q:

What if I oppose the merger?  Do I have dissenters’ rights?

A:

Spencer Bancorporation shareholders who do not vote in favor of approval of the merger agreement and otherwise comply with all of the procedures of Subchapter XIII of the Wisconsin Business Corporation Law, which we refer to as the WBCL, will be entitled to receive payment in cash of the fair value of their shares of Spencer Bancorporation common stock as ultimately determined under the statutory process.  A copy of this section of the WBCL is attached as Appendix D to this document.  This “fair value” could be more than the merger consideration but could also be less.

If any Spencer Bancorporation shareholder asserts dissenters’ rights, Stratford Bancshares has the right to terminate the merger agreement and not consummate the merger.

Q:

Who may attend the meetings?

Only Spencer Bancorporation shareholders on the record date may attend the Spencer Bancorporation special meeting, and only Stratford Bancshares shareholders on the record date may attend the Stratford

9

Bancshares special meeting.  The record date for the Spencer Bancorporation special meeting is _____________, and the record date for the Stratford Bancshares special meeting is _____________.  If you are a shareholder of record, you will need to present the proxy card that you received or another proof of identification in order to be admitted into the applicable special meeting of shareholders.

Q:

Is completion of the merger subject to any conditions besides shareholder approval?

A:

Yes.  The transaction must receive the required regulatory approvals, and there are other closing conditions that must be satisfied.  See “Description of the Merger Agreement—Conditions to the Merger.”

Q:

If I am a Spencer Bancorporation shareholder, are there risks I should consider in deciding to vote on the approval of the merger agreement?

A:

Yes, in evaluating the merger agreement, you should read this joint proxy statement and offering circular carefully, including the factors discussed in the section titled “Risk Factors.”

Q.

Where can I find financial information about the parties to the merger and bank merger?

A.

We have included certain highlighted financial information about Stratford Bancshares, Spencer Bancorporation, Heritage Bank and Stratford Bank in the section entitled “Additional Background Information—Unaudited Comparative Financial Data” (which includes selected pro forma information about the results of the merger and the resultant bank and holding company) and attached more comprehensive financial information about the parties at Appendix F (with respect to Stratford Bancshares) and Appendix G (with respect to Spencer Bancorporation).  In addition, you can contact either organization at the contact information provided below for more information related to either organization’s current, historical or projected financial condition.

With respect to any projected financial information contained in this joint proxy statement and offering circular and Appendices, because of the number and range of the variables and assumptions and estimates involved in projections of this nature, the actual results achieved during the projection period may vary from these projections, and the variations may be adverse and material.  Stratford Bancshares and Spencer Bancorporation make no representations regarding the accuracy of the assumptions and estimates underlying these projections.  These projections should not be construed as the parties forecast of what the results will be, but rather should be viewed only as an estimate of what results could be if the underlying assumptions and estimates prove to be accurate.  The financial projections should be read in conjunction with the other information provided in this joint proxy statement and offering circular, including the risks outlined in the “Risk Factors” section.

Q:

Who can answer my other questions?

A:

If you would like to ask any questions about the merger and related matters, you should contact Martin Reinhart, President of Heritage Bank, at 201 West Clark Street, Spencer, WI  54479; telephone: 715-659-2430, or Jeffery Lappe, President of Stratford Bank, at 307 North Weber Avenue, Stratford, WI 54484; telephone: 715-687-2411.

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ADDITIONAL BACKGROUND INFORMATION

This summary highlights selected additional background information that is contained in this joint proxy statement and offering circular and may not contain all of the information that is important to you.  To understand the merger and bank merger more fully, you should read this entire joint proxy statement and offering circular carefully, including the Appendices and the documents referred to or incorporated in this joint proxy statement and offering circular.  A copy of the merger agreement is attached as Appendix A to this joint proxy statement and offering circular and is incorporated by reference herein.

The Companies

Spencer Bancorporation, Inc.

Spencer Bancorporation is a Wisconsin corporation and was established in 1982 as the holding company for and the sole shareholder of Heritage Bank.  Spencer Bancorporation is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is headquartered in Spencer, Wisconsin.  It conducts operations through its wholly owned subsidiary, Heritage Bank, which was organized in 1908 as a Wisconsin state chartered bank (under the original name of Spencer State Bank).  Heritage Bank provides a full range of traditional banking services to its customers through its two banking locations in Spencer, Wisconsin (Marathon County) and Marshfield, Wisconsin (Wood County).  Its market is primarily in Central Wisconsin.  Spencer Bancorporation’s principal office is located at 201 West Clark Street, Spencer, Wisconsin 54479, and its telephone number is (715) 659-2430.

As of September 30, 2016, Heritage Bank had total assets of approximately $104,551,000, total gross loans of approximately $77,473,000, total deposits of approximately $83,829,000, and total capital of approximately $13,756,000.

Stratford Bancshares, Inc.

Stratford Bancshares is a Wisconsin corporation and was established in 1986 as the holding company for and the sole shareholder of Stratford Bank.  Stratford Bancshares is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is currently headquartered in Stratford, Wisconsin.  It conducts operations through its wholly owned subsidiary, Stratford Bank, which was organized in 1908 as a Wisconsin state chartered bank.  Stratford Bank provides a full range of traditional banking services to its customers through its one banking location in Stratford, Wisconsin.  Its market is also primarily in Central Wisconsin.  Stratford Bancshares’ principal office is located at 307 North Weber Avenue, Stratford, Wisconsin 54484, and its telephone number is (715) 687-2411.

As of September 30, 2016, Stratford Bank had total assets of approximately $109,018,000, including total gross loans of approximately $55,362,000, total deposits of approximately $86,808,000, and total capital of approximately $14,346,000.

Reasons for the Merger

(See page 48)

The boards of directors of both Stratford Bancshares and Spencer Bancorporation have each unanimously approved the merger and believe that the merger offers a number of significant strategic and financial benefits to Stratford Bancshares, Spencer Bancorporation, and their respective shareholders.  In reaching this conclusion, the board of directors of Stratford Bancshares and Spencer Bancorporation considered a number of factors, including the following:

•

the complementary strengths of Heritage Bank and Stratford Bank, and the expected strengthened competitive positioning of the combined company throughout its market area;

•

11

the perceived risks and uncertainties attendant to continued operation as an independent banking organization, including risks and uncertainties related to maintaining interest margins and increased compliance requirements;

•

the similar community banking philosophies of Stratford Bank and Heritage Bank;

•

the opportunity for career enhancement available to employees as a result of working for a larger banking organization;

•

the expected financial strength and increased resources, locations and lending limit of the resulting organization;

•

the increased opportunity and resources to serve customers in the communities where Stratford Bank and Heritage Bank are located; and

•

the potential for future appreciation of the common stock to be received due to the resulting holding company’s greater market presence and financial resources.

Board Recommendations to Shareholders

(See page 29)

Stratford Bancshares:  Stratford Bancshares’ board of directors has unanimously approved the merger and, consequently, has unanimously approved an amendment to the Stratford Bancshares articles of incorporation in order to increase the number of authorized common stock from 100,000 shares of common stock to 500,000 shares of common stock.  The Stratford Bancshares board of directors unanimously recommends that Stratford Bancshares shareholders vote FOR the proposal to amend Stratford Bancshares’ articles of incorporation in order to increase the number of authorized shares.

Spencer Bancorporation:  Spencer Bancorporation’s board of directors believes that the merger of Spencer Bancorporation with Stratford Banchsares is in in the best interests of Spencer Bancorporation and its shareholders.  Spencer Bancorporation’s board of directors unanimously recommends that Spencer Bancorporation’s shareholders vote FOR the merger.

Interests of Certain Persons in the Merger

(See pages 93-96)

The officers and directors of Stratford Bancshares and Spencer Bancorporation may have interests in the merger that are different from, or in addition to, and may conflict with, the interests of shareholders generally.  Such interests relate to or arise from, among other things, the terms of the merger agreement providing for the initial membership on the combined company’s board of directors and the initial composition of the combined company’s senior management.  In addition, as part of the merger agreement, Stratford Bank has agreed to enter into an employment agreement with Jeffery J. Lappe, the term of which will extend beyond the closing date of the merger.

The Merger and the Merger Agreement

(See page 48)

The merger agreement, which is the legal document that governs the merger, is attached as Appendix A to this Joint Proxy Statement and Offering Circular.  You are encouraged to read the merger agreement carefully.  The following subsections include brief descriptions of various elements of the merger and the merger agreement.

Structure of Merger (See page 48)

Spencer Bancorporation and Stratford Bank will cease to exist after the merger of the holding companies and the banks.  After the bank merger, the business of Stratford Bank will be conducted through the combined bank, which may initially be called “Heritage Bank;” however, the board of directors of the combined company intends to select a new name for the combined banking institution as soon as reasonably practicable following completion of the

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merger.  The current seven directors on the Stratford Bancshares’ board will continue on the holding company board after the merger, and the current six directors of Spencer Bancorporation will be appointed to the board.  (One Spencer Bancorporation director, Thomas Drendel, recently passed away following execution of the merger agreement).  The current six directors on the Heritage Bank’s board will continue on the bank board after the bank merger, and the current seven directors of Stratford Bank will be appointed to the board.  The initial holding company and bank boards of the combined entities after the merger will contain all current members of the boards of each separate organization.  Because this is considered a “merger of equals,” both organizations believe that it is important for each party to have similar representation on the initial boards of directors of the combined organizations.  The former location of Stratford Bank in Stratford, Wisconsin will continue to operate after the bank merger as a branch office of Heritage Bank.  The main office of Heritage Bank will be moved from the Spencer office to the Marshfield office.

Completion of the Merger is Subject to Regulatory Approvals (See page 56

The merger cannot be completed until the parties receive the required regulatory approvals for the merger and bank merger from the Board of Governors of the Federal Reserve System, which we refer to as the Federal Reserve, the Federal Deposit Insurance Corporation, or FDIC, and the Wisconsin Department of Financial Institutions, or WDFI.  The parties have agreed to use their reasonable best efforts to obtain all regulatory approvals, non-objections or waivers required to complete the transactions contemplated by merger agreement. Stratford Bancshares has submitted the necessary applications for the merger, and the banks have submitted the necessary applications for the bank merger. Although neither Stratford Bancshares nor Spencer Bancorporation knows of any reason why these regulatory approvals, non-objections or waivers cannot be obtained in a timely manner, neither Stratford Bancshares nor Spencer Bancorporation can be certain when or if such approvals, non-objections or waivers will be obtained.

Additional Conditions to the Merger (See page 67)

In addition to the required regulatory approvals, the merger will be completed only if certain conditions are met or, where legally permissible, waived, including the following:

•

approval by Spencer Bancorporation’s shareholders of the merger agreement and the transactions contemplated thereby by the required vote;

•

approval by Stratford Bancshares’ shareholders of an amendment to Stratford Bancshares’ articles of incorporation to increase the company’s authorized common stock to 500,000 shares for the purpose of facilitating the payment of the merger stock consideration;

•

execution by Jeffery J. Lappe of an employment agreement with Heritage Bank, whereby he will serve as President of the combined holding company and banking institution following the merger (Martin  Reinhart will serve as chief executive officer);

•

absence of any law, injunction or other restraint prohibiting, restricting or making illegal consummation of the transactions contemplated by the Agreement;

•

declaration of effectiveness by the SEC of Stratford Bancshares’ registration statement on Form 1-A registering the Stratford Bancshares common stock issuable to Spencer Bancorporation stockholders, with no stop orders suspending the effectiveness thereof having been issued;

•

accuracy of each party’s representations and warranties in the Agreement as of the closing date, generally subject to specific materiality standards;

•

there has been no “material adverse effect” upon the condition of Spencer Bancorporation between signing the merger agreement and closing;

•

no Spencer Bancorporation shareholder shall have exercised dissent and appraisal rights under Wisconsin law;

•

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receipt of legal opinions from Spencer Bancorporation’s counsel and Stratford Bancshares’ counsel;

•

each party’s certification to the other as to the continued accuracy of the representations and warranties contained in the merger agreement, compliance with covenants and closing conditions, and the satisfaction of all other matters applicable to the transaction.

If all regulatory approvals are received in a timely manner and the other conditions to completion are satisfied, the parties contemplate that they should be able to complete the merger in the first quarter of 2017 and the bank merger in the second quarter of 2017.  Neither Stratford Bancshares nor Spencer Bancorporation can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

What Spencer Bancorporation Shareholders will receive for their Shares (See page 52)

Subject to the terms and conditions set forth in the merger agreement, as consideration for the merger, if approved by the Spencer Bancorporation shareholders and the banking regulators, each share of stock owned by Spencer Bancorporation’s shareholders will be exchanged for one share of Stratford Bancshares common stock.

The accounting firm Wipfli LLP conducted valuations of each holding company’s common stock as of June 30, 2016.  Subject to the premises, investigation and analysis contained in Wipfli’s valuation report (attached as Appendix B), Wipfli concluded that fair market value per share of the common stock of Spencer Bancorporation on a controlling, marketable basis as of April 30, 2016, based on 84,178 shares issued and outstanding, is reasonably estimated as $183.56.  With respect to Stratford Bancshares, Wipfli concluded, again subject to the premises, investigation and analysis contained in Wipfli’s valuation report (attached as Appendix C), that fair market value per share of the common stock of Stratford Bancshares on a controlling, marketable basis as of April 30, 2016, based on 93,098 shares issued and outstanding, is reasonably estimated as $177.45.  The book value as of September 30, 2016 of one share of Stratford Bancshares common stock was $158.94 per share, and for one share of Spencer Bancorporation common stock was $153.67 per share. Having completed the valuations, Wipfli then assisted the parties in determining the exchange ratio 1 share for 1 share) and amount of the special dividend described below.

In addition to the share consideration to be paid by Stratford Bancshares, the merger agreement contemplates that Stratford Bancshares will pay to Spencer Bancorporation shareholders, on or before the closing of the merger, cash in an aggregate amount equal to $84,178.00 on a pro rata basis (approximately $1.00 per share).  Spencer Bancorporation is permitted under the merger agreement to dividend a total approximate amount of $514,000 prior to consummation of the merger (approximately $6.11 per share) which is intended to accomplish (i) a per share value for each company’s shares of approximately the same amount, (ii) the exchange ratio described above, and (iii) dividends in an amount not greater than the earnings of Heritage Bank for 2015.  Based on current projections, Spencer Bancorporation currently expects to dividend the full $514,000 to its shareholders.  However, this amount is subject to downward adjustment, as the Core Equity of Spencer Bancorporation contributed to the combined entity after the merger cannot be less than $12,531,000 (calculated prior to any special dividend).  “Core Equity” for purposes of this determination means consolidated stockholders’ equity, excluding accumulated other comprehensive income (or loss).

Material U.S. Federal Income Tax Consequences of the Merger (See page 54)

The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.  This means that your receipt of shares of Stratford Bancshares common stock as part of the merger consideration generally will be tax-free for United States federal income tax purposes. However, you generally will recognize gain (but not loss) in an amount limited to any amount of cash you receive as a result of exercising your dissenters’ rights.  Remember, however, that if any shareholder exercises his, her or its dissenters’ rights, Stratford Bancshares has the right to terminate the merger. You also generally will pay taxes on any special dividends that are distributed to you prior to the closing of the merger. You are urged to consult your tax adviser for a full understanding of the federal, state, local and foreign tax consequences of the merger to you.

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Spencer Bancorporation Shareholders Will Have Dissenters’ Rights (See page 31)

Spencer Bancorporation shareholders may assert dissenters’ rights in connection with the merger and, upon complying with the requirements of the WBCL, receive cash in the amount of the fair value of their shares instead of the merger consideration.  This “fair value” could be more than the merger consideration but could also be less.

If any Spencer Bancorporation shareholder asserts dissenters’ rights, Stratford Bancshares has the right to terminate the merger agreement and not consummate the merger.

A copy of the section of the WBCL pertaining to dissenters’ rights is attached as Appendix D to this joint proxy statement and offering circular.  You should read the statute carefully and consult with your legal counsel if you intend to exercise these rights.

Risks Surrounding the Merger and the Performance of the Combined Company (See page 20)

There are a number of risks relating to the merger and to the businesses of the combined company and the combined bank following the merger.  See the “Risk Factors” section beginning on page 20 of this joint proxy statement and offering circular for a discussion of these and other risks.

Shareholder Approval Requirements (See page 27)

Assuming the presence of a quorum, approval of the merger agreement requires the affirmative vote of at least a majority of all the votes entitled to be cast.  Approval of the proposal to adjourn the special meeting, if necessary, requires that the votes cast for the proposal exceed the votes cast against the proposal, if a quorum is present.  In the absence of a quorum, the holders of a majority of the shares of Spencer Bancorporation common stock present in person or by proxy may adjourn the special meeting.  To satisfy the quorum requirements set forth in Spencer Bancorporation’s bylaws, shareholders holding at least a majority of the voting power of the outstanding shares of Spencer Bancorporation common stock entitled to vote at the special meeting must be present in person or by proxy at the special meeting.  Shareholders may vote their shares in person at the special meeting or by signing and returning the enclosed proxy form.

On October 3, 2016, as an inducement to and condition of Stratford Bancshares’ willingness to enter into the merger agreement, each of the directors of Spencer Bancorporation entered into a voting agreements with Stratford Bancshares pursuant to which such directors have agreed to vote (or cause to be voted) the shares of Spencer Bancorporation common stock beneficially owned by them in favor of approval of the merger agreement and the transactions it contemplates at any Spencer Bancorporation shareholder meeting held in connection with the merger.  The number of shares of Spencer Bancorporation common stock that are beneficially owned and entitled to vote by directors and officers of Spencer Bancorporation that have assigned voting agreements is 6,832 or 8.12% of the total voting power of Spencer Bancorporation common stock outstanding on the record date.

Termination and Termination Fee (See page 70)

The merger agreement may be terminated by one party or the other, or both acting together, either before or after shareholder approval, under certain circumstances described in detail later in this joint proxy statement and offering circular and in the merger agreement.  If either party terminates the merger agreement to accept an unsolicited acquisition proposal it deems a Superior Acquisition Proposal, as defined in the merger agreement, then that party (or its successors) must pay the non-terminating party a termination fee of $150,000 (plus certain reasonable documented expenses up to $75,000).

Employment and Employee Benefits for Stratford Bank Employees after the Merger (See page 66)

Heritage Bank intends to offer employment to all employees of Stratford Bank after the bank merger and does not intend to terminate any such employee in connection with the bank merger.

15

The parties have agreed that, after the bank merger, each full-time employee of Stratford Bank continuing his or her employment with Heritage following the bank merger will either (1) become eligible for and entitled to participate in Heritage Bank’s benefit plans on the same terms and subject to the same conditions as all other similarly-situated employees of Heritage Bank or (2) remain eligible under existing benefit plans of Stratford Bank during a transition period during which time management of the combined bank will determine whether to continue each existing benefit plan make an alternative benefit plan available to the employees.

To the extent current employees participate in any benefit plans of Stratford Bank, they will receive for amounts paid under a corresponding benefit plan during the plan year in which the bank merger occurs for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the applicable Heritage Bank benefit plan for the plan year in which the bank merger occurs.  For purposes of determining eligibility to participate in and, where applicable, vesting under Heritage Bank’s applicable retirement savings plan, short-term disability plans and vacation policy, each employee will receive past service credit for his or her prior employment with Stratford Bank as if such employee had then been employed by Heritage Bank.  Heritage Bank has reserved the right to change or terminate its employee benefit plans at any time.

Spencer Bancorporation is the plan sponsor of the Heritage Bank Employee Stock Ownership Plan (“HB ESOP”).  Immediately upon consummation of the merger, Stratford Bancshares will assume the responsibilities of plan sponsor, and immediately prior to consummation of the merger, the two companies will make the necessary amendments and modifications to the HB ESOP to allow for the transfer and assumption by Stratford Bancshares of the HB ESOP for the benefit of Heritage Bank and Stratford Bank employees effective as of the time of the merger.

No Solicitation Permitted (See page 59)

The merger agreement states that while the proposed transaction is pending, no party to the merger agreement is permitted to solicit, encourage, or facilitate any proposals from third parties relating to an alternative acquisition transaction.

The “Fiduciary Out” Rights of the Parties to the Merger Agreement (See page 70)

The merger agreement also provides that if an unsolicited acquisition proposal is received by any party to the agreement from an unrelated third party, and if it is ultimately determined to constitute a “Superior Acquisition Proposal” (as defined in the merger agreement), then the board of the organization receiving the Superior Acquisition Proposal must inform the other parties and work with them for five business days  with the intent of enabling the parties to engage in good faith negotiations so that the merger and other transactions contemplated in the merger agreement move forward.  If at the end of the five business days, the party receiving the unsolicited acquisition proposal still reasonably believes it is a Superior Acquisition Proposal, it can change its recommendation to shareholders regarding the merger and elect to terminate the merger agreement to pursue the higher offer, subject to the termination fee described above under “Termination and Termination Fee” (this provision is known as a “fiduciary out”).

Accounting Treatment of the Merger (See page 58)

The merger will be accounted for as a purchase transaction in accordance with accounting principles generally accepted in the United States.

Certain Differences in Shareholder Rights under Charter Documents (See page 99)

Stratford Bancshares and Spencer Bancorporation are both Wisconsin corporations.  However, Stratford Bancshares’ articles of incorporation, as amended, and its bylaws contain provisions that are different from Spencer Bancorporation’s articles of incorporation and bylaws as currently in effect.  Certain of these differences are described in detail in the section entitled “Comparison of Rights of Stratford Bancshares Shareholders and Spencer Bancorporation Shareholders.”  After completion of the merger, Spencer Bancorporation shareholders who receive shares of Stratford Bancshares common stock in exchange for their shares of Spencer Bancorporation common stock

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will become Stratford Bancshares shareholders, and their rights will be governed by Stratford Bancshares’ articles of incorporation and bylaws.

The Special Meetings of Shareholders (See page 27)

Stratford Bancshares Special Meeting

The Stratford Bancshares special meeting of shareholders will be held at ________________________ on _____________ at ______ p.m., local time.  Stratford Bancshares’ board of directors is soliciting proxies for use at the special meeting.  At the special meeting, Stratford Bancshares shareholders will be asked to vote on a proposal to amend the Stratford Bancshares articles of incorporation in order to authorize 500,000 shares of common stock (an increase from the currently-authorized 100,000 shares of common stock), which will be used to issue 84,178 shares to Spencer Bancorporation shareholders if the merger is approved and all of the other conditions to the merger are satisfied.

Record Date for the Stratford Bancshares Special Meeting; Revocability of Proxies (See page 27)

You may vote at the Stratford Bancshares special meeting if you own shares of Stratford Bancshares common stock of record at the close of business on _________.  You will have one vote for each share of Stratford Bancshares common stock you owned on that date.  You may change your vote or revoke your proxy prior to the special meeting by filing with the secretary of Stratford Bancshares a duly executed revocation of proxy or submitting a new proxy form with a later date.  You may also revoke your proxy by attending the special meeting and voting in person by written ballot after giving written notice to the acting secretary of the special meeting or oral notice to the presiding officer during the special meeting.  Voting in person at the special meeting alone will not revoke your prior proxy.

Proposals to be acted upon at the Stratford Bancshares Special Meeting

At the Stratford Bancshares special meeting, shareholders will be asked to consider and vote on two proposals:

•

a proposal to amend the Stratford Bancshares articles of incorporation so as to authorize 500,000 shares of common stock; and

•

a proposal to adjourn the special meeting for the purpose of soliciting additional proxies to establish a quorum so as to authorize the proposed amendment to the Stratford Bancshares articles of incorporation.

THE STRATFORD BANCSHARES BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STRATFORD BANCSHARES SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION AND FOR THE APPROVAL TO ADJOURN THE SPECIAL MEETING TO PERMIT FURTHER SOLICITATION IN THE EVENT THAT AN INSUFFICIENT NUMBER OF VOTES ARE CAST TO APPROVE THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

Spencer Bancorporation Special Meeting

The Spencer Bancorporation special meeting of shareholders will be held at ________________________ on _____________ at ______ p.m., local time.  Spencer Bancorporation’s board of directors is soliciting proxies for use at the special meeting.  At the special meeting, Stratford Bancshares shareholders will be asked to vote on a proposal to approve the merger agreement.

Record Date for the Spencer Bancorporation Special Meeting; Revocability of Proxies (See page 29)

You may vote at the Spencer Bancorporation special meeting if you own shares of Spencer Bancorporation common stock of record at the close of business on _________.  You will have one vote for each share of Spencer Bancorporation common stock you owned on that date.  You may change your vote or revoke your proxy prior to the special meeting by filing with the secretary of Spencer Bancorporation a duly executed revocation of proxy or

17

submitting a new proxy form with a later date.  You may also revoke your proxy by attending the special meeting and voting in person by written ballot after giving written notice to the acting secretary of the special meeting or oral notice to the presiding officer during the special meeting.  Voting in person at the special meeting alone will not revoke your prior proxy.

Proposals to be acted upon at the Spencer Bancorporation Special Meeting

At the Spencer Bancorporation special meeting, shareholders will be asked to consider and vote on two proposals:

•

a proposal to approve the merger agreement; and

•

a proposal to adjourn the special meeting for the purpose of soliciting additional proxies to establish a quorum if necessary to approve the merger agreement.

THE SPENCER BANCORPORATION BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SPENCER BANCORPORATION SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND FOR THE APPROVAL TO ADJOURN THE SPECIAL MEETING TO PERMIT FURTHER SOLICITATION IN THE EVENT THAT AN INSUFFICIENT NUMBER OF VOTES ARE CAST TO APPROVE THE MERGER AGREEMENT.

Unaudited Comparative Financial Data

The parties to the merger anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and revenue enhancement opportunities. The unaudited pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of possible business model changes as a result of current market conditions which may impact revenues, expense efficiencies, asset dispositions, share repurchases and other factors. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods nor is it indicative of the results of operations in future periods or the future financial position of the combined company. The pro forma column below combines the historical income per share data of the parties giving effect to the transactions as if the merger and bank merger had become effective on the dates indicated. The pro forma adjustments are based upon available information and certain assumptions that Stratford Bancshares and Spencer Bancorporation management believes are reasonable.

The following financial ratios and highlights should be read in conjunction with the unaudited financial statements and the projected financial information provided at Appendices E and F.  The operating results for the nine months ended September 30, 2016, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 2016.

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Spencer/ Heritage Bank	Spencer/ Heritage Bank	Stratford Bancshares / Stratford Bank	Stratford Bancshares / Stratford Bank Middleton Bank	Combined Entities (pro forma)
HOLDING COMPANY ONLY FINANCIAL INFORMATION (Dollars in thousands)	Year ended 12/31/2015	Quarter ended 6/30/2016	Year ended 12/31/2015	Quarter ended 6/30/2016	Quarter ended 6/30/2016
Total Assets ($)	12,391	12,888	14,267	14,595	27,483
Short-term Loan Participations Purchased ($)	0	0	0	0	0
Total Short-term Debt ($)	45	47	0	0	47
Total Long-term Debt ($)	0	0	0	0	0
Total Equity ($)	12,346	12,841	14,300	14,595	27,436
Net Income ($) before equity in undistributed net income of subsidiary	101	57	277	(3)	54
Total Comprehensive Income	737	406	651	328	734
BANK ONLY FINANCIAL INFORMATION (Dollars in thousands)	Year ended 12/31/2015	Quarter ended 9/30/2016	Year ended 12/31/2015	Quarter ended 9/30/2016	Quarter ended 9/30/2016
Total Assets ($)	108,141	104,551	107,600	109,800	214,351
Loans, net ($)	70,975	75,124	52,900	56,300	131,424
Loans to Deposits (%)	81.25%	91.09%	61.5%	64.9%	78.0%
Loans to Assets (%)	66.82%	73.03%	49.2%	51.6%	62.32%
Equity Capital ($)	12,287	12,935	14,100	14,600	27,535
Net Income ($)	768	628	653	532	1,160
Net Interest Income to Average Assets (%)	3.26%	3.30%	3.12%	3.06%	3.18%
Non-Interest Income to Average Assets (%)	0.30%	0.35%	.26%	.32%	.34%
Efficiency Ratio (%)	66.83%	64.27%	62.2%	64.8%	64.54%
ROAA (%)	0.74%	.80%	.63%	.69%	.75%
ROAE (%)	6.42%	6.63%	4.64%	5.15%	5.89%
Net Interest Spread (%)	3.50%	3.55%	3.36%	3.25%	3.40%
Total Risk-Based Assets ($)	72,136	78,248	66,100	68,600	146,848
Tier I Capital ($)	12,214	12,775	12,900	13,400	26,175
Total Risk-Based Capital ($)	13,120	13,756	13,700	14,300	28,056
Leverage Ratio (%)	11.75%	12.32%	12.14%	12.49%	12.41%
Tier I Risk-Based Capital Ratio (%)	16.93%	16.33%	19.56%	19.60%	17.97%
Total Risk-Based Capital Ratio (%)	18.19%	17.58%	20.82%	20.91%	19.25%
Loan Loss Reserve to Total Loans (%)	1.78%	1.61%	1.74%	1.51%	1.56%
Non-performing Assets to Total Loans (%)	0.91%	0.76%	1.40%	1.23%	1.00%
Net Charge-Offs to Avg Total Loans (%)	0.12%	0.13%	.15%	.19%	.16%

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RISK FACTORS

In addition to the other information included in this Joint Proxy Statement and Offering Circular, holders of Stratford Bancshares common stock should consider the matters described below in determining whether to adopt the amendment to Stratford Bancshares’ articles of incorporation, and holders of Spencer Bancorporation common stock should consider the matters described below in determining whether to adopt and approve the merger agreement.  If any of the following risks, or other risks that have not been identified or that Stratford Bancshares and Spencer Bancorporation may believe are immaterial or unlikely, actually occur, the business, financial condition and results of operations of the combined company could be harmed.  Many factors, including those described below, could cause actual results to differ materially from those discussed in forward-looking statements.

Holders of Stratford Bancshares common stock and holders of Spencer Bancorporation common stock will have a reduced ownership and voting interest after the Merger and will exercise less influence over management; additional dilution could also occur in the future if additional shares are issued in the future by the combined company.

Holders of Spencer Bancorporation common stock currently have the right to vote in the election of the Spencer Bancorporation board of directors and on other matters affecting Spencer Bancorporation. After the Merger, each holder of Spencer Bancorporation common stock that receives shares of Stratford Bancshares common stock will become a shareholder of Stratford Bancshares with a percentage ownership of the combined organization that is smaller than such shareholder’s current percentage ownership of Spencer Bancorporation. Because of this, holders of Spencer Bancorporation common stock will have less influence on the management and policies of Stratford Bancshares than they now have on the management and policies of Spencer Bancorporation

The additional shares to be authorized at the Stratford Bancshares’ special meeting will provide Stratford Bancshares with the authorized stock necessary to effectuate the merger and also provide the opportunity to issue additional shares in the future to raise capital for the combined banking institution; to provide stock incentive awards (e.g., options) to officers, directors, and key employees; or as a response to a takeover bid.  This could have the result of diluting the proportional ownership of current shareholders and possibly the book value of the shares held by current shareholders.

Stratford Bancshares currently has 100,000 shares of common stock authorized, of which 93,098 are issued and outstanding.  If the merger is consummated, Stratford Bancshares will have 500,000 shares authorized and expects to issue approximately 84,178 additional shares to former Spencer Bancorporation shareholders, for a total of approximately 177,276 shares issued and outstanding, held by approximately 568 shareholders.  After the merger, Stratford Bancshares anticipates that a total of approximately 322,724 shares of common stock will remain as authorized but unissued shares.  The authorized but unissued shares of common stock will be available for issuance at such times and for such purposes as the board of directors may deem advisable without further shareholder approval, including to raise additional capital, execute strategic acquisitions and provide equity-based incentives to executives and key employees.  By reserving a certain amount of stock as authorized but unissued shares, Stratford Bancshares has the opportunity to issue these additional shares to investors to raise capital for the bank, or as a response to a takeover bid.  This could have the result of diluting the proportional ownership of the current shareholders or the book or market value of shares held by then-current shareholders.

Stratford Bancshares may not be able to successfully integrate Spencer Bancorporation or realize the anticipated benefits of the merger.

The merger of Stratford Bancshares with Spencer Bancorporation involves the combination of two bank holding companies and two banking institutions that have previously operated independently.  A successful combination of the operations of these entities will depend substantially on Stratford Bancshares’ ability to consolidate operations, systems, and procedures and to eliminate redundancies and costs.  Stratford Bancshares may not be able to combine the operations of Spencer Bancorporation with its operations without encountering difficulties, such as:

•

the loss of key employees and customers;

•

the disruption of operations and business;

•

inability to maintain and increase competitive presence;

•

deposit attrition, customer loss and revenue loss;

•

possible inconsistencies in standards, control procedures and policies;

•

unexpected problems with costs, operations, personnel, technology and credit; and/or

•

delays or other problems with the assimilation of new operations, sites, or personnel, which could divert resources from regular banking operations.

Additionally, general market and economic conditions of governmental actions affecting the financial industry generally may inhibit Stratford Bancshares’ successful integration of Spencer Bancorporation.

Furthermore, Stratford Bancshares and Spencer Bancorporation entered into the Agreement with the expectation that the Merger will result in various benefits including, among other things, benefits relating to enhanced revenues, a strengthened market position for the combined company, technology, cost savings and operating efficiencies.  Achieving the anticipated benefits of the merger is subject to a number of uncertainties, including whether Stratford Bancshares integrates with Spencer Bancorporation and Heritage Bank in an efficient and effective manner, and general competitive factors in the marketplace.

Stratford Bancshares’ failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy and could materially impact its business, financial condition and operating results.  In addition, the attention and effort devoted to the integration of Spencer Bancorporation and Heritage Bank with Stratford Bancshares’ existing operations may divert management’s attention from other important issues and could seriously harm its business.  Finally, any cost savings that are realized may be offset by losses in revenues or other charges to earnings.

The Agreement limits Spencer Bancorporation’s ability to pursue an alternative acquisition proposal and requires Spencer Bancorporation to pay a termination fee of $150,000.00 under limited circumstances relating to alternative acquisition proposals.

The Agreement prohibits Spencer Bancorporation from soliciting, initiating, encouraging or facilitating certain alternative acquisition proposals with any third party, unless the directors determine in good faith (after consultation with legal and financial advisors) that (1) a proposed acquisition transaction with an entity other than Stratford Bancshares would be required in order for its directors to comply with their fiduciary duties and (2) that such alternative transaction is reasonably likely to be consummated and would result in a transaction more favorable to Spencer Bancorporation’s shareholders from a financial point of view than the merger with Stratford Bancshares.  The merger agreement also provides for the payment by Spencer Bancorporation to Stratford Bancshares of a termination fee in the amount of $150,000.00 in the event that Spencer Bancorporation terminates the Agreement for certain reasons.  These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Spencer Bancorporation from considering or proposing such an acquisition.

The Merger is subject to the receipt of consents and approvals from government entities that may impose conditions that could have an adverse effect on the combined company following the Merger.

Before the Merger may be completed, various approvals or consents must be obtained from the WDFI, the Federal Reserve, the FDIC, and various bank, securities, antitrust and other regulatory authorities.  Although the parties have received approval from the FDIC and a waiver from the Federal Reserve Board, these government entities may impose additional conditions on the completion of the Merger or require changes to the terms of the Merger.  Although Stratford Bancshares and Spencer Bancorporation do not currently expect that any material conditions or changes would be imposed, there can be no assurances that they will not be.  Such conditions or changes could have the effect of delaying completion of the Merger or imposing additional costs on or limiting the

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revenues of the combined company following the Merger, any of which might have an adverse effect on the combined company following the Merger.

If the Merger is not completed, Stratford Bancshares and Spencer Bancorporation will have incurred substantial expenses without realizing the expected benefits of the Merger.

Stratford Bancshares and Spencer Bancorporation each have incurred substantial expenses in connection with the negotiation and completion of the transactions contemplated by the Agreement, as well as the costs and expenses of filing, printing and mailing and all filings and other fees paid to the Securities and Exchange Commission (“SEC”) in connection with the Merger.  If the Merger is not completed, Stratford Bancshares and Spencer Bancorporation would have to recognize these expenses without realizing the expected benefits of the Merger.

Spencer Bancorporation’s directors and certain executive officers have interests in the Merger that may differ from the interests of Spencer Bancorporation’s shareholders including, if the Merger is completed, the receipt of financial and other benefits.

Spencer Bancorporation’s directors and certain of Spencer Bancorporation’s executive officers have interests in the Merger that are in addition to, and may be different from, the interests of Spencer Bancorporation shareholders generally.  In the case of directors, they will receive ongoing indemnification for their acts as directors.  In the case of certain executive officers, these interests are certain change in control payments that will become due such executive officers.

Like most banking organizations, Stratford Bancshares’ business is highly susceptible to credit risk.

As a lender, Stratford Bancshares is exposed to the risk that Stratford Bancshares’ customers will be unable to repay their loans according to their terms and that the collateral securing the payment of their loans (if any) may not be sufficient to cover losses in the event of nonpayment.  Credit losses could have a material adverse effect Stratford Bancshares’ operating results.  Stratford Bancshares’ credit risk with respect to its consumer installment and commercial loan portfolios relates principally to the general creditworthiness of individuals and businesses within Stratford Bancshares’ local market areas.  Stratford Bancshares’ credit risk with respect to Stratford Bancshares’ residential and commercial real estate mortgage and construction loan portfolios relates principally to the general creditworthiness of individuals and businesses and the value of real estate serving as security for the repayment of the loans.  A related risk in connection with loans secured by commercial real estate is the effect of unknown or unexpected environmental contamination, which could make the real estate effectively unmarketable or otherwise significantly reduce its value as security, or could expose Stratford Bancshares to remediation liabilities as the lender.

Stratford Bancshares’ allowance for loan losses may not be sufficient to cover actual loan losses, which could adversely affect its earnings.

Stratford Bancshares maintains an allowance for loan losses in an attempt to cover loan losses inherent in Stratford Bancshares’ loan portfolio.  Additional loan losses will likely occur in the future and may occur at a rate greater than Stratford Bancshares has experienced to date.

The determination of the allowance for loan losses, which represents management’s estimate of probable losses inherent in Stratford Bancshares’ credit portfolio, involves a high degree of judgment and complexity.  Stratford Bancshares’ policy is to establish reserves for estimated losses on delinquent and other problem loans when it is determined that losses are expected to be incurred on such loans.  Management’s determination of the adequacy of the allowance is based on various factors, including an evaluation of the portfolio, past loss experience, current economic conditions, the volume and type of lending conducted by Stratford Bancshares, composition of the portfolio, the amount of Stratford Bancshares’ classified assets, seasoning of the loan portfolio, the status of past due principal and interest payments and other relevant factors.  Changes in such estimates may have a significant impact on Stratford Bancshares’ financial statements.  If Stratford Bancshares’ assumptions and judgments prove to be incorrect, Stratford Bancshares’ current allowance may not be sufficient and adjustments may be necessary to allow for different economic conditions or adverse developments in its loan portfolio.  Federal regulators also periodically review Stratford Bancshares’ allowance for loan losses and may require Stratford Bancshares to increase its provision for loan losses or recognize further loan charge-offs, based on judgments different than those of its management. Any increase in Stratford Bancshares’ allowance for loan losses would have an adverse effect on its operating results and financial condition.

Commercial loans and commercial real estate loans generally are viewed as having more risk of default than residential real estate loans or other loans or investments.  These types of loans also typically are larger than residential real estate loans and other consumer loans.  Because the loan portfolio contains a significant number of commercial loans and commercial real estate loans with relatively large balances, the deterioration of a material amount of these loans may cause a significant increase in nonperforming assets.  An increase in nonperforming loans could result in a loss of earnings from these loans, an increase in the provision for loan losses or an increase in loan charge-offs, which would have an adverse impact on Stratford Bancshares’ results of operations and financial condition.

Changes in interest rates and other factors beyond Stratford Bancshares’ control may adversely affect its earnings and financial condition.

Stratford Bancshares’ net income depends to a great extent upon the level of its net interest income. Changes in interest rates can increase or decrease net interest income and net income. Net interest income is the difference between the interest income Stratford Bancshares earns on loans, investments and other interest-earning assets, and the interest Stratford Bancshares pays on interest-bearing liabilities, such as deposits and borrowings. Net interest income is affected by changes in market interest rates, because different types of assets and liabilities may react differently, and at different times, to market interest rate changes. When interest-bearing liabilities mature or reprice more quickly than interest-earning assets in a period, an increase in market rates of interest could reduce net interest income. Similarly, when interest-earning assets mature or reprice more quickly than interest-bearing liabilities, falling interest rates could reduce net interest income.

Changes in market interest rates are affected by many factors beyond Stratford Bancshares’ control, including inflation, unemployment, the money supply, international events, and events in world financial markets.  Stratford Bancshares attempts to manage its risk from changes in market interest rates by adjusting the rates, maturity, repricing, and balances of the different types of interest-earning assets and interest-bearing liabilities, but interest rate risk management techniques are not exact.  As a result, a rapid increase or decrease in interest rates could have an adverse effect on Stratford Bancshares’ net interest margin and results of operations.  Changes in the market interest rates for types of products and services in Stratford Bancshares’ markets also may vary significantly from location to location and over time based upon competition and local or regional economic factors.

Stratford Bancshares faces risks related to its operational, technological and organizational infrastructure.

Stratford Bancshares’ ability to grow and compete is dependent on its ability to build or acquire the necessary operational and technological infrastructure and to manage the cost of that infrastructure as Stratford Bancshares expands.  In Stratford Bancshares’ case, operational risk can manifest itself in many ways, such as errors related to failed or inadequate processes, faulty or disabled computer systems, fraud by employees or outside persons and exposure to external events.  As discussed below, Stratford Bancshares is dependent on its operational infrastructure to help manage these risks.  In addition, Stratford Bancshares is dependent on the strength and capability of its technology systems which it uses both to interface with customers and to manage internal financial and other systems.  Stratford Bancshares’ ability to develop and deliver new products that meet the needs of its existing customers and attract new ones depends on the functionality of Stratford Bancshares’ technology systems.  Additionally, Stratford Bancshares’ ability to run its business in compliance with applicable laws and regulations is dependent on these infrastructures.

Stratford Bancshares continuously monitors its operational and technological capabilities and makes modifications and improvements when Stratford Bancshares believes it will be cost effective to do so.  In some instances, Stratford Bancshares may build and maintain these capabilities itself.  Stratford Bancshares also outsources some of these functions to third parties.  These third parties may experience errors or disruptions that could adversely impact Stratford Bancshares and over which it may have limited control.  Stratford Bancshares also

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faces risk from the integration of new infrastructure platforms and/or new third party providers of such platforms into its existing businesses.

An interruption or breach in Stratford Bancshares’ information systems or infrastructure, or those of third parties, could disrupt Stratford Bancshares’ business, result in the unauthorized disclosure of confidential information, damage our reputation and cause financial losses.

Stratford Bancshares faces ongoing risk related to cyberattacks to its information technology systems.

Although Stratford Bancshares makes continuous efforts to maintain the security and integrity of its information systems and has not experienced a significant, successful cyber-attack, threats to information systems continue to evolve and there can be no assurance that its security efforts and measures, or those of third parties on whom it relies, will continue to be effective.  The risk of a security breach or disruption, particularly through cyber-attack or cyber intrusion, has increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased.  Threats to Stratford Bancshares’ information systems may originate externally from third parties such as foreign governments, organized crime and other hackers, outsourced or infrastructure-support providers and application developers, or may originate internally.  In addition, customers may use computers, smartphones and other mobile devices not protected by Stratford Bancshares’ control systems to access Stratford Bancshares’ products and services, including through bank kiosks or other remote locations. As a financial institution, Stratford Bancshares faces a heightened risk of a security breach or disruption from attempts to gain unauthorized access to its and its customers’ data and financial information, whether through cyber-attack, cyber intrusion over the internet, malware, computer viruses, attachments to e-mails, spoofing, phishing, or spyware.

As a result, Stratford Bancshares’ information, communications and related systems, software and networks may be vulnerable to breaches or other significant disruptions that could: (1) disrupt the proper functioning of Stratford Bancshares’ networks and systems, which could in turn disrupt its operations and those of certain of its customers; (2) result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of confidential, sensitive or otherwise valuable information of Stratford Bancshares or its customers, including account numbers and other financial information; (3) result in a violation of applicable privacy and other laws, subjecting Stratford Bancshares to additional regulatory scrutiny and exposing Stratford Bancshares to civil litigation and possible financial liability; (4) require significant management attention and resources to remedy the damages that result; and (5) harm Stratford Bancshares reputation or impair its customer relationships.  The occurrence of such failures, disruptions or security breaches could have a negative impact on Stratford Bancshares results of operations, financial condition and cash flows.  To date Stratford Bancshares has not experienced an attack that has impacted Stratford Bancshares results of operations, financial condition and cash flows.  However, “denial of service” attacks have recently been launched against a number of large financial services institutions.  Such attacks adversely affected the performance of certain institutions’ websites, and, in some instances, prevented customers from accessing secure websites for consumer and commercial applications.  Future attacks could prove to be even more disruptive and damaging, and as threats continue to evolve, Stratford Bancshares may not be able to anticipate or prevent all such attacks.

Changes in government regulations and legislation could limit Stratford Bancshares’ future performance and growth.

The banking industry is heavily regulated.  Stratford Bancshares is subject to examination, supervision and comprehensive regulation by various federal and state agencies.  Stratford Bancshares’ compliance is costly and restricts certain of its activities.  Banking regulations are primarily intended to protect the Federal Deposit Insurance Fund and depositors, not shareholders.  The burdens imposed by federal and state regulations put banks at a competitive disadvantage compared to less regulated competitors, such as finance companies, mortgage banking companies and leasing companies.  Changes in the laws, regulations and regulatory practices affecting the banking industry may increase Stratford Bancshares’ costs of doing business or otherwise adversely affect it and create competitive advantages for others.  Regulations affecting banks and financial services companies undergo continuous change, and Stratford Bancshares cannot predict the ultimate effect of these changes, which could have a material adverse effect on its profitability or financial condition.  Federal economic and monetary policies may also affect Stratford Bancshares’ ability to attract deposits and other funding sources, make loans and investments, and achieve satisfactory interest spreads.

The geographic concentration of Stratford Bancshares’ markets makes its business highly susceptible to local economic conditions.

Unlike larger organizations that are more geographically diversified, Stratford Bancshares’ offices are concentrated in selected markets in Marathon and Wood County, Wisconsin, and will remain so following the Merger.  As a result of this geographic concentration, Stratford Bancshares’ financial results depend largely upon economic conditions in these market areas.  Deterioration in economic conditions in the markets Stratford Bancshares serves could result in one or more of the following:

•

an increase in loan delinquencies;

•

an increase in problem assets and foreclosures;

•

a decrease in the demand for Stratford Bancshares products and services; and

•

a decrease in the value of collateral for loans, especially real estate, in turn reducing customers’ borrowing power, the value of assets associated with problem loans and collateral coverage.

Following the merger with Spencer Bancorporation, which is a market expansion transaction, Stratford Bancshares will have an increased concentration of offices in Marathon and Wood County, Wisconsin.  A deterioration of local economic conditions in the Marathon and Wood County, Wisconsin could have a material adverse effect on Stratford Bancshares financial condition and results of operations.

Projected financial information provided is based on assumptions that may prove incorrect, and may not be accurate.

With respect to the projected financial information contained in this proxy statement and Appendices, because of the number and range of the variables and assumptions and estimates involved in projections of this nature, the actual results achieved during the projection period may vary from these projections, and the variations may be adverse and material.  Stratford Bancshares makes no representations regarding the accuracy of the assumptions and estimates underlying these projections.  These projections should not be construed as the parties forecast of what the results will be, but rather should be viewed only as an estimate of what results could be if the underlying assumptions and estimates prove to be accurate.  The financial projections should be read in conjunction with the other information provided in this proxy statement, including the risk factors referenced in this section of the joint proxy statement and offering circular.

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Item 4

DILUTION

There is no material disparity between the public offering price and the effective cash cost to officers, directors, promoters or affiliated persons for the shares acquired by them in a transaction during the past year, or that they have a right to acquire.

Item 5

INFORMATION ABOUT THE SPECIAL MEETINGS OF SHAREHOLDERS

The Stratford Bancshares Special Meeting

Stratford Bancshares’ board of directors is using this joint proxy statement and offering circular to solicit proxies from the holders of Stratford Bancshares common stock for use at the special meeting of Stratford Bancshares’ shareholders.

Purpose

The shareholders of Stratford Bancshares are receiving this joint proxy statement and offering circular because on __________, 2016 the record date for a special meeting of shareholders to be held on __________, they held of record shares of common stock of Stratford Bancshares.  The special meeting will be held at _____, local time, at ____________________. The board of directors of Stratford Bancshares is hereby soliciting proxies for the matters to be voted on at this special meeting, as described in more detail below.  Each copy of this joint proxy statement and offering circular was mailed to holders of Spencer Bancorporation common stock on or about _____________________, and is accompanied by a proxy card for use at the meeting and at any adjournment(s) of the meeting.

At the meeting, Stratford Bancshares’ shareholders will consider and vote upon and amendment to the company’s articles of incorporation that will increase the number of authorized shares from 100,000 shares of common stock to 500,000 shares of common stock, as well as any other matters that are properly brought before the meeting, or any adjournment(s) of the meeting.

When you sign the enclosed proxy card or otherwise vote pursuant to the instructions set forth on the proxy card, you appoint the proxy holder as your representative at the meeting.  The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting.  Even if you plan to attend the meeting, we ask that you instruct the proxies how to vote your shares in advance of the meeting just in case your plans change.  In the event that other matters arise at the special meeting, the proxy holder will vote your shares according to his or her discretion.

If you have not already done so, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage paid envelope or otherwise vote pursuant to the instructions set forth on the proxy card.  If you do not complete and return the proxy card, or if you do not attend and cast your vote at the special meeting, the effect will be a vote against the merger.

Record Date; Quorum and Vote Required

The record date for the Stratford Bancshares special meeting is _________.  Stratford Bancshares’ shareholders of record as of the close of business on that day will receive notice of and will be entitled to vote at the special meeting.  As of the record date, there were 93,098 shares of Stratford Bancshares’ common stock outstanding and entitled to vote at the meeting.  The outstanding shares are held by _____ holders of record.

Approval of the amendment to the Stratford Bancshares articles of incorporation requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Stratford Bancshares special meeting of shareholders.  Abstentions and broker non-votes will be counted as present for purposes of determining whether or not a quorum is present.  A “broker non-vote” occurs when a nominee who holds shares for a beneficial owner may not vote because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner with respect to a proposal.  Because abstentions and broker non-votes do not constitute votes cast, they will have no effect on the outcome of the approval of the amendment to the Stratford Bancshares articles of incorporation.

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Approval of the adjournment proposal requires that more votes be cast in favor of the proposal than against it; abstentions, shares not voted, and broker non-votes will have no effect on this proposal.

As of the record date for the meeting, Stratford Bancshares’ directors and executive officers beneficially owned a total of 9,913 shares, or approximately 10.65%, of Stratford Bancshares’ common stock.

Solicitation and Revocation of Proxies

If you have delivered a signed proxy card for the Stratford Bancshares special meeting, you may revoke it at any time before it is voted by:

•

attending the meeting and voting in person;

•

giving written notice revoking your proxy to Stratford Bancshares’ Corporate Secretary prior to the date of the meeting; or

•

submitting a signed proxy card that is dated later than your initial proxy card to Stratford Bancshares’ Corporate Secretary.

The proxy holders will vote as directed on all valid proxies that are received at or prior to the meeting and that are not subsequently revoked.  If you complete, date and sign your proxy card but do not provide instructions as to your vote, the proxy holder will vote your shares FOR approval of the amendment to the Stratford Bancshares articles of incorporation and FOR any adjournment proposal.  If any other matters are properly presented at the meeting for consideration, the persons named in the proxy card will have discretionary authority to vote your shares on those matters.  Stratford Bancshares’ board of directors is not aware of any matter to be presented at the meeting other than the proposal to approve the amendment to the company’s articles of incorporation and the adjournment proposal.

If you hold shares in “street name” with a broker, bank, or other fiduciary, you will receive voting instructions from the holder of record of your shares.  Under the rules of various national and regional securities exchanges, brokers, banks and other fiduciaries may generally vote your shares on routine matters, such as the ratification of an independent registered public accounting firm, even if you provide no instructions, but may not vote on non-routine matters, such as the matters being brought before the special meeting, unless you provide voting instructions.  Shares for which a broker does not have the authority to vote are recorded as “broker non-votes” and are not counted in the vote by shareholders, but will count for purposes of a quorum.  Broker non-votes will not have any effect on the approval of the proposed amendment to the Stratford Bancshares articles of incorporation.

Stratford Bancshares will bear the cost of soliciting proxies from its shareholders.  Stratford Bancshares will solicit shareholder votes by mail and may also solicit certain shareholders by other means of communication, including telephone or in person.  If anyone solicits your vote in person, by telephone, or by other means of communication, they will receive no additional compensation for doing so.  Stratford Bancshares will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to those beneficial owners.  The contemplated merger transaction does not rely on or use underwriters in the issuance of Stratford Bancshares common stock shares as merger compensation to Spencer Bancorporation shareholders.

How to Vote Your Shares held in Stratford Bancshares

Shareholders of record (i.e., those who own shares in their own name) can vote by mail or at the Stratford Bancshares special meeting as follows:

•

Voting by Mail.  Complete, sign, date, and return the enclosed proxy card in the envelope provided, following the instructions on the card regarding signatures.

•

Voting at Stratford Bancshares’ Special Meeting.  If you decide to attend the special meeting and vote in person, you may deposit your proxy card with a representative of Stratford Bancshares at the special meeting.  You may also complete a ballot that will be distributed at the meeting.  Whether or not you plan to attend the special meeting, please submit your signed proxy promptly in the enclosed envelope.

“Street name” shareholders (i.e., those who own their shares in the name of a broker, bank, or other fiduciary) should refer to the information you receive from your broker to see which voting methods are available to you.  Please note, if you are a street name shareholder and wish to vote in person at the special meeting, you must obtain a proxy executed in your favor from your broker to be able to vote at the special meeting.

You should not send any stock certificates with your proxy card.  If the merger is approved, Spencer Bancorporation shareholders will receive instructions for exchanging their stock certificates after the merger has been completed.

Dissenters’ Rights

The shareholders of Stratford Bancshares do not hold dissenters rights under Section 180.1302 of the Wisconsin Statutes; in other words, shareholders of Stratford Bancshares are not entitled to dissent from the amendment to the company’s articles of incorporation and obtain payment of the fair value of their shares in cash.

Recommendation of the Stratford Bancshares Board of Directors

Stratford Bancshares’ board of directors has unanimously approved the proposed amendment to the company’s articles of incorporation, which would increase the number of authorized shares of common stock to 500,000, and the board of directors unanimously recommends that you vote FOR approval of the amendment to the articles of incorporation and FOR the adjournment proposal.

For a discussion of the factors considered by the Stratford Bancshares board of directors in reaching its conclusion, see “The Merger—Background of and Reasons for the Merger.”

The Spencer Bancorporation Special Meeting

Spencer Bancorporation’s board of directors is using this joint proxy statement and offering circular to solicit proxies from the holders of Spencer Bancorporation’s common stock for use at the special meeting of Spencer Bancorporation’s shareholders.

Purpose

The shareholders of Spencer Bancorporation are receiving this joint proxy statement and offering circular because on __________, 2016 the record date for a special meeting of shareholders to be held on __________, they held of record shares of common stock of Spencer Bancorporation.  The special meeting will be held at _____, local time, at ____________________. The board of directors of Spencer Bancorporation is hereby soliciting proxies for the matters to be voted on at this special meeting, as described in more detail below.  Each copy of this joint proxy statement and offering circular was mailed to holders of Spencer Bancorporation common stock on or about _____________________, and is accompanied by a proxy card for use at the meeting and at any adjournment(s) of the meeting.

At the meeting, Spencer Bancorporation’s shareholders will consider and vote upon the merger agreement and the transactions contemplated thereby and any other matters that are properly brought before the meeting, or any adjournment(s) of the meeting.

When you sign the enclosed proxy card or otherwise vote pursuant to the instructions set forth on the proxy card, you appoint the proxy holder as your representative at the meeting.  The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting.  Even if you plan to attend the meeting, we ask that you instruct the proxies how to vote your shares in advance of the meeting just in case your plans change.  In the event that other matters arise at the special meeting, the proxy holder will vote your shares according to his or her discretion.

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If you have not already done so, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage paid envelope or otherwise vote pursuant to the instructions set forth on the proxy card.  If you do not complete and return the proxy card, or if you do not attend and cast your vote at the special meeting, the effect will be a vote against the merger.

Record Date; Quorum and Vote Required

The record date for the Spencer Bancorporation’s special meeting is _________.  Spencer Bancorporation’s shareholders of record as of the close of business on that day will receive notice of and will be entitled to vote at the special meeting.  As of the record date, there were 84,178 shares of Spencer Bancorporation common stock outstanding and entitled to vote at the meeting.  The outstanding shares are held by _____ holders of record.

Approval of the merger requires the affirmative vote of a majority of the outstanding shares of Spencer Bancorporation common stock as of the record date for the special meeting (or 42,090 shares).  Abstentions, shares not voted and broker non-votes will have the same effect as a vote against the merger.  Approval of the adjournment proposal requires that more votes be cast in favor of the proposal than against it; abstentions, shares not voted, and broker non-votes will have no effect on this proposal.

As of the record date for the meeting, Spencer Bancorporation’s directors and executive officers beneficially owned a total of 6,832 shares, or approximately 8.12% of the outstanding shares, of Spencer Bancorporation common stock, which represent 14.12% of the shares required for approval.  All of these individuals have entered into a written Voting Agreement, in substantially the form set forth as Appendix E, with Stratford Bancshares that they will vote their shares in favor of the merger, except as may be limited by their fiduciary obligations.

Solicitation and Revocation of Proxies

If you have delivered a signed proxy card for the Spencer Bancorporation’s special meeting, you may revoke it at any time before it is voted by:

•

attending the meeting and voting in person;

•

giving written notice revoking your proxy to Spencer Bancorporation’s Corporate Secretary prior to the date of the meeting; or

•

submitting a signed proxy card that is dated later than your initial proxy card to Spencer Bancorporation’s Corporate Secretary.

The proxy holders will vote as directed on all valid proxies that are received at or prior to the meeting and that are not subsequently revoked.  If you complete, date and sign your proxy card but do not provide instructions as to your vote, the proxy holder will vote your shares FOR approval of the merger and FOR any adjournment proposal.  If any other matters are properly presented at the meeting for consideration, the persons named in the proxy card will have discretionary authority to vote your shares on those matters.  Spencer Bancorporation’s board of directors is not aware of any matter to be presented at the meeting other than the proposal to approve the merger, and the adjournment proposal.

If you hold shares in “street name” with a broker, bank, or other fiduciary, you will receive voting instructions from the holder of record of your shares.  Under the rules of various national and regional securities exchanges, brokers, banks and other fiduciaries may generally vote your shares on routine matters, such as the ratification of an independent registered public accounting firm, even if you provide no instructions, but may not vote on non-routine matters, such as the matters being brought before the special meeting, unless you provide voting instructions.  Shares for which a broker does not have the authority to vote are recorded as “broker non-votes” and are not counted in the vote by shareholders, but will count for purposes of a quorum.  As a result, any broker nonvotes will have the practical effect of a vote against the merger.  We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the special meeting.  You should do this by carefully following the instructions your broker gives you concerning its procedures.  If you hold shares in “street name” and wish to change your vote at any time, you must contact your broker.

Spencer Bancorporation will bear the cost of soliciting proxies from its shareholders.  Spencer Bancorporation will solicit shareholder votes by mail and may also solicit certain shareholders by other means of communication, including telephone or in person.  If anyone solicits your vote in person, by telephone, or by other means of communication, they will receive no additional compensation for doing so.  Spencer Bancorporation will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to those beneficial owners.  This merger does not rely on or use underwriters in the issuance of Stratford Bancshares common stock shares as merger compensation to Spencer Bancorporation shareholders.

How to Vote Your Shares

Shareholders of record (i.e., those who own shares in their own name) can vote by mail or at the special meeting as follows:

•

Voting by Mail.  Complete, sign, date, and return the enclosed proxy card in the envelope provided, following the instructions on the card regarding signatures.

•

Voting at Spencer Bancorporation’s Special Meeting.  If you decide to attend the special meeting and vote in person, you may deposit your proxy card with a representative of Spencer Bancorporation at the special meeting.  You may also complete a ballot that will be distributed at the meeting.  Whether or not you plan to attend the special meeting, please submit your signed proxy promptly in the enclosed envelope.

“Street name” shareholders (i.e., those who own their shares in the name of a broker, bank, or other fiduciary) should refer to the information you receive from your broker to see which voting methods are available to you.  Please note, if you are a street name shareholder and wish to vote in person at the special meeting, you must obtain a proxy executed in your favor from your broker to be able to vote at the special meeting.

You should not send any stock certificates with your proxy card.  If the merger is approved, you will receive instructions for exchanging your stock certificates after the merger has been completed.

Dissenters’ Rights of Appraisal

Pursuant to Wisconsin Statutes section 180.1302, shareholders of Spencer Bancorporation may dissent from the merger and receive payment of the fair value of their shares in connection with the merger.  The following is a summary of the provisions of Wisconsin Statutes 180.1301 through 180.1331 and is qualified in its entirety by reference to the text of such sections which is set forth in Appendix D.  Any shareholder of Spencer Bancorporation who desires to exercise dissenters’ rights should carefully review Appendix D and consult his or her legal advisor before electing or attempting to exercise such rights since failure to comply strictly with the procedures set forth in Wisconsin Statutes sections 180.1301 through 180.1331 will result in the loss of dissenters’ rights.

In order for a shareholder to exercise dissenters’ rights, they must satisfy a number of conditions, including (1) delivering a written notice to Spencer Bancorporation prior to the special meeting of the shareholder’s intent to demand payment of his or her shares, and (2) not voting in favor of the merger (i.e., such shareholder must either vote against the merger or abstain from voting on the merger).  A shareholder who fails to satisfy either (1) or (2) is not entitled to payment for his or her shares under Wisconsin Statutes section 180.1302.  Dissenters’ rights may only be exercised for all shares beneficially owned by one person.

If the merger is approved, then Spencer Bancorporation will deliver a written dissenters’ notice to all shareholders who have met the two conditions listed above.  The dissenters’ notice will be sent no later than ten days after the merger is authorized.  The dissenters’ notice will contain the information required by law.

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In accordance with Wisconsin law and at such time as required thereby, the surviving corporation will pay each dissenting shareholder the surviving corporation’s estimate of the fair value of the shares of Spencer Bancorporation common stock held by such dissenting shareholder, and provide each such shareholder with Spencer Bancorporation’s latest available financial statements and a statement detailing how the payment was calculated (including the interest in connection with such payment).  If any dissenting shareholder is dissatisfied with the payment, then such dissenting shareholder may then demand payment of his or her estimate of the fair value of such dissenting shareholder’s shares of Spencer Bancorporation common stock.  To the extent a dissenter and surviving corporation cannot agree on the fair value of such dissenters’ shares, the surviving corporation will, in accordance with section 180.1330 of the Wisconsin Statutes, bring a special proceeding within 60 days after receiving the payment demand referred to in the proceeding sentence and petition a court to determine the fair value of shares and accrued interest.  The surviving corporation shall make all dissenters, whether or not residents of Wisconsin, whose demands remain unsettled, parties to the special proceeding.  Each dissenter made a party to the special proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the surviving corporation.

As a condition to the consummation of the merger, no holder of issued and outstanding Spencer Bancorporation common stock may have validly exercised (or taken steps to exercise) their right to dissent to the merger.  If any holder exercises or take the necessary steps under Wisconsin law to exercise his, her or its right to dissent from the merger, then notwithstanding shareholder approval of the merger, Stratford Bancshares has the right not to proceed with the merger.

Recommendation of the Board of Directors

Spencer Bancorporation’s board of directors has unanimously approved the merger agreement and the transactions contemplated therein, believes that the merger is in the best interests of Spencer Bancorporation and its shareholders, and recommends that you vote FOR approval of the merger agreement and FOR the adjournment proposal.

For a discussion of the factors considered by the Spencer Bancorporation board of directors in reaching its conclusion, see “The Merger—Background of and Reasons for the Merger.”

Item 6

USE OF PROCEEDS TO ISSUER

Stratford Bancshares will not receive any cash proceeds from this offering.  All of the shares issued in the offering are being issued as consideration for the merger of Spencer Bancorporation with and into Stratford Bancshares.  No proceeds will be used to compensate or otherwise make payments to officers or directors of Stratford Bancshares or any subsidiary.

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Item 7

DESCRIPTION OF BUSINESS AND PROPOSED MERGER

INFORMATION ABOUT STRATFORD BANCSHARES AND STRATFORD BANK

Stratford Bancshares

Stratford Bancshares is a Wisconsin corporation headquartered in Stratford, Wisconsin.  It became a registered bank holding company for Stratford Bank in 1986.  Its operations are conducted exclusively through Stratford Bank, which means the assets and earnings of Stratford Bank represent substantially all of Stratford Bancshares’ consolidated assets, earnings and operations.  It is a privately-held company whose shares are not traded on any national or regional securities exchange and are not quoted in any over-the-counter market.  As of the date of this joint proxy statement and offering circular, Stratford Bancshares has 288 shareholders of record.

Stratford Bancshares’ corporate headquarters are located at 307 North Weber Avenue, Stratford, Wisconsin 54484.  This will continue to be the main office of the combined holding company after the merger.  The telephone number at its principal office is (715) 687-2411.  It has no employees at the holding company level.

Stratford Bancshares currently has no debt and no established line of credit.  It will not be incurring any debt to finance the transaction, and will finance the expenses of the merger through bank dividends and cash on hand at Stratford Bancshares.

Information about Stratford Bancshares’ directors and executive officers is set forth in the section entitled “Directors, Executive Officers and Significant Employees.”

Stratford Bank

Stratford Bank opened in 1908, in Stratford, Wisconsin.  Stratford Bank is a commercial bank dedicated to a core community banking philosophy.  It prides itself on local decisions, and delivers services through bankers who live in the communities the bank serves.  Stratford Bank’s mission is to be its market’s financial institution of choice through valued relationships, and its employees strive to deliver the highest quality customer service in a small town atmosphere. Stratford Bank operates one full-service office in Stratford, Wisconsin.  Stratford Bank’s office is located at 307 North Weber Avenue, Stratford, Wisconsin 54484.  After the bank merger, this office will become a branch office of Heritage Bank.  Additionally, Stratford Bank has two automated teller locations at 100 Fir Street in Stratford, Wisconsin, and 327 North Weber Avenue in Stratford Wisconsin, both of which will remain after the bank merger.

Stratford Bank maintains an internet website at http://www.stratfordbank.com/xindex.htm.  The information contained on or accessible from the website does not constitute a part of this prospectus/proxy statement and is not incorporated by reference herein.  Stratford Bancshares is Stratford Bank’s sole shareholder.

Stratford Bank offers comprehensive banking services to the residential, commercial, industrial, and agricultural areas that it serves.  Its product offerings are substantially similar to those offered by Heritage Bank.

Stratford Bank accepts and services deposit account holders from its branch markets and invests the deposits in loans to customers within these same markets and in Stratford Bank’s general investment pool.  Stratford Bank offers traditional deposit accounts including checking, savings and certificate of deposit accounts for both consumers and businesses located within Stratford Bank’s primary market area.  Stratford Bank originates loans in its trade area to business owners, which are typically secured by commercial real estate, multifamily residential property, residential real estate and land.  Stratford Bank also originates residential first and second mortgage (e.g., home equity lines of credit) loans and commercial and industrial business loans.

Stratford Bank derives its income from interest earned on loans, gains on the sale of loans, interest earned on investments, card payment interchange and service charges.  Stratford Bank’s principal expenses are interest expense on deposits and borrowings and noninterest expense such as compensation and employee benefits, office occupancy expenses and other miscellaneous expenses.  Funds for these activities are provided principally by deposits and, to a lesser extent, Federal Home Loan Bank advances and other borrowings.

As of September 30, 2016, Stratford Bank had total consolidated assets of $109 million, total loans (net of allowances) of $55.4 million, total deposits of $86.8 million, and total equity capital of $14.8 million.  Stratford Bank’s loan portfolio as of September 30, 2016 consisted of approximately 29.32% commercial real estate loans, 3% multi-family loans, 15.21% residential real estate loans, 15.38% commercial and industrial loans, 4.08% construction loans, 15.73% farmland loans and 17.27% other loans (which include municipal loans).  Approximately 67.35% of Stratford Bank’s loans are currently secured by real estate.

Deposits.  Stratford Bank offers a wide array of deposit services that are typically available from most banks and credit unions, including checking accounts, NOW accounts, savings and other time deposits of various types, ranging from daily money market accounts to longer-term certificates of deposit.  The transaction accounts and time certificates are tailored to Stratford Bank’s principal market areas at rates competitive with those offered in the trade area served by Stratford Bank.  All deposit accounts are insured by the FDIC up to the maximum amount permitted by law.  Stratford Bank actively solicits these accounts from individuals, businesses, associations, organizations and governmental entities through advertising and by pricing depository services competitively.

At September 30, 2016, Stratford Bank’s total deposits were approximately $86.8 million, including interest-bearing deposits of $74.8 million and noninterest bearing deposits of $12.4 million.

Lending Activities.  Stratford Bank offers a full range of short- to intermediate-term commercial loans, which are made mainly to local small- to mid-sized businesses and local real estate investors/developers.  These loans are made primarily on a secured basis for the following purposes: finance existing owner occupied or investment real estate; acquire owner occupied or investment real estate; finance real estate development and construction; acquire fixed assets including business, manufacturing and other equipment; finance inventory and accounts receivable; and provide general working capital.  In particular, Stratford Bank has historically focused on real estate lending, particularly loans secured by commercial real estate (owner-occupied, investor owned and multifamily residential).  The following table sets forth the composition of Stratford Bank’s loan portfolio as of September 30, 2016:

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Loan Portfolio as of September 30, 2016
(Dollars in thousands)	Amount	Percentage of Portfolio (%)
Nonfarm, nonowner occupied	4,859	8.63
Nonfarm, owner occupied	11,644	20.69
Multifamily residential	1,693	3.00
Total commercial real estate

Construction & development – 1 to 4 family	257.46
Construction & development – commercial	2,042	3.63
Total construction & development

Farmland	8,851	15.74

Closed-end secured by first liens	8,438	14.99
Closed-end secured by junior liens	124.22
Open-end secured loans and lines of credit	0	–
Total residential

Commercial and industrial	8,654	15.38
Other	9,722	17.27

TOTAL	56,284	100

In addition to originating loans, Stratford Bank originates and sells residential mortgage loans with an affiliate of Associated Bank, N.A. and will occasionally buy and sell loan participations with other banks located in markets it serves.  These loans are underwritten to the same lending standards as the loans Stratford Bank originates.  Stratford Bank does not retain servicing rights on any of the residential mortgage loans that it sells to the affiliate of Associated Bank, N.A.

Management

Information about Stratford Bank’s directors and executive officers is set in the section entitled “Directors, Executive Officers and Significant Employees.”

Employees

As of the date of this joint proxy statement and offering circular, Stratford Bank employs 8 full-time officers.  Stratford Bank currently has 16 full-time equivalent employees (including officers), and 1 part-time employee.  New employees are selected on the basis of both technical skills and customer service capabilities.  None of the bank’s employees are covered by a collective bargaining agreement.  Management considers its employee relations to be excellent.

Bank Subsidiaries

Stratford Bank has the following wholly-owned subsidiaries:

•

SSB Investment Corporation, a Nevada corporation that holds a significant portion of Stratford Bank’s investment securities.

•

SSB Redevelopment LLC, a Wisconsin limited liability company that owns a multi-purpose office and residential property in Stratford, Wisconsin.  SSB Redevelopment, LLC was created in part to improve Stratford’s downtown area, and the real estate property assets currently generate cash flow that is sufficient to offset expenses.

The parties intend to initially maintain these wholly-owned subsidiaries following closing of the bank merger; however, the combined bank’s board of directors will evaluate various alternatives with respect to these entities following the merger transaction.

INFORMATION ABOUT SPENCER BANCORPORATION AND HERITAGE BANK

Spencer Bancorporation

Spencer Bancorporation is a Wisconsin corporation located in Spencer, Wisconsin.  It became a registered bank holding company for Heritage Bank in 1982.  Its operations are conducted exclusively through Heritage Bank, which means the assets and earnings of Heritage Bank represent substantially all of Spencer Bancorporation’s consolidated assets, earnings and operations.  It is a privately-held company whose shares are not traded on any national or regional securities exchange and are not quoted in any over-the-counter market.  As of the date of this prospectus/proxy statement, Spencer Bancorporation has 278 shareholders of record.

Spencer Bancorporation’s corporate headquarters are located at 201 West Clark Street, Spencer, Wisconsin 54479.  The telephone number at its principal office is (715) 659-2430.  It has no employees at the holding company level.

Spencer Bancorporation currently has no debt and no established line of credit.  It will not be incurring any debt to finance the transaction, and will finance the expenses of the merger through bank dividends and cash on hand at Spencer Bancorporation.

Information about Spencer Bancorporation’s directors and executive officers is set forth in the section entitled “Directors, Executive Officers and Significant Employees.”

Heritage Bank

Heritage Bank opened in 1908, in Spencer, Wisconsin.  Heritage Bank is a commercial bank also dedicated to a core community banking philosophy. Heritage Bank is a locally owned and managed financial institution with over one hundred years of service to its trade area.  As a full service bank, Heritage Bank provides a complete range of financial services for individuals and businesses.  In addition to traditional banking services, Heritage Bank offers special programs designed to encourage savings, provide recognition of its mature customers, and make available low cost loans where traditional funding sources may not be available. Its mission is to serve the financial needs of its customers and community through quality services and products while operating as a financially strong independent community bank.

Heritage Bank operates one full-service office in Spencer, Wisconsin, and one in Marshfield, Wisconsin.  Heritage Bank’s main office is currently located at 201 West Clark Street, Spencer, Wisconsin 54479.   It has one branch office located at 907 North Central Avenue, Marshfield, Wisconsin 54449.  After the bank merger, the main office of Heritage Bank will be at the Marshfield, Wisconsin location.  Additionally, Heritage Bank has one automated teller location at 907 North Central Avenue in Marshfield, Wisconsin, which will remain after the bank merger.

Heritage Bank maintains an internet website at http://www.heritagebankwi.com/asp/home.asp.  The information contained on or accessible from the website does not constitute a part of this prospectus/proxy statement and is not incorporated by reference herein.  Spencer Bancorporation is Heritage Bank’s sole shareholder.

Heritage Bank offers comprehensive banking services to the residential, commercial, industrial, and agricultural areas that it serves.  Its product offerings are substantially similar to those offered by Heritage Bank.

Heritage Bank accepts and services deposit account holders from its branch markets and invests the deposits in loans to customers within these same markets and in Heritage Bank’s general investment pool.  Heritage Bank offers traditional deposit accounts including checking, savings and certificate of deposit accounts for both consumers and businesses located within Heritage Bank’s primary market area.  Heritage Bank originates loans in

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its trade area to business owners, which are typically secured by commercial real estate, multifamily residential property, residential real estate and land.  Heritage Bank also originates residential first and second mortgage (e.g., home equity lines of credit) loans and commercial and industrial business loans.

Heritage Bank derives its income from interest earned on loans, gains on the sale of loans, interest earned on investments, card payment interchange and service charges.  Heritage Bank’s principal expenses are interest expense on deposits and borrowings and noninterest expense such as compensation and employee benefits, office occupancy expenses and other miscellaneous expenses.  Funds for these activities are provided principally by deposits and, to a lesser extent, Federal Home Loan Bank advances and other borrowings.

As of September 30, 2016, Heritage Bank had total consolidated assets of $104.5 million, total loans (net of allowances) of $74.9 million, total deposits of $83.8 million, and total equity capital of approximately $13 million.  Heritage Bank’s loan portfolio as of September 30, 2016 consisted of approximately 22.9% commercial real estate loans, 2.7% multi-family loans, 37% residential real estate loans, 19.3% commercial and industrial loans, 3.2% construction loans, 5.8% farmland loans and 9.01% other loans (which include municipal loans).  Approximately 71.68% of Heritage Bank’s loans are currently secured by real estate.

Deposits.  Heritage Bank offers a wide array of deposit services that are typically available from most banks and credit unions, including checking accounts, NOW accounts, savings and other time deposits of various types, ranging from daily money market accounts to longer-term certificates of deposit.  The transaction accounts and time certificates are tailored to Heritage Bank’s principal market areas at rates competitive with those offered in the trade area served by Heritage Bank’s two offices.  All deposit accounts are insured by the FDIC up to the maximum amount permitted by law.  Heritage Bank actively solicits these accounts from individuals, businesses, associations, organizations and governmental entities through advertising and by pricing depository services competitively.

At September 30, 2016, Heritage Bank’s total deposits were approximately $83.8 million, including interest-bearing deposits of $64.5 million and noninterest bearing deposits of $19.2 million.

Lending Activities.  Heritage Bank offers a full range of short- to intermediate-term commercial loans, which are made mainly to local small- to mid-sized businesses and local real estate investors/developers.  These loans are made primarily on a secured basis for the following purposes: finance existing owner occupied or investment real estate; acquire owner occupied or investment real estate; finance real estate development and construction; acquire fixed assets including business, manufacturing and other equipment; finance inventory and accounts receivable; and provide general working capital.  In particular, Heritage Bank has historically focused on real estate lending, particularly loans secured by commercial real estate (owner-occupied, investor owned and multifamily residential).  The following table sets forth the composition of Heritage Bank’s loan portfolio as of September 30, 2016:

Loan Portfolio as of September 30, 2016
(Dollars in thousands)	Amount	Percentage of Portfolio (%)
Nonfarm, nonowner occupied	7,473	9.79
Nonfarm, owner occupied	10,029	13.13
Multifamily residential	2,095	2.74
Total commercial real estate

Construction & development – 1 to 4 family	503.66
Construction & development – commercial	1,926	2.52
Total construction & development

Farmland	4,421	5.79

Closed-end secured by first liens	24,620	32.24
Closed-end secured by junior liens	980	1.28
Open-end secured loans and lines of credit	2,685	3.52
Total residential

Commercial and industrial	14,744	19.31
Other	6,880	9.01

TOTAL	76,356	100

In addition to originating loans, Heritage Bank originates and sells residential mortgage loans with Freddie Mac and will occasionally buy and sell loan participations with other banks located in markets it serves.  These loans are underwritten to the same lending standards as the loans Heritage Bank originates.  As of September 30, 2016, Heritage Bank serviced no loans for others.

Management

Information about Heritage Bank’s directors and executive officers is set forth in the section entitled section entitled “Directors, Executive Officers and Significant Employees.”

Employees

As of the date of this prospectus/proxy statement, Heritage Bank employs 7 full-time officers.  Heritage Bank currently has 19 full-time equivalent employees (including officers), and 2 part-time employees.  New employees are selected on the basis of both technical skills and customer service capabilities.  None of the bank’s employees are covered by a collective bargaining agreement.  Heritage Bank offers a variety of employee benefits, described in “Director and Executive Officer Compensation—Employee Benefits,” and management considers its employee relations to be excellent.

Bank Subsidiaries

Heritage Bank has no subsidiaries.

COMPETITION

The general banking business in Stratford Bank’s and Heritage Bank’s market areas and throughout Wisconsin is very competitive. Commercial banks compete principally with respect to price (interest rates paid on deposits, interest rates charged on borrowings, and fees for services) and service.  Each bank faces significant competition in its market areas from commercial banks, savings and loan associations, credit unions, finance

39

companies, insurance companies, mortgage companies, securities brokerage firms, money market firms, and other providers of financial services.

Stratford Bank and Heritage Bank each competes for loans principally through its ability to retain qualified banking professionals who communicate effectively with its customers and to understand and meet customer’s financial service needs.  Management and the board of each bank believe that this personal service philosophy enhances the bank’s ability to compete favorably in attracting individuals and small businesses, and believe that it will continue to help the combined bank grow and remain competitive after the bank merger.  Each bank actively solicits retail customers and competes for deposits by offering customers personal attention, professional service, competitive produces and interest rates.

The primary trade area and commercial banking service areas of each bank encompass the areas in and around Marathon County, in central Wisconsin, including portions of Wood County and Clark County.  There is a mix of retail, manufacturing, agricultural and service businesses in the banks’ primary service areas.  Including the offices of Stratford Bank and Heritage Bank, there are an aggregate of 22 FDIC insured financial institutions in their shared market with a total of 70 offices.  Stratford Bank has a 2.15% market share within this County, and Heritage Bank has a 2.08% market share.  This deposit information comes from the FDIC and reflects deposit information as of June 30, 2016.

After the proposed merger, the combined bank’s primary trade area and commercial banking service areas will expand somewhat, as both banks have communities within the market area where they draw more business than the other, but the primary benefit is to increase its presence and market share in its current trade area, and its ability to compete for loan customers.  In its trade area, the combined bank will have over 4% of the market share, and will have three locations and an increased lending limit.

Even after the merger, many of the combined bank’s competitors will be larger and have higher lending limits than Heritage Bank.  A number of these financial institutions are subsidiaries of statewide multi-bank holding companies that are significantly larger and will have more resources than Heritage Bank.  Credit unions are now able to compete aggressively with commercial banks in the important area of consumer and business lending and interest-bearing checking accounts, among other areas.  Heritage Bank will compete for interest-bearing funds with issuers of commercial paper and other securities, including the United States Government. It also competes with deposit brokers, Internet deposit-takers and brokerage firms.

SUPERVISION AND REGULATION

Both holding companies and both banks are subject to extensive supervision and regulation by federal and state agencies.  The regulation of financial holding companies and their subsidiaries is intended primarily for the protection of consumers, depositors, borrowers, the Deposit Insurance Fund and the banking system as a whole, and not for the protection of shareholders.  The following is a summary of the regulatory agencies, statutes and related regulations that have, or could have, a material impact on Stratford Bancshares’ and Heritage Bank’s business after the merger and bank merger.  This discussion is qualified in its entirety by reference to such regulations and statutes.  The general regulatory governance structure (meaning the primary regulators and statutes) and within which the combined holding company and combined bank operate is not expected to materially change solely as a result of the merger and bank merger, as both holding companies are currently regulated by the Federal Reserve and both banks are currently regulated by the FDIC and Wisconsin Department of Financial Institutions.  However, larger banks and their holding companies may be or become subject to differing standards and regulations than smaller banks, which may change further over time as the bank grows, as well as to more rigorous examination by the regulatory agencies.

Regulation of Stratford Bancshares

Stratford Bancshares is a bank holding company subject to the supervision of the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended.  In accordance with Federal Reserve policy, Stratford Bancshares will be expected to act as a source of financial strength to Heritage Bank and to commit resources to support Heritage Bank in circumstances where Stratford Bancshares might not do so absent such policy.  As a bank holding company, Stratford Bancshares is required to file with the Board of Governors annual reports and such additional information as the Board of Governors may require pursuant to the Bank Holding Company Act.  The Board of Governors may make examinations of Stratford Bancshares and its subsidiary.

The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Board of Governors before it may acquire direct or indirect ownership of more than five percent (5%) of the voting securities or substantially all of the assets of any bank.  The Bank Holding Company Act limits the activities by bank holding companies to managing, controlling, and servicing their subsidiary banks and to engaging in non-banking activities which have been determined by the Board of Governors to be closely related to banking.  Similarly, the Bank Holding Company Act, with specified exceptions relating to permissible non-banking activities, forbids holding companies from acquiring voting control (generally, 25% or more of the voting power) of any company which is not a bank.  Some of the activities that the Board of Governors has determined by regulation to be closely related to banking are making or servicing loans, leasing real and personal property where the lease serves as the functional equivalent of an extension of credit, making investments in corporations or projects designed primarily to promote community welfare, acting as an investment or financial advisor, providing data processing services, and acting as an insurance agent or broker, as those activities are defined and limited by the regulation.

Under the Gramm-Leach-Bliley Act of 1999, holding companies that qualify may elect to become “financial holding companies.”  As a result, such holding companies may engage in activities, and acquire companies engaged in activities, that are financial in nature or incidental to such financial activities.  Such “financial holding companies” are also permitted to engage in activities that are complementary to financial activities if the Federal Reserve determines that the activity does not pose a substantial risk to the safety and soundness of depository institutions or to the financial system in general.  In order to qualify as a “financial holding company,” a holding company’s subsidiary banks must be well managed, well capitalized, and have received at least a “satisfactory” Community Reinvestment Act (“CRA”) rating at the most recent CRA examination.  The list of activities that are considered “financial in nature” includes:

1.

Securities underwriting, dealing and market making.

2.

Insurance underwriting and agency activities.

3.

Merchant banking, which means that a “financial holding company” may directly or indirectly acquire or control any kind of ownership interest in an entity engaged in any kind of trade or business whatsoever.

4.

Insurance company portfolio investments.

To date, Stratford Bancshares has not elected to become a financial holding company.

Stratford Bancshares is also under the jurisdiction of the Securities Exchange Commission, the Securities Division of DFI and the securities regulators of any other state in which it offers and sells securities for matters relating to the offering and sale of its securities.  Stratford Bancshares is subject to the registration, disclosure and regulatory requirements of Federal law, the Wisconsin Statutes and related rules and the laws of any other state of residence of a Spencer Bancshares shareholder in connection with its issuance of common stock in the merger.

Regulation of Heritage Bank

Heritage Bank is subject to regulation and examination primarily by the Wisconsin Department of Financial Institutions (“DFI”) and by the Federal Deposit Insurance Corporation (“FDIC”).  DFI and FDIC regulations govern permissible activities, capital requirements, dividend limitations, investments, loans and other matters for Heritage Bank. The DFI and the FDIC have the authority to impose sanctions on Heritage Bank and, under certain circumstances, may place Heritage Bank into receivership.

Heritage Bank is subject to certain restrictions imposed by the Federal Reserve Act and Federal Reserve Board regulations regarding such matters as the maintenance of reserves against deposits, extensions of credit to its

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parent holding company or any of its subsidiaries, investments in the stock or other securities of its holding company or its subsidiaries, and the taking of such stock or securities as collateral for loans to any borrower.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), created the Consumer Financial Protection Bureau (the “CFPB”), which regulates consumer financial products and services, and certain financial services providers.  The CFPB is authorized to prevent unfair, deceptive or abusive acts or practices, and ensures consistent enforcement of laws so that consumers have access to fair, transparent and competitive markets for consumer financial products and services.  The CFPB has rulemaking and interpretive authority with regard to Heritage Bank.

Non-Banking Subsidiaries.  Any non-banking subsidiaries of Heritage Bank are also subject to regulation by the applicable federal and state agencies.

Other Regulatory Agencies.

•

Federal Deposit Insurance Corporation.  The FDIC is the primary federal regulator of Heritage Bank.  It is an independent federal agency which insures the deposits, up to prescribed statutory limits, of federally-insured banks and savings associations, and safeguards the safety and soundness of the financial institution industry.  Heritage Bank’s deposits are insured up to applicable limits by the Deposit Insurance Fund of the FDIC.  Subject to deposit insurance assessments to maintain the Deposit Insurance Fund.  Insurance premiums for each insured depository institution are determined based upon the institution’s capital level and supervisory rating provided to the FDIC by the institution’s primary federal regulator and other information the FDIC determines to be relevant to the risk posed to the Deposit Insurance Fund by the institution.  The assessment rate determined by considering such information is then applied to the amount of the institution’s average assets minus average tangible equity to determine the institution’s insurance premium.  An increase in the assessment rate could have a material adverse effect on the earnings of the affected institution, depending on the amount of the increase.

The FDIC may terminate insurance coverage upon a finding that an insured depository institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition, or has violated any applicable law, regulation, rule, order or condition enacted or imposed by the institution’s regulatory agency.

•

Federal Home Loan Bank (“FHLB”).  Heritage Bank is a member of the FHLB, which, although not truly a regulatory agency, provides credit to its members in the form of advances.  As a member of the FHLB, Heritage Bank must maintain an investment in the capital stock of the FHLB in a specified amount.  Upon the origination or renewal of an advance, the FHLB is required by law to obtain and maintain a security interest in certain types of collateral.  The FHLB is required to establish standards of community investment or service that its members must maintain for continued access to long-term advances from the FHLB.  The standards take into account a member’s performance under the Community Reinvestment Act of 1977 (“CRA”) and its record of lending to first-time homebuyers.

Legislation and Regulation.

•

Dodd-Frank Act.  Federal regulators continue to implement many provisions of the Dodd-Frank Act.  The Dodd-Frank Act created many new restrictions and an expanded framework of regulatory oversight for financial institutions, including depository institutions.  Currently, federal regulators are still in the process of drafting the implementing regulations for many portions of the Dodd-Frank Act.  Stratford Bancshares, Spencer Bancorporation and their respective subsidiaries are closely monitoring all relevant sections of the Dodd-Frank Act to ensure continued compliance with these regulatory requirements.  The following discussion summarizes significant aspects of the Dodd-Frank Act that are already affecting or may affect the companies involved in the merger and bank merger, both before and after the mergers are completed:

➢

the CFPB has been established and empowered to exercise broad regulatory, supervisory and enforcement authority with respect to both new and existing consumer financial protection laws;

➢

the Dodd-Frank Act restricts the preemption of state law by federal law and disallows subsidiaries and affiliates of national banks from availing themselves of such preemption;

➢

the deposit insurance assessment base for federal deposit insurance has been expanded from domestic deposits to average assets minus average tangible equity;

➢

the prohibition on the payment of interest on commercial demand deposits has been repealed, effective July 21, 2011, thereby permitting depository institutions to pay interest on business transaction and other accounts;

➢

the standard maximum amount of deposit insurance per customer has been permanently increased to $250,000;

➢

financial holding companies are required to be well capitalized and well managed and must continue to be both well capitalized and well managed in order to acquire banks located outside their home states;

➢

new corporate governance requirements, now require new compensation practices, including, but not limited to, providing shareholders the opportunity to cast a non-binding vote on executive compensation, requiring compensation committees to consider the independence of compensation advisors and meeting new executive compensation disclosure requirements;

➢

the Dodd-Frank Act amended the Electronic Fund Transfer Act to, among other things, give the Federal Reserve Board the authority to establish rules regarding interchange fees charged for electronic debit transactions by payment card issuers having assets over $10 billion, and to enforce a new statutory requirement that such fees be reasonable and proportional to the actual cost of a transaction to the issuer (although the cap is not applicable to Heritage Bank, it may have an adverse effect on Heritage Bank as the debit cards issued by Heritage Bank and other smaller banks, which have higher interchange fees, may become less competitive);

➢

new capital regulations have been adopted as discussed below in the section captioned “Capital Adequacy and Prompt Corrective Action”; and

➢

the authority of the Federal Reserve Board to examine financial holding companies and their non-bank subsidiaries was expanded.

Many aspects of the Dodd-Frank Act will take effect over several years, making it difficult to anticipate the overall financial impact in the future on Spencer Bancorporation, its subsidiaries, their respective customers or the financial services industry generally.

•

Bank Holding Company Act (“BHC Act”).  In general, the BHC Act limits the business of bank holding companies to banking, managing or controlling banks, and other activities that the Federal Reserve Board has determined to be so closely related to banking as to be a proper incident thereto.

The BHC Act and other federal and state statutes regulate acquisitions of commercial banks.  The BHC Act requires the prior approval of the Federal Reserve Board for the direct or indirect acquisition of more than 5% of the voting shares of a commercial bank or its parent holding company.  Under the federal Bank Merger Act and state law, the prior approval of the DFI and the FDIC is required for a state non-member bank to merge with another bank or purchase the assets or assume the deposits of

43

another bank.  Other federal laws and regulations apply to similar transactions with national banks and federal thrift institutions.  In reviewing applications seeking approval of merger and acquisition transactions, the bank regulatory authorities will consider, among other things, the competitive effect and public benefits of the transactions, the capital position of the combined organization and the applicant’s performance record under the CRA and fair housing laws.

Under Federal Reserve Board policy, a bank holding company is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each subsidiary bank.  Under this policy, the Federal Reserve Board may require a bank holding company to contribute additional capital to an undercapitalized subsidiary bank and may disapprove of the payment of dividends to the shareholders if the Federal Reserve Board believes the payment of such dividends would be an unsafe or unsound practice.

Transactions with Affiliates, Directors, Executive Officers and Shareholders.  Sections 23A and 23B of the Federal Reserve Act and Federal Reserve Board Regulation W generally:

•

limit the extent to which a bank or its subsidiaries may engage in “covered transactions” with any one affiliate;

•

limit the extent to which a bank or its subsidiaries may engage in “covered transactions” with all affiliates in the aggregate; and

•

require that all such transactions be on terms substantially the same, or at least as favorable to the bank or subsidiary, as those provided to a non-affiliate.

An affiliate of a bank is any company or entity that controls, is controlled by or is under common control with the bank.  The term “covered transaction” includes the making of loans to the affiliate, the purchase of assets from the affiliate, the issuance of a guarantee on behalf of the affiliate, the purchase of securities issued by the affiliate and other similar types of transactions.

A bank’s authority to extend credit to executive officers, directors and greater than 10% shareholders, as well as entities such persons control, is subject to Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O promulgated under that Act by the Federal Reserve Board, as well as state law applicable to Heritage Bank.  These loans must be made on terms (including interest rates charged and collateral required) substantially the same as those offered to unaffiliated individuals, or be made as part of a benefit or compensation program and on terms widely available to employees, and must not involve a greater than normal risk of repayment.  In addition, the amount of loans a bank may make to these persons is based, in part, on the bank’s capital position, and specified approval procedures must be followed in making loans which exceed specified amounts.

Capital Adequacy and Liquidity.  The Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”), among other things, identifies five capital categories for insured depository institutions and requires the respective federal regulatory agencies to implement systems for “prompt corrective action” for insured depository institutions that do not meet minimum capital requirements within such categories.  The federal regulatory agencies, including the Federal Reserve Board and the FDIC, have adopted substantially similar regulatory capital guidelines and regulations consistent with the requirements of FDICIA, as well as established a system of prompt corrective action to resolve certain problems of undercapitalized institutions.  This system is based on five capital level categories for insured depository institutions: “well capitalized” “adequately capitalized” “undercapitalized” “significantly undercapitalized” and “critically undercapitalized”.

The federal banking agencies may (or in some cases must) take certain supervisory actions depending upon a bank’s capital level.  For example, the banking agencies must appoint a receiver or conservator for a bank within 90 days after the bank becomes “critically undercapitalized” unless the bank’s primary regulator determines, with the concurrence of the FDIC, that other action would better achieve regulatory purposes.  Banking operations otherwise may be significantly affected depending on a bank’s capital category.  For example, a bank that is not “well capitalized” generally is prohibited from accepting brokered deposits and offering interest rates on deposits higher than the prevailing rate in its market.  The holding company of any undercapitalized bank must guarantee, in part, specific aspects of the bank’s capital plan for the plan to be acceptable.

The Federal Reserve Board has adopted risk-based capital guidelines for financial holding companies and other bank holding companies as well as state member banks.  The FDIC has adopted risk-based capital guidelines for state non-member banks.  The guidelines provide a systematic analytical framework which makes regulatory capital requirements sensitive to differences in risk profiles among banking organizations, takes off-balance sheet exposures expressly into account in evaluating capital adequacy, and minimizes disincentives to holding liquid, low-risk assets.  Capital levels as measured by these standards are also used to categorize financial institutions for purposes of certain prompt corrective action regulatory provisions.

On July 2, 2013, the Federal Reserve approved final rules known as the “Basel III Capital Rules” substantially revising the risk-based capital and leverage capital requirements applicable to bank holding companies and depository institutions.  The Basel III Capital Rules address the components of capital and other issues affecting the numerator in banking institutions’ regulatory capital ratios. Certain of the Basel III Capital Rules came into effect for both holding companies and their bank subsidiaries on January 1, 2015; these rules are subject to a phase-in period which began on January 1, 2015.

Under the current rules, which were effective January 1, 2015, Heritage Bank is subject to additional capital requirements that include: (i) creation of a new required ratio for common equity Tier 1 (“CET1”) capital, (ii) an increase to the minimum Tier 1 Risk-based Capital ratio, (iii) changes to risk-weightings of certain assets for purposes of the risk-based capital ratios, (iv) creation of an additional capital conservation buffer in excess of the required minimum capital ratios, and (v) changes to what qualifies as capital for purposes of meeting these capital requirements.

When fully phased-in on January 1, 2019, the Basel III Capital Rules will require banking organizations to maintain:

•

a minimum ratio of CET1 to risk-weighted assets of at least 4.5%, plus a 2.5% “capital conservation buffer” (which is added to the 4.5% CET1 ratio as that buffer is phased-in, effectively resulting in a minimum ratio of CET1 to risk-weighted assets of at least 7.0% upon full implementation);

•

a minimum ratio of Tier 1 capital to risk-weighted assets of at least 6.0%, plus the 2.5% capital conservation buffer (which is added to the 6.0% Tier 1 capital ratio as that buffer is phased-in, effectively resulting in a minimum Tier 1 capital ratio of 8.5% upon full implementation);

•

a minimum ratio of total capital (that is, Tier 1 plus Tier 2 capital) to risk-weighted assets of at least 8.0%, plus the 2.5% capital conservation buffer (which is added to the 8.0% total capital ratio as that buffer is phased-in, effectively resulting in a minimum total capital ratio of 10.5% upon full implementation); and

•

a minimum leverage ratio of 4.0%, calculated as the ratio of Tier 1 capital to adjusted average consolidated assets.

The Basel III Capital Rules also provide for a “countercyclical capital buffer” that is applicable to only certain covered institutions and is not expected to have any current applicability to any of the parties to this proposed transaction, either before or after the mergers.

The aforementioned capital conservation buffer is designed to absorb losses during periods of economic stress. Banking institutions with a ratio of CET1 to risk-weighted assets above the minimum but below the conservation buffer will face limitations on the payment of dividends, common stock repurchases and discretionary cash payments to executive officers based on the amount of the shortfall.

The Basel III Capital Rules provides for a number of deductions from and adjustments to CET1.  These include, for example, the requirement that mortgage servicing rights, deferred tax assets dependent upon future

45

taxable income and significant investments in non-consolidated financial entities be deducted from CET1 to the extent that any one such category exceeds 10% of CET1 or all such categories in the aggregate exceed 15% of CET1.  Under the Basel III Capital Rules, the two holding companies and their subsidiary banks were given a one-time election (“Opt-out Election”) to filter certain accumulated other comprehensive income (“AOCI”) components, comparable to the treatment under the current general risk-based capital rule. Spencer Bancorporation and Heritage Bank elected to choose the Opt-out Election.  Stratford Bancshares and Stratford Bank also elected to choose the Opt-out Election.

Implementation of the deductions and other adjustments to CET1 began on January 1, 2015 and will be phased-in over a five-year period (20% per year).  The implementation of the capital conservation buffer will begin on January 1, 2016 at the 0.625% level and be phased-in over a four-year period (increasing by that amount on each subsequent January 1, until it reaches 2.5% on January 1, 2019).

In addition, the Basel III Capital Rules revise the rules for calculating risk-weighted assets to enhance their risk sensitivity.  They establish a new framework under which mortgage-backed securities and other securitization exposures will be subject to risk-weights ranging from 20% to 1,250%.  The rules also establish adjusted risk-weights for credit exposures, including multi-family and commercial real estate exposures that are 90 days or more past due or on non-accrual, which will be subject to a 150% risk-weight, except in situations where qualifying collateral and/or guarantees are in place.  The existing treatment of residential mortgage exposures will remain subject to either a 50% risk-weight (for prudently underwritten owner-occupied first liens that are current or less than 90 days past due) or a 100% risk-weight (for all other residential mortgage exposures including 90 days or more past due exposures).

The two holding companies and their bank subsidiaries involved with the merger and bank merger currently meet all capital adequacy requirements, and management of each organization does not currently anticipate any adverse impact from the implementation of the new capital ratios, whether or not the merger and bank merger are consummated.

Community Reinvestment Act (“CRA”).  The CRA requires depository institutions to assist in meeting the credit needs of their market areas consistent with safe and sound banking practice.  Under the CRA, each depository institution is required to help meet the credit needs of its market areas by, among other things, providing credit or other financial assistance to low and moderate-income individuals and communities.  Depository institutions are periodically examined for compliance with the CRA and are assigned ratings.  The FDIC’s most recent performance evaluation of Heritage Bank and Stratford Bank, respectively, resulted in an overall rating of “satisfactory”.

Customer Privacy and Other Consumer Protections.  Heritage Bank is subject to regulations limiting the ability of financial institutions to disclose non-public information about consumers to nonaffiliated third parties.  These limitations require disclosure of privacy policies to consumers and, in some circumstances, allow consumers to prevent disclosure of certain personal information to a nonaffiliated party.  Heritage Bank is also subject to numerous federal and state laws aimed at protecting consumers, including the Home Mortgage Disclosure Act, the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Truth in Lending Act, Heritage Bank Secrecy Act, the Community Reinvestment Act and the Fair Credit Reporting Act.

USA Patriot Act.  The Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) and related regulations, among other things, require financial institutions to establish programs specifying procedures for obtaining identifying information from customers and establishing enhanced due diligence policies, procedures and controls designed to detect and report suspicious activity.  Heritage Bank has established policies and procedures that Heritage Bank believes comply with the requirements of the USA Patriot Act.

Monetary Policy.  The Federal Reserve Board regulates money and credit conditions and interest rates in order to influence general economic conditions primarily through open market operations in U.S. government securities, changes in the discount rate on bank borrowings, and changes in the reserve requirements against depository institutions’ deposits.  These policies and regulations significantly affect the overall growth and distribution of loans, investments and deposits, as well as interest rates charged on loans and paid on deposits.

The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of financial institutions in the past and are expected to continue to have significant effects in the future.  In view of the changing conditions in the economy, the money markets and the activities of monetary and fiscal authorities, Spencer Bancorporation and Stratford Bancshares can make no definitive predictions as to future changes in interest rates, credit availability or deposit levels or their impact on either subsidiary bank, or the combined bank after the bank merger.

Volcker Rule.  In December 2013, five federal agencies adopted a final regulation implementing the Volcker Rule provision of the Dodd-Frank Act (the “Volcker Rule”).  The Volcker Rule places limits on the trading activity of insured depository institutions and entities affiliated with a depository institution, subject to certain exceptions.  The trading activity includes a purchase or sale as principal of a security, derivative, commodity future or option on any such instrument in order to benefit from short-term price movements or to realize short-term profits.  The Volcker Rule also prohibits a banking entity from having an ownership interest in, or certain relationships with, a hedge fund or private equity fund, with a number of exceptions.  Heritage Bank and Stratford Bank do not engage in any of the trading activities with any of the types of funds regulated by the Volcker Rule, and it is anticipated that the combined bank will similarly not engage in any such trading activities.

Effect of Environmental Regulation.  Compliance with federal, state and local provisions regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, has not had a material effect upon the capital expenditures, earnings or competitive position of either holding company or its respective bank subsidiary.  Spencer Bancorporation and Stratford Bancshares each believes the nature of the operations of its subsidiaries has little, if any, environmental impact and, therefore, anticipates no material capital expenditures for environmental control facilities for its current fiscal year or for the foreseeable future, whether or not the merger and bank merger are consummated.

After the merger and bank merger, it is anticipated that Stratford Bancshares’ primary exposure to environmental risk will be through the lending activities of Heritage Bank.  In cases where management believes environmental risk potentially exists, Heritage Bank mitigates and will continue to mitigate its environmental risk exposures by requiring environmental site assessments at the time of loan origination to confirm collateral quality as to commercial real estate parcels posing higher than normal potential for environmental impact, as determined by reference to present and past uses of the subject property and adjacent sites.  In addition, environmental assessments are typically required prior to any foreclosure activity involving non-residential real estate collateral.

Future Legislation.  Various and significant legislation affecting financial institutions and the financial industry is from time to time introduced by the U.S. Congress, as evidenced by the sweeping reforms in the Dodd-Frank Act adopted in 2010.  Such legislation may continue to change banking statutes and the operating environment of all U.S. bank holding companies and banks in substantial and unpredictable ways, and could significantly increase or decrease costs of doing business, limit or expand permissible activities, or affect the competitive balance among financial institutions.  With the enactment of the Dodd-Frank Act and the continuing implementation of final rules and regulations thereunder, the nature and extent of future legislative and regulatory changes affecting financial institutions remains very unpredictable.  As a state bank, Heritage Bank is likewise affected by legislative action of the Wisconsin Legislature which could have a similar impact. Further, Spencer Bancorporation and Stratford Bancshares cannot predict the impact on banking that will result from the incoming U.S. President and his administration.

Loan Limits to Borrowers

Generally, under the Wisconsin Banking Law, the total liabilities of any one person to a Wisconsin-chartered bank for money borrowed may not, at any time, exceed 20% of the capital of the bank.  Heritage Bank’s current lending limit is approximately $2.5 million per customer.  Stratford Bank’s current lending limit is also approximately $2.7 million per customer.  After the bank merger, if consummated, the combined bank’s lending limit will be approximately $5.2 million per customer.

Bank holding companies are not subject to specific limitations on loans to one borrower.  However, bank holding company lending activities require the prior approval of the Federal Reserve under Regulation Y.

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THE MERGER

This section of the joint proxy statement and offering circular describes material aspects of the merger.  While Stratford Bancshares and Spencer Bancorporation believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you.  You should carefully read this entire joint proxy statement and offering circular, the attached Appendices and the other documents to which this joint proxy statement and offering circular refers for a more complete understanding of the merger.  The agreement and plan of merger attached as Appendix A, not this summary, is the legal document which governs the merger.

Structure of the Merger

If the merger is approved by the shareholders of Spencer Bancorporation (with no shares of Spencer Bancorporation stock dissenting, unless that requirement is waived by Stratford Bancshares), and if the transactions are approved by the banking regulators, and the other conditions to the merger are met or waived, Merger Co. will merge with and into Spencer Bancorporation, making Spencer Bancorporation a wholly-owned subsidiary of Stratford Bancshares, and then  Spencer Bancorporation will merge with and into Stratford Bancshares.  This first step of the transaction is currently expected to occur in the first quarter of 2017.  The name of the resulting holding company will be called “Stratford Bancshares, Inc.”  As soon as practicable thereafter, it is intended that Stratford Bank will merge with and into Heritage Bank.  It is currently anticipated that the bank merger will occur in the second quarter of 2017.  The Board of Directors of the resulting bank will be selecting a name for the combined institution on a going-forward basis.

The articles of incorporation and bylaws of Stratford Bancshares and Heritage Bank in place immediately before the merger and bank merger, respectively, will be the articles of incorporation and bylaws of the resulting organizations.

In the merger, Spencer Bancorporation shareholders will receive stock in Stratford Bancshares in exchange for their current shares of Spencer Bancorporation stock, along with some cash, as described in “WHAT SPENCER BANCORPORATION’S SHAREHOLDERS WILL RECEIVE IN THE MERGER” below.

This transaction is considered by the respective managements and boards of directors of the parties to be a “merger of equals”, which essentially means two organizations of roughly the same size are coming together to become one company, and where the former shareholders of each separate company end up owning roughly equal equity in the combined company.  After the merger is completed, it is expected that current Stratford Bancshares shareholders will own approximately 52.5% of the issued and outstanding common stock of the combined holding company and current Spencer Bancorporation shareholders will own approximately 47.5%.

Pursuant to the merger agreement, following the merger and bank merger, the board of directors of Stratford Bancshares will consist of the current members of each holding company’s board, and the board of Heritage Bank will consist of the current board members of each subsidiary bank. See “Description of the Merger Agreement” for additional details regarding the structure of the merger.

Background of and Reasons for the Merger

For many years, Heritage Bank and Stratford Bank have supported each other by participating loans to each other when the principal amount of a proposed commercial loan exceeded the lead bank’s legal lending limit.  The boards of directors of each bank recognized that these two banks have similar credit cultures and a desire to support their markets in their common Central Wisconsin area.

There have been an increasing number of burdens placed on banks in recent years which have resulted in a wave of consolidation.  As banks get bigger, it is easier to absorb the increasing operational expenses associated with regulatory compliance and technology.  Since passage of the Dodd-Frank Act by Congress in 2010, numerous new rules and regulations have made compliance, particularly by community banks, very costly.  These rules have required banks to devote more resources to hiring compliance personnel, training, audit and so forth, all of which are resources taken from customer-facing, profit-generating endeavors.  In addition to the regulatory costs, the technology requirements are rapidly evolving, both in terms of product offerings and security.  These technology developments require substantial investment by banks, often using up capital which would otherwise be leveraged to originate income-generating loans or investments.

The result of these forces has been an increase in the number of community banks which have been acquired or merged with other banks.  According to the FDIC, there were 6,186 FDIC-insured institutions at the end of 2015, which is down from more than 7,600 in 2010.  The elimination of approximately 1,500 banks during that time is evidence of the challenges facing the banking industry.  The trend has continued through 2016.

Spencer Bancorporation’s board of directors and senior management regularly review and evaluate its business, strategic direction, performance, prospects and strategic alternatives as part of Spencer Bancorporation’s ongoing efforts to strengthen its businesses and improve its operations and financial performance, and that of Heritage Bank, in order to create value for its shareholders, taking into account economic, regulatory, competitive and other conditions.  During the fall of 2015, the Spencer Bancorporation board of directors began having internal discussions concerning the future of Heritage Bank and what steps it should be taking to ensure our long term viability.  This included succession planning for key management personnel who are nearing retirement.  The board discussed many strategic considerations in determining the next steps for the holding company and bank, and whether a merger with Stratford Bancshares and its subsidiary bank would be in the best interests of Spencer Bancorporation and its shareholders.  These considerations included:

•

Industry – competition & consolidation; how large does a bank need to be to compete

•

Personnel – succession planning for key positions with a declining work force is challenging, and recruitment is expensive

•

Compliance, Regulation & Audit – could efficiencies be created to help reduce the percent of the budget that needs to be spend in this area

•

Technology & Cybersecurity – could efficiencies be created to help reduce the percent of the budget that needs to be spent in this area

•

Growth – limitations on the size of loan opportunities due to legal lending limits; with more resources, the bank can expand treasury management capabilities to attract higher dollar accounts

•

Profitability – comparison of the two banks shows similar profitability over the last few years; the board assumes that by combining, the bank could improve results through efficiencies created

•

Investments/Liquidity – Heritage Bank is well positioned with most of its securities portfolio coming due in the relatively near future, so there is limited loss potential in a rising rate environment; both banks show good liquidity

•

Markets & Culture – the board concluded that expansion within the shared market area of these two banks is a better alternative then looking outside the current market; history has shown that the two organizations take a similar approach to running their banks and in their credit cultures

•

Governance – in addition to succession planning for certain Heritage Bank executive officers who are approaching retirement, Heritage Bank and Spencer Bancorporation will need to look for new directors in the next 5 years to fill vacancies created by retirement of current directors (given the mandatory retirement age of 70)

In comparing the two bank’s financial condition and performance, the Spencer Bancorporation board discovered that on all metrics they reviewed – average assets, pre-tax income, return on average assets, and capital – the banks were very similar. Ultimately, it was decided that a merger provided the best option for the shareholders of Spencer Bancorporation, and that Stratford Bancshares is an attractive merger partner.  The board of Spencer Bancorporation determined that a merger with Stratford Bancshares advances each of the goals articulated in the

49

board’s strategy, including allowing the opportunity for certain investors to retain their investment in a locally-owned community bank, and delivering the scale required to remain competitive.

Based on this, Spencer Bancorporation’s president and chairman of the board had an informal meeting with Stratford Bancshares’ president and one of their board members to discuss a potential merger.  The two bank presidents also had communication with their CPA firm Wipfli, LLP about the issues that need to be resolved in a merger such as the name of the surviving bank, leadership and control.  This led to a non-disclosure agreement being signed by both bank boards in December of 2015.  Both boards continued internal discussions about the benefits of a proposed merger until Stratford Bancshares prepared and presented a non-binding letter of intent in March of 2016, which was subsequently negotiated and eventually agreed to and executed by both parties on June 14, 2016.  At this time, Spencer Bancorporation engaged Boardman & Clark LLP to as special counsel to assist it with the transaction.  Stratford Bancshares had engaged RuderWare, LLSC as its legal counsel.

The parties at that time also engaged Wipfli to conduct valuations on each bank.  These valuations are discussed below in “The Merger—What Spencer Bancorporation’s Shareholders will receive in the Merger.”  The Spencer Bancorporation valuation was reviewed by the board and management, and approved at a board meeting on June 30, 2016.  After this approval, due diligence was then performed by select members of each bank’s management teams.  Based on both banks being satisfied with the results of the due diligence that was done, a merger agreement was prepared.  After negotiation and revision, the merger, bank merger and merger agreement was approved by the boards of each holding company and bank in October of 2016. The Spencer Bancorporation and Heritage Bank boards on October 3, 2016 each approved and adopted the merger agreement and the transactions contemplated therein, determined that the merger and bank merger, respectively, are in the best interests of the organization and its shareholders, and decided to recommend the transaction to the shareholders.  They resolved to hold a special shareholder meeting to seek shareholder approval and adoption of the merger agreement and related transactions.  Spencer Bancorporation’s board and management believe they have delivered shareholders with a competitive return on their investment in the company.

In reaching this determination, the board of directors considered many factors including the following:

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the board’s belief that the combined company and combined bank will each have a strong management team with the experience and qualifications necessary to navigate a larger banking organization;

•

the complimentary aspects of Stratford Bancshares and Spencer Bancorporation businesses, including customer focus, geographic coverage, business orientation and compatibility of the companies’ management and operating styles;

•

the potential expense-saving and revenue-enhancing opportunities in connection with the merger, the related potential impact on the combined company’s earnings and the fact that the nature of the merger consideration allows Spencer Bancorporation shareholders to participate as Stratford Bancshares shareholders in the benefits of such savings opportunities and the future performance of the combined company generally;

•

the presentations by management concerning the operations, financial condition and prospects of Spencer Bancorporation and the expected financial impact of the merger on the combined company;

•

the terms of the merger agreement, and the presentation by Spencer Bancorporation’s outside legal advisors regarding the merger and merger agreement;

•

the belief that Stratford Bancshares and Spencer Bancorporation share a similar strategic vision and a similar community banking philosophy;

•

the financial structure, results of operations, and prospects of Stratford Bancshares and Spencer Bancorporation, the capital adequacy of the resulting holding company and the outlook for the organizations in the rapidly changing financial services industry;

•

the relationship of the consideration to be paid in the merger to market prices and the book value and earnings per share of Stratford Bancshares and Spencer Bancorporation;

•

the fact that the merger will create a significantly larger financial institution that will have capabilities to offer a wider array of financial products and services;

•

the combined resources of the two holding companies are expected to improve the efficiencies associated with the development of new products and services to be offered by Stratford Bancshares and its subsidiary bank;

•

the size and capital structure of the resulting holding company following the merger, which are expected to provide greater opportunities and flexibility in responding to the rapidly changing industry for financial service providers;

•

the enhanced ability of the combined organization to take advantage of current and emerging opportunities for growth and profitability;

•

discussions with Spencer Bancorporation’s legal counsel, regarding the merger; and

•

the receipt by Spencer Bancorporation board of directors of the valuations of Spencer Bancorporation and Stratford Bancshares prepared by Wipfli (see “The Merger—What Spencer Bancorporation’s Shareholders will receive in the Merger” and Appendix B and Appendix C).

The board also considered certain potential risks associated with the merger, including the following:

•

the significant time and costs to be undertaken by management in completing the merger and the effort that could cause in disrupting Spencer Bancorporation normal business activities; and

•

the conditions to closing set forth in the merger agreement and the likelihood such conditions will be satisfied, including the receipt of approvals from government agencies.

While each member of Spencer Bancorporation’s board of directors evaluated each of the foregoing as well as other factors, the board of directors collectively did not assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. Spencer Bancorporation’s board of directors collectively made its determination with respect to the merger based on its unanimous conclusion that the merger, in light of the factors which each of them individually considered appropriate, is in the best interest of Spencer Bancorporation’s shareholders. All members of the board of directors voted to approve merger agreement and the merger.

On October 4, 2016, Stratford Bancshares’ board of directors determined that the merger is in the best interests of Stratford Bancshares and its shareholders, approved and adopted the merger agreement and the transactions contemplated by the merger agreement.  In reaching this determination, the board of directors considered many factors including the following:

•

the board’s belief that the combined company and combined bank will each have a strong management team with the experience and qualifications necessary to navigate a larger banking organization;

•

the complimentary aspects of Stratford Bancshares and Spencer Bancorporation businesses, including customer focus, geographic coverage, business orientation and compatibility of the companies’ management and operating styles;

•

the potential expense-saving and revenue-enhancing opportunities in connection with the merger, the related potential impact on the combined company’s earnings and the fact that the nature of the merger consideration allows Stratford Bancshares shareholders to participate in a larger combined company and in the resulting synergistic expense savings opportunities, as well as the future performance of the combined company generally;

•

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the presentations by management concerning the operations, financial condition and prospects of Stratford Bancshares and the expected financial impact of the merger on the combined company;

•

the terms of the merger agreement, and the presentation by Stratford Bancshares’ outside legal advisors regarding the merger and merger agreement;

•

the belief that Stratford Bancshares and Spencer Bancorporation share a similar strategic vision and a similar community banking philosophy;

•

the financial structure, results of operations, and prospects of Stratford Bancshares and Spencer Bancorporation, the capital adequacy of the resulting holding company and the outlook for the organizations in the rapidly changing financial services industry;

•

the relationship of the consideration to be paid in the merger to market prices and the book value and earnings per share of Stratford Bancshares and Spencer Bancorporation;

•

the fact that the merger will create a significantly larger financial institution that will have capabilities to offer a wider array of financial products and services;

•

the combined resources of the two holding companies are expected to improve the efficiencies associated with the development of new products and services to be offered by Stratford Bancshares and its subsidiary bank;

•

the size and capital structure of the resulting holding company following the merger, which are expected to provide greater opportunities and flexibility in responding to the rapidly changing industry for financial service providers;

•

the enhanced ability of the combined organization to take advantage of current and emerging opportunities for growth and profitability;

•

discussions with Stratford Bancshares’ legal counsel, regarding the merger; and

•

the receipt by Stratford Bancshares’ board of directors of the valuations of Spencer Bancorporation and Stratford Bancshares prepared by Wipfli see “The Merger—What Spencer Bancorporation’s Shareholders will receive in the Merger” and Appendix B and Appendix C).

The board also considered certain potential risks associated with the merger, including the following:

•

the significant time and costs to be undertaken by management in completing the merger and the effort that could cause in disrupting Stratford Bancshares’ normal business activities; and

•

the conditions to closing set forth in the merger agreement and the likelihood such conditions will be satisfied, including the receipt of approvals from government agencies.

While each member of Stratford Bancshares’ board of directors evaluated each of the foregoing as well as other factors, the board of directors collectively did not assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The board of directors collectively made its determination with respect to the merger based on its unanimous conclusion that the merger, in light of the factors which each of them individually considered appropriate, is in the best interest of Stratford Bancshares’ shareholders. All members of the board of directors voted to approve merger agreement and the merger.

What Spencer Bancorporation’s Shareholders will receive in the Merger

As consideration for the merger, if approved by the Spencer Bancorporation shareholders, each share of stock owned by Spencer Bancorporation’s shareholders will be exchanged for one share of Stratford Bancshares common stock.  After the merger is completed, it is anticipated that current Stratford Bancshares shareholders will own approximately 52.5% of the issued and outstanding common stock of the combined company and current

Spencer Bancorporation shareholders will own approximately 47.5% of the issued and outstanding shares of common stock of the combined company.

The accounting firm Wipfli LLP conducted valuations of each holding company’s common stock as of June 30, 2016.  Subject to the premises, investigation and analysis contained in Wipfli’s valuation report (attached as Appendix B), Wipfli concluded that fair market value per share of the common stock of Spencer Bancorporation on a controlling, marketable basis as of April 30, 2016, based on 84,178 shares issued and outstanding, is reasonably estimated as $183.56.  With respect to Stratford Bancshares, Wipfli concluded, again subject to the premises, investigation and analysis contained in Wipfli’s valuation report (attached as Appendix C), that fair market value per share of the common stock of Stratford Bancshares on a controlling, marketable basis as of April 30, 2016, based on 93,098 shares issued and outstanding, is reasonably estimated as $177.45.  The book value as of September 30, 2016 of one share of Stratford Bancshares common stock was $158.94 per share, and for one share of Spencer Bancorporation common stock was $153.67 per share.

Having completed the valuations, Wipfli then assisted the parties in determining the exchange ratio (1 share for 1 share) and amount of the special dividend described below.

In addition to the share consideration to be paid by Stratford Bancshares, the merger agreement contemplates that Stratford Bancshares will pay to Spencer Bancorporation shareholders, on or before the closing of the merger, cash in an aggregate amount equal to $84,178.00 on a pro rata basis (approximately $1.00 per share).  Spencer Bancorporation is permitted under the merger agreement to dividend a total approximate amount of $514,000 prior to consummation of the merger (approximately $6.11 per share) which is intended to accomplish (i) a per share value for each company’s shares of approximately the same amount, (ii) the exchange ratio described above, and (iii) dividends in an amount not greater than the earnings of Heritage Bank for 2015.

Based on current projections, Spencer Bancorporation currently expects to dividend the full $514,000 to its shareholders.  However, this amount is subject to downward adjustment, as the Core Equity of Spencer Bancorporation contributed to the combined entity after the merger cannot be less than $12,531,000 (calculated prior to any special dividend).  Further, Spencer cannot declare or pay dividends in an amount exceeding the earnings of Heritage Bank for 2015 (which were $768,424), and the dividends cannot reduce the consolidated total capital of Spencer Bancorporation and Heritage Bank as of the closing date of the merger below the reported consolidated capital for those organizations as of March 31, 2016.  “Core Equity” in this joint proxy statement and offering circular means consolidated stockholders’ equity, excluding accumulated other comprehensive income (or loss).

The Core Equity contributed by Stratford Bancshares to the combined entity cannot be less than $14,448,000.

Five (5) days prior to closing, Spencer Bancorporation is required to provide Stratford Bancshares with the Spencer Closing Balance Sheets and Income Statements (as defined in the merger agreement), which reflect Spencer Bancorporation’s good faith estimate of the accounts of Spencer Bancorporation and Heritage Bank through the closing date of the merger.  Prior to the Closing, Spencer Bancorporation and Stratford Bancshares will attempt to agree on the Core Equity of each of Spencer Bancorporation and Stratford Bancshares as of the end of the month immediately preceding the closing date of the merger (the “Determination Date”).  Each holding company must provide the other with all financial information relevant to the determination of Core Equity as of the Determination Date, and such other financial information as the other party may reasonably request all within five (5) business days following the Determination Date.  Such determination must include appropriate reserves for bad debts and problem loans.  Spencer Bancorporation and Stratford Bancshares are required under the merger agreement to make good faith and reasonable efforts to reach agreement on the Core Equity of each holding company.  If the parties are unable to agree in good faith on the Core Equity of each holding company, then Core Equity will be determined by Wipfli.  Wipfli’s determination will be binding on both parties, and the parties will equally bear Wipfli’s fees, costs and expenses.

Any shares of Spencer Bancorporation common stock held in the treasury of Spencer Bancorporation or owned by Spencer Bancorporation or any of its subsidiaries for its own account immediately prior to the effective time of the merger will be canceled and extinguished.  No payment will be made with respect to such shares.

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Financial Interests of Spencer Bancorporation’s Executive Officers and Directors in the Merger

When considering the recommendations of Spencer Bancorporation’s board of directors, shareholders should be aware that some executive officers of Spencer Bancorporation and members of the board may have interests in the merger that are different from, or in addition to, the interests of shareholders.  These interests may create conflicts of interests.  The members of the board were aware of these interests when they approved the merger agreement and the merger.  Except as described below, Spencer Bancorporation’s management is not aware that any executive officer or director of Spencer Bancorporation has any material interest in the merger, apart from their interests as shareholders and employees.

Common Stock Ownership.  As of the ___________, the record date for the special meeting, the number of shares of Spencer Bancorporation common stock beneficially owned by its executive officers and directors is shown below.  The percentage ownership was determined based upon 84,178 shares of common stock issued and outstanding as of the record date.

Name	Number of Shares	Percentage Ownership
Martin P. Reinhart, CEO & Director	1,558	1.85
Mark L. Anderson, Director	100.12
Alan R. Bauman, Director	570.68
Bradford A. Haessly, Director	504.60
Richard L. Heinzen, Director	1,580	1.88
Michael A. Schmidt, Director	2,520	2.99
Total:	6,832	8.12%

Indemnification and Insurance.  In the merger agreement, Stratford Bancshares has agreed to maintain directors’ and officers’ liability insurance that serves to reimburse the directors and officers of Spencer Bancorporation for any claims made arising from the acts or omissions committed or allegedly committed by such officers and directors before closing for a period of six (6) years after closing.

Participation on the Board of Directors of the Combined Organization.  The merger agreement requires that the directors listed in the chart above will be appointed to the board of Stratford Bancshares after the merger.

Qualification of the Merger as a Reorganization

The parties have structured the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code (the “Code”).  The parties have agreed that they will not take any action or omit to take any action that would cause the merger not to qualify as a reorganization in accordance with Section 368(a) of the Code.  They have also agreed that they will take any steps necessary or advisable to restructure or modify the terms of the transaction if necessary or advisable to qualify as a reorganization, as long as such steps do not change the merger consideration.

Treatment as a reorganization is important.  The parties are endeavoring to structure the transaction so that no gain or loss will be recognized by the holders of shares of Spencer Bancorporation common stock upon the receipt of shares of Stratford Bancshares common stock in exchange for their shares of Spencer Bancorporation common stock, except to the extent of any cash consideration received in the merger.  See the following section about the anticipated income tax consequences of the merger.

Material U.S. Federal Income Tax Consequences of the Merger

Set forth below is a description of certain federal income tax aspects of the merger to holders of shares of common stock of Spencer Bancorporation under current law and regulations.  The following discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations promulgated under the Code, rulings, pronouncements, judicial decisions and administrative interpretations of the Internal Revenue Service (“IRS”), all of which are subject to change, possibly on a retroactive basis, at any time by legislative, judicial or administrative action.  Spencer Bancorporation will not seek any rulings from the IRS.

The following discussion is limited to the material federal income tax aspects of the merger for a holder of shares of common stock of Spencer Bancorporation who is a citizen or resident of the United States, and who, on the date of disposition of such holder’s shares, holds such shares as capital assets within the meaning of Section 1221 of the Code for federal income tax purposes (a “holder”).  The following discussion does not address the tax treatment of dissenting shareholders.

All holders are urged to consult their own tax advisors regarding the federal, foreign, state and local tax consequences of the disposition of Spencer Bancorporation common stock in the merger.  The following discussion does not address potential foreign, state, local and other tax consequences, the potential effects of the alternative minimum tax, nor does it address taxpayers subject to annual treatment under the federal income tax laws, such as life insurance companies, cooperatives, tax-exempt organizations, S corporations, partnerships, limited liability companies, broker-dealers, dealers in securities, regulated investment companies or taxpayers who acquired Spencer Bancorporation common stock in a compensation transaction (whether by grant of a compensatory option, stock bonus or otherwise).

No ruling has been requested from the IRS with respect to any of the statements set forth herein.  Accordingly, there can be no assurance that such statements will not be challenged by the IRS or would be sustained by a court if so challenged.

Each holder of Spencer Bancorporation common stock is urged to consult his or her tax advisor as to the particular tax consequences to such holder as a result of the merger, including the application of state, local and foreign tax laws and possible tax law changes.

Generally.  The following discussion summarizes the material U.S. federal income tax consequences of the merger to U.S. shareholders, assuming the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

The U.S. federal income tax consequences of the merger to an owner of Spencer Bancorporation common stock that is a U.S. shareholder generally are as follows.  Each share of Spencer Bancorporation common stock will be exchanged for one share of Stratford Bancshares common stock in the merger.

•

Exchange for Stratford Bancshares Stock.  No gain or loss will be recognized by shareholders upon the exchange of shares of Spencer Bancorporation common stock for shares of Stratford Bancshares common stock pursuant to the merger.

•

Tax Basis of Stratford Bancshares Common Stock Received in the Merger.  The aggregate tax basis of the Stratford Bancshares common stock (including a fractional share deemed received and sold for cash as described above) received in the merger will equal the aggregate tax basis of the Spencer Bancorporation common stock surrendered in the exchange.

•

Holding Period of Stratford Bancshares Common Stock Received in the Merger.  The holding period for any Stratford Bancshares common stock received in the merger will include the holding period of the Spencer Bancorporation common stock surrendered in the exchange.

An individual's long-term capital gain is currently subject to federal income tax at a maximum rate of 20% while any capital loss (assuming there are no capital loss carryovers from prior years) can be offset only against other capital gains plus $3,000 ($1,500 for married persons filing separately) of other income in any tax year.  A shareholder's capital gain may also be subject to the 3.8% "net investment tax."   For individuals, any unutilized capital loss will carry over as a capital loss to succeeding years until the loss is exhausted or until the taxpayer’s death, whichever occurs first.

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For C corporations, a capital gain is currently subject to federal income tax at a maximum rate of 35% while any capital loss can be offset only against other capital gains.  Any unutilized capital loss generally can be carried back three years and forward five years to be offset against net capital gains generated in such years.

Cash Payment by Stratford Bancshares.  Under the terms of the merger agreement, Stratford Bancshares is required to pay, in connection with the merger, cash in the total amount of $84,178 to the Spencer Bancorporation shareholders.  Generally, Spencer Bancorporation shareholders will be taxed on this payment of cash at applicable U.S. Federal income tax rates.

Spencer Bancorporation Special Dividend.  As permitted by the terms of the merger agreement, the Spencer Bancorporation board of directors expects to declare and pay a one-time special cash dividend of approximately $514,000 (approximately $6.11 per share), subject to downward adjustment as described in the joint proxy statement and offering circular to Spencer Bancorporation shareholders prior to the effective time of the merger, subject to the satisfaction of the closing conditions set forth in the merger agreement.  Generally, Spencer Bancorporation shareholders will be taxed on the pre-merger special dividend at applicable U.S. Federal income tax rates.

Tax Consequences to Spencer Bancorporation and Stratford Bancshares.  Neither Spencer Bancorporation nor Stratford Bancshares will recognize taxable gain or loss as a result of the merger, except for, in the case of Spencer Bancorporation, gain, if any, that has been deferred in accordance with the consolidated return regulations.

Backup Withholding.  Under the federal income tax backup withholding rules, unless an exemption applies, Stratford Bancshares will be required to withhold, and will withhold 28% of all cash payments to which a holder of shares of Spencer Bancorporation’s common stock is entitled pursuant to the merger, unless the shareholder provides a tax identification number (social security number, in the case of an individual, or employer identification number, in the case of other shareholders) and certifies that such number is correct and that the shareholder is not subject to backup withholding.  A holder may generally credit any amounts withheld under the backup withholding provisions against its federal income tax liability and, as a result, may entitle the holder to a refund, provided that the required information is furnished to the IRS.  Such amounts, once withheld, are not refundable by Spencer Bancorporation.

Each Spencer Bancorporation’s shareholder should complete and sign the Form W-9 included with the letter of transmittal to be returned to Spencer Bancorporation or the paying agent, as the case may be, in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to Spencer Bancorporation or the paying agent, as the case may be.

Regulatory and Other Required Approvals

Federal Reserve.  The Federal Reserve must approve the merger before it can be completed.  The parties must then wait at least 15 days after the date of Federal Reserve approval before they may complete the merger.  During this waiting period, the U.S. Department of Justice may object to the merger on antitrust grounds.  Stratford Bancshares filed an application for approval of the merger with the Federal Reserve in November of 2016. In reviewing that application, the Federal Reserve is required to consider the following:

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competitive factors, such as whether the merger will result in a monopoly or whether the benefits of the merger to the public meeting the needs and convenience of the community clearly outweigh the merger’s anticompetitive effects or restraints on trade; and

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banking and community factors, which includes an evaluation of:

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the financial and managerial resources of Stratford Bancshares , including its subsidiaries, and the effect of the proposed transaction on these resources;

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management expertise;

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internal control and risk management systems;

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the capital of Stratford Bancshares ;

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the convenience and needs of the communities to be served; and

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the effectiveness of Stratford Bancshares in combating money laundering activities.

The application process includes publication and opportunity for comment by the public.  The Federal Reserve may receive, and must consider, properly filed comments and protests from community groups and others regarding (among other issues) each institution’s performance under the Community Reinvestment Act of 1977, as amended.

FDIC.  The bank merger requires the approval of the FDIC.  Heritage Bank filed an Interagency Bank Merger Application for approval of the bank merger with the FDIC in November of 2016.  In evaluating the bank merger, the FDIC must consider, among other factors, the financial and managerial resources and future prospects of the surviving institution and the convenience and needs of the communities served.  The relevant statutes prohibit the FDIC from approving the bank merger if:

•

it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

•

its effect in any section of the country could be to substantially lessen competition or to tend to create a monopoly, or if it would result in a restraint of trade in any other manner.

However, if the FDIC should find that any anticompetitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served, it may approve the bank merger.  The bank merger may not be consummated until the 30th day (which the FDIC may reduce to 15 days) following the later of the date of the FDIC approval, during which time the U.S. Department of Justice would be afforded the opportunity to challenge the transaction on antitrust grounds.  The commencement of any antitrust action would stay the effectiveness of the approval of the agencies, unless a court of competent jurisdiction should specifically order otherwise.

WDFI.  In addition to the required approvals of the Federal Reserve and the FDIC discussed above, the merger and bank merger also require the approval of the WDFI.  Stratford Bancshares and Heritage Bank each filed an application with the WDFI in November of 2016.  In evaluating the applications, the WDFI must consider various aspects of the proposed transaction and the parties thereto, including, among others, the financial and managerial resources and future prospects of the institutions involved, the best interests of their shareholders and customers, safety and soundness considerations, and the CRA compliance status of the surviving institution after the banks merge.

Status and Effect of Approvals

ALL REGULATORY APPLICATIONS AND NOTICES REQUIRED TO BE FILED PRIOR TO THE MERGER HAVE BEEN FILED.  THE PARTIES CONTEMPLATE THAT THEY WILL COMPLETE THE MERGER DURING THE FIRST QUARTER OF 2017 AND THE BANK MERGER IN THE SECOND QUARTER OF 2017, ASSUMING ALL REQUIRED APPROVALS ARE RECEIVED FROM SHAREHOLDERS AND REGULATORS.

WHILE THE PARTIES BELIEVE THAT THE REQUISITE REGULATORY APPROVALS FOR THE MERGER WILL BE OBTAINED, THE PARTIES CAN GIVE YOU NO ASSURANCE REGARDING THE TIMING OF THE APPROVALS, THEIR ABILITY TO OBTAIN THE APPROVALS ON SATISFACTORY TERMS OR THE ABSENCE OF LITIGATION CHALLENGING THOSE APPROVAL OR OTHERWISE.  THE MERGER IS CONDITIONED UPON THE RECEIPT OF ALL CONSENTS, APPROVALS AND ACTIONS OF GOVERNMENTAL AUTHORITIES AND THE FILING OF ALL OTHER NOTICES WITH SUCH AUTHORITIES IN RESPECT OF THE MERGER.

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Accounting Treatment of the Merger

The merger will be accounted for as a purchase transaction in accordance with accounting principles generally accepted in the United States.

DESCRIPTION OF THE MERGER AGREEMENT

The following is a summary of the material terms of the merger agreement.  This summary does not purport to describe all the terms of the merger agreement and is qualified by reference to the complete text of the merger agreement which is attached as Appendix A to this joint proxy statement and offering circular.  You should read the merger agreement completely and carefully as it, rather than this description, is the legal document that governs the merger.

The text of the merger agreement has been included to provide you with information regarding its terms.  The terms of the merger agreement (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the merger.  The merger agreement contains representations and warranties the parties made to each other as of specific dates.  The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligations to complete the merger.  The statements embodied in those representations and warranties may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws.

General

The merger agreement provides for the merger of Merger Co. with and into Spencer Bancorporation, immediately followed by the merger of Spencer Bancorporation with and into Stratford Bancshares.  Stratford Bancshares will continue as the surviving corporation under its current name.

Consideration to be received in the Merger

The consideration to be paid to Spencer Bancorporation shareholders by Stratford Bancshares in the merger is discussed in “The Merger—What Spencer Bancorporation’s Shareholders will receive in the Merger.”

Exchange of Certificates

At or prior to closing, Stratford Bancshares will deposit the shares of its common stock to be exchanged in the merger with Bankers’ Bank, Madison, Wisconsin, which will serve as the exchange agent for the transaction (“exchange agent”).  As soon as practicable after the merger, and in no event more than five (5) business days after the closing date, the exchange agent will send to each Spencer Bancorporation shareholder a letter of transmittal for use in the exchange with instructions explaining how to surrender Spencer Bancorporation common stock certificates to the exchange agent.  Spencer Bancorporation shareholders that surrender their certificates to the exchange agent, together with a properly completed letter of transmittal and election form, will receive the merger consideration.  Spencer Bancorporation shareholders will not be entitled to receive the merger consideration or any dividends or other distributions by Stratford Bancshares until their certificates are surrendered.  After surrender of the certificates representing Spencer Bancorporation shares, any unpaid dividends or distributions with respect to the Stratford Bancshares common stock represented by the certificates will be paid without interest.

You should not send in your Spencer Bancorporation stock certificates with your completed proxy card or election form, and should wait until you receive the transmittal materials and instructions from the exchange agent.

Shareholders who cannot locate their stock certificates are urged to promptly contact:

Spencer Bancorporation, Inc.

201 West Clark Street

Spencer, Wisconsin  54479

Telephone:  (715) 659-2430

Spencer Bancorporation will issue a new stock certificate to replace the lost certificate(s) only if the shareholder signs an affidavit certifying that his, her or its certificate(s) cannot be located and containing an agreement to indemnify Spencer Bancorporation against any claim that may be made by the owner of the certificate(s) alleged to have been lost or destroyed.  Spencer Bancorporation (or after the merger is consummated, the exchange agent) may also require a fee and/or require the shareholder to post a bond in an amount sufficient to support the shareholder’s agreement to indemnify the company.

No Solicitation of or Discussions Relating to an Acquisition Proposal

Each holding company and bank (here, called an “obligated party”) has agreed that it will not, during the term of the merger agreement, directly or indirectly, solicit, encourage or facilitate inquiries or proposals or enter into any agreement with respect to, or initiate or participate in any negotiations or discussions with any person or entity concerning, any proposed transaction or series of transactions involving or affecting the obligated party (or the securities or assets of it) that, if effected, would constitute an acquisition of “control” of the obligated party (each, an “Acquisition Proposal”), or furnish any information to any person or entity proposing or seeking an Acquisition Proposal.

In the event the obligated party’s board of directors (“obligated party board”) determines in good faith and after consultation with outside counsel, that in light of an Acquisition Proposal (other than an Acquisition Proposal the terms of which were made known to the obligated party board prior to October 3, 2016), it is necessary to provide such information or engage in such negotiations or discussions in order to act in a manner consistent with the board’s fiduciary duties, the obligated party board may, in response to an Acquisition Proposal which was not solicited by or on behalf of the obligated party or which did not otherwise result from the obligated party’s encouragement or facilitation of the proposal:

•

furnish information with respect to the obligated party to such person or entity making such Acquisition Proposal pursuant to a customary confidentiality agreement that is no less restrictive than the confidentiality agreement signed by the parties to the merger agreement; and

•

participate in discussions or negotiations regarding such Acquisition Proposal.

In the event the obligated party board determines in good faith and after consultation with outside counsel, that the Acquisition Proposal is a Superior Acquisition Proposal (as defined below) and that it is necessary to pursue such Superior Acquisition Proposal in order to act in a manner consistent with the board’s fiduciary duties, the obligated party may:

•

withdraw, modify or otherwise change in a manner adverse to the obligated party’s recommendation to its shareholders with respect to the merger agreement and the merger; and/or

•

terminate the merger agreement in order to concurrently enter into an agreement with respect to such Superior Acquisition Proposal; provided, however, the obligated party board may not terminate the merger agreement pursuant unless and until:

o

five (5) business days have elapsed following the delivery to the other parties of a written notice of such determination by the obligated party board and during such five (5) business-day period, the obligated party otherwise cooperate with the other parties with the intent of enabling the parties to engage in good faith negotiations so that the merger and other transactions contemplated by the merger agreement may be effected, and

o

at the end of such five (5) business-day period the obligated party board continues to reasonably believe the Acquisition Proposal at issue constitutes a Superior Acquisition Proposal.

A “Superior Acquisition Proposal” means any Acquisition Proposal containing terms which the obligated party board determines in its good faith exercise of business judgment to be more favorable to the obligated party’s shareholders than the merger, but excludes any Acquisition Proposal the terms of which were made known to the obligated party board prior to October 3, 2016.

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An obligated party is required to immediately advise the other parties orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person or entity making such request or Superior Acquisition Proposal so that the other parties may engage in informed and good faith negotiations with the obligated party in response to the Acquisition Proposal.  The obligated party shall keep the other parties informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal, including the status of any discussions or negotiations with respect to any Superior Acquisition Proposal.

If either party terminates the merger agreement to accept an unsolicited acquisition proposal it deems a Superior Acquisition Proposal, as defined in the merger agreement, then that party (or its successors) must pay the non-terminating party a termination fee of $150,000 (plus certain reasonable documented expenses up to $75,000).  See “Description of Merger Agreement—Termination Fee” below.

Representations and Warranties

The merger agreement contains representations and warranties made by Spencer Bancorporation and Stratford Bancshares to each other.  The material representations include representations relating to:

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valid corporate organization and existence;

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organizational documents, minutes and stock records;

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capitalization;

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corporate power and authority to enter into the merger and the merger agreement;

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third party consents and approvals;

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proper presentation of financial statements;

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absence of undisclosed liabilities;

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loans and allowance for loan losses;

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compliance with laws;

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absence of undisclosed investigations and litigation;

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insurance matters;

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certain tax matters;

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environmental matters;

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employee matters and employee benefits;

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technology and intellectual property;

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absence of material adverse changes or events;

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maintenance of business relationships;

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absence of any breach of organizational documents, law or other agreements as a result of the merger;

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filing of necessary reports with regulatory authorities;

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absence of enforcement actions and compliance with Community Reinvestment Act;

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broker/finder fees;

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termination expenses and other merger-related costs;

•

real property, personal property and other material assets;

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compliance with, absence of default under and information regarding material contracts;

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conflict of interest and affiliate transactions;

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investment securities;

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compliance with, and absence of default under, material contracts;

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conduct of business in the ordinary course; and

•

absence of omissions in the representations and warranties contained in the merger agreement.

Conduct of Business Pending the Merger and Certain Covenants

UNDER THE MERGER AGREEMENT, SPENCER BANCORPORATION HAS AGREED TO CERTAIN RESTRICTIONS ON ITS ACTIVITIES AND THE ACTIVITIES OF HERITAGE BANK UNTIL THE MERGER IS COMPLETED OR THE MERGER AGREEMENT IS TERMINATED.  IN GENERAL, SPENCER BANCORPORATION AND HERITAGE BANK ARE REQUIRED TO CONDUCT THEIR BUSINESS IN THE ORDINARY COURSE OF BUSINESS, CONSISTENT WITH SOUND BANKING PRACTICE.

The following is a summary of the more significant restrictions imposed upon Spencer Bancorporation, subject to the exceptions set forth in the merger agreement.  Spencer Bancorporation Heritage Bank will not, without Stratford Bancshares’ prior written consent, which consent will not be unreasonably withheld, delayed or conditioned:

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make changes to the charter, articles of incorporation or bylaws of Spencer Bancorporation or Heritage Bank;

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effect any change in the capitalization of Spencer Bancorporation or Heritage Bank or the number of issued and outstanding shares of Spencer Bancorporation;

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subject to certain exceptions, increase the compensation of the officers or key employees of Spencer Bancorporation or any of its subsidiaries or pay any bonuses, except in the ordinary course of business;

•

subject to certain exceptions including a special dividend, pay or declare any dividends or other distributions except in the amount and frequency that does not exceed the dividends paid in the prior fiscal year;

•

fail to use commercially reasonable efforts to maintain present insurance coverage in respect of their properties and businesses;

•

make significant changes in the general nature of the business conducted by Spencer Bancorporation or Heritage Bank;

•

except as otherwise set forth in the merger agreement, enter into employment, consulting, or similar agreements that cannot be terminated with 30 days or fewer notice without penalty, or terminate the employment of any officer of Spencer Bancorporation or Heritage Bank without prior notice to Stratford Bancshares;

•

except as expressly provided in the merger agreement, terminate, partially terminate, curtail or discontinue any of its benefit plans;

•

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make any expenditure for fixed assets in excess of $15,000 for any single item, or $30,000 in the aggregate, or enter into leases of fixed assets;

•

fail to file any tax returns in a timely manner, apply for or consent to an extension of time for filing or change accounting methods for income tax purposes;

•

make or become party to a contract, agreement, commitment, disbursement or transaction, acquire or dispose of any property or asset, or incur any liabilities or obligations, other than in the ordinary course of business consistent with sound banking practice and Spencer Bancorporation’s and Heritage Bank’s current policies;

•

do or fail to do anything that will cause a breach or default under any material contract;

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engage in any “covered transaction” within the meaning of Sections 23A or 23B of the Federal Reserve Act or any affiliate transaction, unless Heritage Bank has complied with Sections 23A and 23B of the Federal Reserve Act;

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not restructure or materially change Heritage Bank’s investment securities portfolio or portfolio curation, through purchases, sales or otherwise;

•

make changes of a material nature in any accounting procedures, methods, policies or practice or the manner in which records are maintained;

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impair public confidence in Heritage Bank;

•

increase book value of the holding company or bank’s common stock in a manner or by use of business or accounting practices inconsistent with their historical or customary practices;

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adversely affect Heritage Bank’s earnings; and

•

reduce the value of the holding company’s or bank’s assets or the amount of common stock outstanding.

In addition, Spencer Bancshares and Heritage Bank must use commercially reasonable efforts to retain their current directors and management (except as otherwise required by sound banking practices).

STRATFORD BANCSHARES HAS ALSO AGREED TO CERTAIN RESTRICTIONS ON ITS ACTIVITIES AND THE ACTIVITIES OF STRATFORD BANK UNTIL THE MERGER IS COMPLETED OR THE MERGER AGREEMENT IS TERMINATED.  IN GENERAL, STRATFORD BANCSHARES AND STRATFORD BANK ARE REQUIRED TO CONDUCT THEIR BUSINESS IN THE ORDINARY COURSE OF BUSINESS, CONSISTENT WITH SOUND BANKING PRACTICE.  STRATFORD BANCSHARES AND STRATFORD BANK WILL NOT, WITHOUT SPENCER BANCORPORATION’S PRIOR WRITTEN CONSENT, WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD, DELAYED OR CONDITIONED:

•

except as expressly permitted or authorized by the merger agreement (to increase authorized stock and the size of the board), make changes to the articles of incorporation, bylaws or similar governing documents of Stratford Bancshares or Stratford Bank;

•

effect any change in the capitalization of Stratford Bancshares or Stratford Bank or the number of issued and outstanding shares of Stratford Bancshares;

•

subject to certain exceptions, increase the compensation of the officers or key employees of Stratford Bancshares or any of its subsidiaries or pay any bonuses, except in the ordinary course of business;

•

subject to certain exceptions, pay or declare any dividends or other distributions except in the amount and frequency that does not exceed the dividends paid in the prior fiscal year;

•

fail to use commercially reasonable efforts to maintain present insurance coverage in respect of their properties and businesses;

•

make significant changes in the general nature of the business conducted by Stratford Bancshares or Stratford Bank;

•

except as otherwise set forth in the merger agreement, enter into employment, consulting, or similar agreements that cannot be terminated with 30 days or fewer notice without penalty, or terminate the employment of any officer of Stratford Bancshares or Stratford Bank without prior notice to Stratford Bancshares;

•

except as expressly provided in the merger agreement, terminate, partially terminate, curtail or discontinue any of its benefit plans;

•

fail to file any tax returns in a timely manner, apply for or consent to an extension of time for filing or change accounting methods for income tax purposes;

•

make or become party to a contract, agreement, commitment, disbursement or transaction, acquire or dispose of any property or asset, or incur any liabilities or obligations, other than in the ordinary course of business consistent with sound banking practice and Stratford Bancshares’ and Stratford Bank’s current policies;

•

do or fail to do anything that will cause a breach or default under any material contract;

•

not restructure or materially change Stratford Bank’s investment securities portfolio or portfolio curation, through purchases, sales or otherwise;

•

make changes of a material nature in any accounting procedures, methods, policies or practice or the manner in which records are maintained;

•

impair public confidence in Stratford Bank;

•

increase book value of the holding company or bank’s common stock in a manner or by use of business or accounting practices inconsistent with their historical or customary practices;

•

adversely affect Stratford Bank’s earnings; and

•

reduce the value of the holding company’s or bank’s assets or the amount of common stock outstanding;

In addition, Spencer Bancshares and Heritage Bank must use commercially reasonable efforts to retain their current directors and management (except as otherwise required by sound banking practices).

Access to Information and Premises

Spencer Bancorporation and Heritage Bank are required provide Stratford Bancshares and its representatives full access, during normal business hours and on reasonable advance notice to access further information regarding Spencer Bancorporation and Heritage Bank (to the extent permissible under applicable law).  They are also required to permit Stratford Bancshares and its representatives access to Spencer Bancorporation’s and Heritage Bank’s premises for purposes of:

•

observing Spencer Bancorporation’s and Heritage Bank’s business activities and operations and to consult with, in the presence of Spencer Bancorporation’s or Heritage Bank’s president, their officers and employees regarding the same on an ongoing basis to verify compliance by Spencer Bancorporation or Heritage Bank with all terms of the merger agreement, and

•

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making necessary preparations for conversion of Heritage Bank’s information technology systems; provided, however, that the foregoing actions cannot not unduly interfere with the business operations of Spencer Bancorporation or Heritage Bank.

Spencer Bancorporation and Heritage Bank are required provide to Stratford Bancshares on a prompt basis copies of all:

•

meeting packets provided to members of the board of directors;

•

board meeting minutes;

•

loan committee minutes; and

•

asset quality information as and when requested by Stratford Bancshares.

Stratford Bancshares is permitted to use this information solely for the purpose of conducting business, legal and financial reviews of Spencer Bancorporation and Heritage Bank and for such other purposes related to the merger agreement.  Stratford Bancshares is required to maintain the confidentiality of this information.

Spencer Bancorporation nor Heritage Bank are not required to provide information if disclosure would jeopardize attorney-client privilege, contravene any law, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of the merger agreement, or relating to its directors’, officers’, employees’, agents’, investment bankers’ or financial advisors’ consideration or deliberation of the transactions contemplated by the merger agreement or a Superior Acquisition Proposal (as discussed in “Description of the Merger Agreement—No Solicitation of or Discussions Relating to an Acquisition Proposal”).

Business Relations and Publicity

All parties are required to use reasonable and diligent efforts to preserve the reputation and relationship they have with their respective with suppliers, clients, customers, employees, and others having business relations with them.

Stratford Bancshares and Spencer Bancorporation must coordinate all publicity relating to the merger and bank merger.  No party is permitted, unless required by law, to issue any press release, publicity statement or other public notice or communication without the prior consent of the other parties, which consent shall not be unreasonably withheld, conditioned or delayed.

Loan Charge-Off; Pre-Closing Loan Review

Each bank is required, prior to the closing of the merger, to write off all loans that are required to be written off by the bank’s regulators or in conformity with past practices and policies of the bank and GAAP.  Any such write down cannot have any effect on, or result in a breach of, the representations and warranties made by the bank and its respective holding company in the merger agreement, and cannot result in a material adverse effect on the bank or holding company.  Neither bank is required to make any additional provision to its reserve for loan losses so long as such reserve, determined as described in the merger agreement, is adequate and in compliance with GAAP.

Each bank must make available to the other parties to the transaction the bank’s files with respect to, and information regarding the status of, each loan contained in the bank’s loan file as of a date not more than 15 days prior to the closing date of the merger.

Indemnification; Director and Officer Insurance Coverage

Individuals who were officers or directors of Spencer Bancshares prior to the merger will continue to be entitled to indemnification for acts and omissions occurring prior to the closing, to the extent of any indemnification provided to such individuals on October 3, 2016 under applicable law and the articles and bylaws of Spencer

Bancorporation.  Any such indemnification will be subject to compliance with the provisions of applicable state and federal laws.  This will also be true for officers and directors of Stratford Bank after the bank merger.

By the date of the merger, Stratford Bancshares will purchase, at its expense, for the benefit of Spencer Bancorporation and its officers and directors (but only in their capacity as such) immediately prior to the closing, a tail policy or policies providing coverages equivalent to the level and scope of directors’ and officers’ liability and other professional insurance coverages as set forth in Spencer Bancorporation’s current directors’ and officers’ liability and other professional insurance policies in effect as of the closing.  This tail policy will be in effect for 6 years.  In no event, however, will Stratford Bancshares be required to expend an annual premium for such coverage in excess of one hundred percent (100%) of the last annual premium paid by Spencer Bancorporation for such insurance prior to October 3, 2016 (the “Spencer Maximum Premium”).  If such insurance coverage cannot be obtained at an annual premium equal to or less than the Spencer Maximum Premium, Stratford Bancshares will obtain whatever amount of directors’ and officers’ liability and other professional insurance coverage it can obtain for an annual premium equal to the Spencer Maximum Premium.  By the date of the bank merger, Heritage Bank will purchase similar coverage for Stratford Bank and its officers and directors, subject to similar terms, conditions and limitations, and similarly will not be required to expend an annual premium for such coverage in excess of one hundred percent (100%) of the last annual premium paid by Stratford Bank for such insurance prior to October 3, 2016 (the “SBB Maximum Premium”) .

In the event the current insurer of such policies issued by Stratford Bancshares or Heritage Bank declines to provide the tail policy or policies described above, the organization will use commercially reasonable efforts to identify and obtain similar coverage from another insurance carrier of substantially similar size, reputation and creditworthiness to that of such former insurer, if such coverage is reasonably obtainable from the marketplace.  If after such reasonable efforts another insurance carrier is unable to unwilling to provide such similar coverage, the organization seeking new insurance will obtain the best coverage available, as determined in the reasonable judgment of the organization, that can be obtained  for an annual premium equal to the Spencer Maximum Premium and SSB Maximum Premium, respectively.

Untrue Representations and Warranties

If any party becomes aware of any facts, circumstances or of the occurrence or impending occurrence of any event that would cause one or more of the party’s representations and warranties to be or to become untrue as of the closing then the party must inform the other parties in writing, and use reasonable and diligent efforts to change such facts or events to make such representations and warranties true (unless the requirement is waived in writing by the other parties).

Reasonable and Diligent Efforts

All parties are required to use reasonable and diligent efforts in good faith to consummate the mergers as soon as practicable.  No party may intentionally take or intentionally permit to be taken any action that would be in breach of the terms or provisions of the merger agreement or cause any of the representations of the parties to be or become untrue.

Assignment of Material Contracts

Stratford Bank, prior to the closing of the merger, must obtain the prior written consent of the other parties to the assignment of all of its material contracts, to be effective upon the bank merger.

Termination or Assignment of Vendor Agreements

Stratford Bank, prior to the bank merger, must notify the other parties to all of its vendor agreements of the termination or assignment of those agreements as of the bank merger.

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Re-registration of Trust Preferred Securities

Stratford Bank must use reasonable and diligent efforts in good faith to re-register the trust preferred securities held by Stratford Bank in the name of Heritage Bank effective as of the bank merger.

Stratford Bancshares Shareholder Approval of Increase in Authorized Shares

As soon as practicable, the Stratford Bancshares board is required to approve and recommend to Stratford Bancshares’ shareholders that they approve an amendment to the articles of incorporation to increase the authorized common stock from 100,000 shares to 500,000.  These additional shares are needed to effectuate the conversion of outstanding Spencer Bancorporation shares for shares of Stratford Bancshares in the merger.

Employment Matters

Although not obligated under the merger agreement to offer employment to Stratford Bank employees, in the merger agreement, Heritage Bank agrees that it intends to offer employment to all such employees and does not intend to terminate any such employee at the bank merger.

Effective as of the closing date of the bank merger, each full-time employee of Stratford Bank continuing his or her employment with Heritage Bank will either:

•

become eligible for and entitled to participate in Heritage Bank’s benefit plans on the same terms and subject to the same conditions as all other similarly-situated employees of Heritage Bank, or

•

remain eligible under existing benefit plans of Stratford Bank, as applicable, during a transition period following the bank merger closing for which Heritage Bank will determine whether to continue such existing benefit plan as Heritage Bank’s benefit plan or make an alternative benefit plan available to such employees.

To the extent employees participate in any benefit plans of Stratford Bank, they will be given credit for amounts paid under a corresponding benefit plan during the plan year in which the bank merger occurs for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of such Heritage Bank benefit plan for the plan year in which the bank merger occurs.  For purposes of determining eligibility to participate in and, where applicable, vesting under Heritage Bank’s applicable retirement savings plan, short-term disability plans and vacation policy, each employee will receive past service credit for his or her prior employment with Stratford Bank as if such employee had then been employed by Heritage Bank.  Heritage Bank reserves the right to change or terminate its employee benefit plans at any time.

401(k) Elective Deferral Plans

Each bank maintains a 401(k) Elective Deferral Plan for the benefit of its employees.  Promptly following the holding company merger, Heritage Bank will merge Stratford Bank’s 401(k) Elective Deferral Plan with and into Heritage Bank’s 401(k) Elective Deferral Plan, and file Form 5310-A (Notice of Plan Merger or Consolidation, Spin-off or Transfer of Plan Assets or Liabilities; Notice of Qualified Separate Lines of Business) with the appropriate federal regulatory agency.

Heritage Bank Employee Stock Ownership Plan

Spencer Bancorporation is the Plan Sponsor of the Heritage Bank Employee Stock Ownership Plan (“HB ESOP”).  Immediately upon the holding company merger, Stratford Bancshares will assume the responsibilities of the Plan Sponsor under the HB ESOP.  Immediately prior to the holding company merger, Spencer Bancorporation and Heritage Bank will make the necessary amendments and modifications to the HB ESOP to facilitate and accommodate the transfer to and assumption by Stratford Bancshares of the HB ESOP for the benefit of the employees of Heritage Bank and Stratford Bank effective upon the holding company merger.

Employee Agreement Expenses

Each party is required to fully expense and reflect as such on its closing balance sheets and income statements as of the closing all payments made or to be made under all deferred compensation agreements, employment agreements, severance agreements, change in control agreements, split dollar insurance plans and other similar agreements between the party and any employee which contain severance provisions or other payout provisions that authorize those employees to receive such payments in connection with a termination of employment resulting from or following the consummation of the merger or bank merger, whether before, at or after the closing date.  Each party is responsible for the payment of any expenses incurred by it with respect to any employee of such party becoming an employee of Heritage Bank following the bank merger.

Other Employee Related Expenses and Benefits

Stratford Bank is required fully expense and reflect as such on its closing balance sheets and income statement as of the closing and the related statements of income, changes in shareholders’ equity and cash flows for the period then ended as of the closing all bonus payments, paid time off (“PTO”), vacation payments, retention bonuses and any other payments that should be accrued by Stratford Bank and paid to any employee of Stratford Bank prior to or at the closing.  Heritage Bank will be responsible for the payment of any expenses incurred by it with respect to any employee of Stratford Bank becoming an employee of Heritage Bank after the bank merger, and will honor any allocated PTO for 2016 earned by an employee of Stratford Bank, in accordance with the Stratford Bank employee handbook dated January, 2016, and not used prior to the bank merger.

Confidentiality

Stratford Bancshares and Spencer Bancorporation entered into a Confidentiality Agreement dated December 9, 2015, and agreed to continue to be bound by the Confidentiality Agreement during the term of the letter of intent and the negotiations of the merger agreement.  Under the merger agreement, all parties agree that each party will keep in strict confidence and either return or destroy (and certify in writing as to such destruction) all documents containing any information concerning the properties, business, and assets of the other parties that may have been obtained in the course of negotiations or examination of the affairs of the other party either prior or subsequent to the execution of the merger agreement (other than such information as shall be in the public domain or otherwise ascertainable from public or outside sources), except to the extent that disclosure is required by judicial process or governmental or regulatory authorities or to the extent that retention of such documents is required by applicable laws, rules or regulations governing record retention.

Conditions to the Merger

Under the merger agreement, Stratford Bancshares is not obligated to complete the merger unless the following conditions are satisfied or waived:

•

the representations and warranties of Spencer Bancorporation and Heritage Bank contained in the merger agreement that are qualified by materiality are true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger, and all those not qualified by materiality shall be true and correct as of the date of the merger agreement and the closing date, except to the extent the representations and warranties speak as of an earlier date, they shall be tested as of such earlier date;

•

Spencer Bancorporation and Heritage Bank perform in all material respects all agreements contained in the merger agreement to be performed by them at or before the closing date of the merger;

•

the merger, the bank merger and the relocation of the main branch of Heritage Bank to Marshfield, Wisconsin has been approved by all appropriate governmental authorities having jurisdiction over the transactions, and all waiting periods relating to the approvals have expired;

•

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there is no motion for rehearing or appeal from approval of the mergers from any governmental agency or any suit or action seeking to enjoin the mergers or to obtain substantial damages with respect to the mergers;

•

Stratford Bancshares receives the requisite approval of its shareholders required to amend its articles of incorporation to increase its authorized stock;

•

Spencer Bancorporation obtains shareholder approval for the merger, including approval by the Trustee of Heritage Bank’s ESOP;

•

 Spencer Bancorporation and Heritage Bank have obtained all consents, permissions and approvals required to consummate the merger under any agreements, contracts, appointments, indentures, plans, trusts or other arrangements with third parties, except for which failure to obtain the consents, permissions and approvals would not, result in a material adverse effect on the financial condition, assets, liabilities, business or results of operations of Spencer Bancorporation or Stratford Bank;

•

no more outstanding shares of Spencer Bancorporation as of the closing date of the merger are eligible to exercise dissenters’ rights;

•

the proper officers of Spencer Bancorporation have executed and delivered to Stratford Bancshares the Articles of Merger, in a form suitable for filing with DFI, and shall have delivered all other certificates, statements or instruments as may be necessary or appropriate for such filing;

•

no suit or other action shall have been instituted or threatened in writing seeking to enjoin the consummation of the merger transaction or to obtain relief in connection with the merger agreement and the merger transaction that Stratford Bancshares and Heritage Bank believe, in good faith and with written advice from outside counsel, makes it inadvisable to consummate the merger transactions by reason of the probability that the proceeding would result in the issuance of an order enjoining the merger transactions or in a determination that Spencer Bancorporation or Stratford Bank has failed to comply with legal requirements in connection with the merger that would have a material adverse effect on Spencer Bancorporation or Stratford Bank;

•

receipt by Stratford Bancshares of an opinion of counsel from Boardman & Clark LLP as counsel for Spencer Bancorporation, dated as of the closing date and in the form required by the merger agreement;

•

no event has occurred which has a material adverse effect on Spencer Bancorporation and Stratford Bank;

•

delivery by Spencer Bancorporation, five days prior to the closing date, balance sheets for Spencer Bancorporation and Heritage Bank reflecting Spencer Bancorporation’s good faith estimate of the accounts of Spencer Bancorporation and Heritage Bank, respectively, that include the requirements set forth in the merger agreement;

•

except as otherwise permitted or required under the merger agreement, the total consolidated capital of Spencer Bancorporation and Heritage Bank as of the closing is not less than the reported consolidated capital for Spencer Bancorporation and Heritage Bank as of March 31, 2016, and Spencer Bancorporation has contributed the core equity required of it under the merger agreement; and

•

the closing occurs on or before March 31, 2017, unless extended by mutual agreement.

Spencer Bancorporation is not obligated to complete the merger unless the following additional conditions are satisfied or waived:

•

the representations and warranties of Stratford Bancshares and Stratford Bank contained in the merger agreement that are qualified by materiality are true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger, and all those not qualified by materiality shall be true and correct as of the date of the merger agreement and the closing date, except to the extent the representations and warranties speak as of an earlier date, they shall be tested as of such earlier date;

•

Stratford Bancshares and Stratford Bank perform in all material respects all agreements contained in the merger agreement to be performed by them at or before the closing date of the merger;

•

the merger, the bank merger and the relocation of the main branch of Heritage Bank to Marshfield, Wisconsin has been approved by all appropriate governmental authorities having jurisdiction over the transactions, and all waiting periods relating to the approvals have expired;

•

there is no motion for rehearing or appeal from approval of the mergers from any governmental agency or any suit or action seeking to enjoin the mergers or to obtain substantial damages with respect to the mergers;

•

Stratford Bancshares receives the requisite approval of its shareholders required to amend its articles of incorporation to increase its authorized stock;

•

Spencer Bancorporation obtains shareholder approval for the merger, including approval by the Trustee of Heritage Bank’s ESOP;

•

the proper officers of Stratford Bancshares have executed and delivered to Spencer Bancorporation the Articles of Merger, in a form suitable for filing with DFI, and shall have delivered all other certificates, statements or instruments as may be necessary or appropriate for such filing;

•

no suit or other action shall have been instituted or threatened in writing seeking to enjoin the consummation of the merger transaction or to obtain relief in connection with the merger agreement and the merger transaction that Stratford Bancshares and Stratford Bank believe, in good faith and with written advice from outside counsel, makes it inadvisable to consummate the merger transactions by reason of the probability that the proceeding would result in the issuance of an order enjoining the merger transactions or in a determination that Spencer Bancorporation or Heritage Bank has failed to comply with legal requirements in connection with the merger that would have a material adverse effect on Spencer Bancorporation or Stratford Bank;

•

Jeffery J. Lappe enters into an employment agreement, which contains non-compete provisions, with Stratford Bank and its successors and assigns;

•

receipt by Spencer Bancorporation of an opinion of counsel from Ruder Ware LLSC, as counsel for Stratford Bancshares, dated as of the closing date and in the form required by the merger agreement;

•

delivery by Stratford Bancshares, five days prior to the closing date, balance sheets for Stratford Bancshares and Stratford Bank reflecting Stratford Bancshares’ good faith estimate of the accounts of for Stratford Bancshares and Stratford Bank, respectively, that include the requirements set forth in the merger agreement;

•

Heritage Bank has issued the special dividend to Spencer Bancshares, and Spencer Bancshares has issued a special dividend in an equal amount to its shareholders, all in accordance with the merger agreement;

•

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except as otherwise permitted or required under the merger agreement, the total consolidated capital of for Stratford Bancshares and Stratford Bank as of the closing is not less than the reported consolidated capital for Stratford Bancshares and Stratford Bank as of March 31, 2016, and for Stratford Bancshares has contributed the core equity required of it under the merger agreement; and

•

the closing occurs on or before March 31, 2017, unless extended by mutual agreement.

Termination of the Merger Agreement

Before or after Spencer Bancorporation shareholders approve the merger agreement, it may be terminated:

•

by written agreement between Stratford Bancshares and Spencer Bancorporation;

•

by Stratford Bancshares or Spencer Bancorporation if the merger has not been consummated before March 31, 2017, unless extended by the parties;

•

by Stratford Bancshares by written notice to Spencer Bancorporation, if Spencer Bancorporation breaches any representation, warranty, covenant, obligation or other agreement contained in the merger agreement that (i) would cause a condition to Stratford’s obligation to consummate the merger to not be satisfied, (ii) cannot be or has not been cured prior to the earlier to occur of (x) 30 days after the giving of written notice to Spencer Bancorporation of such breach or (y) March 31, 2017 (unless extended), and (iii) Stratford Bancshares has not waived such condition;

•

by Spencer Bancorporation by written notice to Stratford Bancshares, if Stratford Bancshares breaches any representation, warranty, covenant, obligation or other agreement contained in the merger agreement that (i) would cause a condition to Stratford’s obligation to consummate the merger to not be satisfied, (ii) cannot be or has not been cured prior to the earlier to occur of (x) 30 days after the giving of written notice to Stratford Bancshares of such breach or (y) March 31, 2017 (unless extended), and (iii) Spencer Bancorporation has not waived such condition;

•

by Spencer Bancorporation by written notice to Stratford Bancshares, if (i) any condition to Stratford Bancshares’ obligation to consummate the merger is not satisfied or if satisfaction of such a condition is or becomes impossible (other than through the failure of Spencer Bancorporation or Heritage Bank to comply with its obligations under the merger agreement); and (ii) Spencer Bancorporation has not waived such condition;

•

by Stratford Bancshares by written notice to Spencer Bancorporation, if (i) any condition to Spencer Bancorporation’s obligation to consummate the merger is not satisfied or if satisfaction of such a condition is or becomes impossible (other than through the failure of Stratford Bancshares or Stratford Bank to comply with its obligations under the merger agreement); and (ii) Spencer Bancorporation has not waived such condition;

•

by Spencer Bancorporation  or by Stratford Bancshares if a Superior Acquisition Proposal from a third party is accepted by Spencer Bancorporation or consummated, in each case by written notice to the other party;

•

by Stratford Bancshares or by Spencer Bancorporation if a Superior Acquisition Proposal from a third party is accepted by Stratford Bancshares or consummated, in each case by written notice to the other party.

Superior Acquisition Proposal is defined above in the section entitled “Description of the Merger Agreement—No Solicitation of or Discussions Relating to an Acquisition Proposal.”  Any termination of this Agreement shall not affect any rights accrued prior to such termination. In the event of termination and abandonment by any party, written notice must be given to the other party describing the basis for the termination.

Termination Fees Payable by Spencer Bancorporation.  Each party has agreed to pay a termination fee of $150,000 plus up to $75,000 in reasonable documented out-of-pocket expenses and costs to the other if the merger agreement is terminated by such party under the following circumstances:

•

Spencer Bancorporation will pay the fee to Stratford Bancshares in the event Spencer Bancorporation either:

o

withdraws, modifies or otherwise changes in a manner adverse to Stratford Bancshares, Spencer Bancorporation’s recommendations to its shareholders with respect to the merger agreement and merger; and/or

o

terminates the merger agreement in order to concurrently enter into an agreement with respect to any Superior Acquisition Proposal.

•

Stratford Bancshares will pay the fee to Spencer Bancorporation in the event Stratford Bancshares terminates the merger agreement in order to concurrently enter into an agreement with respect to any Superior Acquisition Proposal.

In the case a termination fee is paid, such sums will constitute liquidated damages and the receipt of such fee will be the receiving party’s sole and exclusive remedy under the merger agreement for the termination by the other party.

Amendment

The merger agreement may be amended in writing by the parties.  To date, it has not been amended.

DESCRIPTION OF THE VOTING AGREEMENT

The following is a brief summary of various material provisions of the voting agreement with Spencer Bancorporation directors. Because it is a summary, it does not contain all the information that may be important to you.  You should read carefully the form of voting agreement, which is attached as Appendix E.

Each director of Spencer Bancorporation has executed a voting agreement, in which each such director agrees to vote all of his or her shares of Spencer Bancorporation common stock in favor of the merger and merger agreement.  These agreements may have the effect of discouraging third parties from making a competing acquisition proposal for Spencer Bancorporation or Stratford Bank.  The following is a brief summary of the material provisions of the agreements:

•

The director agrees to vote, or cause to be voted, in person or by proxy, all of the Spencer Bancorporation common stock as to which he or she owns beneficially or of record in favor of the merger.

•

The director agrees, except for certain specific transfers set forth in the voting agreement, not to sell, assign, transfer or dispose of any of his or her Spencer Bancorporation common stock until the closing date of the merger without prior written consent of Stratford Bancshares, as applicable.

The Spencer Bancorporation directors who have entered into voting agreements together hold 6,832 shares representing approximately 8.12% of the total voting power of Spencer Bancorporation common stock.

The voting agreements will terminate upon the earlier of (a) the effective time of the merger or (b) the date on which the merger agreement is terminated in accordance with its terms, or (c) two years from the date of the voting agreement.  Upon such termination, no party shall have any further obligations or liabilities under the voting agreements; provided that termination shall not relieve any party from liability for any breach of the voting agreements prior to such termination.

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Item 8

DESCRIPTION OF PROPERTY

Stratford Bancshares

Stratford Bancshares’ main office, which is the holding company headquarters, is located at 307 North Weber Avenue, Stratford, Wisconsin 54484.  This is also the main office and sole location of Stratford Bank, which is a full service banking and financial services office.  Details regarding this location are set forth below:

Address	Ownership	Sq. Ft.	% Occupied	Year Built
307 North Weber Avenue Stratford, Wisconsin 54484	Bank	5,520	100%	1973

Spencer Bancorporation

Spencer Bancorporation’s main office, which is the holding company headquarters, is located at 201 West Clark Street, Spencer, Wisconsin 54479.  This is also the main office of Heritage Bank, which also has a branch office in Marshfield, Wisconsin.  Each bank location is a full service banking and financial services office. Details regarding these two locations are set forth below:

Address	Ownership	Sq. Ft.	% Occupied	Year Built
201 West Clark Street Spencer, Wisconsin 54479	Bank	7,194	100%	1959
907 North Central Avenue #1 Marshfield, Wisconsin 54449	Bank	9,704	100% (71% by Heritage, 29% by third parties)	1994

After the Merger and Bank Merger

After the merger and bank merger are consummated, the main office of Stratford Bancshares will be located at 307 North Weber Avenue, Stratford, Wisconsin 54484, the main office of Heritage Bank will be located at 907 North Central Avenue #1, Marshfield, Wisconsin, and Stratford Bank’s office in Stratford, Wisconsin will become a branch of Heritage Bank.

Item 9

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

STRATFORD BANCSHARES

Stratford Bancshares, incorporated in Wisconsin in 1986, is a one-bank holding company organized for the purpose of holding 100% of the outstanding stock of its wholly own subsidiary Stratford Bank. Stratford Bank was formed with the express purpose of providing financial services to clients in the markets it serves.

Stratford Bank is a full service community bank offering a wide range of services from its once location in Stratford, Wisconsin.  Services include: demand interest bearing and noninterest bearing accounts, money market deposit accounts, NOW accounts, time deposits, remote merchant deposit capture, internet banking, direct deposits, credit cards, debit cards and a full range of loans.

Stratford Bancshares’ primary trade area services customers in Central Wisconsin, including Marathon, Wood and Clark Counties.

Management’s discussion and analysis is presented to assist the reader in understanding and evaluating the financial condition and results of operations of Stratford Bancshares.  The analysis focuses on the consolidated financial statements, footnotes, and other financial data presented.  The discussion highlights material changes from prior reporting periods and any identifiable trends which may affect Stratford Bancshares.  Amounts have been rounded for presentation purposes. This discussion and analysis should be read in conjunction with the Stratford Bancshares financial statements attached as Appendix F.

Critical Accounting Policies

General

Stratford Bancshares’ financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The financial information contained within the statements is, to a significant extent, financial information that is based on measures of the financial effects of transactions and events that have already occurred. A variety of factors could affect the ultimate value that is obtained either when earning income, recognizing an expense, recovering an asset or relieving a liability. Stratford Bancshares uses historical loss factors as one factor in determining the inherent loss that may be present in its loan portfolio. Actual losses could differ significantly from the historical factors that are used. The fair value of the investment portfolio is based on period end valuations but changes daily with the market. In addition, GAAP itself may change from one previously acceptable method to another method. Although the economics of these transactions would be the same, the timing of events that would impact these transactions could change.

Securities Impairment

Stratford Bancshares monitors the investment portfolio for impairment on an individual security basis and has a process in place to identify securities that could have a potential impairment that is other than temporary. This process involves analyzing the length of time and the extent to which the fair value has been less than the amortized cost basis, the market liquidity for the security, the financial condition of the issuer and Stratford Bancshares’ intent and ability to hold the investment for a period of time sufficient to recover the temporary impairment. A decline in value due to a credit event that is considered other than temporary is recorded as a loss in non-interest income.

Overview

Net income for the nine months ended September 30, 2016 was $530,168, or $5.69 per share, compared to $441,321 or $4.75 per share, in the same period in 2015, an increase of 19.8%. Noninterest income increased by $19,475; essentially flat year-over-year.  Noninterest expense decreased by $62,415 during the same period.

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In thousands	September 30, 2016	September 30, 2015	December 31, 2015

Net Income from Bank Operations	$532,471	$443,701	$653,354
Income from Parent Company Activities	(2,303)	(2,380)	(2,427)
Net Income	$530,168	$441,321	$650,927

Results of Operations

As shown in Table I below, the 2016 year to date net interest income increased $47,182, or 2.1%, compared to the same period in 2015.  The year to date yield on earning assets decreased .03%, while the cost of funds remained essentially flat compared to the same period in 2015.  As a result of these changes the net interest margin showed a decrease of .036%. The decrease in the yield on earning assets resulted from a lower level of higher yielding loans and an increased level of lower yielding interest bearing deposit balances from other banks.

The Interest Sensitivity Analysis contained in Table II below indicates Stratford Bancshares is in a liability sensitive position in the one year time horizon.  This would indicate that in a rising rate environment net interest income and net interest margin would decrease as a result of assets repricing faster than liabilities. As the notes to the table indicate, the data was based in part on assumptions as to when certain assets or liabilities would mature or reprice. Approximately 40% of rate sensitive assets and 52% of rate sensitive liabilities are subject to repricing within one year. Liquid assets have been used to pay off maturing long term time deposits, which when coupled with depositors reluctance to tie up funds at historically low rates has resulted in the decrease in the positive GAP position in the one year time period.

Noninterest income increased $19,475 for the nine month period ended September 30, 2016, remaining essentially flat year-over-year.

Noninterest expense increased $62,415 for the nine month period ended September 30, 2016 as compared to 2015. Stratford Bancshares’ operating costs have always compared favorably to the peer group (Bank holding companies with consolidated assets of less than $300 million) due to an excellent asset to employee ratio.

Balance Sheet

Interest Bearing Bank Deposits

Stratford Bancshares’ subsidiary bank invests a portion of its excess liquidity in interest bearing bank deposits. Such deposits offer daily liquidity and pay market rates of interest that at quarter end were benchmarked at .25% to .50% as of September 30, 2016, by the Federal Reserve. Actual rates received vary slightly based upon money supply and demand among banks. Balances in interest bearing bank deposits have increased since year end due to reductions in the loan portfolio.

Securities

Available for sale securities are carried at fair value with unrealized gains and losses excluded from earnings and reported separately in other comprehensive income (loss); however, Stratford Bancshares currently has historically held all of its securities to maturity.  Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method. They are included in non-interest income or expense and when applicable are reported as a reclassification adjustment in other comprehensive income (loss).

The securities portfolio is made up of primarily mortgage-backed securities and CMOs with an average portfolio life of just less than five years.  This short average life results in less portfolio volatility and positions Stratford Bank to reposition assets in response to rising rates.  There are no scheduled maturities remaining in 2016.

Loan Portfolio

The loan portfolio of $56,284,497 increased by $3.4 million at September 30, 2016, compared to December 31, 2015.  The land development loans increased by $.9 million, real estate construction and commercial real estate decreased by $1.1 million, commercial increased by $.5 million, residential and multi-family real estate increased by $1.8 million, and all other increased by $1.3 million.

Nonperforming loans include nonaccrual loans, loans 90 days or more past due and restructured loans.   Nonaccrual loans are loans on which interest accruals have been suspended or discontinued permanently.  Nonperforming loans totaled $1,559 at September 30, 2016 compared to $1,360 at December 31, 2015.  Although the potential exists for loan losses, management believes the bank is generally well secured and continues to actively work with its customers to effect payment.  As of both September 30, 2016 and December 31, 2015, Stratford Bancshares held no real estate that was acquired through foreclosure.

The following is a summary of information pertaining to risk elements and nonperforming loans (in thousands):

Nonaccrual Loans	September 30, 2016	September 30, 2015	December 31, 2015

Land Development	$ 0	$ 0	$ 0
Real Estate Construction	0	0	0
Existing Commercial Real Estate	374	0	0
Commercial/Industrial	26	445	414
Residential Real Estate/Multi-Family	292	292	292
Consumer Loans	2	0	34
Total Nonperforming Loans	$694	$765	$740

Restructured Loans Current and Performing:

Land Development	$ 0	$ 0	$ 0
Real Estate Construction	0	0	0
Existing Commercial Real Estate	455	475	470
Commercial/Industrial	264	0	0
Residential Real Estate/Multi-Family	0	0	0
Agriculture	146	0	150
Total Restructured Loans Current and Performing	$865	$625	$620

Nonperforming loans as a percentage of total loans	2.8%	2.6%	2.6%

Allowance for loan and lease losses to nonperforming loans	.54%	.65%	.68%

Allowance for Loan Losses

The allowance for loan losses (hereinafter referred to as “allowance”) is an estimate of loan losses inherent in Stratford Bank’s loan portfolio.  The allowance is established through a provision for loan losses which is charged to expense.  Additions to the allowance are expected to maintain the adequacy of the total allowance after loan losses and loan growth.  Loan losses are charged off against the allowance when Stratford Bank determines the loan balance to be uncollectible.  Cash received on previously charged off amounts is recorded as a recovery to the allowance.

The allowance consists of two primary components, general reserves and specific reserves related to impaired loans.  The general component covers non-impaired loans and is based on historical losses adjusted for current factors.  The

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historical loss experience is determined by portfolio segment and is based on a weighted average of the actual loss history experienced by Stratford Bank over the most recent four years.  Stratford Bank places more emphasis, or weight, on the more current quarters in the loss history period.  This actual loss experience is adjusted for economic factors based on the risks present for each portfolio segment.  These economic factors include consideration of the following:  levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations.  These factors are inherently subjective and are driven by the repayment risk associated with each portfolio segment.

The loan is considered impaired when, based on current information and events, it is probable that Stratford Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is generally measured on a loan by loan basis by either the present value of the expected future cash flows discounted at the loans’ effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Under certain circumstances, Stratford Bank will provide borrowers relief through loan restructuring.  A restructuring of debt constitutes a trouble debt restructuring (“TDR”) if Stratford Bancshares for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider.  Restructured loans typically present an elevated level of credit risk as the borrowers are not able to perform according to the original contractual terms.  Loans that are reported as TDRs are considered impaired and measured for impairment as described above.  TDR concessions can include reduction of interest rates, extension of maturity dates, forgiveness of principal or interest due, or acceptance of other assets in full or partial satisfaction of the debt.  Restructured loans can involve loans remaining on nonaccrual, moving to nonaccrual, or continuing on accrual status, depending on the individual facts and circumstances of the borrower.  Nonaccrual restructured loans are included and treated with other nonaccrual loans.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.  Accordingly, Stratford Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

Stratford Bank maintains a separate general valuation allowance for each portfolio segment.  These portfolio segments include land development, real estate construction, commercial real estate, commercial/industrial, and residential/multi-family real estate.

The allowance for loan losses of $848,000 at September 30, 2016 is equal to 1.5% of total loans. This compares to an allowance of $918,000 (1.7%) at December 31, 2015.  Based on the evaluation of the loan portfolio described above, management has funded the allowance a total of $5,000 in the first nine months of 2016.  Net charge-offs year to date totaled $75,000.

Deposits

Stratford Bank’s main source of funding is comprised of deposits received from individuals, governmental entities and businesses located within Stratford Bank’s service area.  Deposit accounts include demand deposits, savings, money market and certificates of deposit.  Total deposits have increased $767,000 since December 31, 2015.  Time deposits decreased $196,000 during this period while demand deposits and savings deposits increased $963,000.  The increase in demand deposits and savings deposits is a result of new account growth during the year.  As of September 30, 2016, Stratford Bank held brokered deposits totaling $17,747,000.  As of December 31, 2015, brokered deposits totaled $16,549,000.

Debt

Stratford Bancshares’ debt consists of the following components:

	September 30, 2016	September 30, 2015	December 31, 2015

Line of credit	$ 0	$ 0	$ 0
Subordinated debentures	0	0	0
Trust preferred securities	0	0	0
Capital lease	0	0	0

Since December 31, 2015 scheduled principal payments on outstanding debt totaled $0. A total of $0 was paid on the line of credit and $0 on the capital lease.

Capital

Stratford Bancshares seeks to maintain a strong capital base to expand facilities, promote public confidence, support current operations and grow at a manageable level.

As of September 30, 2016, Company total risk based capital and Tier I common equity ratios were 20.91% and 19.68%, respectively, as compared to year end of 20.82% and 19.56%, respectively. For the same period, Stratford Bank-only total risk based capital and Tier I common equity ratios were 20.91% and 19.68%, respectively, as compared to year end of 20.82% and 19.56%, respectively. For both Stratford Bancshares and Stratford Bank these ratios are in excess of required regulatory minimums to be considered “adequately capitalized”.

Liquidity

Liquidity is the ability to meet present and future financial obligations through either the sale or maturity of existing assets or the acquisition of additional funds through liability management. Liquid assets include cash, interest-bearing deposits with banks, investments and loans maturing within one year.  Stratford Bancshares’ ability to obtain deposits and purchase funds at favorable rates determines its liquidity exposure.  As a result of Stratford Bancshares’ management of liquid assets and the ability to generate liquidity through liability funding, management believes that Stratford Bancshares maintains overall liquidity sufficient to satisfy its depositors’ requirements and meet its customers’ credit needs.

Additional sources of liquidity available to Stratford Bancshares include, but are not limited to, loan repayments, the ability to obtain deposits through the adjustment of interest rates and the purchasing of federal funds.  To further meet its liquidity needs, Stratford Bancshares’ subsidiary bank also maintains a line of credit with its primary correspondent financial institution.  Stratford Bank also has lines of credit with the Federal Reserve Bank of Chicago and the Federal Home Loan Bank of Chicago that allow for secured borrowings.

Interest Rate Sensitivity

In conjunction with maintaining a satisfactory level of liquidity, management must also control the degree of interest rate risk assumed on the balance sheet.  Managing this risk involves regular monitoring of interest sensitive assets relative to interest sensitive liabilities over specific time intervals. Stratford Bank monitors its interest rate sensitivity periodically and makes adjustments as needed. There are no off balance sheet items that will impair future liquidity.

As of September 30, 2016, Stratford Bank had a cumulative Gap Rate Sensitivity Ratio of (.97%) for the one year repricing period. This generally indicates that earnings would decrease in an increasing interest rate environment as liabilities reprice more quickly than assets. However, in actual practice, this may not be the case as balance sheet leverage, funding needs and competitive factors within the market could dictate the need to raise deposit rates more quickly.  Management constantly monitors Stratford Bank’s interest rate risk and has decided the current position is acceptable for its current capital position.

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A summary of asset and liability repricing opportunities is shown in Table II, below

Effect of Newly Issued Accounting Standards

To the knowledge of management accounting standards that have been issued by the FASB or other standards-setting bodies are not expected to have a material effect on Stratford Bancshares’ financial position, result of operations or cash flows.

TABLE I

Stratford Bancshares, Inc. and Subsidiaries

Net Interest Margin Analysis

(Dollar Amounts in Thousands)

(Unaudited)

	Nine Months Ended			Nine Months Ended			Year Ended
	September 30, 2016			September 30, 2015			December 31, 2015
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Rates	Balance	Expense	Rates	Balance	Expense	Rates
Assets
Investment securities	$ 40,763	731	2.80	$ 37,181	634	2.78	$ 37,917	903	2.77
Loans(1)	54,007	1,884	4.65	54,065	1,902	4.73	53,747	2,545	4.75
Interest bearing deposits	3,014	46	2.06	2,786	31	1.52	2,872	46	1.94
Total interest earning assets	$ 97,784	2,661		$ 94,032	2,567		$ 94,536	3,494

Allowance for loan losses	(890)			(836)			(849)
Other assets	11,661			10,650			11,362
Total Assets	$108,555			$103,846			$105,049

Liabilities
NOW & MMDA	$ 20,894	60.09		$ 21,475	59.09		$ 21,524	77.09
Time deposits	52,664	278.59		52,658	279.62		52,699	377.62
Total interest-bearing deposits	$ 73,664	338		$ 74,133	338		$ 74,223	454
Other borrowings	6,608	35		3,300	23		4,026	23
Total interest bearing liabilities	$ 80,272	373		$ 77,433	361		$ 78,249	477

Non-interest bearing deposits	$ 11,003			$ 9,067			$ 9,861
Other liabilities	2,876			3,363			2,889
Total liabilities	$ 94,151			$ 89,863			$ 90,998
Shareholders’ equity	14,404			13,983			14,050
Total liabilities and equity	$108,555			$103,846			$105,049

Net interest income	$ 2,288			$ 2,227			$ 3,017
Interest rate spread(2)	2.26%			2.29%			3.06%
Net interest margin	2.98%			3.02%			3.00%
Ratio of interest-earning assets to interest-bearing liabilities	1.22%			1.21%			1.21%
(1)Includes loan fee income, non-accruing loan balances and interest received on such loans.
(2)Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

TABLE II

Stratford Bancshares, Inc. and Subsidiaries

Interest Sensitivity Analysis

September 30, 2016

(In Thousands of Dollars)

(Unaudited)

The following table presents Stratford Bank’s interest sensitivity.

	0 – 3	4 – 12	1 – 4	Over 4	Not
	Months	Months	Years	Years	Classified	Total

Uses of funds
Commercial Loans	$ 1,445	$ 4,047	$ 2,936	$ 372	$ 8,207	$ 8,800
Residential Loans	872	2,340	4,418	2,877	10,008	10,509
Commercial RE Loans	4,170	4,469	6,690	1,493	16,010	17,092
PRA	0	0	0	0	0	0
Cash & Due	24	0	0	0	24	24
Securities	4,091	4,139	18,840	17,101	44,171	44,171
Total	$10,602	$14,995	$33,154	$21,843	$78,420	$80,596

Sources of funds
Interest bearing deposits	$ 2,461	$ 7,383	$12,536	$ 0		$$22,380
Certificates of deposit greater than $250,000
Certificates of deposit $100,000 - $250,000	4,336	11,175	10,261	2,695		28,467
Certificates of deposit less than $100,000	7,387	18,084	12,136	21,805		10,412
Capitalized lease payable	0	0	0	0		0
Long-term borrowings	2,000	1,500	1,900	500		5,900
Total	$16,184	$38,142	$36,833	$ 6,000		$$97,159

Cumulative Gap	$ 3,809	$(1,059)	$(3,733)	$21,172

Ratio of Cumulative Gap to Total Assets	3.8%	(.97%)	(3.7%)	19.42%

Table II reflects the earlier of the maturity or repricing dates for various assets and liabilities as of September 30, 2016.  In preparing the above table, no assumptions were made with respect to loan prepayments. Loan principal payments are included in the earliest period in which the loan matures or can reprice.  Proceeds from the redemption of investments and deposits are included in the period of maturity.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SPENCER BANCORPORATION

Spencer Bancorporation, incorporated in Wisconsin in 1982, is a one-bank holding company organized for the purpose of holding 100% of the outstanding stock of its wholly own subsidiary Heritage Bank. Heritage Bank was formed with the express purpose of providing financial services to clients in the markets it serves.

Heritage Bank is a full service community bank offering a wide range of services from its once location in Stratford, Wisconsin.  Services include: demand interest bearing and noninterest bearing accounts, money market deposit accounts, NOW accounts, time deposits, remote merchant deposit capture, internet banking, direct deposits, credit cards, debit cards and a full range of loans.

Spencer Bancorporation’s primary trade area services customers in Central Wisconsin, including Marathon, Wood and Clark Counties.

Management’s discussion and analysis is presented to assist the reader in understanding and evaluating the financial condition and results of operations of Spencer Bancorporation.  The analysis focuses on the consolidated financial statements, footnotes, and other financial data presented.  The discussion highlights material changes from prior reporting periods and any identifiable trends which may affect Spencer Bancorporation.  Amounts have been rounded for presentation purposes. This discussion and analysis should be read in conjunction with the Spencer Bancorporation financial statements attached as Appendix G.

Critical Accounting Policies

General

Spencer Bancorporation’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The financial information contained within the statements is, to a significant extent, financial information that is based on measures of the financial effects of transactions and events that have already occurred. A variety of factors could affect the ultimate value that is obtained either when earning income, recognizing an expense, recovering an asset or relieving a liability. Spencer Bancorporation uses historical loss factors as one factor in determining the inherent loss that may be present in its loan portfolio. Actual losses could differ significantly from the historical factors that are used. The fair value of the investment portfolio is based on period end valuations but changes daily with the market. In addition, GAAP itself may change from one previously acceptable method to another method. Although the economics of these transactions would be the same, the timing of events that would impact these transactions could change.

Securities Impairment

Spencer Bancorporation monitors the investment portfolio for impairment on an individual security basis and has a process in place to identify securities that could have a potential impairment that is other than temporary. This process involves analyzing the length of time and the extent to which the fair value has been less than the amortized cost basis, the market liquidity for the security, the financial condition of the issuer and Spencer Bancorporation’s intent and ability to hold the investment for a period of time sufficient to recover the temporary impairment. A decline in value due to a credit event that is considered other than temporary is recorded as a loss in non-interest income.

Overview

Net income for the nine months ended September 30, 2016 was $579,921 or $6.89 per share, compared to $540,538 or $6.42 per share in the same period in 2015, an increase of 7.3%. Noninterest income did not increase as a result the recognition of gains from the sale of securities.  Noninterest expense exclusive of extraordinary expenses remained flat during the same period.

In thousands	September 30, 2016	September 30, 2015	December 31, 2015

Net Income from Bank Operations	$598,692	$554,727	$768,424
Income from Parent Company Activities	(18,721)	(14,189)	(14,187)
Net Income	$579,921	$540,538	$754,237

Results of Operations

As shown in Table I below, the 2016 year to date net interest income increased $62,395 or 2.57% compared to the same period in 2015.  The year to date yield on earning assets increased 2.32%, while the cost of funds increased .20% compared to the same period in 2015, as a result of these changes the net interest margin showed an increase of 1.72%. The increase in the yield on earning assets resulted from an increase in the interest earned on interest bearing deposits and fed funds.

The Interest Sensitivity Analysis contained in Table II below indicates Spencer Bancorporation is in an asset sensitive position in the one year time horizon.  This would indicate that in a rising rate environment net interest income and net interest margin would increase as a result of assets repricing faster than liabilities. As the notes to the table indicate, the data was based in part on assumptions as to when certain assets or liabilities would mature or reprice. Approximately 49.57% of rate sensitive assets and 51.95% of rate sensitive liabilities are subject to repricing within one year. Liquid assets have been used to pay off maturing long term time deposits, which when coupled with depositors reluctance to tie up funds at historically low rates has resulted in the decrease in the positive GAP position in the one year time period.

Noninterest income increased $15,129 for the nine month period ended September 30, 2016.  The increase is primarily due to an increase in overdraft and ATM/POS fees.

Noninterest expense increased $7,728 for the nine month period ended September 30, 2016 as compared to 2015.  The decrease is primarily related to a higher level of Other Real Estate Owned expense in 2015.

Balance Sheet

Interest Bearing Bank Deposits

Spencer Bancorporation’s subsidiary bank invests a portion of its excess liquidity in interest bearing bank deposits. Such deposits offer daily liquidity and pay market rates of interest that at quarter end were benchmarked at .25% to .50% by the Federal Reserve. Actual rates received vary slightly based upon money supply and demand among banks. Balances in interest bearing bank deposits have increased since year end due to reductions in the loan portfolio.

Securities

Available for sale securities are carried at fair value with unrealized gains and losses excluded from earnings and reported separately in other comprehensive income (loss). Spencer Bancorporation currently has no securities designated as trading or held-to-maturity. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method. They are included in non-interest income or expense and when applicable are reported as a reclassification adjustment in other comprehensive income (loss).

As of September 30, 2016, the cost market value exceeded the market cost of securities available for sale by $159,820.  The portfolio is made up of primarily municipal bonds, agency issues, mortgage-backed securities and certificates of deposits with an average portfolio life of two and one-half years.  This short average life results in less portfolio volatility and positions Heritage Bank to reposition assets in response to rising rates.  There are no scheduled maturities remaining in 2016.

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Loan Portfolio

The loan portfolio of 76.4 million increased $4 million at September 30, 2016 compared to December 31, 2015.  Real estate construction and commercial real estate increased $742,000, commercial increased $2.3 million, residential and multi-family real estate stayed the same and all other increased by $1 million.

Nonperforming loans include nonaccrual loans, loans 90 days or more past due and restructured loans.   Nonaccrual loans are loans on which interest accruals have been suspended or discontinued permanently.  Nonperforming loans totaled $584,000 at September 30, 2016 compared to $657,000 at December 31, 2015.  Although the potential exists for loan losses, management believes the bank is generally well secured and continues to actively work with its customers to effect payment.  As of September 30, 2016, Heritage holds $327,000 of real estate which was acquired through foreclosure. This is a decrease of $36,500 compared to December 31, 2015.

The following is a summary of information pertaining to risk elements and nonperforming loans (in thousands):

Nonaccrual Loans	September 30, 2016	September 30, 2015	December 31, 2015

Land Development	$163	$ 0	$ 32
Real Estate Construction	0	0	0
Existing Commercial Real Estate	231	348	289
Commercial/Industrial	61	22	0
Residential Real Estate/Multi-Family	129	203	336
Total Nonperforming Loans	$584	$573	$657

Restructured Loans Current and Performing:

Land Development	0	0	0
Real Estate Construction	0	0	0
Existing Commercial Real Estate	0	0	0
Commercial/Industrial	0	0	0
Residential Real Estate/Multi-Family	0	0	0
Total Restructured Loans Current and Performing	0	0	0

Nonperforming loans as a percentage of total loans	.76%	.80%	.91%

Allowance for loan and lease losses to nonperforming loans	211%	217%	196%

Allowance for Loan Losses

The allowance for loan losses (hereinafter referred to as “allowance”) is an estimate of loan losses inherent in Heritage Bank’s loan portfolio.  The allowance is established through a provision for loan losses which is charged to expense.  Additions to the allowance are expected to maintain the adequacy of the total allowance after loan losses and loan growth.  Loan losses are charged off against the allowance when Heritage Bank determines the loan balance to be uncollectible.  Cash received on previously charged off amounts is recorded as a recovery to the allowance.

The allowance consists of two primary components, general reserves and specific reserves related to impaired loans.  The general component covers non-impaired loans and is based on historical losses adjusted for current factors.  The historical loss experience is determined by portfolio segment and is based on a weighted average of the actual loss history experienced by Heritage Bank over the most recent four years.  Heritage Bank places more emphasis, or weight, on the more current quarters in the loss history period.  This actual loss experience is adjusted for economic factors based on the risks present for each portfolio segment.  These economic factors include consideration of the following:  levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations.  These factors are inherently subjective and are driven by the repayment risk associated with each portfolio segment.

The loan is considered impaired when, based on current information and events, it is probable that Heritage Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is generally measured on a loan by loan basis by either the present value of the expected future cash flows discounted at the loans’ effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Under certain circumstances, Heritage Bank will provide borrowers relief through loan restructuring.  A restructuring of debt constitutes a trouble debt restructuring (“TDR”) if Spencer Bancorporation for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider.  Restructured loans typically present an elevated level of credit risk as the borrowers are not able to perform according to the original contractual terms.  Loans that are reported as TDRs are considered impaired and measured for impairment as described above.  TDR concessions can include reduction of interest rates, extension of maturity dates, forgiveness of principal or interest due, or acceptance of other assets in full or partial satisfaction of the debt.  Restructured loans can involve loans remaining on nonaccrual, moving to nonaccrual, or continuing on accrual status, depending on the individual facts and circumstances of the borrower.  Nonaccrual restructured loans are included and treated with other nonaccrual loans.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.  Accordingly, Heritage Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

Heritage Bank maintains a separate general valuation allowance for each portfolio segment.  These portfolio segments include land development, real estate construction, commercial real estate, commercial/industrial, and residential/multi-family real estate.

The allowance for loan losses of $1,232,000 at September 30, 2016 is equal to 1.61% of total loans. This compares to an allowance of $1,285,000, or 1.78% of total loans, 1.78% at December 31, 2015.  Based on the evaluation of the loan portfolio described above, management has funded the allowance a total of $20,000 in the first nine months of 2016.  Net charge-offs year to date totaled $73,000.

Deposits

Heritage Bank’s main source of funding is comprised of deposits received from individuals, governmental entities and businesses located within Heritage Bank’s service area.  Deposit accounts include demand deposits, savings, money market and certificates of deposit.  Total deposits have decreased $5.1 million since December 31, 2015.  Time deposits remained unchanged during this period while demand deposits and savings deposits decreased $5.1 million.  The decrease in demand deposits and savings deposits is a result of the typical flow of deposits into and out of Heritage Bank; the bank typically experiences an increase in deposits at the end of the first quarter of each year and in the first quarter of the following year, which then drop back to lower levels in the second and third quarters of that year.  As of September 30, 2016 Heritage Bank had no brokered deposits. As of December 31, 2015 and September 30, 2016, Heritage Bank had no brokered deposits.

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Debt

Spencer Bancorporation has no debt.  Heritage Bank has Sweep Repurchase Agreements totaling $6,834,835 with several customers whereby the bank has pledged a portion of its security portfolio as collateral to cover the balances they maintain with the bank on a daily basis.

Capital

Spencer Bancorporation seeks to maintain a strong capital base to expand facilities, promote public confidence, support current operations and grow at a manageable level.

As of September 30, 2016, Heritage Bank-only total risk based capital and Tier I common equity ratios were 17.58 and 16.33%, respectively, as compared to year end of 18.18% and 16.93%, respectively. These ratios are in excess of required regulatory minimums to be considered “adequately capitalized”.

Liquidity

Liquidity is the ability to meet present and future financial obligations through either the sale or maturity of existing assets or the acquisition of additional funds through liability management. Liquid assets include cash, interest-bearing deposits with banks, investments and loans maturing within one year.  Heritage Bank’s ability to obtain deposits and purchase funds at favorable rates determines its liquidity exposure.  As a result of Heritage Bank’s management of liquid assets and the ability to generate liquidity through liability funding, management believes that Heritage Bank maintains overall liquidity sufficient to satisfy its depositors’ requirements and meet its customers’ credit needs.

Additional sources of liquidity available to Heritage Bank include, but are not limited to, loan repayments, the ability to obtain deposits through the adjustment of interest rates and the purchasing of federal funds.  To further meet its liquidity needs, Heritage Bank has lines of credit with the Federal Reserve Bank of Chicago and the Federal Home Loan Bank of Chicago that allow for secured borrowings.

Interest Rate Sensitivity

In conjunction with maintaining a satisfactory level of liquidity, management must also control the degree of interest rate risk assumed on the balance sheet.  Managing this risk involves regular monitoring of interest sensitive assets relative to interest sensitive liabilities over specific time intervals. Heritage Bank monitors its interest rate sensitivity periodically and makes adjustments as needed. There are no off balance sheet items that will impair future liquidity.

As of September 30, 2016, Heritage Bank had a cumulative Gap Rate Sensitivity Ratio of 1.28% for the one year repricing period. This generally indicates that earnings would increase in an increasing interest rate environment as assets reprice more quickly than liabilities. However, in actual practice, this may not be the case as balance sheet leverage, funding needs and competitive factors within the market could dictate the need to raise deposit rates more quickly.  Management constantly monitors Heritage Bank’s interest rate risk and has decided the current position is acceptable for its current capital position.

A summary of asset and liability repricing opportunities is shown in Table II, below

Effect of Newly Issued Accounting Standards

To the knowledge of management accounting standards that have been issued by the FASB or other standards-setting bodies are not expected to have a material effect on Spencer Bancorporation’s financial position, result of operations or cash flows.

TABLE I

Spencer Bancorporation, Inc. and Subsidiaries

Net Interest Margin Analysis

(Dollar Amounts in Thousands)

(Unaudited)

	Nine Months Ended			Nine Months Ended			Year Ended
	September 30, 2016			September 30, 2015			December 31, 2015
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Rates	Balance	Expense	Rates	Balance	Expense	Rates
Assets
Investment securities	$ 15,483	235	2.02	$ 15,263	243	2.12	$ 15,407	324	2.10
Loans(1)	74,942	2,489	4.44	71,990	2,427	4.50	72,002	3,193	4.51
Interest bearing deposits	3,984	36	1.21	5,546	40	0.95	5,567	53	0.96
Fed Funds	2,562	7	0.40	3,259	3	0.13	3,090	5	0.15
Total interest earning assets	$ 96,971	2,767	3.82	$ 96,058	2,713	3.77	$ 96,066	3,575	3.78

Allowance for loan losses	(1,239)			(1,346)			(1,321)
Other assets	8,845			8,709			8,794
Total Assets	$104,577			$103,421			$103,539

Liabilities
NOW & MMDA	$ 36,149	112	0.42	$ 35,173	105	0.40	$ 35,563	141	0.40
Time deposits	29,536	157	0.71	31,006	167	0.72	30,679	221	0.72
Total interest-bearing deposits	$ 65,685	269	0.55	$ 66,179	272	0.55	$ 66,242	362	0.55
Other borrowings	6,103	15	0.30	5,221	12	0.30	5,213	16	0.30
Total interest bearing liabilities	$ 71,788	284	0.53	$ 71,400	284	0.53	$ 71,455	380	0.53

Non-interest bearing deposits	$ 18,853			$ 19,198			$ 19,139
Other liabilities	1,286			934			962
Total liabilities	$ 91,927			$ 91,532			$ 91,556
Shareholders’ equity	12,650			11,889			11,983
Total liabilities and equity	$104,577			$103,421			$103,539

Net interest income	$ 2,483			$ 2,429			$ 3,195
Interest rate spread(2)	2.45%			2.92%			3.19%
Net interest margin	3.55%			3.49%			3.50%
Ratio of interest-earning assets to interest-bearing liabilities	1.35%			1.35%			1.34%
(1)Includes loan fee income, non-accruing loan balances and interest received on such loans.
(2)Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

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TABLE II

Spencer Bancorporation, Inc. and Subsidiaries

Interest Sensitivity Analysis

September 30, 2016

(In Thousands of Dollars)

(Unaudited)

The following table presents Heritage Bank’s interest sensitivity.

	0 – 3	4 – 12	1 – 4	Over 4	Not
	Months	Months	Years	Years	Classified	Total

Uses of funds
Commercial Loans	3,520	3,733	3,556	3,875	0	14,684
Residential Loans	1,528	4,623	11,577	6,763	0	24,491
Commercial RE Loans	7,898	15,342	9,101	2,873	1,383	36,597
Cash & Due	1,494	1,245	249	0	2,776	5,764
Securities	3,137	879	2,428	7,956	0	14,400
Total	17,577	25,822	26,911	21,467	4,159	95,936

Sources of funds
Interest bearing deposits	0	0	23,258	0	16,084	39,342
Certificates of deposit greater than $250,000	1,763	4,080	3,786	1,706	0	11,335
Certificates of deposit less than $100,000	3,073	5,245	4,334	1,214	0	13,866
FFP/Repo/Sweep Accounts	6,835	0	0	0	0	6,835
Long-term borrowings	0	0	0	0	0	0
Total	11,671	9,325	31,378	2,920	16,084	71,378

Cumulative Gap	(17,943)	10,478	6,012	16,307
Ratio of Gap to Total Assets	(.1716)	.1002	.0575	.1560

Table II reflects the earlier of the maturity or repricing dates for various assets and liabilities as of September 30, 2016.  In preparing the above table, no assumptions were made with respect to loan prepayments. Loan principal payments are included in the earliest period in which the loan matures or can reprice.  Proceeds from the redemption of investments and deposits are included in the period of maturity.

ADDITIONAL FINANCIAL INFORMATION ABOUT THE PARTIES TO THE MERGER AND BANK MERGER

As registered bank holding companies, Spencer Bancorporation and Stratford Bancshares each files unaudited semi-annual and annual reports called “Consolidated Financial Statements for Bank Holding Companies” on Form FR Y-9SP with the Federal Reserve.  In addition, Heritage Bank and Stratford Bank each files unaudited quarterly and annual reports called “Consolidated Reports of Condition and Income” with the FDIC (each such report, a “Call Report”).

The Consolidated Financial Reports and Call Reports are prepared in accordance with regulatory instructions issued by the Federal Financial Institutions Examination Council.  The financial statements and other information in the Consolidated Financial Reports and Call Reports are not audited by independent auditors.  Because of the special supervisory, regulatory and economic policy needs served by the Consolidated Financial Reports and Call Reports, those regulatory instructions do not in all cases follow generally accepted accounting principles in the United States, including the opinions and statements of the Financial Accounting Standards Board or the Accounting Principles Board (“GAAP”).  Although Consolidated Financial Reports and Call Reports are primarily supervisory and regulatory documents, rather than financial accounting documents, and do not provide a complete range of financial disclosure, they nevertheless provide important information concerning our financial condition and results of operations and the financial condition and results of operations of Heritage Bank.

The publicly available portions of the Consolidated Financial Reports filed by Stratford Bancshares and Spencer Bancorporation are publicly available on the Federal Financial Institutions Examination Council’s website at http://www.ffiec.gov and the publicly available portions of the Call Reports filed by Heritage Bank and Stratford Bank are publicly available on the FDIC’s website at http://www.fdic.gov.

Shareholders may request a copy of Spencer Bancorporation’s Consolidated Financial Reports and Heritage Bank’s Call Reports, at no cost, by writing, telephoning or emailing Marty Reinhart at:

201 West Clark Street

Spencer, Wisconsin 54479

(715) 659-2430

martyreinhart@heritagebankwi.com

Shareholders may request a copy of Stratford Bancshares’ Consolidated Financial Reports and Stratford Bank’s Call Reports, at no cost, by writing, telephoning or emailing Jeff Lappe at:

P.O. Box 13

307 North Weber Avenue

Stratford, Wisconsin 54484

(715) 687-2411

jefflappe@stratfordbank.com

None of the organizations involved in the merger or bank merger is subject to the informational requirements of the Exchange Act, as amended, and thus do not file reports and other information with the SEC.

We have included as Appendix F Stratford Bancshares’ unaudited consolidated financial statements for the years ended December 31, 2015 and 2014, and unaudited consolidated financial statements for the six-month period ended June 30, 2016.

We have included as Appendix G Spencer Bancorporation’s unaudited consolidated financial statements for the years ended December 31, 2015 and 2014, and unaudited consolidated financial statements for the six-month period ended June 30, 2016.

Finally, included as Appendix H is pro forma financial information showing the effects of the merger and bank merger.

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Item 10

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

(a) The table below contains certain information for each of the directors, persons nominated or chosen to become directors, executive officers, persons chosen to become executive officers, and significant employees of Stratford Bancshares after the merger and Heritage Bank after the bank merger:

Name	Position with Stratford Bancshares After Merger	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:	Martin P. Reinhart, CEO(1) Jeffery J. Lappe, President(2)	63 47	1 year	N/A
Directors:

Mark L. Anderson(1)

Alan R. Bauman(1)

Bradford A. Haessly(1)

Richard L. Heinzen(1)

Michael A. Schmidt(1)

Martin P. Reinhart(1)

Jeffery J. Lappe(2)

William Dahlke(2)

Daniel Drexler(2)

Thomas Griffith(2)

Aloysius Knoll(2)

Gregory Leick(2)

Glenn Linzmeier(2)

		55 68 48 64 69 63 47 60 47 56 69 59 64	1 year	N/A
Significant Employees:	Not applicable; neither holding company currently has employees. Upon consummation of the merger, the combined holding company will have no employees.	N/A	N/A	N/A

(1)Currently with Spencer Bancorporation

(2)Currently with Stratford Bancshares

Under Stratford Bancshares’ bylaws, its board of directors is comprised of 7 directors.  In the merger agreement, Stratford Bancshares has agreed to amend its bylaws prior to the merger to allow for a board of up to 14 directors. The term of all directors is one year.  Directors up for election are elected at each annual meeting of the shareholders of Stratford Bancshares.  All executive officers are appointed to their respective positions for a one-year period by the board of directors at the annual meeting of Stratford Bancshares’ board of directors.  All of the members of Stratford Bancshares board are also shareholders of Stratford Bancshares.

Name	Position with Surviving Bank after Merger	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:	Martin P. Reinhart, CEO(1) Jeffery J. Lappe, President(2) Thomas H. Henseler, Senior VP(1) Deanna R. Krultz, VP & CFO(1) Timothy Kolstad, Senior VP(2)	63 47 63 44 64	1 year	N/A
Directors:

Mark L. Anderson(1)

Alan R. Bauman(1)

Bradford A. Haessly(1)

Richard L. Heinzen(1)

Michael A. Schmidt(1)

Martin P. Reinhart(1)

Jeffery J. Lappe(2)

William Dahlke(2)

Daniel Drexler(2)

Thomas Griffith(2)

Aloysius Knoll(2)

Gregory Leick(2)

Glenn Linzmeier(2)

		55 68 48 64 69 63 47 60 47 56 69 59 64	1 year	N/A
Significant Employees:

Paul A. Morris, VP(1)

Kathryn R. Gessert, VP, Compliance & Audit(1)

Kathleen R. Meidl, Assistant VP, H.R. Director(1)

Linda Hinrichsen, Assistant VP(1)

Timothy Hovre, VP(2)

Adam Knoll, VP(2)

Sara Wenzel, Assistant VP & Corporate Secretary(2)

Judy Landwehr, Assistant VP(2)

Monica Fleischman, Assistant VP(2)

Amanda Krautkramer, VP(2)

Adam Brubaker, Cashier(2)

Wendy Grell, Assistant Cashier(2)

Doreen Kuse, Assistant Cashier(2)

		59 62 56 52 60 30 54 62 51 35 41 44 61	N/A	N/A

(1)Currently with Heritage Bank

(2)Currently with Stratford Bank

Under Heritage Bank’s current bylaws, its board of directors is comprised of seven directors.  The term of office for all directors is one year.  Heritage Bank directors are elected at the annual meeting of the sole shareholder of Heritage Bank (after the merger, Stratford Bancshares).  All executive officers are appointed to their respective positions for a one-year period by the board of directors at the annual meeting of Heritage Bank.

One director of Spencer Bancorporation and Heritage Bank, Thomas R. Drendel, recently passed away.  For this reason, the board of directors of the combined holding company and bank each will be comprised of seven (7) former Stratford Bancshares/Stratford Bank directors and six (6) former Spencer Bancorporation/Spencer Bank directors.  Heritage Bank’s bylaws will be amended after the merger and before the bank merger to allow for the addition of the Stratford Bank directors to the combined bank board.

(b) The following family relationships exist between directors, executive officer, persons nominated or chosen to become a director or executive officer or any significant employee of Stratford Bancshares after the merger and/or Heritage Bank after the bank merger:

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Adam Knoll is a key employee of Stratford Bank, and Aloysius Knoll, his father, is on the Stratford Bank board of directors.  Adam Knoll will continue as a Vice President of the combined bank, and Aloysius Knoll will continue as a director of the combined bank.  There will be other no family relationships between any of the executive officers, directors or significant employees of the combined holding company and combined bank upon consummation of the mergers.

(c) The following is a brief account of the business experience during the past five years of each director, executive officer, person nominated or chosen to become a director of executive officer, and each significant employee:

Name	Business Experience
Mark L. Anderson	Owner of Anderson Electric Company; Director of Spencer Bancorporation and Heritage Bank
Alan R. Bauman	Retired; Former grocer; Director of Spencer Bancorporation and Heritage Bank
Adam Brubaker	Cashier of Stratford Bank
William Dahlke	Owner Bill’s Service Center; Director of Stratford Bancshares and Stratford Bank
Daniel Drexler	Owner Stratford Sign; Director of Stratford Bancshares and Stratford Bank
Monica Fleischman	Assistant Vice President of Stratford Bank
Kathryn R. Gessert	Vice President of Heritage Bank - Compliance & Audit
Wendy Grell	Assistant Cashier of Stratford Bank
Thomas Griffith	President of Ulrich Bus Service; Director of Stratford Bancshares and Stratford Bank
Bradford A. Haessly	Owner of Total Electric Company; Director of Spencer Bancorporation and Heritage Bank
Richard L. Heinzen	Part owner of Heinzen Printing Company; Director of Spencer Bancorporation and Heritage Bank
Thomas H. Henseler	Senior Vice President of Heritage Bank
Linda Hinrichsen	Assistant Vice President of Heritage Bank
Timothy Hovre	Vice President of Stratford Bank
Adam Knoll	Vice President of Stratford Bank
Aloysius Knoll	Retired; Former President of Stratford Bank; Director of Stratford Bancshares and Stratford Bank
Timothy Kolstad	Senior Vice President of Stratford Bank
Amanda Krautkramer	Vice President of Stratford Bank
Deanna R. Krultz	Vice President & CFO of Heritage Bank
Doreen Kuse	Assistant Cashier of Stratford Bank
Judy Landwehr	Assistant Vice President of Stratford Bank
Jeffery J. Lappe	Director & President of Stratford Bank
Gregory Leick	Wisconsin Farm Business Representative; Director of Stratford Bancshares and Stratford Bank
Glenn Linzmeier	Retired; Former Manufacturing Company Executive; Director of Stratford Bancshares and Stratford Bank
Kathleen R. Meidl	Assistant Vice President & H.R. Director of Heritage Bank
Paul A. Morris	Vice President of Heritage Bank
Martin P. Reinhart	Director & CEO of Heritage Bank
Michael A. Schmidt	Retired; Former hospital administrator; Director of Spencer Bancorporation and Heritage Bank
Sara Wenzel	Assistant Vice President & Corporate Secretary of Stratford Bank

(d) List any legal proceedings within the last five years that are material to the evaluation of the ability or integrity of any director, person nominated or chosen to become a director of executive officer for Stratford Bancshares or Heritage Bank:

To the knowledge of the management of Stratford Bancshares, Spencer Bancorporation, Heritage Bank and Stratford Bank, there are no legal proceedings within the last five years that are material to the evaluation of the ability or integrity of any director, person nominated or chosen to become a director of executive officer for Stratford Bancshares or Heritage Bank.

Item 11

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

The board of directors of each holding company is identical to the board of directors of the subsidiary bank of such holding company. Directors of the two holding companies do not receive compensation for services to the holding company they serve separate from their services to subsidiary bank they serve.

For the year 2016, Stratford Bank directors will collectively receive approximately $78,350 for their service as directors of the bank.  For the year 2016, Heritage Bank directors will collectively receive approximately $34,150 for their service as directors of the bank.  The compensation to the combined bank’s directors may increase in 2017 to reflect the increased size and complexity of the organization and the corresponding increased responsibilities of the directors.

Executive Officer Compensation

No executive officer of Stratford Bancshares or Spencer Bancorporation receives compensation in return for services to the holding company.

The table below presents the annual compensation of each of the three highest paid persons who were executive officers or directors during Stratford Bank’s last completed fiscal year as a group.

Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation as a group ($)	Other compensation as a group ($)	Total compensation as a group ($)
Jeffery Lappe Timothy Kolstad Timothy Hovre	CEO & Director Vice President Vice President	$257,920.00	$85,891.32	$343,811.32

The table below presents the annual compensation of each of the three highest paid persons who were executive officers or directors during Heritage Bank’s last completed fiscal year as a group.

Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation as a group ($)	Other compensation as a group ($)	Total compensation as a group ($)
Martin Reinhart Thomas Henseler Paul Morris	CEO & Director Senior Vice President Vice President	$346,913.86	$72,791.23	$419,705.09

Future Compensation

The Boards of Directors of both Stratford Bancshares and Spencer Bancorporation anticipate that the executive officers listed in the tables above will, following consummation of the merger, participate in a cash incentive plan that will be designed to recognize and reward employees selected for participation for their contributions to Stratford Bancshares’ profitability; however, the parameters of that plan will be determined after the merger transaction has taken effect.

91

Regulatory Limitations on Senior Executive Compensation

In 2010, the federal banking regulators issued joint final guidance in response to perceived risks created by incentive compensation in the banking industry.  The final guidance applies to all banks supervised by the issuing regulatory agencies, including Heritage Bank.  The final guidance contains three key principles of “safety and soundness.”  To be consistent with safety and soundness, incentive compensation arrangements must (1) provide employees that appropriately balance risks and rewards in a manner that does not encourage imprudent risk taking; (2) be compatible with effective controls and risk-management; and (3) be supported by strong corporate governance, including active and effective oversight by Heritage Bank’s board of directors.  At smaller banks, agencies will conduct supervisory reviews of incentive compensation arrangements during the regular risk-focused examination process.  The reviews will be tailored to reflect the scope and complexity of Heritage Bank’s activities, as well as the prevalence and scope of its incentive compensation arrangements.  To facilitate these reviews, banks should determine whether they use incentive compensation arrangements to a significant extent in their business operations.  To promote safety and soundness, banks are expected to disclose an appropriate amount of information concerning its incentive compensation arrangements for executive and non-executive employees and related risk management control and governance processes to shareholders.

The incentive compensation regulations place on banks the responsibility to ensure that their incentive compensation arrangements do not encourage imprudent risk-taking behavior and are consistent with the safety and soundness of Stratford Bank and Heritage Bank.  Banking regulatory agencies expect banks to take prompt action to address deficiencies in their incentive compensation arrangements or related risk-management, control and governance processes.  The guidance and the implementation by regulatory agencies of the guidance may adversely impact the ability of the surviving bank to attract and retain key executives and other employees, or otherwise adversely affect the business of the surviving bank and Stratford Bancshares.

Item 12

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

Principal Shareholders

The following table sets forth certain information regarding the beneficial ownership of Stratford Bancshares common stock as of the date of this prospectus/proxy statement, by:  (i) each person who is known to Stratford Bancshares to own beneficially more than ten percent (10%) of Stratford Bancshares’ outstanding stock; (ii) each of Stratford Bancshares and Bank’s directors; (iii) each of Stratford Bancshares and Bank’s executive officers; and (iv) all directors and executive officers of Stratford Bancshares and Stratford Bank as a group.  “Beneficial Ownership” is defined below.

Stratford Bancshares
Name of and Address Shareholder (director, officer, 5% shareholder)	No. of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(%)(1)
Jeffery J. Lappe, President & Director 307 North Weber Avenue Stratford, Wisconsin 54484	315	*
William Dahlke, Director 307 North Weber Avenue Stratford, Wisconsin 54484	730	*
Daniel Drexler, Director 307 North Weber Avenue Stratford, Wisconsin 54484	287	*
Thomas Griffith, Director 307 North Weber Avenue Stratford, Wisconsin 54484	50	*
Aloysius Knoll, Director 307 North Weber Avenue Stratford, Wisconsin 54484	6,823	7.33%
Gregory Leick, Director 307 North Weber Avenue Stratford, Wisconsin 54484	708	*
Glenn Linzmeier, Director 307 North Weber Avenue Stratford, Wisconsin 54484	1,000	1.07%
Directors & Executive Officers as a Group	9,913	10.65%

*Less than 1%

(1) Based on the number of shares outstanding at October 30, 2016 (93,098).

“Beneficial ownership” is determined in accordance with Securities and Exchange Commission Rule 13d-3, which generally provides that an individual is considered to beneficially own any stock held by his or her spouse, children or relatives who share the same home as the individual, and stock over which the individual exercises voting or investment control (as trustee of a trust or as president of a corporation, for example).

As of the date of this prospectus/proxy statement, the executive officers and directors of Stratford Bancshares own or control, directly or indirectly, 9,913 shares, or approximately 10.65%, of the total Stratford Bancshares common stock outstanding.

93

The following table sets forth certain information regarding the beneficial ownership of Spencer Bancorporation common stock as of the date of this prospectus/proxy statement, by:  (i) each person who is known to Spencer Bancorporation to own beneficially more than five percent (5%) of Stratford Bancshares’ outstanding stock; (ii) each of Stratford Bancshares and Bank’s directors; (iii) each of Stratford Bancshares and Bank’s executive officers; and (iv) all directors and executive officers of Stratford Bancshares and Stratford Bank as a group.  “Beneficial Ownership” is defined above.

Spencer Bancorporation
Name and Address of Shareholder (director, officer, 5% shareholder)	No. of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(%)(1)
Martin P. Reinhart, CEO & Director 201 West Clark Street Spencer, Wisconsin 54479	1,558(2)	1.85(2)
Mark L. Anderson, Director 201 West Clark Street Spencer, Wisconsin 54479	100	*
Alan R. Bauman, Director 201 West Clark Street Spencer, Wisconsin 54479	570	*
Bradford A. Haessly, Director 201 West Clark Street Spencer, Wisconsin 54479	504	*
Richard L. Heinzen, Director 201 West Clark Street Spencer, Wisconsin 54479	1,580	1.88
Michael A. Schmidt, Director 201 West Clark Street Spencer, Wisconsin 54479	2,520	2.99
Directors & Executive Officers as a Group	6,832	8.12

Persons known to Spencer Bancorporation to own beneficially more than five percent (5%) of Stratford Bancshares outstanding stock:

William Bauer 405 S. Chestnut Street Spencer, Wisconsin 54479	7,540	8.96
HB ESOP First Bankers Trust, Trustee 2321 Kochs Lane Quincy, Illinois 62305	10,866(2)	12.91(2)

*Less than 1%

(1) Based on the number of shares outstanding at October 30, 2016 (84,178).

(2) Mr. Reinhart holds 889 shares through the ESOP. These 899 shares are reflected in this table as shares held by the ESOP and shares held by Mr. Reinhart because, as with all participants in the ESOP, he will vote these shares directly on the merger. On non-extraordinary matters such as voting for directors, the ESOP trustee votes the shares.

As of the date of this prospectus/proxy statement, the executive officers and directors of Spencer Bancorporation own or control, directly or indirectly, 6,832 shares, or approximately 8.12%, of the total Spencer Bancorporation stock outstanding.

On October 3, 2016, all of Spencer Bancorporation’s directors agreed through a formal voting agreement to vote all shares of Spencer Bancorporation common stock they beneficially own in favor of the merger at the special meeting.  The directors who have entered into voting agreements together beneficially own 6,832 shares representing approximately 8.12% of the total voting power of Spencer Bancorporation common stock.

The following table contains the same information as the previous tables for Stratford Bancshares, but on a pro forma basis, assuming that the merger has been consummated as of the date of this prospectus/proxy statement.  It is anticipated that there will be 177,276 outstanding shares of Stratford Bancshares common stock after the merger, and  shareholders of record.  The table below also assumes all six of Spencer Bancorporation’s board of directors, have been appointed to the Stratford Bancshares board:

Stratford Bancshares (pro forma)
Name of Shareholder (director, officer, 5% shareholder)	No. of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(%)(1)
Martin P. Reinhart, CEO & Director	1,558(2)	*
Jeffery J. Lappe, President & Director	340	*
William Dahlke, Director	730	*
Daniel Drexler, Director	287	*
Thomas Griffith, Director	150	*
Aloysius Knoll, Director	6,993	3.94
Gregory Leick, Director	708	*
Glenn Linzmeier, Director	1,000	*
Mark L. Anderson, Director	100	*
Alan R. Bauman, Director	570	*
Bradford A. Haessly, Directo	504	*
Richard L. Heinzen, Director	1,580	*
Michael A. Schmidt, Director	2,520	1.42
Directors & Executive Officers as a Group	17,040	9.6%

*Less than 1%

(1) Based on the pro forma number of shares estimated to be outstanding after the merger (177,276).

(2) Mr. Reinhart holds 889 shares through the ESOP. These 899 shares are reflected in this table as shares held by the ESOP and shares held by Mr. Reinhart because, as with all participants in the ESOP, he will vote these shares directly on the merger. On non-extraordinary matters such as voting for directors, the ESOP trustee votes the shares.

After the merger, on a pro forma basis, it is anticipated that the executive officers and directors of Stratford Bancshares will own or control, directly or indirectly, 17,040 shares, or approximately 9.6% of the total Stratford Bancshares stock outstanding.

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Item 13

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Officers, directors and 10% beneficial owners of Stratford Bancshares and its affiliates, such as Stratford Bank, including members of their families or corporations, partnerships, or other organizations in which such officers or directors have a controlling interest, are customers of Stratford Bank and have transactions with Stratford Bancshares in the ordinary course of business, and may continue to do so in the future. Stratford Bank has in place a formal, written policy governing loans made to directors and executive officers of Stratford Bancshares and Stratford Bank.  That policy is designed to address the particular credit and legal standards which apply to insiders (directors, principal shareholders and executive officers) and affiliates.  All loans to insiders and affiliates must also meet the standards set forth in the overall credit policy and subordinate credit policies covering particular types of loans (e.g., commercial, real estate, etc.).

As of September 30, 2016, Stratford Bank had 15 outstanding loan commitments to six insiders and affiliates of Stratford Bancshares or Stratford Bank for an aggregate amount of approximately $3 million with approximately $1.7 million outstanding.  Such loans have been made in accordance with Stratford Bank’s policy governing loans made to insiders and applicable laws.  Such loans are now and will continue to be on the same terms, including collateral and interest rate, as those prevailing at the same time for comparable transactions with others of similar credit standing and do not and will not in the future involve more than normal risks of collectability or present other unfavorable features. At no time in the last five years has the maximum aggregate direct or indirect extensions of credit to any Stratford Bank or Stratford Bancshares director, executive officer or 10% shareholder, and to his or her related interests, exceeded 15% of Stratford Bank’s capital.  From time to time, Stratford Bank has entered into nonbanking business transactions with entities with which Stratford Bank or Stratford Bancshares directors or executive officers are affiliated.  Those transactions have been at arm’s length and at competitive prices.

Similarly, officers, directors and 10% beneficial owners of Spencer Bancorporation and its affiliates, such as Heritage Bank, including members of their families or corporations, partnerships, or other organizations in which such officers or directors have a controlling interest, are customers of Heritage Bank and have transactions with Spencer Bancorporation in the ordinary course of business, and may continue to do so in the future. Heritage Bank has in place a formal, written policy governing loans made to directors and executive officers of Spencer Bancorporation and Heritage Bank.  That policy is designed to address the particular credit and legal standards that apply to insiders (directors, principal shareholders and executive officers) and affiliates.  All loans to insiders and affiliates must also meet the standards set forth in the overall credit policy and subordinate credit policies covering particular types of loans (e.g., commercial, real estate, etc.).

As of September 30, 2016, Heritage Bank had six outstanding loan commitments to three insiders and affiliates of Spencer Bancorporation or Heritage Bank for an aggregate amount of approximately $351,115 with approximately $217,115 outstanding.  Such loans have been made in accordance with Heritage Bank’s policy governing loans made to insiders and applicable laws.  Such loans are now and will continue to be on the same terms, including collateral and interest rate, as those prevailing at the same time for comparable transactions with others of similar credit standing and do not and will not in the future involve more than normal risks of collectability or present other unfavorable features. At no time in the last five years has the maximum aggregate direct or indirect extensions of credit to any Heritage Bank or Spencer Bancorporation director, executive officer or 10% shareholder, and to his or her related interests, exceeded 15% of Heritage Bank’s capital.  From time to time, Heritage Bank has entered into nonbanking business transactions with entities with which Heritage Bank or Spencer Bancorporation directors or executive officers are affiliated.  Those transactions have been at arm’s length and at competitive prices.

Item 14

SECURITIES BEING OFFERED

Stratford Bancshares Common Stock

Stratford Bancshares has authorized 100,000 shares of common stock, no par value.  As of November 30, 2016, there were 93,098 shares of Stratford Bancshares common stock issued and outstanding.  If the proposed amendment to the Stratford Bancshares articles of incorporation is approved at the Stratford Bancshares special meeting of shareholders, 500,000 shares of common stock, no par value, will be authorized, and these are the shares that will be issued as merger consideration in exchange for outstanding shares of Spencer Bancorporation on a 1 for 1 basis.  Spencer Bancorporation has authorized 100,000 shares of common stock, $1.00 par value.  As of the record date for the Spencer special meeting, there were 84,178 shares of Spencer Bancorporation common stock issued and outstanding.

The accounting firm Wipfli LLP conducted valuations of each holding company’s common stock as of June 30, 2016.  Subject to the premises, investigation and analysis contained in Wipfli’s valuation report (attached as Appendix B), Wipfli concluded that fair market value per share of the common stock of Spencer Bancorporation on a controlling, marketable basis as of April 30, 2016, based on 84,178 shares issued and outstanding, is reasonably estimated as $183.56.  With respect to Stratford Bancshares, Wipfli concluded, again subject to the premises, investigation and analysis contained in Wipfli’s valuation report (attached as Appendix C), that fair market value per share of the common stock of Stratford Bancshares on a controlling, marketable basis as of April 30, 2016, based on 93,098 shares issued and outstanding, is reasonably estimated as $177.45.  The book value as of September 30, 2016 of one share of Stratford Bancshares common stock was $158.94 per share, and for one share of Spencer Bancorporation common stock was $153.67 per share.

Dividends

Recent cash dividends of the two holding companies have been as follows:

Spencer Dividends
Year Paid	Dividends
2012	$105,223 ($1.25 per share)
2013	$38,722 ($ .46 per share)
2014	$82,494 ($ .98 per share)
2015	$85,862 ($1.02 per share)
2016	$92,596 ($1.10 per share)

Stratford Dividends
Year Paid	Dividends
2012	$185,296 ($1.99 per share)
2013	$231,620 ($2.49 per share)
2014	$278,544 ($2.99 per share)
2015	$279,294 ($3.00 per share)
2016	$279,294 ($3.00 per share)

Substantially all of each holding company’s assets currently consist of its investment in its subsidiary bank, and the availability of funds for dividends to be paid by the holding company will depend entirely upon the receipt of dividends from the bank.  This will be true of the combined holding company and bank after the merger.  Substantially all of Stratford Bancshares’ assets after the merger and bank merger will consist of its investment in Heritage Bank, and the availability of funds for dividends to be paid by the holding company will depend entirely upon the receipt of dividends from the bank.  Dividends of Stratford Bancshares will also depend on future earnings of Heritage Bank, the financial condition of Stratford Bancshares, Heritage Bank and their subsidiaries, and other factors.

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Wisconsin business corporations such as Stratford Bancshares are prohibited by Wisconsin law from paying dividends while they are insolvent or if the payment of dividends would render them unable to pay debts as they come due in the usual course of business.  Federal Reserve policy provides that a bank holding company should not pay dividends unless (i) the dividends can be fully funded out of net income from the bank’s net earnings over the prior year and (ii) the prospective rate of earnings retention appears consistent with the bank holding company’s and the bank’s capital needs, asset quality and overall financial conditions.

A Wisconsin bank may declare dividends on its capital stock based on its net profits, provided that if the paid-in surplus of the bank does not exceed the amount of its capital stock, then the bank may not declare a dividend unless at least 20% of the bank’s net profit for the period covered by the dividend has been transferred to paid-in surplus.  The payment of dividends by any financial institution or its holding company is also affected by the requirement to maintain adequate capital as established by capital adequacy guidelines and regulations.

The payment of dividends by Stratford Bancshares and Heritage Bank after the mergers may also be affected by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.  In addition, the Federal Reserve, FDIC and DFI may require that the Bank stop or refrain from engaging in any practice it considers unsafe or unsound.  The federal banking agencies have indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be an unsafe and unsound banking practice.  Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized.  Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.  The Federal Reserve guidelines generally require us to review the effects of the cash payment of dividends on common stock and other Tier 1 capital instruments (i.e., perpetual preferred stock and trust preferred securities) in light of our earnings, capital adequacy and financial condition.  As a general matter, the Federal Reserve indicates that the board of directors of a bank holding company should eliminate, defer or significantly reduce the dividends if: (i) the company’s net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the prospective rate of earnings retention is inconsistent with the company’s capital needs and overall current and prospective financial condition; or (iii) the company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios.  The Federal Reserve possesses enforcement powers over bank holding companies and their nonbank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies.

Even if Stratford Bancshares may legally declare dividends, the amount and timing of such dividends will be at the discretion of the board of directors.  The board in its sole discretion may decide not to declare dividends.

See “The Merger—What Spencer Bancorporation’s Shareholders will receive in the Merger” for the discussion of the special dividends that will be paid by Heritage Bank to Spencer Bancorporation, and by Spencer Bancorporation in connection with the merger.

Restrictions on Repurchase of Common Stock by a Bank Holding Company

In some circumstances a bank holding company may not purchase its own shares without giving prior notice to the Federal Reserve.  Specifically, if a bank holding company desires to purchase its own stock, and the gross consideration paid by the company, when aggregated with the net consideration paid by the company for all such purchases in the past twelve months, is equal to 10% or more of the company’s consolidated net worth, it may be required in some instances to obtain approval for so doing from the Federal Reserve.  Otherwise, the company is restricted by sound business judgment, its prior commitments, and the consolidated financial condition of the company and its subsidiaries.  In no event may a Wisconsin corporation purchase its own shares when the corporation is insolvent or when such a purchase would make it insolvent.  Although the company may generally, in the board’s discretion, purchase shares of its common stock, it is not obligated to do so.

Restrictions on Ownership and Change in Control under Banking Regulations

The Bank Holding Company Act generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of a bank holding company such as Stratford Bancshares.  “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence.  In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of the voting stock of Stratford Bancshares.  In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction.  Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company could constitute acquisition of control of the bank holding company.

Market

The common stock of Spencer Bancorporation and of Stratford Bancshares is not listed on any securities exchange and prices for the stock are not quoted in any over-the-counter market.  No public market currently exists for the common stock of Spencer Bancorporation or for Stratford Bancshares, and it is not expected that any such public market will develop in the foreseeable future, if at all, after the merger.  The shares of both companies are thinly traded, and it is expected that the shares of Stratford Bancshares will continue to be thinly traded after the merger.

COMPARATIVE RIGHTS OF SHAREHOLDERS

Spencer Bancorporation and Stratford Bancshares are each incorporated under the laws of the State of Wisconsin and, accordingly, the rights of their shareholders are governed by Wisconsin law and their respective articles of incorporation and bylaws.  After the merger, the rights of holders of Spencer Bancorporation common stock who receive shares of Stratford Bancshares common stock will be determined by reference to Stratford Bancshares’ articles of incorporation and bylaws and Wisconsin law.  The following is a summary of the material differences between the current rights of Spencer Bancorporation shareholders and the current rights of Stratford Bancshares shareholders.

Spencer Bancorporation and Stratford Bancshares believe that this summary describes the material differences between the rights of holders of Spencer Bancorporation common stock and holders of Stratford Bancshares common stock as of the date of this joint proxy statement and offering circular; however, it does not purport to be a complete description of those differences.  This summary is qualified in its entirety by the Wisconsin Statutes and the articles of incorporation and bylaws of Stratford Bancshares and Spencer Bancorporation.  Copies of the compiled articles of incorporation and bylaws for Stratford Bancshares are attached as Appendix I and Appendix J, respectively.  Copies of the compiled articles of incorporation and bylaws for Spencer Bancorporation are attached as Appendix K and Appendix L, respectively.

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Spencer Bancorporation	Stratford Bancshares
Authorized Capital Stock	Authorized: 100,000 shares of common stock, $1.00 per share par value Outstanding as of the date hereof: 84,178 shares of common stock

Authorized: 100,000 shares of common stock, without par value;  a condition of the merger is approval by Stratford Bancshares’ shareholders of an amendment to Stratford Bancshares’ articles of incorporation to increase authorized common stock to 500,000 shares

Outstanding as of the date hereof:

93,098 shares of common stock

Board of Directors
 Number	Six (6)	Currently seven (7); thirteen (13) following the merger
 Classification and Term

Wisconsin law provides that directors of a Wisconsin corporation may be divided into two or three classes if provided by the articles of incorporation or the bylaws.

Spencer Bancorporation’s articles provide that the board of directors is divided into three classes and each director serves for a three-year term or until his or her successor has been elected and qualified.  Accordingly, the board of consists of three classes of directors, elected to staggered three-year terms.  .

Bylaws provide that directors serve for a one year term or until his or her successor has been elected and qualified.
 Qualification

Under Wisconsin law, a director is not required to be a resident of Wisconsin or a shareholder of the company.

Spencer Bancorporation’s bylaws impose a mandatory retirement age of seventy (70).   They also provide generally for a process by which shareholders may nominate persons for election to the board by providing notice to the company that complies with bylaw requirements not less than sixty (60) or more than ninety (90) days prior to the anniversary of the preceding year’s annual meeting.

Under Wisconsin law, a director is not required to be a resident of Wisconsin or a shareholder of the company.

Stratford Bancshares’ bylaws do not impose any specific qualification requirements on directors, nor do they provide a process for shareholder nominations of persons for election to the board.

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Election

Under Wisconsin law, unless otherwise provided in the company’s articles of incorporation or bylaws, directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting.

Spencer Bancorporation’s bylaws require that a nominee for director receive votes from a majority of shares represented at a meeting held for purposes of electing directors.  A majority of the shares represented could be less than a majority of the shares outstanding.

Under Wisconsin law, unless otherwise provided in the company’s articles of incorporation or bylaws, directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting.

Stratford Bancshares’ bylaws require directors to be elected by a plurality of the votes cast by the shares entitled to vote, stating that the nominees for directors receiving the greatest number of votes shall be the persons elected.  The number of votes received by each elected director could be less than a majority of the votes cast.

 Vacancies

Spencer Bancorporation’s bylaws provide that a vacancy in the board of directors, other than a vacancy created by the removal of the director by the shareholders, shall be filled by a majority vote of the remaining directors.  This is consistent with applicable Wisconsin law.

Stratford Bancshares’ bylaws provide that a vacancy in the board of directors, other than a vacancy created by the removal of the director by the shareholders, may be filled by a majority vote of the remaining directors for the unexpired term of his or her predecessor in office.  This is consistent with applicable Wisconsin law.

 Removal

Spencer Bancorporation’s bylaws provide that a director may be removed from office with or without cause by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, with such vote taken at a special meeting of the shareholders called for the purpose of removing the director.  This is consistent with applicable Wisconsin law.

Spencer Bancorporation’s bylaws provide that a director may be removed from office with or without cause by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, with such vote taken at a special meeting of the shareholders called for the purpose of removing the director.  This is consistent with applicable Wisconsin law.

Shareholder Meetings
 Annual Meetings

Under Wisconsin law, a corporation shall hold a meeting of shareholders annually at a time stated in or fixed by the bylaws.  Spencer Bancorporation’s bylaws provide that the annual meeting will be held at such place, on such date, and at such times as of the board designates each year.  In absence of a designation by the board, the meeting will be held at the offices of the company between the hours of 9 a.m. and 9 p.m.

The bylaws also provide for a process by which shareholders may propose business to be considered by the shareholders at the annual meeting by providing notice to the company that complies with bylaw requirements not less than sixty (60) or more than ninety (90) days prior to the anniversary of the preceding year’s annual meeting.

Under Wisconsin law, a corporation shall hold a meeting of shareholders annually at a time stated in or fixed by the bylaws.  Stratford Bancshares’ bylaws provide that the annual meeting will be held at such place, on such date, and at such times as of the board designates each year.

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Special Meetings

Consistent with applicable Wisconsin law, Spencer Bancorporation’s bylaws provide that special meetings of shareholders may be called by the board of directors, the president or any vice president, or upon the written request of a majority of directors or shareholders owning at least ten percent (10%) of the outstanding stock entitled to vote at such meeting.

Consistent with applicable Wisconsin law, Stratford Bancshares’ bylaws provide that special meetings of shareholders may be called by the president or the board of directors, and shall be called by the president at the request of shareholders owning at least ten percent (10%) of the outstanding stock entitled to vote at the meeting.

 Voting Rights

Wisconsin law provides that a shareholder may vote his or her shares in person or by proxy.  Unless the articles of incorporation provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders meeting.

Spencer Bancorporation’s articles of incorporation do not alter the voting rights set forth above.

Wisconsin law provides that a shareholder may vote his or her shares in person or by proxy.  Unless the articles of incorporation provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders meeting.

Stratford Bancshares’ articles of incorporation do not alter the voting rights set forth above.

 Cumulative Voting

Under Wisconsin law, shareholders do not have the right to cumulate their votes for directors, unless the articles of incorporation so provide.  Cumulative voting allows a shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected.  Each shareholder may cast all of his or her votes for one nominee or distribute them among two or more nominees.

Spencer Bancorporation’s articles of incorporation do not provide for cumulative voting.

Under Wisconsin law, shareholders do not have the right to cumulate their votes for directors, unless the articles of incorporation so provide.  Cumulative voting allows a shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected.  Each shareholder may cast all of his or her votes for one nominee or distribute them among two or more nominees.

Stratford Bancshares’ articles of incorporation do not provide for cumulative voting.

 Actions by Written Consent

Under Wisconsin law, action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting, without action by the board of directors, if approved by all shareholders entitled to vote on the action.

Nothing in Spencer Bancorporation’s articles of incorporation or bylaws alters this authority.

Under Wisconsin law, action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting, without action by the board of directors, if approved by all shareholders entitled to vote on the action.

Nothing in Stratford Bancshares’ articles of incorporation or bylaws alters this authority.

 Quorum	A majority of the outstanding stock shall constitute a quorum to do business at a shareholders’ meeting.	A majority of the outstanding stock shall constitute a quorum to do business at a shareholders’ meeting.
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Notice Requirements

Under Wisconsin law, notice of an annual or special shareholders’ meeting shall be given not less than 10 days and not more than 60 days before the meeting date, unless a different time is provided by the articles of incorporation or the bylaws.  Spencer Bancorporation’s bylaws require at least 10 days’ notice and not more than 50 days before the meeting date.

Under Wisconsin law, notice of an annual or special shareholders’ meeting shall be given not less than 10 days and not more than 60 days before the meeting date, unless a different time is provided by the articles of incorporation or the bylaws.  Stratford Bancshares’ articles of incorporation and bylaws are consistent with the statutory notice requirements set forth above.

Stock Transfer Restrictions

Spencer Bancorporation’s shares are currently subject to a right of first refusal under the bylaws.  Prior to offering shares for sale to any other party, shareholders are required to offer the sale of such shares to Spencer Bancorporation, which will have the right of first refusal to purchase the shares up to the allowable annual maximum as provided by law, and will have ten (10) days to exercise this right. Under the bylaws, the purchase price for shares redeemed by Stratford Bancshares’ is 75% of book value (determined in accordance with GAAP, and computed by dividing the total shareholders’ equity by the number of outstanding shares).  In valuing the Heritage Bank stock held by the company, the total equity capital amounts of the bank will be multiplied by the applicable percentage of bank stock held by Spencer Bancorporation.  The stated intent of the company is to promote a “floor” or minimum price for its stock.

Stratford Bancshares’ bylaws prohibit any person alone or with such person’s spouse or any business entity controlled by the person or the person’s spouse or children from owning more than nine percent (9%) of the corporation’s authorized stock.

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Stock Redemptions

Spencer Bancorporation’s bylaws provide that, depending on profitability, the company intends to assist shareholders to find suitable buyers or have the company purchase shares offered by shareholders.  If purchased by the company, the redemption price will be 75% of book value (calculated as described above).

The board accepts requests for redemptions on January 15, April 15, July 15 and October 15 of each year.  If the total requests received would result in liabilities in excess of 30% of equity, the requests will be prorated among the requesting shareholders.  Excess shares from the requests will be placed on a waiting list for the next determination date and given preference over subsequent requests.

The board has the option of reselling the repurchased shares to current shareholders, reselling the shares to new Wisconsin residents, holding the shares as treasury stock or cancelling the stock.

Majority approval of the board is required to redeem any shares, and the company recognizes in the bylaws the limits on redemption imposed by the Federal Reserve.

Stratford Bancshares articles of incorporation and bylaws do not address redemptions of stock.
Dissenters’ Rights

Under Wisconsin law, a shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of specified mergers, share exchanges and transactions involving the sale of all or substantially all of the corporation’s property other than in the usual and regular course of business.

Spencer Bancorporation’s articles of incorporation and bylaws do not address dissenters’ rights; however, the statutory rights available to holders of Spencer Bancorporation’s common stock in the merger are discussed in more detail under “INFORMATION ABOUT THE SPECIAL MEETING OF SPENCER BANCORPORATION SHAREHOLDERS – DISSENTERS’ RIGHTS OF APPRAISAL.”

Under Wisconsin law, a shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of specified mergers, share exchanges and transactions involving the sale of all or substantially all of the corporation’s property other than in the usual and regular course of business.

Stratford Bancshares’ articles of incorporation and bylaws do not address dissenters’ rights.

Dividends and Distributions

Under Wisconsin law, a corporation may issue share dividends unless the articles of incorporation provide otherwise.  The board of directors may authorize and the corporation may make distributions to its shareholders, including in connection with the repurchase of the corporation’s shares, in the amounts determined by the board, unless: (a) after the distribution the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation’s total assets after the distribution would be less than the sum of its total liabilities, plus, unless the articles of incorporation provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution, if the corporation were to be dissolved at the time of distribution.

Spencer Bancorporation’s articles state that shareholders are entitled to receive dividend when and as declared by the board out of earnings or surplus legally available therefor.  The bylaws do not address the payment of dividends.

Under Wisconsin law, a corporation may issue share dividends unless the articles of incorporation provide otherwise.  The board of directors may authorize and the corporation may make distributions to its shareholders, including in connection with the repurchase of the corporation’s shares, in the amounts determined by the board, unless: (a) after the distribution the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation’s total assets after the distribution would be less than the sum of its total liabilities, plus, unless the articles of incorporation provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution, if the corporation were to be dissolved at the time of distribution.

Stratford Bancshares’ articles and bylaws do not address the payment of dividends.

Amendments to Organizational Documents
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Articles

Under Wisconsin law, a corporation’s board of directors may adopt one or more amendments to the corporation’s articles of incorporation without shareholder action in a limited number of specified circumstances, unless the articles of incorporation provide otherwise.  Wisconsin law also provides that the board of directors may propose one or more amendments to the articles of incorporation for submission to shareholders.  Unless the articles of incorporation require a greater vote or a vote by voting groups, the amendment is adopted if approved by all of the following: (a) a majority of the votes entitled to be cast on the amendment by each voting group with respect to which the amendment would create dissenters’ rights; and (b) the votes required by every other voting group entitled to vote on the amendment.

Spencer Bancorporation’s articles state that the articles may be amended solely by the affirmative vote of the holders of a majority of stock entitled to vote.

Under Wisconsin law, a corporation’s board of directors may adopt one or more amendments to the corporation’s articles of incorporation without shareholder action in a limited number of specified circumstances, unless the articles of incorporation provide otherwise.  Wisconsin law also provides that the board of directors may propose one or more amendments to the articles of incorporation for submission to shareholders.  Unless the articles of incorporation require a greater vote or a vote by voting groups, the amendment is adopted if approved by all of the following: (a) a majority of the votes entitled to be cast on the amendment by each voting group with respect to which the amendment would create dissenters’ rights; and (b) the votes required by every other voting group entitled to vote on the amendment.

Stratford Bancshares’ articles of incorporation state that the articles may be amended in the manner authorized by law at the time of amendment.

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By-Laws

Under Wisconsin law, a corporation’s board of directors may amend or repeal the corporation’s bylaws or adopt new bylaws except to the extent that the articles of incorporation or Wisconsin law reserve that power exclusively to the shareholders or the shareholders, in adopting, amending or repealing a particular bylaw, provide within the bylaws that the board of directors may not amend, repeal or adopt that bylaw.  A corporation’s shareholders may also amend or repeal the corporation’s bylaws or adopt new bylaws.

Spencer Bancorporation’s articles state that the board has the power to amend the bylaws, subject to the power of shareholders to amend or repeal the bylaws.   The bylaws provide that they are subject to alteration, amendment, or repeal, or new bylaws not inconsistent with the articles or statute, may be made either by the shareholders or, to the extent consistent with applicable law, by the board.  Bylaws made, altered or amended by the board may be altered, amended or repealed by the shareholders entitled to vote.

Under Wisconsin law, a corporation’s board of directors may amend or repeal the corporation’s bylaws or adopt new bylaws except to the extent that the articles of incorporation or Wisconsin law reserve that power exclusively to the shareholders or the shareholders, in adopting, amending or repealing a particular bylaw, provide within the bylaws that the board of directors may not amend, repeal or adopt that bylaw.  A corporation’s shareholders may also amend or repeal the corporation’s bylaws or adopt new bylaws.

Stratford Bancshares’ bylaws provide that the company’s shareholders or directors may alter, amend, repeal or adopt new bylaws by majority vote; provided that no bylaw adopted by the shareholder may be amended or repealed by the board of directors if the bylaw so adopted provides.  Stratford Bancshares’ bylaws further provide that any action taken or authorized by the shareholders which would be inconsistent with the bylaws then in effect but is taken or authorized by the affirmative vote of not less than the number of shares required to amend the bylaws so that the bylaws would be consistent with such action shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

Both Stratford Bancshares and Spencer Bancorporation are subject to the following laws and each company’s articles and bylaws are consistent with such laws:

Personal Liability:  Under Wisconsin law, a director is not liable to the corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the following:

•

a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

•

a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

•

a transaction from which the director derived improper personal profit; or

•

willful misconduct.

Under Wisconsin law, a director or office, in discharging his or her duties to the corporation and determining what is in the best interests of the corporation may, in addition to considering the effects of any action on shareholders, consider:

•

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the effects of the action on employees, suppliers and customers of the corporation;

•

the effects of the action on the communities in which the corporation operates; and

•

any other factors that the director or office considers pertinent.

Indemnification and Insurance:  Wisconsin law requires a corporation to indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is or was a director or officer of the corporation.  Indemnification is also required in other instances, unless the director or officer is personally liable because he or she breached or failed to perform a duty that was owed to the corporation (as described above).

Wisconsin law provides that reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by a corporation at such time as the director or officer furnishes to the corporation (a) a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation, and (b) a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

The indemnification provisions provided under Wisconsin law are not exclusive.  A corporation may provide directors and officers additional rights to indemnification, except for the conduct described above, in (a) the articles of incorporation or bylaws, (b) a written agreement, (c) by a resolution adopted by the board of directors, or (d) by a resolution that is adopted, after notice, by a majority vote of all of the corporation’s voting shares then issued and outstanding.

The WBCL provides both companies with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes and mandate the indemnification of the directors under certain circumstances. The bylaws of both companies also provide each holding company with the power and authority to indemnify its directors and officers.  Pursuant to such authority and the provisions of their respective bylaws, each holding company purchases insurance against certain liabilities that may be incurred by it and its officers and directors.

Economic Rights:  Each share of each companies’ outstanding common stock is entitled to participate equally in any distribution of net assets made to our shareholders in liquidation, dissolution or winding up of either company.  The holders of shares of our common stock are entitled to such dividends as our board of directors, in its discretion, may declare out of funds legally available therefore, subject to certain limitations as described in “SUPERVISION AND REGULATION”.  Future payment of dividends on our common stock will be dependent upon, among other things, our earnings and financial condition, our cash flow requirements and the prevailing economic and regulatory climate.

Preemptive Rights:  Under Wisconsin law, holders of shares authorized after January 1, 1991, do not have a preemptive right to acquire the corporation’s unissued shares or other securities except to the extent provided in the articles of incorporation.   Spencer Bancorporation’s articles provide that shareholders do not have preemptive rights.  Stratford Bancshares’ governing documents are silent on preemptive rights.

Shareholder Rights Plan:  Neither company has a shareholder rights plan.

Shareholder Inspection Rights:  Under Wisconsin law, each shareholder and his or her agent or attorney has the right to inspect and copy, subject to specified requirements (including having a proper purpose), the list of shareholders entitled to notice of a shareholder’s meeting.  The list shall be arranged by class or series of shares and show the address of and number of shares held by each shareholder.  Inspections must be conducted during regular business hours at the shareholder’s expense.  This right of inspection begins two business days after notice of the shareholders’ meeting is given and continues through the meeting.  This right of inspection may be exercised upon written demand.

Wisconsin law further provides that both shareholders of record and beneficial shareholders of a corporation who satisfy specified requirements, and their agents or attorneys, have the right to inspect and copy the corporation’s bylaws and, subject to requirements discussed below, minutes of meetings and consent actions of the board of directors and shareholders, records of actions taken by a committee of the board of directors, accounting records and the record of shareholders.  Inspections must be conducted during regular business hours and are conducted as the shareholder’s expense.  Notice of a demand must be given five business days before the date on which the shareholder wants to inspect and copy the records.  For records other than the bylaws, the demand must be made in good faith and for proper purpose, and the person must have been a shareholder for at least six months before his or her demand or hold at least five percent of the outstanding shares of the corporation.

Wisconsin law also requires a corporation to mail a copy of its latest financial statements to any shareholder who requests a copy.

LEGAL MATTERS

The validity of the Stratford Bancshares common stock to be issued in connection with the merger will be passed upon for Stratford Bancshares by Ruder Ware, L.L.S.C.  Other matters relating to the merger and pertaining to Spencer Bancorporation, Inc. will be passed upon for Spencer Bancorporation by Boardman & Clark LLP.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the United States Securities and Exchange Commission a Form 1-A, of which this joint proxy statement and offering circular is a part.  The Form 1-A, including the exhibits, contains additional relevant information about us and our common stock.  You may read and copy the Form 1-A at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information regarding the Securities and Exchange Commission’s public reference room.

109

Item 16

INDEX TO EXHIBITS

Exhibit 2.1

Articles of Incorporation – Stratford Bancshares, Inc. (included in the Offering Circular as Appendix I and incorporated herein by reference)

Exhibit 2.2

Bylaws – Stratford Bancshares, Inc. (included in the Offering Circular as Appendix J and incorporated herein by reference)

Exhibit 7.1

Agreement and Plan of Reorganization, dated October 3, 2016, by and among Stratford Bancshares, Inc., Stratford State Bank, Stratford Merger Corp., and Spencer Bancorporation, Inc., Heritage Bank (included in the Offering Circular as Appendix A and incorporated herein by reference)

Exhibit 11.1*

Consent of Wipfli LLP (independent accountants for Stratford Bancshares, Inc.)

Exhibit 11.2*

Consent of Wipfli LLP (independent accountants for Spencer Bancorporation, Inc.)

*filed herewith

APPENDIX A

MERGER AGREEMENT

See attached.

Executable Version

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

STRATFORD BANCSHARES, INC.

STRATFORD STATE BANK

STRATFORD MERGER CORP.

AND

SPENCER BANCORPORATION, INC.

HERITAGE BANK

Dated as of October 3, 2016

This document is not intended to create, nor will it be deemed to create, a legally binding or enforceable offer or agreement of any type or nature, unless and until the duly authorized and approved execution of this document by the parties and the delivery of an executed copy hereof by each of the parties to all other parties.

ARTICLE I

THE MERGERS

1

1.1

The Holding Company Merger

1

1.2

Effects of the Holding Company Merger

2

1.3

The Bank Merger

2

1.4

Effects of the Bank Merger

2

1.5

Effective Time

4

1.6

Merger Consideration and Conversion of Securities

4

1.7

Exchange of Certificates

6

1.8

Closing

8

ARTICLE II

REPRESENTATIONS AND WARRANTIES CONCERNING

SPENCER AND HB

9

2.1

Organization

10

2.2

Organizational Documents; Minutes and Stock Records

10

2.3

Capitalization

11

2.4

Authorization; No Violation

11

2.5

Consents and Approvals

11

2.6

Financial Statements

12

2.7

No Undisclosed Liabilities

12

2.8

Loans; Loan Loss Reserves

12

2.9

Properties and Assets

13

2.10

Material Contracts

13

2.11

No Defaults

15

2.12

Investments

15

2.13

Compliance with Laws; Legal Proceedings

16

2.14

Insurance

16

2.15

Taxes

17

2.16

Environmental Laws and Regulations

18

2.17

Regulatory Reports

18

2.18

Employee Matters

18

2.19

Employee Benefit Plans

19

2.20

Technology and Intellectual Property

22

2.21

Absence of Certain Changes or Events

22

2.22

Conduct of Business Since Balance Sheet Date

23

2.23

Change in Business Relationships

24

1

2.24

Brokers' and Finders' Fees

24

2.25

Termination Expenses and Other Merger-Related Costs

24

ARTICLE III

REPRESENTATIONS AND WARRANTIES CONCERNING

STRATFORD AND SSB

24

3.1

Organization

24

3.2

Organizational Documents; Minutes and Stock Records

25

3.3

Capitalization

25

3.4

Authorization; No Violations

26

3.5

Consents and Approvals

26

3.6

Financial Statements

26

3.7

No Undisclosed Liabilities

27

3.8

Loans; Loan Loss Reserves

27

3.9

Properties and Assets

27

3.10

Material Contracts

28

3.11

No Defaults

29

3.12

Investments

29

3.13

Compliance with Laws; Legal Proceedings

30

3.14

Insurance

30

3.15

Taxes

31

3.16

Environmental Laws and Regulations

32

3.17

Regulatory Reports

32

3.18

Employee Matters

32

3.19

Employee Benefit Plans

33

3.20

Technology and Intellectual Property

35

3.21

Absence of Certain Changes or Events

36

3.22

Conduct of Business Since Balance Sheet Date

36

3.23

Change in Business Relationships

37

3.24

Brokers' and Finders' Fees

38

3.25

Termination Expenses and Other Merger-Related Costs

38

ARTICLE IV

AGREEMENTS AND COVENANTS

38

4.1

Spencer and HB Conduct of Business

38

4.2

Access to Information and Premises

40

4.3

Stratford and SSB Conduct of Business

40

4.4

Regulatory Filings of Stratford and Stratford and Spencer Approval of Bank Mergers

42

2

4.5

Shareholders of Spencer Approval of Holding Company Merger and Spencer Approval of Bank Merger42

4.6

Business Relations and Publicity

43

4.7

Superior Proposals

43

4.8

Loan Charge-Off; Pre-Closing Loan Review

44

4.9

Indemnification; Director and Officer Insurance Coverage

45

4.10

Section 368(a) Reorganization

46

4.11

Transaction Expenses

46

4.12

Employee Agreement Expenses

46

4.13

Other Employee Related Expenses and Benefits

46

4.14

Untrue Representations and Warranties

47

4.15

Reasonable and Diligent Effort

47

4.16

Assignment of Material Contracts

47

4.17

Termination or Assignment of Vendor Agreements

47

4.18

Re-registration of Trust Preferred Securities

47

4.19

401(k) Elective Deferral Plans

47

4.20

Heritage Bank Employee Stock Ownership Plan

47

4.21

Stratford Shareholders Approval of Increase in Authorized Shares

48

ARTICLE V

EMPLOYEE BENEFIT MATTERS

48

5.1

Benefit Plans

48

5.2

No Rights or Remedies

48

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF STRATFORD,

SSB AND MERGER CO.

48

6.1

Representations and Warranties; Performance of Agreements

49

6.2

Closing Certificate

49

6.3

Regulatory and Other Approvals

49

6.4

Opinion of Counsel for Spencer

49

6.5

Approval of Holding Company Merger and Delivery of Articles of Merger

49

6.6

Approval of Bank Merger

50

6.7

No Litigation

50

6.8

No Adverse Changes

50

6.9

Closing Balance Sheets

50

6.10

Delivery of Articles of Merger

50

6.11

Consents

50

6.12

No Exercise of Dissenters' Rights

50

3

6.13

Consolidated Capital of Spencer and HB and Contributed Core Equity

51

6.14

Other Documents

51

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF SPENCER AND

HB

51

7.1

Representations and Warranties; Performance of Agreements

51

7.2

Closing Certificate

51

7.3

Regulatory and Other Approvals

51

7.4

Employment Agreement

52

7.5

Special Dividend

52

7.6

Opinion of Counsel for Stratford

52

7.7

Articles of Merger

52

7.8

No Litigation

52

7.9

Shareholder Approval

52

7.10

Closing Balance Sheets

52

7.11

Consolidated Capital of Stratford and SSB and Contributed Core Equity

53

7.12

Other Documents

53

ARTICLE VIII

GENERAL

53

8.1

Termination Fees; Expenses

53

8.2

Termination

53

8.3

Confidential Information

54

8.4

Non-Assignment

54

8.5

Notices

55

8.6

Counterparts

55

8.7

Knowledge

55

8.8

Interpretation

55

8.9

Entire Agreement

56

8.10

Governing Law

56

8.11

Severability

56

EXHIBITS

Exhibit A – Plan of Merger

Exhibit B – Plan of Bank Merger

Exhibit C – Voting Agreement

Exhibit D – Opinion of Counsel for Spencer

Exhibit E – Employment Agreement with Jeffery J. Lappe

Exhibit F – Opinion of Counsel for Stratford

4

AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), is entered into as of the 3rd day of October, 2016, by and among Stratford Bancshares, Inc., a Wisconsin corporation ("Stratford"), Stratford Merger Corp., a Wisconsin corporation and wholly owned subsidiary of Stratford ("Merger Co."), Stratford State Bank, a Wisconsin state chartered bank and wholly-owned subsidiary of Stratford ("SSB"), Spencer Bancorporation, Inc., a Wisconsin corporation ("Spencer"), and Heritage Bank, a Wisconsin state chartered bank and wholly-owned subsidiary of Spencer ("HB").  Stratford, Merger Co., SSB, Spencer and HB are each referred to in this Agreement as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS, the board of directors of each of Stratford, Merger Co., SSB, Spencer and HB have approved and declared it advisable and in the best interests of the Parties and their respective shareholders to effect a reorganization, whereby Merger Co. will merge with and into Spencer, in the manner and on the terms and subject to the conditions set forth in ARTICLE I (the "Holding Company Merger"), as a result of which the Surviving Corporation (as defined in Section 1.1) will become a wholly owned subsidiary of Stratford in accordance with the terms and conditions of a Plan of Merger among Spencer, Merger Co. and Stratford that is in substantially the form attached to this Agreement as Exhibit A (the "Plan of Merger");

WHEREAS, this Agreement further provides for the merger of SSB with and into HB (the "Bank Merger") simultaneously with, or promptly after, the Holding Company Merger, in accordance with the terms and conditions of a Plan of Bank Merger among SSB and HB that is in substantially the form attached to this Agreement as Exhibit B (the "Plan of Bank Merger").  Collectively, the Holding Company Merger and the Bank Merger are called the "Mergers" in this Agreement; and

WHEREAS, for federal income tax purposes the Parties desire and intend that the Holding Company Merger qualify as a reorganization in accordance with Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitute a "plan of reorganization" for purposes of Section 368 of the Code.

AGREEMENT

NOW THEREFORE, in consideration of the Recitals and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

ARTICLE I

THE MERGERS

1.1

The Holding Company Merger.  Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in Section 1.8) and in accordance with the Wisconsin Business Corporation Law (the "WBCL"), Merger Co. shall be merged with and into Spencer, whereupon the separate corporate existence of Merger Co. shall cease and Spencer shall continue as the corporation surviving the Merger (the "Surviving Corporation").  It is anticipated that Spencer shall be merged with and into Stratford promptly after the Holding Company Merger Effective Time (as defined in Section 1.5).  The name of the combined entity following the merger of Spencer with and into Stratford shall be Stratford Bancshares, Inc.

1.2

Effects of the Holding Company Merger.

(a)

Except as otherwise provided in subsection (c) below, at and as of the Holding Company Merger Effective Time (as defined in Section 1.5), as a result of the Holding Company Merger, the Articles of Incorporation and the Bylaws of Merger Co. shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation.

(b)

Except as otherwise provided in subsection (c) below, at and as of the Holding Company Merger Effective Time, the persons serving as directors of Merger Co. shall comprise the board of directors of the Surviving Corporation, and the officers of Merger Co. shall be the officers of the Surviving Corporation, in each case until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

(c)

From and after the Holding Company Merger Effective Time and following the merger of Spencer with and into Stratford, Stratford shall expand the Board of Directors of Stratford to provide for equal representation of Stratford and Spencer on the Board of Directors and to include fourteen (14) directors, seven (7) of whom will be current directors of Spencer and seven (7) of whom will be current directors of Stratford, each to hold office in accordance with the Articles of Incorporation and Bylaws of Stratford.  It is intended that the equal representation on the Board of Directors will be determined on an initial basis, subject, however, to attrition over time as directors leave the Board of Directors for a variety of different reasons.  Stratford shall amend the Bylaws of Stratford to accommodate the appointment and election of fourteen (14) directors of Stratford.

The seven (7) current directors of Spencer to be appointed to the Board of Directors of Stratford are the following:

Mark L. Anderson	Richard L. Heinzen
Alan R. Bauman	Martin P. Reinhart
Thomas R. Drendel	Michael A. Schmidt
Bradford A. Haessly

The seven (7) current directors of Stratford to continue as directors of Stratford are:

William Dahlke	Allie Knoll
Dan Drexler	Jeffery J. Lappe
Thomas Griffith	Greg J. Leick
Glenn Linzmeier

(d)

The Holding Company Merger shall have the effects set forth in Section 180.1106 of WBCL.

1.3

The Bank Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of the Wisconsin Banking Law ("WBL"), at the Bank Merger Effective Time (as defined in Section 1.5), SSB shall merge with and into HB, and HB shall be the surviving bank (referred to in the period following the Bank Merger Effective Time as the "Surviving Bank") and the corporate existence of SSB shall continue in the Surviving Bank.  The Surviving Bank shall be deemed to be the same banking organization as SSB and HB.  The business of the Surviving Bank shall be a Wisconsin state chartered bank.

1.4

Effects of the Bank Merger.  At and as of the Bank Merger Effective Time:

(a)

The Surviving Bank shall thereafter be responsible and liable for all the liabilities, deposits, debts, obligations and penalties of each of HB and SSB.  The Surviving Bank shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, of a public and private nature, of each of HB and SSB; and all property, real, personal and mixed, and all debts due on whatever account, and all and every other interest, of or belonging to or due to each of HB and SSB, shall be taken and deemed to be transferred to and invested in the Surviving Bank without further act or deed; and the title to any real estate or any interest therein, vested in any of such entities, shall not revert or be in any way impaired by reason of the Bank Merger.  Without limiting the foregoing, at the Bank Merger Effective Time, the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold all appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent and registrar of stock and bonds, assignee, receiver, custodian and in any other fiduciary capacity, and in every agency capacity, of HB and SSB in the same manner and to the same extent as such rights and interests were held or enjoyed by HB and SSB, respectively, immediately before the Bank Merger Effective Time.  A new name for the Surviving Bank will be determined by  HB and SSB based on analysis and recommendations made by an outside consultant retained by HB and SSB for the purpose of the change in name of the Surviving Bank and a marketing plan to effectively implement the change in name, with its main office located in Marshfield, Wisconsin.  HB and SSB agree that the name of the Surviving Bank will not be Stratford State Bank based on the multiple locations of the Surviving Bank in Stratford, Spencer and Marshfield.

(b)

The Articles of Incorporation of HB in effect immediately prior to the Bank Merger Effective Time shall be the Articles of Incorporation of the Surviving Bank after the Bank Merger Effective Time until thereafter amended in accordance with applicable law.

(c)

Except as otherwise provided in subsection (e) below, the bylaws of HB in effect immediately prior to the Bank Merger Effective Time shall be the bylaws of the Surviving Bank after the Bank Merger Effective Time until thereafter amended in accordance with applicable law.

(d)

Except as otherwise provided in subsection (e) below, the directors of HB immediately prior to the Bank Merger Effective Time shall be the directors of the Surviving Bank after the Bank Merger until their respective successors are duly elected or appointed in accordance with the Articles of Incorporation and bylaws of the Surviving Bank.

(e)

From and after the Bank Merger Effective Time, HB shall increase the number of directors of Surviving Bank to provide for equal representation of SSB and HB on the Board of Directors to fourteen (14) directors, seven (7) of whom will be current directors of SSB and seven (7) of whom will be current directors of HB.  It is intended that the equal representation on the Board of Directors will be determined on an initial basis, subject, however, to attrition over time as directors leave the Board of Directors for a variety of different reasons.  HB shall amend the Bylaws of HB to accommodate the appointment and election of fourteen (14) directors of HB.

The seven (7) current directors of SSB to be appointed to the Board of Directors of Surviving Bank following the Bank Merger Effective Time are the following:

William Dahlke	Allie Knoll
Dan Drexler	Jeffery J. Lappe
Thomas Griffith	Greg J. Leick
Glenn Linzmeier

The current seven (7) directors of HB to continue as directors of Surviving Bank are the following:

Mark L. Anderson	Richard L. Heinzen
Alan R. Bauman	Martin P. Reinhart
Thomas R. Drendel	Michael A. Schmidt
Bradford A. Haessly

(e)

The officers of SSB and HB immediately prior to the Bank Merger Effective Time shall be the officers of the Surviving Bank after the Bank Merger until their respective successors are duly elected or appointed in accordance with the Articles of Incorporation and Bylaws of the Surviving Bank.  The separate positions of CEO and President of the Surviving Bank following the Bank Merger Effective Time shall each be appointed by the Surviving Bank Board of Directors effective upon the Bank Merger Effective Time.

(f)

At the Bank Merger Effective Time, all shares of SSB common stock issued and outstanding immediately prior to the Bank Merger Effective Time shall be cancelled and shall cease to exist and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, and no consideration shall be delivered in exchange therefore.

(g)

On and after the Bank Merger Effective Time, each share of common stock of HB issued and outstanding immediately prior to the Bank Merger Effective Time shall remain an issued and outstanding share of common stock of the Surviving Bank and shall not be affected in any way by the Bank Merger.

1.5

Effective Time.  As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in ARTICLES VI and VII, the Parties shall cause the Holding Company Merger to be consummated by filing the appropriate Articles of Merger (the "Articles of Merger") with the appropriate Wisconsin state authorities in such form as required by, and executed in accordance with, the applicable provisions of the WBCL, and shall cause the Bank Merger to be consummated by notifying the appropriate Wisconsin state authorities of such consummation in such manner as required by the applicable provisions of the WBL, and shall take all such further actions as may be required by law to make the Holding Company Merger and the Bank Merger effective.  The later of the date and time of the filing of the Articles of Merger for the Holding Company Merger or the effective date and time of the Holding Company Merger as set forth in such Articles of Merger is referred to in this Agreement as the "Holding Company Merger Effective Time").  The date and time specified in the bank merger certificate for the Bank Merger is referred to in this Agreement is the "Bank Merger Effective Time").

1.6

Merger Consideration and Conversion of Securities.

(a)

At the Holding Company Merger Effective Time, subject to Section 1.7, by virtue of the Holding Company Merger and without any action on the part of Spencer or the holder of any securities of Spencer, each share of the common stock, $1.00 par value, of Spencer (the "Spencer Common Stock") issued and outstanding immediately prior to the Holding Company Merger Effective Time (other than shares cancelled pursuant to Section 1.6(f)) as determined by Stratford as set forth below shall be converted into the right to receive the consideration described in Section 1.6(b) (the "Merger Consideration").  Stratford shall file its offering documents with the Securities Exchange Commission pursuant to Regulation A (17 CFR 230.251 through 230.263) and the Securities Exchange Commission shall qualify the offering of those shares pursuant to Regulation A as a further condition to the consummation of the transactions pursuant to this Agreement.

(b)

Subject to Section 1.6(c) below, each share of Spencer Common Stock, inclusive of each share of Spencer Common Stock held by the HB ESOP as defined in Section 4.20, shall be converted into the right to receive one (1) share of the common stock, $1.00 par value, of Stratford (the "Stratford Common Stock").  It is anticipated based upon this exchange ratio and the number of shares outstanding for Stratford and Spencer that Stratford's shareholders will retain their 93,098 shares of Stratford Common Stock (52.5% ownership of the combined entity) and Spencer's shareholders will receive 84,178 shares of Stratford Common Stock (47.5% ownership of the combined entity), provided, however, Stratford will not issue fractional shares and therefore any fractional shares issuable in connection with the Holding Company Merger will be replaced by the cash payment as described in this Agreement.  In addition to the conversion of Spencer Common Stock into Stratford Common Stock based on the exchange ratio described above, Stratford shall make a cash payment to the shareholders of Spencer in the amount of $84,178.00 on a pro rata basis (essentially $1.00 per share for each share of Spencer Common Stock).

(c)

As of the Determination Date (as defined below), the Core Equity (as defined below) contributed by Spencer to the combined entity following the Holding Company Merger shall not be less than $12,531,000, before payment of the special dividend described in Section 4.1(d), and the Core Equity contributed by Stratford to the combined entity shall not be less than $14,448,000.  "Core Equity" means consolidated stockholders' equity, excluding accumulated other comprehensive income (or loss).

(d)

All of the shares of Spencer Common Stock converted into the right to receive the Merger Consideration pursuant to this ARTICLE I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Holding Company Merger Effective Time, and each certificate (each a "Spencer Common Stock Certificate") previously representing any such shares of Spencer Common Stock shall thereafter represent only the right: (i) to receive any dividend or other distribution declared prior to the Closing Date with respect to such Spencer Common Stock with a record date occurring prior to the Closing Date; and (ii) to receive the Merger Consideration in the form of a certificate representing the number of whole shares of Stratford Common Stock (each a "Stratford Common Stock Certificate") (and cash in lieu of fractional shares) into which the shares of Spencer Common Stock previously represented by a Spencer Common Stock Certificate have been converted pursuant to this ARTICLE I, without any interest thereon.  Spencer Common Stock Certificates previously representing shares of Spencer Common Stock shall be exchanged for the Merger Consideration consisting of the Stratford Common Stock Certificates representing whole shares of the Stratford Common Stock (and cash in lieu of fractional shares) pursuant to this Section 1.6 issued in consideration therefore upon the surrender of such Spencer Common Stock Certificates in accordance with Section 1.7, without any interest thereon.

(e)

Spencer shall not permit any shares of Spencer Common Stock to be transferred between the date of this Agreement and the Holding Company Merger Effective Time except with the prior consent of Spencer and Stratford.

(f)

At the Holding Company Merger Effective Time, all shares of Spencer Common Stock that are owned by Spencer as treasury stock shall be cancelled and shall cease to exist, and no Merger Consideration shall be delivered in exchange therefore.

(g)

At and after the Holding Company Merger Effective Time, each share of Stratford Common Stock issued and outstanding immediately prior to the Holding Company Merger Effective Time shall remain an issued and outstanding share of Stratford Common Stock and shall not be affected by the Holding Company Merger.

(h)

No fractional shares of Stratford Common Stock and no certificates for such shares shall be issued to represent any such fractional interest, and any holder thereof shall, instead, be paid cash in an amount calculated pursuant to Section 1.7(e), below.

1.7

Exchange of Certificates.

(a)

At or prior to the Holding Company Merger Effective Time, Stratford shall deposit, or shall cause to be deposited, with Bankers' Bank, Madison, Wisconsin (the "Exchange Agent"), for the benefit of the holders of Spencer Common Stock Certificates, for exchange in accordance with this ARTICLE I, the Merger Consideration (including cash in lieu of fractional shares) (being referred to in this Agreement as the "Exchange Fund") to be issued or paid pursuant to this ARTICLE I in exchange for the outstanding shares of Spencer Common Stock.

(b)

As soon as practicable after the Holding Company Merger Effective Time, and in no event later than five (5) business days thereafter, Stratford shall cause the Exchange Agent to mail to each holder of record of one or more Spencer Common Stock Certificates a letter of transmittal ("Letter of Transmittal") in the form to be agreed by the Parties, which specifies, among other things, that delivery shall be effected, and risk of loss and title to Spencer Common Stock Certificates shall pass, only upon delivery of such certificates to the Exchange Agent, together with instructions for use in effecting the surrender of the Spencer Common Stock Certificates in exchange for the Merger Consideration (including any cash in lieu of fractional shares), as applicable, into which the shares of Spencer Common Stock represented by such Spencer Common Stock Certificate or Certificates shall have been converted pursuant to this Agreement.  Upon proper surrender of a Spencer Common Stock Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Spencer Common Stock Certificates shall be entitled to receive in exchange therefore, the Stratford Common Stock Certificate representing that number of whole shares of the Stratford Common Stock to which such holder of Spencer Common Stock shall have become entitled to pursuant to the provisions of Section 1.6(b), including a check representing the amount of any cash in lieu of fractional shares that such holder has the right to receive in respect of such Spencer Common Stock Certificate and the Spencer Common Stock Certificate surrendered shall forthwith be cancelled.  No interest will be paid or accrued on any cash in lieu of fractional shares payable to holders of Spencer Common Stock Certificates.

(c)

No dividends or other distributions declared or made after the Holding Company Merger Effective Time with respect to the Stratford Common Stock with a record date after the Holding Company Merger Effective Time shall be paid to the holder of any unsurrendered Spencer Common Stock Certificate with respect to the shares of Stratford Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to this ARTICLE I until the holder of such Spencer Common Stock Certificate shall surrender such Spencer Common Stock Certificate.  Subject to the effect of applicable laws, following surrender of any such Spencer Common Stock Certificate, there shall be paid, without interest, promptly to the holder of the certificates that are eligible for the Merger Consideration, certificates representing whole shares of the Stratford Common Stock issued in exchange therefore and the amount of any cash payable with respect to a fractional share of the Stratford Common Stock to which such holder is entitled pursuant to this ARTICLE I and the amount of dividends or other distributions with a record date after the Holding Company Merger Effective Time theretofore paid with respect to such whole shares of Stratford Common Stock.  No holder of an unsurrendered Spencer Common Stock Certificate shall be entitled, until the surrender of such Spencer Common Stock Certificate, to vote the shares of Stratford Common Stock into which such holder's Spencer Common Stock shall have been converted.

(d)

The Merger Consideration (including cash in lieu of fractional shares) issued or paid in accordance with this ARTICLE I upon conversion of the Spencer Common Stock Certificates in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such Spencer Common Stock Certificates.

(e)

No certificates representing fractional shares of Stratford Common Stock shall be issued upon the surrender thereof for exchange of Spencer Common Stock Certificates, and such fractional share interest will not entitle the owner thereof to vote or to any rights of a shareholder of Stratford.  Each holder of a fractional share interest shall, instead, be paid an amount in cash equal to the product obtained by multiplying such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by the current tangible book value of a share of Stratford Common Stock as of the Closing Date and prorated based upon the fractional share component for which a share of Stratford Common Stock will not be issued.

(f)

Any portion of the Exchange Fund which remains undistributed or unpaid to the holders of Spencer Common Stock for three (3) months after the Holding Company Merger Effective Time shall be delivered to Stratford, upon demand, and any holders of Spencer Common Stock who have not theretofore complied with this ARTICLE I shall thereafter look only to Stratford for payment of their claim.

(g)

Stratford shall be entitled to deduct and withhold from any cash consideration payable pursuant to this Agreement to any holder of Spencer Common Stock such amounts as Stratford is required to deduct and withhold with respect to the making of such payment under any provision of applicable law.  To the extent that amounts are so withheld by Stratford, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Spencer Common Stock in respect of which such deduction and withholding was made by Stratford.

(h)

The Stratford Common Stock Certificates shall include such restrictions on transfer as determined by Stratford are necessary under applicable federal securities laws to preserve the exemption from registration of those securities under Regulation A promulgated under the Securities Act of 1933, as amended, set forth in this Agreement.

(i)

In the event any Spencer Common Stock Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the shareholder claiming such Spencer Common Stock Certificate to be lost, stolen or destroyed and, if reasonably required by Stratford, the posting by such person of a bond in such amount as the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Spencer Common Stock Certificate, the Exchange Agent will issue and exchange for such lost, stolen or destroyed Spencer Common Stock Certificate the Merger Consideration (and any cash in lieu of fractional shares) deliverable in respect thereof pursuant to this Agreement.

(j)

Promptly upon proper surrender of a Spencer Common Stock Certificate for exchange to the Exchange Agent, together with a properly completed Letter of Transmittal, duly executed, the holder of such Spencer Common Stock Certificate shall be entitled to receive in exchange therefor the Merger Consideration (and any cash in lieu of fractional shares) deliverable in respect of the shares of Spencer Common Stock represented by such Spencer Common Stock Certificate; thereupon such Spencer Stock Certificate shall forthwith be cancelled.  No interest will be paid or accrued on the Merger Consideration deliverable upon surrender of a Spencer Common Stock Certificate.

(k)

All Merger Consideration (including cash in lieu of fractional shares) issued or paid in accordance with this ARTICLE I upon conversion of Spencer Common Stock

Certificates in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such Spencer Common Stock Certificates.

 (l)

There shall be no stock splits, share issuances, granting of additional options or a purchase of shares issued or granted by Stratford or Spencer prior to the Closing.  There shall not have been any exercise of dissenters' rights by any shareholder of Spencer, and any such exercise of dissenting shareholder rights shall be cause for termination of this Agreement.

(m)

After the Holding Company Merger Effective Time, there shall be no transfers on the stock transfer books of Spencer of the shares of Spencer Common Stock that were issued and outstanding immediately prior to the Holding Company Merger Effective Time.

1.8

Closing.

(a)

The consummation of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held on the tenth (10th) business day of the month following the date on which all of the conditions set forth in ARTICLE VI and ARTICLE VII have been satisfied, or on such other date as the Parties may mutually agree (the "Closing Date").  In the event of the filing of any motion for rehearing or any appeal from the decision of any regulatory authority approving the transactions contemplated in this Agreement or any legal proceedings of the type contemplated by Sections 6.7 or 7.8, Stratford or Spencer may postpone the Closing by written notice to the other Parties until such approvals have been obtained or such motion, appeal or litigation has been resolved, but in no event shall such Closing be postponed beyond the close of business on March 31, 2017, without the consent of the boards of directors of Stratford and Spencer.  The Closing shall take place at 10:00 a.m., local time, on the Closing Date at such place and time upon which the Parties shall agree.

(b)

Prior to the Closing, Spencer and Stratford shall attempt to agree on the Core Equity of each of Spencer and Stratford as of the end of the month immediately preceding the Closing Date (the "Determination Date").  Spencer shall provide Stratford with all financial information relevant to the determination of the Core Equity of Spencer as of the Determination Date, and such other financial information as Stratford may reasonably request all within five (5) business days following the Determination Date.  Stratford shall provide Spencer with all financial information relevant to the determination of the Core Equity of Stratford as of the Determination Date, and such other financial information as Spencer may reasonably request all within five (5) business days following the Determination Date.  Such determination shall include appropriate reserves for bad debts and problem loans.  Spencer and Stratford shall make good faith and reasonable efforts to reach agreement on the Core Equity of Spencer and Stratford, as set forth in this Agreement.  If Spencer and Stratford are unable to agree in good faith on the Core Equity of Spencer and Stratford as of the Determination Date, on or before five (5) days following the Determination Date the Core Equity of Spencer and Stratford shall be determined by Wipfli, LLP, Wausau, Wisconsin ("Wipfli") as of the Determination Date.  Such determination by Wipfli shall be completed within ten (10) days following the Determination Date.  The fees, costs and expenses of Wipfli will be equally borne by Stratford and Spencer.  Any determination of Core Equity of Spencer and/or Stratford by Wipfli in accordance with this Section 1.8.b. shall be conclusive and binding on the Parties.

(c)

At or before the Closing, Spencer will deliver to Stratford and in the case of Section 1.8.(c)(iv) below make available at the offices of HB to Stratford the following other documents:

i.

A certificate executed by Spencer and HB under Section 6.2.

ii.

The opinion of counsel for Spencer and HB as required by Section 6.4 satisfactory to Stratford;

iii.

A certificate of good standing from the State of Wisconsin for Spencer;

iv.

All articles of incorporation, bylaws, minute books, corporate records, financial records, regulatory filings, stock transfer books, books of account, records, contracts, tax returns and such other documents (collectively the "Corporate Documents") of Spencer and HB as Stratford may request.

v.

Written resignations effective as of the Closing Date of all officers and directors of Spencer.

vi.

An unaudited consolidated balance sheet of Spencer as of the Determination Date reflecting the consolidated assets and liabilities of Spencer consistent with the warranties and representations made in this Agreement.

(d)

At or before the Closing, Stratford will deliver to Spencer the following documents:

i.

The shares of Surviving Corporation Common Stock to be paid in exchange for the shares of Spencer Common Stock issued and outstanding as of the Closing Date, exclusive of the fractional shares, plus cash for the fractional shares to the Exchange Agent, determined in accordance with Section 1.6;

ii.

A certificate executed by Stratford and SSB under Section 7.2;

iii.

The opinion of counsel for Stratford and SSB as required by Section 7.4 satisfactory to Spencer.

iv.

An unaudited consolidated balance sheet of Stratford as of the Determination Date reflecting the consolidated assets and liabilities of Stratford consistent with the representation and warranties made in this Agreement.

v.

The Employment Agreement executed by SSB and Jeffrey J. Lappe as required under Section 7.4.

ARTICLE II

REPRESENTATIONS AND WARRANTIES CONCERNING SPENCER AND HB

Except as set forth in the specific Spencer Disclosure Schedule dated as of the date of this Agreement, and delivered by Spencer to Stratford prior to the execution and delivery of this Agreement and setting forth, among other things, items the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof, as an exception to one or more representations or warranties contained in this ARTICLE II or to one or more of its respective covenants contained in this Agreement; provided, however, that the mere inclusion of an item in a Schedule as an exception to a representation or warranty shall not be deemed an admission by a Party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to have or result in a Material Adverse Effect (as defined below) on the Party making the representation, Spencer and HB hereby represent and warrant to Stratford as of the date hereof and as of the Closing Date as follows:

2.1

Organization.

(a)

Spencer is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin, and has the corporate power and authority to own its properties and to carry on its business as presently conducted.  Spencer is duly qualified and in good standing as a foreign corporation in each of the other jurisdictions where the location and character of its properties and the business conducted by it require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on Spencer or HB.  As used in this Agreement, "Material Adverse Effect" shall mean, with respect to the entity or entities which is or are the subject of the applicable Material Adverse Effect clause, changes, developments, occurrences or events having a material adverse effect on the financial condition, assets, liabilities, business or results of operations of the entity; provided, however, that "Material Adverse Effect" shall not be deemed to include the effects of (i) changes after the date hereof in general United States or global business, political, economic or market (including capital or financial markets) conditions, (ii) any outbreak, escalation or worsening of hostilities, declared or undeclared acts of war, sabotage, military action or terrorism, (iii) changes or proposed changes after the date of this Agreement in GAAP, promulgated bank regulatory accounting practices or authoritative interpretations thereof, (iv) changes or proposed changes after the date hereof in applicable law (in the case of each of these clauses (i), (ii), (iii) or (iv), other than changes, developments, occurrences or events to the extent that they have or would reasonably be expected to have a materially disproportionate adverse effect on the assets, liabilities, business or results of operations of the entity which is the subject of the applicable Material Adverse Effect clause), (v) the negotiation, execution or announcement of the Mergers or this Agreement, (vi) changes resulting from expenses (such as change in control or severance payments, or termination, legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the transactions contemplated herein, or (vii) any actions by the Parties as required or contemplated by this Agreement or taken with the consent of the other Parties.

(b)

HB is a state chartered bank, duly chartered and organized, validly existing and in good standing under the laws of the State of Wisconsin, has the corporate power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing as a foreign corporation in each of the other jurisdictions where the location and character of its properties and the business conducted by it requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on HB.

(c)

Other than HB, Spencer's and HB's investments in Investment Securities (as defined in Section 2.12(a)) and securities owned in a fiduciary capacity or set forth on Schedule 2.1(c), Spencer and HB do not own, whether directly or indirectly, any voting stock, equity securities or membership, partnership, joint venture or similar ownership interest in any corporation, association, partnership, trust, limited liability company, unincorporated organization or other entity or group (any such individual or entity, a "Person"), nor do Spencer or HB have any outstanding contractual obligations to provide funds or lend for investment purposes, or to make any investment (in the form of capital contribution or otherwise) in, any Person.

2.2

Organizational Documents; Minutes and Stock Records.  Spencer has furnished Stratford with copies of the Articles of Incorporation and Bylaws of Spencer and HB, in each case as amended to the date so provided, and with such other documents as requested by Stratford relating to the authority of Spencer and HB to conduct their respective businesses (other than minutes reflecting discussions of confidential regulatory matters and discussions regarding the Mergers and this Agreement).  All such governing documents are complete and correct.  The stock registers and minute books of Spencer and HB each accurately reflect, in each case in all material respects, all meetings, consents, and other actions of the organizers, incorporators, shareholders, boards of directors, and committees of the boards of directors of Spencer and HB, respectively, and all transactions in each such entity's capital stock occurring since the initial organization of Spencer and HB, respectively.

2.3

Capitalization.

(a)

Spencer.  The authorized capital stock of Spencer consists solely of 100,000 shares of common stock, $1.00 par value per share, of which 84,178 shares are issued and outstanding as of the date of this Agreement and no shares are held in treasury.  The issued and outstanding shares of Spencer Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable.  None of the shares of Spencer Common Stock are subject to any preferences, qualifications, limitations, restrictions or special or other rights under Spencer's Articles of Incorporation as in effect as of the date of this Agreement.  There are no options, warrants, agreements, contracts, or other rights in existence to purchase or acquire from Spencer any shares of capital stock of Spencer.  There are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of any interests in Spencer.  Schedule 2.3(a) sets forth a true and complete list of all shareholders of record of Spencer, indicating their name and address of record and number of shares of the capital stock of Spencer held by each such shareholder.

(b)

HB.  The authorized capital stock of HB consists solely of 9,000 shares of common stock, $50.00 par value per share, of which 9,000 shares are issued and outstanding, all of which are owned by Spencer.  The issued and outstanding shares of common stock of HB have been duly and validly authorized and issued and are fully paid and non-assessable and owned by Spencer free and clear of all liens and encumbrances.  There are no options, agreements, contracts, or other rights in existence to purchase or acquire from HB any shares of the capital stock of HB.

2.4

Authorization; No Violation.  Spencer and HB have full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the performance of Spencer's and HB's obligations hereunder have been duly and validly authorized by the Board of Directors of Spencer (the "Spencer Board") and the Board of Directors of HB (the "HB Board"), and do not violate or conflict with Spencer's and HB's Articles of Incorporation, Bylaws, or any applicable law, court order or decree to which Spencer or HB is a party or subject, or by which Spencer or HB, or any of their respective properties are bound, and no other action on the part of Spencer and HB is necessary to authorize the execution and delivery by Spencer and HB of this Agreement and the consummation of the transactions contemplated hereby other than the requisite regulatory and other approvals and/or filings set forth in Section 2.5.  Except as set forth on Schedule 2.4, the execution and delivery of this Agreement and the performance of Spencer's and HB's obligations hereunder do not and will not result in any default or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture or other agreement by which Spencer, HB or any of their respective properties are bound to the knowledge of Spencer and HB.  This Agreement, when executed and delivered, and subject to the regulatory approvals described in Section 2.5, will be a valid, binding and enforceable obligation of Spencer and HB, subject to supervisory powers of bank regulatory agencies generally and applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity.

2.5

Consents and Approvals.  No consents or approvals of, or filings or registrations with, any court, regulatory agency, administrative agency or commission or other governmental authority or instrumentality (each, a "Governmental Authority") or with any third party are necessary in connection with the execution and delivery by Spencer and HB of this Agreement and the consummation by Spencer of the Holding Company Merger and by HB of the Bank Merger, except for (a) those third-party consents, approvals, filings or registrations set forth on Schedule 2.5, (b) the filing of an applications with the Board of Governors of the Federal Reserve System (the "Federal Reserve Application"),  and (c) the filing of an application with the Wisconsin Department of Financial Institutions (the "Wisconsin Application") and the filing of an application with the Federal Deposit Insurance Corporation (the "FDIC Application"), (the Federal Reserve Application, the Wisconsin Application and the FDIC Application shall be referred to, collectively, as the "Applications"), (d) the filing of the Articles of Merger in connection with the Holding Company Merger with the Wisconsin Department of Financial Institutions, and (e) the approval of this Agreement and the Holding Company Merger by the requisite vote of the shareholders of Spencer.

2.6

Financial Statements.  Schedule 2.6 sets forth true and complete copies of the following financial statements (collectively, the "Spencer Financial Statements"): (a) the consolidated balance sheets of Spencer and HB as of December 31, 2015 (the "Spencer Balance Sheets," and such date, the "Balance Sheet Date" and the respective related statements of income for the fiscal year then ended; and (b) the consolidated interim balance sheet of Spencer and HB as of June 30, 2016 (the "Spencer Interim Balance Sheets") and the respective related statements of income for the six (6) month period then ended (together with the Interim Balance Sheet, the "Spencer Interim Financial Statements").  The Spencer Balance Sheets have been prepared in conformance with GAAP except as noted therein applied on a consistent basis throughout the period involved.  The Spencer Financial Statements fairly present the unconsolidated financial position of Spencer and HB, each as of the date thereof and each income statement included in the Spencer Financial Statements fairly present the unconsolidated results of operations of Spencer and HB, each for the period set forth therein; provided, however, that the Spencer Interim Financial Statements contain all adjustments necessary for a fair presentation, subject to normal, recurring year-end adjustments consistent with past practices of Spencer and HB (which adjustments will not be, individually or in the aggregate, material), and lack footnotes.  The books, records and accounts of each of Spencer and HB accurately and fairly reflect, in reasonable detail, all transactions and all items of income and expense, assets and liabilities and accruals relating to Spencer and HB.

2.7

No Undisclosed Liabilities.  Neither Spencer nor HB has any liabilities, whether accrued, absolute, contingent, or otherwise, existing or arising out of any transaction or, to the knowledge of Spencer and HB, circumstances existing on or prior to the date hereof, except (a) as and to the extent disclosed, reflected or reserved against in the Financial Statements, (b) as and to the extent arising under contracts, commitments, transactions, or circumstances identified in the Schedules provided for herein, excluding any liabilities for Spencer or HB for breaches thereunder, and (c) liabilities, not material in the aggregate and incurred in the Ordinary Course of Business, which, under GAAP, would not be required to be reflected on a balance sheet prepared as of the date hereof.  An action taken in the "Ordinary Course of Business" shall mean an action taken in the ordinary course of business of Spencer or HB, or Stratford or SSB, as applicable, in conformity with past custom and practice (including with respect to quantity and frequency).  Except as disclosed on an attached schedule, any liabilities incurred in connection with litigation or judicial, administrative or arbitration proceedings or claims against Spencer or HB shall not be deemed to be incurred in the Ordinary Course of Business.

2.8

Loans; Loan Loss Reserves.

(a)

Each outstanding loan, loan agreement, note, lease or other borrowing agreement, any participation therein and any guaranty, renewal or extension thereof (each a "Loan" and collectively, "Loans") reflected on the books and records of HB is evidenced by appropriate and sufficient documentation adequate for the enforcement of the material terms of such Loans and of the related security interests, mortgages and other liens, and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent such enforceability may be limited by supervisory powers of bank regulatory agencies generally, as well as applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies generally from time to time in effect and by applicable laws which may affect the availability of equitable remedies.  No obligor named in any Loan has provided notice (whether written or, to the knowledge of Spencer or HB, oral) to HB that such obligor intends to attempt to avoid the enforceability of any term of any Loan under any such laws or equitable remedies, and, to the knowledge of Spencer or HB, no Loan is subject to any valid defense, set-off, or counterclaim that has been threatened or asserted with respect to such Loan.  All Loans that are secured, as evidenced by the appropriate and sufficient ancillary security documents, are so secured by valid and enforceable liens.  Except as provided in Schedule 2.8(a), neither Spencer nor HB has entered into any loan repurchase agreement.

(b)

The reserves for loan and lease losses shown on the balance sheets contained in the Financial Statements are adequate in all material respects, and consistent with all relevant regulatory standards and under GAAP.

2.9

Properties and Assets.

(a)

Real Property.  Schedule 2.9(a) sets forth a complete and correct description of all real property owned or leased by Spencer and HB or in which Spencer or HB has a legal interest (other than as a mortgagee) (the "HB Real Property").  Except as set forth on Schedule 2.9(a), no real property or improvements are carried on Spencer's and HB's books and records as other real estate owned ("HB OREO").  Spencer and HB own all HB Real Property used by them in the conduct of their respective businesses as such businesses are presently conducted.  All material certificates, licenses and permits required for the lawful use and occupancy of any real property by Spencer and HB have been obtained and are in full force and effect.

(b)

Personal Property; Sufficiency of Assets.  Schedule 2.9(b) sets forth a complete and correct description of all tangible personal property owned by Spencer and HB or used by Spencer and HB and having book value reflected as an asset in the Spencer Interim Balance Sheets.  Each of Spencer and HB has good and valid title to, or a valid leasehold interest in, all tangible and intangible assets used, intended or required for use by each in the conduct of its business, free and clear of any Encumbrances, and all such tangible personal property is in good working condition and repair, normal wear and tear excepted.

2.10

Material Contracts.  Schedule 2.10 lists all Spencer Material Contracts, true and complete copies of which written contracts have been delivered to Stratford, except with respect to those Spencer Material Contracts described in Section 2.10(g) for which Spencer has delivered to Stratford a complete and correct list and made available to Stratford during the course of its due diligence investigation (and which are not listed on Schedule 2.10).  "Spencer Material Contracts" include every contract, commitment, or arrangement (whether written or oral) of a material nature under which Spencer or HB is obligated on the date hereof, including the following:

(a)

all agreements for consulting, professional, advisory, and other services, including engagement letters and contracts pursuant to which Spencer or HB performs services for others, but excluding any such agreements with any third party entered by Spencer or HB for advisory, legal or accounting services associated with the transactions completed in this Agreement;

(b)

any leases for real property for which Spencer or HB is a tenant, and any leases of personal property;

(c)

any contract for the sale of any asset or real or personal property, in excess of $10,000 in any one case or $25,000 in the aggregate in any period of 12 consecutive months, of Spencer (other than in the Ordinary Course of Business) or the grant of any preferential rights to purchase any assets or property of Spencer or HB or requiring consent of any party to the transfer thereof;

(d)

any contracts, commitments and agreements for the acquisition, development or disposition of real or personal property other than conditional sales contracts and security agreements under which total future payments are, in each instance, less than $10,000;

(e)

all contracts relating to the employment, engagement, compensation or termination of directors, officers, employees, consultants or agents of Spencer or HB, and all pension, retirement, profit sharing, stock appreciation, insurance or similar plans or arrangements for the benefit of any employees, officers or directors of Spencer or HB, including all Benefit Plans as defined in Section 2.19(a);

(f)

all loans, loan commitments, promissory notes, letters of credit or other financial accommodations or evidences of indebtedness, including modifications, waivers or amendments thereof, extended to or for the benefit of Spencer or HB;

(g)

all loans, loan commitments, promissory notes, letters of credit or other financial accommodations or evidences of indebtedness, including modifications, waivers or amendments thereof, extended to or for the benefit of any single borrower or related group of borrowers if the aggregate amount of all such loans, loan commitments, promissory notes, letters of credit or other financial accommodations or arrangements or evidences of indebtedness extended to such borrower or related group of borrowers exceeds $50,000;

(h)

all loan participation agreements, including modifications, waivers or amendments thereto;

(i)

all agreements, contracts, mortgages, loans, deeds of trust, leases, commitments, indentures, notes, instruments and other arrangements which are with officers or directors of Spencer or HB, any "affiliates" of Spencer or HB within the meaning of Section 23A of the Federal Reserve Act or any record owner of 5% or more of Spencer Common Stock, or a related interest (as such terms are defined in 12 C.F.R. §215.2(m)) of any such owner, excluding any loans or agreements made in compliance with Regulation O (12 C.F.R. Part 215) and/or Regulation W (12 C.F.R. Part 223), as applicable;

(j)

any contract involving total future payments by Spencer or HB of more than $25,000 in any one year or which requires performance by Spencer or HB beyond the first anniversary of the Closing Date, that by its terms does not terminate or is not terminable by Spencer or HB, as applicable, without penalty within 30 days after the date of this Agreement;

(k)

any contract granting a mortgage, pledge, lien, option, conditional sale agreement, encumbrance, security interest, title exceptions or restrictions or claims or charges of any kind (collectively, "Encumbrances") upon any assets or properties of Spencer or HB;

(l)

except for provisions of the Articles of Incorporation and regulations of Spencer or HB, any agreement to assume or guarantee any liability or to indemnify any person or entity (other than Spencer or HB) with respect to liabilities relating to any current or former business of Spencer or HB, or any predecessor thereof (other than contained in agreements entered into in the Ordinary Course of Business);

(m)

any powers of attorney (other than those entered into in the Ordinary Course of Business or contained in agreements entered into in the Ordinary Course of Business);

(n)

any confidentiality or non-disclosure agreement, other than customary agreements entered into in the Ordinary Course of Business or related to the transactions subject to this Agreement;

(o)

any joint venture, partnership, marketing or similar agreements with any other person or entity; and

(p)

all other material contracts in excess of $25,000 in any one case or $50,000 in the aggregate in any period of 12 consecutive months, made other than in the Ordinary Course of Business of Spencer or HB or related to the transactions subject to this Agreement, to which either Spencer or HB is a party or under which either Spencer or HB is obligated.

2.11

No Defaults.  Each of Spencer and HB has fulfilled and taken all action reasonably necessary to date to enable it to fulfill, when due, all of its material obligations under all Spencer Material Contracts.  There are no breaches or defaults by Spencer or HB under any Spencer Material Contract that could give rise to a right of termination or claim for material damages under such Material Contract, and no event has occurred that, with the lapse of time or the election of any other party, will become such a breach or default by Spencer or HB.  To the knowledge of Spencer and HB, no breach or default by any other party under any Spencer Material Contract has occurred or is threatened that will or could impair the ability of Spencer or HB to enforce any of its rights under such Spencer Material Contract.

2.12

Investments.

(a)

Set forth on Schedule 2.12(a) is a complete and correct list and description as of the date of this Agreement of all investment and debt securities, trust preferred securities, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell (the "Investment Securities") held by each of Spencer and HB.  Except as set forth on Schedule 2.12(a) with respect to each Investment Security, each of Spencer and HB has good and marketable title to all Investment Securities held by it, free and clear of all Encumbrances.  The Investment Securities are valued on the books of Spencer and HB, as applicable, in accordance with GAAP.  Except as set forth on Schedule 2.12(a) and as may be imposed by applicable securities laws, none of the Investment Securities is subject to any restriction, whether contractual or statutory, that materially impairs the ability of Spencer or HB to dispose of such investment at any time.

(b)

Neither Spencer nor HB has sold or otherwise disposed of any Investment Securities in a transaction in which the acquirer of such Investment Securities or other person has the right, either conditionally or absolutely, to require Spencer or HB to repurchase or otherwise reacquire any such Investment Securities.

(c)

Except as set forth in Schedule 2.12(c), there are no interest rate swaps, caps, floors, option agreements, other interest rate risk management arrangements or repurchase agreements to which Spencer or HB is bound or a party.

(d)

To the knowledge of Spencer and HB, in the absence of the transactions contemplated hereby, continuing to hold the Investment Securities in their current form would not form the basis for an assertion of any violation of 12 U.S.C. § 1851 and the regulations promulgated in connection therewith (the "Volcker Rule") by Spencer or HB.

2.13

Compliance with Laws; Legal Proceedings.

(a)

Except as set forth on Schedule 2.13(a), Spencer and HB are each in compliance in all material respects with all applicable federal, state, county and municipal laws and regulations (i) that regulate the ownership and operation of banks and their holding companies or the business of banking, including those laws and regulations relating to the investment of funds, the taking of deposits, the lending of money, and the location and operation of banking facilities, or (ii) that affect the business or assets of Spencer or HB, or the assets owned and used by either of them.

(b)

Each of Spencer and HB holds all material licenses, certificates, permits, authorizations, franchises and rights from all appropriate federal, state or other Governmental Authorities necessary for the conduct of its business and the ownership of its assets (collectively, "Spencer Licenses"), all such Spencer Licenses are in full force and effect, and neither Spencer nor HB has received any notice (whether written or, to the knowledge of Spencer or HB, oral) of any pending or, to the knowledge of Spencer and HB, threatened action by any Governmental Authority to suspend, revoke, cancel or limit any Spencer License.

(c)

Except as set forth on Schedule 2.13(c), there are no material claims, actions, suits or proceedings pending or, to the knowledge of Spencer or HB, threatened against or affecting Spencer or HB before any federal, state or other Governmental Authority or any arbitrator or arbitration panel, and there is no decree, judgment or order or formal or informal supervisory agreement of any kind in existence against Spencer or HB preventing it from taking any action of any kind in connection with its respective businesses.  Except as set forth on Schedule 2.13(c), neither Spencer nor HB has received from any federal, state or other Governmental Authority any notice or threat (whether written or, to the knowledge of Spencer or HB, oral) of any enforcement actions concerning capital, compliance with laws or regulations, safety or soundness, or other banking or business practices that has not been resolved to the reasonable satisfaction of such Governmental Authority or disclosed to Stratford in connection with its due diligence investigation of Spencer and HB, and Spencer and HB have no reasonable basis to believe that any such notice or regulatory action not otherwise disclosed herein is contemplated.

2.14

Insurance.  Schedule 2.14 sets forth a complete and correct list of all policies of insurance in which Spencer or HB is named as an insured party, which otherwise relate to or cover any assets, properties, premises, operations or personnel of Spencer or HB, or which is owned or carried by Spencer or HB.  All such policies are legal, valid, binding, enforceable and in full force and effect as of the date hereof and will continue in effect until Closing (or if such policies are cancelled or lapse prior to Closing, renewals or replacements thereof will be entered into in the Ordinary Course of Business).  No application for any such policies included a material misstatement or omission.  All premiums and costs with respect to such policies are set forth on Schedule 2.14 and have been paid to the extent due.  Neither Spencer nor HB is in breach or default under any such policy, and to the knowledge of Spencer and HB no event has occurred which, with notice or the lapse of time, would constitute a breach or default or permit termination, modification or acceleration, under such policy.  No notice of claim has been sent to any insurer issuing any such policy, and no claim is currently pending under any such policy, and Spencer and HB do not have knowledge of any facts that would form the basis of a claim under any such policy.  All material insurable risks in respect of the business and assets of Spencer and HB are covered by such insurance policies and the types and amounts of coverage provided therein are usual and customary in the context of the business and operations in which Spencer and HB are engaged.  Neither Spencer nor HB has received any notice (whether written or, to the knowledge of Spencer and HB, oral) from any party of interest in or to any such policies claiming any breach or violation of any provisions thereof, disclaiming or denying coverage thereof or canceling or threatening cancellation of any such insurance contracts.

2.15

Taxes.

(a)

Definitions.  For the purposes of this Agreement, the term "Tax" or, collectively, "Taxes" shall mean (i) any and all U.S. federal, state, local and non-U.S. taxes, duties, fees, premiums, assessments, imposts, levies, tariffs and other charges of any kind whatsoever imposed, assessed, reassessed or collected by any governmental entity, including all interest, penalties, fines, installments, additions to tax or other additional amounts imposed, assessed, reassessed or collected by any governmental entity in respect thereof, and including those related to, or levied on, or measured by, or referred to as, net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits, gross receipts, royalty, capital, capital gain, sales, goods and services, harmonized sales, use, value added, ad valorem, transfer, land transfer, real property,  capital stock, personal property, environmental, business, property development, occupancy, franchise, license, withholding, payroll, employment, employer health, health insurance, social services, education, all surtaxes, unemployment or employment insurance premiums, workers compensation payments, excise, severance, stamp, premium, escheat, or windfall profits, alternative or minimum taxes, customs duties, import and export taxes, countervail and anti-dumping, and registration fees, whether disputed or not and whether payable directly or by withholding and whether or not requiring the filing of a Tax Return; (ii) any liability of Spencer or HB for the Taxes arising as a result of being or ceasing to be a member of a consolidated, affiliated or combined group whether pursuant to Treasury Regulation §1.1502-6 (and any corresponding provision of state, local or foreign law) or otherwise; and (iii) any liability for Taxes as a transferee, successor, guarantor, by contract or by operation of applicable laws or otherwise.

(b)

Tax Returns and Audits.

(i)

Spencer and HB have each prepared and timely filed all material U.S. federal, state, local and non-U.S. returns, elections, notices, filings, declarations, forms, claims for refund, estimates, information statements, reports and other documents, including any amendments, schedules, attachments, supplements, appendices and exhibits thereto through and including the 2014 tax year ("Spencer Tax Returns"), with the appropriate governmental entity in all jurisdictions in which such Spencer Tax Returns are required to be filed relating to any and all Taxes concerning or attributable Spencer or HB, as applicable.  Such Spencer Tax Returns have been prepared and completed in accordance with applicable legal requirements in all material respects.

(ii)

Spencer and HB have duly and timely paid, or caused to be duly and timely paid, all Taxes that are due and payable by them (whether or not shown or required to be shown on any Spencer Tax Return).

(iii)

No audit or other examination of any Spencer Tax Return of Spencer or HB is in progress, nor has Spencer or HB been notified in writing of any request for such an audit or other examination.

(iv)

There are no liens on the assets of Spencer or HB relating to or attributable to Taxes, except for inchoate tax liens that are attached by operation of law.

(v)

No claim in writing has ever been made by any governmental entity in a jurisdiction in which any of Spencer or HB does not file Spencer Tax Returns that Spencer or HB, as applicable, is or may be subject to Taxes in such jurisdiction.

(vi)

Neither Spencer nor HB has applied for any Tax ruling which, if granted, would affect the computation of Tax liability of Spencer or HB, as applicable, for any periods (or portions thereof) beginning on or after the Closing Date.

(vii)

Neither Spencer nor HB has agreed to make, or is not required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

(viii)

Spencer and HB have disclosed on their Spencer Tax Returns all positions taken therein that could reasonably give rise to a substantial understatement of Taxes within the meaning of Code Section 6662.

2.16

Environmental Laws and Regulations.

(a)

To the knowledge of Spencer and HB, neither the conduct nor the operation of Spencer or HB nor any condition of any property presently or previously owned, leased or operated by either of them (including, without limitation, in a fiduciary or agency capacity), or on which either of them holds a lien, violates or violated Environmental Laws in any respect and, to the knowledge of Spencer and HB, no condition exists or has existed or event has occurred with respect to either of them or any such property that is reasonably likely to result in material liability under Environmental Laws.  Neither Spencer nor HB has received any written notice from any person or entity that Spencer or HB or the operation or condition of any property owned, leased, operated, or held as collateral or in a fiduciary capacity by either of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Hazardous Materials at, on, beneath, or originating from any such property.

(b)

"Hazardous Materials" means (A) pollutants, contaminants, pesticides, petroleum or petroleum products, radioactive substances, solid wastes or hazardous or extremely hazardous, special, dangerous, or toxic wastes, substances, chemicals or materials within the meaning of any Environmental Law, including any "hazardous substance" as defined in or under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C., Sec. 9601, et seq., as amended and reauthorized ("CERCLA"), and any "hazardous waste" as defined in or under the Resource Conservation and Recovery Act, 42 U.S.C., Sec. 6902, et seq. ("RCRA"), and all amendments thereto and reauthorizations thereof, and (B) any other pollutants, contaminants, hazardous, dangerous or toxic chemicals, materials, wastes or other substances, including any industrial process or pollution control waste or asbestos, which pose a hazard to the environment or the health and safety of any person.  "Environmental Laws" means all federal, state and local statutes, regulations, ordinances and rules, all court and administrative orders and decrees and the common law, which pertain to environmental or natural resource matters or contamination of any type whatsoever.

2.17

Regulatory Reports.  Since December 31, 2015, Spencer and HB have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, required to be filed with the Board of Governors of the Federal Reserve (the "Federal Reserve"), the Federal Deposit Insurance Corporation ("FDIC"), the Wisconsin Department of Financial Institutions ("WDFI") and any other Governmental Authority or self-regulatory organization with jurisdiction over any of the activities of Spencer or HB (the "Spencer Regulatory Reports"), and have paid all fees and assessments due and payable in connection therewith.  As of their respective dates, the Spencer Regulatory Reports complied in all material respects with the statutes, rules and regulations enforced or promulgated by the applicable regulatory authority with which they were filed.

2.18

Employee Matters.

(a)

(i)  Neither Spencer nor HB has entered into, nor is Spencer or HB otherwise bound by, any collective bargaining agreements that are now in effect with respect to their employees nor has Spencer or HB experienced any labor disturbance, slow-down, strike, lockout, material grievance, claim of unfair labor practices, or other dispute relating to any union or collective bargaining within the past three (3) years; (ii) there is no labor strike, labor dispute, or work slow-down, stoppage or lockout pending or, to the knowledge of Spencer and HB, threatened against or affecting Spencer or HB; (iii) to the knowledge of Spencer and HB, no union organization campaign is threatened or in progress with respect to any of the employees of Spencer or HB, and no question concerning representation exists respecting such employees; (iv) to the knowledge of Spencer and HB, there is no unfair labor practice charge or complaint threatened or pending against Spencer or HB before the National Labor Relations Board; and (v) neither Spencer nor HB has agreed to recognize any union or other collective bargaining representative, and no union or other collective bargaining representative has been certified as the exclusive bargaining representative of any of the employees of Spencer or HB.  Neither Spencer nor HB has committed any unfair labor practice.  To the knowledge of Spencer and HB, (1) no event has occurred or circumstance exists that could provide the basis for any work slow-down or stoppage or other labor dispute and (2) there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Spencer or HB.

(b)

Spencer and HB have complied and are in compliance in all material respects with all laws relating to the employment of labor, including any provisions thereof relating to (i) wages, hours, bonuses, commissions, termination pay, vacation pay, sick pay, fringe benefits, employee benefits, health insurance continuation ("COBRA"), and the payment and/or accrual of the same and all insurance and all other costs and expenses applicable thereto; (ii) unlawful, wrongful, retaliatory, harassing, or discriminatory employment or labor practices; (iii) occupational health and safety standards; (iv) employment taxes, deductions, reporting and licensure requirements, and (v) plant closing, mass layoff, immigration, workers' compensation, disability, unemployment compensation, whistleblower laws, driver regulations, and other employment laws, regulations and ordinances.

(c)

All employees of Spencer and HB have been or will have been on or before the Closing, paid in full by Spencer and HB for all earned wages, salaries, commissions, bonuses (including any bonuses or incentive compensation related to the transactions contemplated by this Agreement), vacation pay, and other compensation for all services performed by such employees up to and including the Closing or any such unpaid amounts existing at the time of the Closing will be properly reflected in the Spencer Closing Balance Sheets and Income Statements (as defined in Section 6.9).  Spencer and HB have withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to their respective employees and are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing.  To the knowledge of Spencer and HB, no officer of HB intends to terminate employment with HB prior to or following the Closing.

2.19

Employee Benefit Plans.

(a)

Schedule 2.19(a) includes a complete and correct list of each employee welfare benefit plan and employee pension benefit plan within the meaning of ERISA Sections 3(1) and 3(2), respectively (the "ERISA Plans"), each supplemental executive retirement plan ("SERP"), each compensation, consulting, employment or collective bargaining agreement, and each stock appreciation right, life, health, disability or other insurance or benefit, bonus, deferred or incentive compensation, severance or separation, change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees or former employees of Spencer or HB that Spencer or HB maintains or contributes to (or, with respect to any employee pension benefit plan has maintained or contributed to since the date of its incorporation) or to which Spencer or HB is a party or by which it is otherwise bound (collectively, the "Spencer Benefit Plans").  Neither Spencer nor HB has an affiliate that would be treated as a single employer together with Spencer or HB (a

"Spencer ERISA Affiliate") under Section 414 of the Code other than Spencer and HB with respect to each other.  Spencer previously has delivered to Stratford true and complete copies of the following with respect to each Spencer Benefit Plan: (i) copies of each Spencer Benefit Plan, and all related plan descriptions; (ii) the last three years' Annual Returns on Form 5500, including all schedules thereto, and any opinions of independent accountants, if provided, for each Spencer Benefit Plan for which an Annual Return on Form 5500 was required to be filed; and (iii) other material plan documents.  Schedule 2.19(a) also sets forth the amount of all payments made under all deferred compensation agreements, employment agreements, severance agreements, change in control agreements and similar agreements in connection with the termination of employment resulting from or following the consummation of the transactions contemplated by this Agreement, whether at or after the Closing Date.  In addition, Spencer has delivered to Stratford true and complete copies of the following:

(i)

all contracts with third party administrators, actuaries, investment managers, consultants, insurers, and independent contractors that relate to any Spencer Benefit Plan;

(ii)

all notices and other communications that were given by Spencer or HB or any Spencer Benefit Plan to the Internal Revenue Service ("IRS"), the Department of Labor, or any participant or beneficiary, pursuant to applicable law, within the four years preceding the date of this Agreement; and

(iii)

all notices or other communications that related to Spencer or HB or any Spencer Benefit Plan that were given by the IRS or the Department of Labor to Spencer or HB or any Spencer Benefit Plan within the four years preceding the date of this Agreement.

(b)

Except as set forth on Schedule 2.19(b), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will cause an increase, payment, vesting or acceleration of benefits or benefit entitlements to employees or former employees of Spencer or HB under any Spencer Benefit Plan or any other increase in the liabilities of Spencer or HB under any Spencer Benefit Plan as a result of the transactions contemplated by this Agreement.

(c)

Neither Spencer nor HB maintains or participates, nor has ever maintained or participated, in a multiemployer plan within the meaning of Section 3(37) of ERISA.  Neither Spencer nor HB or, to their knowledge, any director or employee of Spencer or HB, or any fiduciary of any ERISA Plan has engaged in any transaction in violation of Section 406 or 407 of ERISA or, to Spencer's and HB's knowledge, any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 408(b) of ERISA or Section 4975(d) of the Code in connection with such ERISA Plan.  Spencer and HB do not provide and have never provided medical benefits, life insurance or similar welfare benefits to former employees, except as required by Section 601 of ERISA.

(d)

Each Spencer Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code (a "Qualified Retirement Plan") is so qualified and has received a favorable and current determination letter from the IRS, or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, to the effect that such Qualified Retirement Plan and the related trust are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and nothing has occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Retirement Plan.

(e)

Except as set forth on Schedule 2.19(e), each Spencer Benefit Plan is, and since its inception has been, administered in material compliance with its terms and with all applicable laws, rules and regulations governing such Spencer Benefit Plan, including the rules and regulations promulgated by the U.S. Department of Labor and the IRS under ERISA, the Code or any other applicable law, including without limitation the requirement to file Annual Returns on Form 5500.  None of Spencer or HB or any affiliate of Spencer or SSB that is a fiduciary with respect to any Spencer Benefit Plan, to their knowledge,  has breached any of the responsibilities, obligations or duties imposed on it by ERISA.  No Spencer Benefit Plan is currently the subject of a submission under IRS Employee Plans Compliance Resolution System or any similar system, nor under any Department of Labor amnesty program, nor does Spencer or SSB anticipate any such submission of any Spencer Benefit Plan.

(f)

Other than routine claims for benefits made in the Ordinary Course of Business, there is no litigation, claim or assessment pending or, to the knowledge of Spencer and HB, threatened by, on behalf of, or against any of the Spencer Benefit Plans or against the administrators or trustees or other fiduciaries of any of the Spencer Benefit Plans that alleges a violation of applicable state or federal law or violation of any Spencer Benefit Plan document or related agreement.  To the knowledge of Spencer and HB, there is no reasonable basis for any such litigation, claim or assessment.

(g)

No Spencer Benefit Plan fiduciary or any other person has any liability to any Spencer Benefit Plan participant, beneficiary or any other person under any provisions of ERISA or any other applicable law by reason of any action or failure to act in connection with any Spencer Benefit Plan, including any liability by any reason of any payment of, or failure to pay, benefits or any other amounts or by reason of any credit or failure to give credit for any benefits or rights.

(h)

All accrued contributions and other payments to be made by Spencer or HB to any Spencer Benefit Plan through the date hereof have been reflected in the Financial Statements.  Neither Spencer nor HB is in default in performing any of its respective contractual obligations under any of the Spencer Benefit Plans or any related trust agreement or insurance contract.  There are no outstanding liabilities with respect to any Spencer Benefit Plan other than liabilities for normal service provider costs and benefits to be paid to participants in such Spencer Benefit Plan and their beneficiaries in accordance with the terms of such Spencer Benefit Plan.  Except to the extent reflected in the Financial Statements in accordance with this Section 2.19(h), neither Spencer nor HB has committed to, or announced, a change to any Spencer Benefit Plan that increases the cost of the Spencer Benefit Plan to Spencer or HB, other than as set forth on Schedule 2.19(h).

(i)

Except as set forth on Schedule 2.19(i), no Spencer Benefit Plan provides for payment of any amount which, considered in the aggregate with amounts payable pursuant to all other Spencer Benefit Plans, would exceed the amount deductible for federal income tax purposes by virtue of Section 280G of the Code.

(j)

Except as set forth on Schedule 2.19(j), the provisions of any Spencer Benefit Plan that constitutes a "non-qualified deferred compensation plan" under Code Section 409A, and the operation of any such plan, have at all times been in compliance with Code Section 409A or guidance issued thereunder.

(k)

Except as set forth on Schedule 2.19(k), there are no obligations or liabilities, whether outstanding or subject to future vesting, for any retirement health care to be paid to participants under any of the Spencer Benefit Plans.  Notwithstanding the preceding sentence, Spencer and HB have complied in all material respects with the requirements for continued healthcare coverage under ERISA Section 601 et seq. and Code Section 4980B.

(l)

Spencer, HB or an ERISA Affiliate have not established and do not maintain a Spencer Benefit Plan that is subject to ERISA Title IV.

(m)

To the knowledge of Spencer and HB, no condition exists as a result of which Spencer or HB would have any liability, whether absolute or contingent, under any Spencer Benefit Plan with respect to any misclassification of a person performing services for Spencer or HB as an independent contractor rather than as an employee.

2.20

Technology and Intellectual Property.

(a)

Schedule 2.20(a) sets forth a complete and correct list of all (i) registered trademarks, service marks, domain names, copyrights and patents; (ii) applications for registration or grant of any of the foregoing; (iii) unregistered trademarks, service marks, trade names, logos and assumed names; and (iv) licenses for any of the foregoing, in each case, owned by or for the benefit of Spencer or HB, or used in or necessary to conduct Spencer's or HB's business as presently conducted.  The items on Schedule 2.20(a), together with all other trademarks, service marks, trade names, logos, assumed names, patents, copyrights, trade secrets, computer software, licenses, formulae, customer lists or other databases, business application designs and inventions currently used in or necessary to conduct the businesses of Spencer and HB, constitute the "Spencer Intellectual Property."

(b)

Each of Spencer and HB has ownership of or such other rights by license, lease or other agreement in and to, the Intellectual Property as is necessary to permit Spencer and HB to use the Spencer Intellectual Property in the conduct of its business as presently conducted.  Neither Spencer nor HB has received any notice (whether written or, to the knowledge of Spencer and HB, oral) alleging that Spencer or HB has infringed or violated any trademark, trade name, copyright, patent, trade secret right or other proprietary right of others, and to the knowledge of Spencer and HB, neither Spencer nor HB has committed any such violation or infringement.

(c)

Each of Spencer and HB has ownership of, or such other rights by license, lease or other agreement in and to, the Spencer IT Assets as is necessary to permit Spencer and HB to use such Spencer IT Assets in the conduct of their respective businesses as presently conducted.  The Spencer IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by Spencer and HB in connection with their respective businesses, and have not materially malfunctioned or failed within the past one (1) year.  "Spencer IT Assets" means the computers, computer software, firmware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation, owned or leased by Spencer or HB.  To the knowledge of Spencer and HB, no person or entity has gained unauthorized access to the Spencer IT Assets.  Spencer and HB have implemented reasonable back-up and disaster recovery technology consistent with industry practices.  To the knowledge of Spencer and HB, except for "off the shelf" software licensed by Spencer or HB in the Ordinary Course of Business, none of the Spencer IT Assets contains any shareware, open source code, or other software the use of which requires disclosure or licensing of any intellectual property.

2.21

Absence of Certain Changes or Events.  Other than as specifically disclosed in this Agreement, the Financial Statements, or the Schedules delivered pursuant to this Agreement, there has not occurred (i) since the Balance Sheet Date, any change in the financial condition, assets, liabilities, business or results of operations, the effect of which would have a Material Adverse Effect on Spencer or HB, and, to the knowledge of Spencer and HB, no fact or condition exists or is contemplated or threatened which might reasonably be expected to cause such a Material Adverse Effect in the future, or (ii) to the knowledge of Spencer and HB, any changes or condition, event, circumstance, fact or other occurrence, whether occurring before or since the Balance Sheet Date that may reasonably be expected to have or result in a Material Adverse Effect.  To the knowledge of Spencer and HB, no fact or condition exists with respect to the business, operations or assets of Spencer or HB which Spencer or HB has reason to believe may cause the Federal Reserve Application, the Wisconsin Application, the FDIC Application or any other regulatory approval referenced in this Agreement to be denied or unduly delayed.

2.22

Conduct of Business Since Balance Sheet Date.  Except as set forth on Schedule 2.22 since the Balance Sheet Date the business of Spencer and HB has been conducted only in the Ordinary Course of Business.  Without limiting the generality of the foregoing, since the Balance Sheet Date, except as set forth on such Schedule, neither Spencer nor HB has taken, or has caused, suffered or permitted to be taken any of the following actions:

(a)

sold, leased (as lessor), transferred or otherwise disposed of, or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance on, any Spencer or HB asset reflected on the Financial Statements or any asset acquired by Spencer or HB after the Balance Sheet Date for $25,000 or more, except for loans held for sale and Investment Securities sold or otherwise disposed of in the Ordinary Course of Business;

(b)

cancelled any debts owed to or claims held by Spencer or HB (including the settlement of any claims or litigation) other than in the Ordinary Course of Business;

(c)

created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money in respect of Spencer or HB, or entered into, as lessee, any capitalized lease obligations, in either case other than in the Ordinary Course of Business;

(d)

accelerated or delayed collection of notes, accounts or loans receivable generated by Spencer or HB in advance of or beyond their regular due dates or the dates when the same would have been collected in the Ordinary Course of Business;

(e)

delayed or accelerated payment of any account payable or other liability of Spencer or HB beyond or in advance of its due date or the date when such liability would have been paid in the Ordinary Course of Business;

(f)

except as otherwise permitted or required under Section 1.6(c), declared or paid any dividend on shares of Spencer stock or HB stock or made any other distribution with respect thereto other than the declaration and payment of dividends in an amount not greater than the earnings of HB for 2015 provided the consolidated total capital of Spencer and HB as of the Closing Date is not less than consolidated capital for Spencer and HB as of March 31, 2016;

(g)

instituted any increase in any compensation payable to any employee of Spencer or HB other than routine increases in the Ordinary Course of Business, or instituted any increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to employees of Spencer or HB;

(h)

prepared or filed any Tax Return inconsistent with past practice or, on any such Tax Return, taken any position, made any election, or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods); or

(i)

made any change in the accounting principles and practices used by Spencer and HB from those applied in the preparation of the Financial Statements.

2.23

Change in Business Relationships.  Neither Spencer nor HB has received notice (whether written or, to the knowledge of Spencer and HB, oral), whether on account of the transactions contemplated by this Agreement or otherwise, (a) that any customer, agent, representative, supplier, vendor or business referral source of Spencer or HB intends to discontinue, diminish or change its relationship with Spencer or HB, the effect of which would have a Material Adverse Effect to the business, assets or operations of Spencer or HB, or (b) except as set forth on Schedule 2.23, that any executive officer of Spencer or HB intends to terminate or substantially alter the terms of his or her employment.  There have been no complaints or disputes (in each case set forth in writing) with any customer, employee, agent, representative, supplier, vendor, business referral source or other parties that have not been resolved which are reasonably likely to have a Material Adverse Effect to the business, assets or operations of Spencer or HB.

2.24

Brokers' and Finders' Fees.  Neither Spencer nor HB has any liability (whether incurred, potential, contingent or otherwise) for brokerage commissions, finders' fees, or like compensation with respect to the transactions contemplated by this Agreement.

2.25

Termination Expenses and Other Merger-Related Costs.  Schedule 2.25 sets forth all vendor agreements with Spencer and HB which require the payment of early termination fees ("Spencer Vendor Termination Fees") in connection with the Bank Merger and an itemization of other merger-related costs for Spencer and HB ("Spencer Other Merger-Related Costs").

ARTICLE III

REPRESENTATIONS AND WARRANTIES

CONCERNING STRATFORD AND SSB

Except as set forth in the specific Stratford Disclosure Schedule dated as of the date of this Agreement, and delivered by Stratford and SSB to Spencer and HB prior to the execution and delivery of this Agreement and setting forth, among other things, items the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof, as an exception to one or more representations or warranties contained in this ARTICLE III or to one or more of its respective covenants contained in this Agreement; provided, however, that the mere inclusion of an item in a Schedule as an exception to a representation or warranty shall not be deemed an admission by a Party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to have or result in a Material Adverse Effect (as defined below) on the Party making the representation, Stratford and SSB hereby represent and warrant to Stratford as of the date hereof and as of the Closing Date as follows:

3.1

Organization.

(a)

Stratford is duly registered as a bank holding company under the BHCA, is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin, and has the corporate power and authority to own its properties and to carry on its business as presently conducted.  Spencer is duly qualified and in good standing as a foreign corporation in each of the other jurisdictions where the location and character of its properties and the business conducted by it require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on Stratford or SSB.

(b)

SSB is a state chartered bank, duly chartered and organized, validly existing and in good standing under the laws of the State of Wisconsin, has the corporate power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing as a foreign corporation in each of the other jurisdictions where the location and character of its properties and the business conducted by it requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on SSB.

(c)

Merger Co. is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  Merger Co. has conducted no business other than in connection with the execution and delivery of this Agreement.

(d)

Other than SSB and Merger Co., Stratford's and SSB's investments in Investment Securities and securities owned in a fiduciary capacity or set forth on Schedule 3.1(c), Stratford and SSB do not own, whether directly or indirectly, any voting stock, equity securities or membership, partnership, joint venture or similar ownership interest in any Person nor do Stratford or SSB have any outstanding contractual obligations to provide funds or lend for investment purposes, or to make any investment (in the form of capital contribution or otherwise) in, any Person.

3.2

Organizational Documents; Minutes and Stock Records.  Stratford has furnished Spencer with copies of the Articles of Incorporation and Bylaws of Spencer and SSB, in each case as amended to the date so provided, and with such other documents as requested by Spencer relating to the authority of Stratford and SSB to conduct their respective businesses (other than minutes reflecting discussions of confidential regulatory matters and discussions regarding the Mergers and this Agreement).  All such governing documents are complete and correct.  The stock registers and minute books of Stratford and SSB each accurately reflect, in each case in all material respects, all meetings, consents, and other actions of the organizers, incorporators, shareholders, boards of directors, and committees of the boards of directors of Stratford and SSB, respectively, and all transactions in each such entity's capital stock occurring since the initial organization of Stratford and SSB, respectively.

3.3

Capitalization.

(a)

Stratford.  The authorized capital stock of Stratford consists solely of 100,000 shares of common stock, $1.00 par value per share, of which 93,098 shares are issued and outstanding as of the date of this Agreement and 6,902 shares are held in treasury.  The issued and outstanding shares of Stratford Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable.  None of the shares of Stratford Common Stock are subject to any preferences, qualifications, limitations, restrictions or special or other rights under Stratford's Articles of Incorporation as in effect as of the date of this Agreement.  There are no options, warrants, agreements, contracts, or other rights in existence to purchase or acquire from Stratford any shares of capital stock of Stratford.  There are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of any interests in Stratford.  Schedule 3.3(a) sets forth a true and complete list of all shareholders of record of Stratford, indicating their name and address of record and number of shares of the capital stock of Stratford held by each such shareholder.

(b)

The authorized capital stock of Merger Co. consists of 9,000 shares of common stock, no par value per share.  The issued and outstanding shares of common stock of Merger Co. have been fully paid and non-assessable.  All of the issued and outstanding shares of Merger Co. are owned by Stratford.

(c)

SSB.  The authorized capital stock of SSB consists solely of 10,000 shares of common stock, $20.00 par value per share, of which 9,000 shares are issued and outstanding, all of which are owned by Stratford.  The issued and outstanding shares of common stock of SSB have been duly and validly authorized and issued and are fully paid and non-assessable and owned by Stratford free and clear of all liens and encumbrances.  There are no options, agreements, contracts, or other rights in existence to purchase or acquire from SSB any shares of the capital stock of SSB.

3.4

Authorization; No Violation.  Stratford and SSB have full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the performance of Stratford's and SSB's obligations hereunder have been duly and validly authorized by the Board of Directors of Stratford (the "Stratford Board") and the Board of Directors of SSB (the "SSB Board"), and do not violate or conflict with Stratford's and SSB's Articles of Incorporation, Bylaws, or any applicable law, court order or decree to which Stratford or SSB is a party or subject, or by which Stratford or SSB, or any of their respective properties are bound, and no other action on the part of Stratford and SSB is necessary to authorize the execution and delivery by Stratford and SSB of this Agreement and the consummation of the transactions contemplated hereby other than the requisite regulatory and other approvals and/or filings set forth in Section 3.5.  Except as set forth on Schedule 3.4, the execution and delivery of this Agreement and the performance of Stratford's and SSB's obligations hereunder do not and will not result in any default or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture or other agreement by which Stratford or any of their respective properties are bound to the knowledge of Stratford and SSB.  This Agreement, when executed and delivered, and subject to the regulatory approvals described in Section 3.5, will be a valid, binding and enforceable obligation of Stratford and SSB, subject to supervisory powers of bank regulatory agencies generally and applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity.

3.5

Consents and Approvals.  No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are necessary in connection with the execution and delivery by Stratford and SSB of this Agreement and the consummation by Stratford of the Holding Company Merger and by SSB of the Bank Merger, except for (a) those third-party consents, approvals, filings or registrations set forth on Schedule 3.5, (b) the filing of the Applications, (c) the filing of the Articles of Merger in connection with the Holding Company Merger with the Wisconsin Department of Financial Institutions, and (d) the approval of this Agreement and the Holding Company Merger by the requisite vote of the shareholders of Stratford.

3.6

Financial Statements.  Schedule 3.6 sets forth true and complete copies of the following financial statements (collectively, the "Stratford Financial Statements"): (a) the consolidated balance sheets of Stratford and SSB each as of the Balance Sheet Date (the "Stratford Balance Sheets") and the respective related statements of income for the fiscal year then ended; and (b) the consolidated interim balance sheet of Stratford and SSB  as of June 30, 2016 (the "Stratford Interim Balance Sheets") and the respective related statements of income for the six (6) month period then ended (together with the Stratford Interim Balance Sheet, the "Stratford Interim Financial Statements").  The Stratford Balance Sheets have been prepared in conformance with GAAP except as noted therein applied on a consistent basis throughout the period involved.  The Stratford Financial Statements fairly present the unconsolidated financial position of Stratford and SSB, each as of the date thereof and each income statement included in the Stratford Financial Statements fairly present the unconsolidated results of operations of Stratford and SSB, each for the period set forth therein; provided, however, that the Stratford Interim Financial Statements contain all adjustments necessary for a fair presentation, subject to normal, recurring year-end adjustments consistent with past practices of Stratford and SSB (which adjustments will not be, individually or in the aggregate, material), and lack footnotes.  The books, records and accounts of each of Stratford and SSB accurately and fairly reflect, in reasonable detail, all transactions and all items of income and expense, assets and liabilities and accruals relating to Stratford and SSB.

3.7

No Undisclosed Liabilities.  Neither Stratford nor SSB has any liabilities, whether accrued, absolute, contingent, or otherwise, existing or arising out of any transaction or, to the knowledge of Stratford and SSB, circumstances existing on or prior to the date hereof, except (a) as and to the extent disclosed, reflected or reserved against in the Stratford Financial Statements, (b) as and to the extent arising under contracts, commitments, transactions, or circumstances identified in the Schedules provided for herein, excluding any liabilities for Stratford or SSB for breaches thereunder, and (c) liabilities, not material in the aggregate and incurred in the Ordinary Course of Business, which, under GAAP, would not be required to be reflected on a balance sheet prepared as of the date hereof.  Except as disclosed on an attached schedule, any liabilities incurred in connection with litigation or judicial, administrative or arbitration proceedings or claims against Stratford or SSB shall not be deemed to be incurred in the Ordinary Course of Business.

3.8

Loans; Loan Loss Reserves.

(a)

Each Loan reflected on the books and records of SSB is evidenced by appropriate and sufficient documentation adequate for the enforcement of the material terms of such Loans and of the related security interests, mortgages and other liens, and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent such enforceability may be limited by supervisory powers of bank regulatory agencies generally, as well as applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies generally from time to time in effect and by applicable laws which may affect the availability of equitable remedies.  No obligor named in any Loan has provided notice (whether written or, to the knowledge of Stratford or SSB, oral) to SSB that such obligor intends to attempt to avoid the enforceability of any term of any Loan under any such laws or equitable remedies, and, to the knowledge of Stratford or SSB, no Loan is subject to any valid defense, set-off, or counterclaim that has been threatened or asserted with respect to such Loan.  All Loans that are secured, as evidenced by the appropriate and sufficient ancillary security documents, are so secured by valid and enforceable liens.  Except as provided in Schedule 3.8(a), neither Stratford nor SSB has entered into any loan repurchase agreement.

(b)

The reserves for loan and lease losses shown on the balance sheets contained in the Stratford Financial Statements are adequate in all material respects, and consistent with all relevant regulatory standards and under GAAP.

3.9

Properties and Assets.

(a)

Real Property.  Schedule 3.9(a) sets forth a complete and correct description of all real property owned or leased by Stratford and SSB or in which Stratford or SSB has a legal interest (other than as a mortgagee) (the "SSB Real Property").  Except as set forth on Schedule 3.9(a), no real property or improvements are carried on Stratford's and SSB' books and records as other real estate owned ("SSB OREO").  Stratford and SSB own all SSB Real Property used by them in the conduct of their respective businesses as such businesses are presently conducted.  All material certificates, licenses and permits required for the lawful use and occupancy of any real property by Stratford and SSB have been obtained and are in full force and effect.

(b)

Personal Property; Sufficiency of Assets.  Schedule 3.9(b) sets forth a complete and correct description of all tangible personal property owned by Stratford and SSB or used by Stratford and SSB and having book value reflected as an asset in the Stratford Interim Balance Sheets.  Each of Stratford and SSB has good and valid title to, or a valid leasehold interest in, all tangible and intangible assets used, intended or required for use by each in the conduct of its business, free and clear of any Encumbrances, and all such tangible personal property is in good working condition and repair, normal wear and tear excepted.

3.10

Material Contracts.  Schedule 3.10 lists all Stratford Material Contracts, true and complete copies of which written contracts have been delivered to Spencer, except with respect to those Stratford Material Contracts described in Section 3.10(g) for which Stratford has delivered to Spencer a complete and correct list and made available to Spencer during the course of its due diligence investigation (and which are not listed on Schedule 3.10).  "Stratford Material Contracts" include every contract, commitment, or arrangement (whether written or oral) of a material nature under which Stratford or SSB is obligated on the date hereof, including the following:

(a)

all agreements for consulting, professional, advisory, and other services, including engagement letters and contracts pursuant to which Stratford or SSB performs services for others, but excluding any such agreements with any third party entered by Stratford or SSB for advisory, legal or accounting services associated with the transactions completed in this Agreement;

(b)

any leases for real property for which Stratford or SSB is a tenant, and any leases of personal property;

(c)

any contract for the sale of any asset or real or personal property, in excess of $10,000 in any one case or $25,000 in the aggregate in any period of 12 consecutive months, of Stratford (other than in the Ordinary Course of Business) or the grant of any preferential rights to purchase any assets or property of Stratford or SSB or requiring consent of any party to the transfer thereof;

(d)

any contracts, commitments and agreements for the acquisition, development or disposition of real or personal property other than conditional sales contracts and security agreements under which total future payments are, in each instance, less than $10,000;

(e)

all contracts relating to the employment, engagement, compensation or termination of directors, officers, employees, consultants or agents of Stratford or SSB, and all pension, retirement, profit sharing, stock appreciation, insurance or similar plans or arrangements for the benefit of any employees, officers or directors of Stratford or SSB, including all Stratford Benefit Plans as defined in Section 3.19(a);

(f)

all loans, loan commitments, promissory notes, letters of credit or other financial accommodations or evidences of indebtedness, including modifications, waivers or amendments thereof, extended to or for the benefit of Stratford or SSB;

(g)

all loans, loan commitments, promissory notes, letters of credit or other financial accommodations or evidences of indebtedness, including modifications, waivers or amendments thereof, extended to or for the benefit of any single borrower or related group of borrowers if the aggregate amount of all such loans, loan commitments, promissory notes, letters of credit or other financial accommodations or arrangements or evidences of indebtedness extended to such borrower or related group of borrowers exceeds $50,000;

(h)

all loan participation agreements, including modifications, waivers or amendments thereto;

(i)

all agreements, contracts, mortgages, loans, deeds of trust, leases, commitments, indentures, notes, instruments and other arrangements which are with officers or directors of Stratford or SSB, any "affiliates" of Stratford or SSB within the meaning of Section 23A of the Federal Reserve Act or any record owner of 5% or more of Stratford Common Stock, or a related interest (as such terms are defined in 12 C.F.R. §215.2(m)) of any such owner, excluding any loans or agreements made in compliance with Regulation O (12 C.F.R. Part 215) and/or Regulation W (12 C.F.R. Part 223), as applicable;

(j)

any contract involving total future payments by Stratford or SSB of more than $25,000 in any one year or which requires performance by Stratford or SSB beyond the first anniversary of the Closing Date, that by its terms does not terminate or is not terminable by Stratford or SSB, as applicable, without penalty within 30 days after the date of this Agreement;

(k)

any contract granting any Encumbrance upon any assets or properties of Stratford or SSB;

(l)

except for provisions of the Articles of Incorporation and regulations of Stratford or SSB, any agreement to assume or guarantee any liability or to indemnify any person or entity (other than Stratford or SSB) with respect to liabilities relating to any current or former business of Stratford or SSB, or any predecessor thereof (other than contained in agreements entered into in the Ordinary Course of Business);

(m)

any powers of attorney (other than those entered into in the Ordinary Course of Business or contained in agreements entered into in the Ordinary Course of Business);

(n)

any confidentiality or non-disclosure agreement, other than customary agreements entered into in the Ordinary Course of Business or related to the transactions subject to this Agreement;

(o)

any joint venture, partnership, marketing or similar agreements with any other person or entity; and

(p)

all other material contracts in excess of $25,000 in any one case or $50,000 in the aggregate in any period of 12 consecutive months, made other than in the Ordinary Course of Business of Stratford or SSB or related to the transactions subject to this Agreement, to which either Stratford or SSB is a party or under which either Stratford or SSB is obligated.

3.11

No Defaults.  Each of Stratford and SSB has fulfilled and taken all action reasonably necessary to date to enable it to fulfill, when due, all of its material obligations under all Stratford Material Contracts.  There are no breaches or defaults by Stratford or SSB under any Stratford Material Contract that could give rise to a right of termination or claim for material damages under such Stratford Material Contract, and no event has occurred that, with the lapse of time or the election of any other party, will become such a breach or default by Stratford or SSB.  To the knowledge of Stratford and SSB, no breach or default by any other party under any Stratford Material Contract has occurred or is threatened that will or could impair the ability of Stratford or SSB to enforce any of its rights under such Stratford Material Contract.

3.12

Investments.

(a)

Set forth on Schedule 3.12(a) is a complete and correct list and description as of the date of this Agreement of all Investment Securities held by each of Stratford and SSB.  Except as set forth on Schedule 3.12(a) with respect to each Investment Security, each of Stratford and SSB has good and marketable title to all Investment Securities held by it, free and clear of all

Encumbrances.  The Investment Securities are valued on the books of Stratford and SSB, as applicable, in accordance with GAAP.  Except as set forth on Schedule 3.12(a) and as may be imposed by applicable securities laws, none of the Investment Securities is subject to any restriction, whether contractual or statutory, that materially impairs the ability of Stratford or SSB to dispose of such investment at any time.

(b)

Neither Stratford nor SSB has sold or otherwise disposed of any Investment Securities in a transaction in which the acquirer of such Investment Securities or other person has the right, either conditionally or absolutely, to require Stratford or SSB to repurchase or otherwise reacquire any such Investment Securities.

(c)

Except as set forth in Schedule 3.12(c), there are no interest rate swaps, caps, floors, option agreements, other interest rate risk management arrangements or repurchase agreements to which Stratford or SSB is bound or a party.

(d)

To the knowledge of Stratford and SSB, in the absence of the transactions contemplated hereby, continuing to hold the Investment Securities in their current form would not form the basis for an assertion of any violation of the Volcker Rule by Stratford or SSB.

3.13

Compliance with Laws; Legal Proceedings.

(a)

Except as set forth on Schedule 3.13(a), Stratford and SSB are each in compliance in all material respects with all applicable federal, state, county and municipal laws and regulations (i) that regulate the ownership and operation of banks and their holding companies or the business of banking, including those laws and regulations relating to the investment of funds, the taking of deposits, the lending of money, and the location and operation of banking facilities, or (ii) that affect the business or assets of Stratford or SSB, or the assets owned and used by either of them.

(b)

Each of Stratford and SSB holds all material licenses, certificates, permits, authorizations, franchises and rights from all appropriate federal, state or other Governmental Authorities necessary for the conduct of its business and the ownership of its assets (collectively, "Stratford Licenses"), all such Stratford Licenses are in full force and effect, and neither Stratford nor SSB has received any notice (whether written or, to the knowledge of Stratford or SSB, oral) of any pending or, to the knowledge of Stratford and SSB, threatened action by any Governmental Authority to suspend, revoke, cancel or limit any Stratford License.

(c)

Except as set forth on Schedule 3.13(c), there are no material claims, actions, suits or proceedings pending or, to the knowledge of Stratford or SSB, threatened against or affecting Stratford or SSB before any federal, state or other Governmental Authority or any arbitrator or arbitration panel, and there is no decree, judgment or order or formal or informal supervisory agreement of any kind in existence against Stratford or SSB preventing it from taking any action of any kind in connection with its respective businesses.  Except as set forth on Schedule 3.13(c), neither Stratford nor SSB has received from any federal, state or other Governmental Authority any notice or threat (whether written or, to the knowledge of Stratford or SSB, oral) of any enforcement actions concerning capital, compliance with laws or regulations, safety or soundness, or other banking or business practices that has not been resolved to the reasonable satisfaction of such Governmental Authority or disclosed to Spencer in connection with its due diligence investigation of Stratford, and Stratford and SSB have no reasonable basis to believe that any such notice or regulatory action not otherwise disclosed herein is contemplated.

3.14

Insurance.  Schedule 3.14 sets forth a complete and correct list of all policies of insurance in which Stratford or SSB is named as an insured party, which otherwise relate to or cover any assets, properties, premises, operations or personnel of Stratford or SSB, or which is owned or carried by

Stratford or SSB.  All such policies are legal, valid, binding, enforceable and in full force and effect as of the date hereof and will continue in effect until Closing (or if such policies are cancelled or lapse prior to Closing, renewals or replacements thereof will be entered into in the Ordinary Course of Business).  No application for any such policies included a material misstatement or omission.  All premiums and costs with respect to such policies are set forth on Schedule 3.14 and have been paid to the extent due.  Neither Stratford nor SSB is in breach or default under any such policy, and to the knowledge of Stratford and SSB no event has occurred which, with notice or the lapse of time, would constitute a breach or default or permit termination, modification or acceleration, under such policy.  No notice of claim has been sent to any insurer issuing any such policy, and no claim is currently pending under any such policy, and Stratford and SSB do not have knowledge of any facts that would form the basis of a claim under any such policy.  All material insurable risks in respect of the business and assets of Stratford and SSB are covered by such insurance policies and the types and amounts of coverage provided therein are usual and customary in the context of the business and operations in which Stratford and SSB are engaged.  Neither Stratford nor SSB has received any notice (whether written or, to the knowledge of Stratford and SSB, oral) from any party of interest in or to any such policies claiming any breach or violation of any provisions thereof, disclaiming or denying coverage thereof or canceling or threatening cancellation of any such insurance contracts.

3.15

Taxes.

(a)

Tax Returns and Audits.

(i)

Stratford and SSB have each prepared and timely filed all material U.S. federal, state, local and non-U.S. returns, elections, notices, filings, declarations, forms, claims for refund, estimates, information statements, reports and other documents, including any amendments, schedules, attachments, supplements, appendices and exhibits thereto through and including the 2015 tax year ("Stratford Tax Returns"), with the appropriate governmental entity in all jurisdictions in which such Stratford Tax Returns are required to be filed relating to any and all Taxes concerning or attributable Stratford or SSB, as applicable.  Such Stratford Tax Returns have been prepared and completed in accordance with applicable legal requirements in all material respects.

(ii)

Stratford and SSB have duly and timely paid, or caused to be duly and timely paid, all Taxes that are due and payable by them (whether or not shown or required to be shown on any Stratford Tax Return).

(iii)

No audit or other examination of any Stratford Tax Return of Stratford or SSB is in progress, nor has Stratford or SSB been notified in writing of any request for such an audit or other examination.

(iv)

There are no liens on the assets of Stratford or SSB relating to or attributable to Taxes, except for inchoate tax liens that are attached by operation of law.

(v)

No claim in writing has ever been made by any governmental entity in a jurisdiction in which any of Stratford or SSB does not file Stratford Tax Returns that Stratford or SSB, as applicable, is or may be subject to Taxes in such jurisdiction.

(vi)

Neither Stratford nor SSB has applied for any Tax ruling which, if granted, would affect the computation of Tax liability of Stratford or SSB, as applicable, for any periods (or portions thereof) beginning on or after the Closing Date.

(vii)

Neither Stratford nor SSB has agreed to make, or is not required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

(viii)

Stratford and SSB have disclosed on their Stratford Tax Returns all positions taken therein that could reasonably give rise to a substantial understatement of Taxes within the meaning of Code Section 6662.

3.16

Environmental Laws and Regulations.

(a)

To the knowledge of Stratford and SSB, neither the conduct nor the operation of Stratford or SSB nor any condition of any property presently or previously owned, leased or operated by either of them (including, without limitation, in a fiduciary or agency capacity), or on which either of them holds a lien, violates or violated Environmental Laws in any respect and, to the knowledge of Stratford and SSB, no condition exists or has existed or event has occurred with respect to either of them or any such property that is reasonably likely to result in material liability under Environmental Laws.  Neither Stratford nor SSB has received any written notice from any person or entity that Stratford or SSB or the operation or condition of any property owned, leased, operated, or held as collateral or in a fiduciary capacity by either of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Hazardous Materials at, on, beneath, or originating from any such property.

3.17

Regulatory Reports.  Since December 31, 2015, Stratford and SSB have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, required to be filed with the Federal Reserve, the FDIC, the WDFI and any other Governmental Authority or self-regulatory organization with jurisdiction over any of the activities of Stratford or SSB (the "Stratford Regulatory Reports"), and have paid all fees and assessments due and payable in connection therewith.  As of their respective dates, the Stratford Regulatory Reports complied in all material respects with the statutes, rules and regulations enforced or promulgated by the applicable regulatory authority with which they were filed.

3.18

Employee Matters.

(a)

(i)  Neither Stratford nor SSB has entered into, nor is Stratford or SSB otherwise bound by, any collective bargaining agreements that are now in effect with respect to their employees nor has Stratford or SSB experienced any labor disturbance, slow-down, strike, lockout, material grievance, claim of unfair labor practices, or other dispute relating to any union or collective bargaining within the past three (3) years; (ii) there is no labor strike, labor dispute, or work slow-down, stoppage or lockout pending or, to the knowledge of Stratford and SSB, threatened against or affecting Stratford or SSB; (iii) to the knowledge of Stratford and SSB, no union organization campaign is threatened or in progress with respect to any of the employees of Stratford or SSB, and no question concerning representation exists respecting such employees; (iv) to the knowledge of Stratford and SSB, there is no unfair labor practice charge or complaint threatened or pending against Stratford or SSB before the National Labor Relations Board; and (v) neither Stratford nor SSB has agreed to recognize any union or other collective bargaining representative, and no union or other collective bargaining representative has been certified as the exclusive bargaining representative of any of the employees of Stratford or SSB.  Neither Stratford nor SSB has committed any unfair labor practice.  To the knowledge of Stratford and SSB, (1) no event has occurred or circumstance exists that could provide the basis for any work slow-down or stoppage or other labor dispute and (2) there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Stratford or SSB.

(b)

Stratford and SSB have complied and are in compliance in all material respects with all laws relating to the employment of labor, including any provisions thereof relating to (i) wages, hours, bonuses, commissions, termination pay, vacation pay, sick pay, fringe benefits, employee benefits, COBRA and the payment and/or accrual of the same and all insurance and all other costs and expenses applicable thereto; (ii) unlawful, wrongful, retaliatory, harassing, or discriminatory employment or labor practices; (iii) occupational health and safety standards; (iv) employment taxes, deductions, reporting and licensure requirements, and (v) plant closing, mass layoff, immigration, workers' compensation, disability, unemployment compensation, whistleblower laws, driver regulations, and other employment laws, regulations and ordinances.

(c)

All employees of Stratford and SSB have been or will have been on or before the Closing, paid in full by Stratford and SSB for all earned wages, salaries, commissions, bonuses (including any bonuses or incentive compensation related to the transactions contemplated by this Agreement), vacation pay, and other compensation for all services performed by such employees up to and including the Closing or any such unpaid amounts existing at the time of the Closing will be properly reflected in the Stratford Closing Balance Sheet and Income Statements (as defined in Section 7.10).  Stratford and SSB have withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to their respective employees and are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing.  To the knowledge of Stratford and SSB, no officer of SSB intends to terminate employment with SSB prior to or following the Closing.

3.19

Employee Benefit Plans.

(a)

Schedule 3.19(a) includes a complete and correct list of each ERISA Plan, each SERP, each compensation, consulting, employment or collective bargaining agreement, and each stock appreciation right, life, health, disability or other insurance or benefit, bonus, deferred or incentive compensation, severance or separation, change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees or former employees of Stratford or SSB that Stratford or SSB maintains or contributes to (or, with respect to any employee pension benefit plan has maintained or contributed to since the date of its incorporation) or to which Stratford or SSB is a party or by which it is otherwise bound (collectively, the "Stratford Benefit Plans").  Neither Stratford nor SSB has an affiliate that would be treated as a single employer together with Stratford or SSB (an "Stratford ERISA Affiliate") under Section 414 of the Code other than Stratford and SSB with respect to each other.  Stratford previously has delivered to Spencer true and complete copies of the following with respect to each Stratford Benefit Plan: (i) copies of each Stratford Benefit Plan, and all related plan descriptions; (ii) the last three years' Annual Returns on Form 5500, including all schedules thereto, and any opinions of independent accountants, if provided, for each Stratford Benefit Plan for which an Annual Return on Form 5500 was required to be filed; and (iii) other material plan documents.  Schedule 3.19(a) also sets forth the amount of all payments made under all deferred compensation agreements, employment agreements, severance agreements, change in control agreements and similar agreements in connection with the termination of employment resulting from or following the consummation of the transactions contemplated by this Agreement, whether at or after the Closing Date.  In addition, Stratford has delivered to Spencer true and complete copies of the following:

(i)

all contracts with third party administrators, actuaries, investment managers, consultants, insurers, and independent contractors that relate to any Stratford Benefit Plan;

(ii)

all notices and other communications that were given by Stratford or SSB or any Stratford Benefit Plan to the IRS, the Department of Labor, or any participant or beneficiary, pursuant to applicable law, within the four years preceding the date of this Agreement; and

(iii)

all notices or other communications that related to Stratford or SSB or any Benefit Plan that were given by the IRS or the Department of Labor to Stratford or SSB or any Stratford Benefit Plan within the four years preceding the date of this Agreement.

(b)

Except as set forth on Schedule 3.19(b), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will cause an increase, payment, vesting or acceleration of benefits or benefit entitlements to employees or former employees of Stratford or SSB under any Stratford Benefit Plan or any other increase in the liabilities of Stratford or SSB under any Stratford Benefit Plan as a result of the transactions contemplated by this Agreement.

(c)

Neither Stratford nor SSB maintains or participates, nor has ever maintained or participated, in a multiemployer plan within the meaning of Section 3(37) of ERISA.  Neither Stratford nor SSB or, to their knowledge, any director or employee of Stratford or SSB, or any fiduciary of any ERISA Plan has engaged in any transaction in violation of Section 406 or 407 of ERISA or, to Stratford's and SSB's knowledge, any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 408(b) of ERISA or Section 4975(d) of the Code in connection with such ERISA Plan.  Stratford and SSB do not provide and have never provided medical benefits, life insurance or similar welfare benefits to former employees, except as required by Section 601 of ERISA.

(d)

Each Stratford Benefit Plan that is intended to be a Qualified Retirement Plan is so qualified and has received a favorable and current determination letter from the IRS, or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, to the effect that such Qualified Retirement Plan and the related trust are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and nothing has occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Retirement Plan.

(e)

Except as set forth on Schedule 3.19(e), each Stratford Benefit Plan is, and since its inception has been, administered in material compliance with its terms and with all applicable laws, rules and regulations governing such Stratford Benefit Plan, including the rules and regulations promulgated by the U.S. Department of Labor and the IRS under ERISA, the Code or any other applicable law, including without limitation the requirement to file Annual Returns on Form 5500.  None of Stratford or SSB or any affiliate of Stratford or SSB that is a fiduciary with respect to any Benefit Plan, to their knowledge,  has breached any of the responsibilities, obligations or duties imposed on it by ERISA.  No Stratford Benefit Plan is currently the subject of a submission under IRS Employee Plans Compliance Resolution System or any similar system, nor under any Department of Labor amnesty program, nor does Stratford or SSB anticipate any such submission of any Benefit Plan.

(f)

Other than routine claims for benefits made in the Ordinary Course of Business, there is no litigation, claim or assessment pending or, to the knowledge of Stratford and SSB, threatened by, on behalf of, or against any of the Stratford Benefit Plans or against the administrators or trustees or other fiduciaries of any of the Stratford Benefit Plans that alleges a violation of applicable state or federal law or violation of any Stratford Benefit Plan document or related agreement.  To the knowledge of Stratford and SSB, there is no reasonable basis for any such litigation, claim or assessment.

(g)

No Stratford Benefit Plan fiduciary or any other person has any liability to any Stratford Benefit Plan participant, beneficiary or any other person under any provisions of ERISA or any other applicable law by reason of any action or failure to act in connection with any Stratford Benefit Plan, including any liability by any reason of any payment of, or failure to pay, benefits or any other amounts or by reason of any credit or failure to give credit for any benefits or rights.

(h)

All accrued contributions and other payments to be made by Stratford or SSB to any Stratford Benefit Plan through the date hereof have been reflected in the Financial Statements.  Neither Stratford nor SSB is in default in performing any of its respective contractual obligations under any of the Stratford Benefit Plans or any related trust agreement or insurance contract.  There are no outstanding liabilities with respect to any Stratford Benefit Plan other than liabilities for normal service provider costs and benefits to be paid to participants in such Stratford Benefit Plan and their beneficiaries in accordance with the terms of such Stratford Benefit Plan.  Except to the extent reflected in the Financial Statements in accordance with this Section 3.19(h), neither Stratford nor SSB has committed to, or announced, a change to any Stratford Benefit Plan that increases the cost of the Benefit Plan to Stratford or SSB, other than as set forth on Schedule 3.19(h).

(i)

Except as set forth on Schedule 3.19(i), no Stratford Benefit Plan provides for payment of any amount which, considered in the aggregate with amounts payable pursuant to all other Stratford Benefit Plans, would exceed the amount deductible for federal income tax purposes by virtue of Section 280G of the Code.

(j)

Except as set forth on Schedule 3.19(j), the provisions of any Stratford Benefit Plan that constitutes a "non-qualified deferred compensation plan" under Code Section 409A, and the operation of any such plan, have at all times been in compliance with Code Section 409A or guidance issued thereunder.

(k)

Except as set forth on Schedule 3.19(k), there are no obligations or liabilities, whether outstanding or subject to future vesting, for any retirement health care to be paid to participants under any of the Stratford Benefit Plans.  Notwithstanding the preceding sentence, Stratford and SSB have complied in all material respects with the requirements for continued healthcare coverage under ERISA Section 601 et seq. and Code Section 4980B.

(l)

Stratford or SSB or a Stratford ERISA Affiliate have not established and do not maintain a Stratford Benefit Plan that is subject to ERISA Title IV.

(m)

To the knowledge of Stratford and SSB, no condition exists as a result of which Stratford or SSB would have any liability, whether absolute or contingent, under any Stratford Benefit Plan with respect to any misclassification of a person performing services for Stratford or SSB as an independent contractor rather than as an employee.

3.20

Technology and Intellectual Property.

(a)

Schedule 3.20(a) sets forth a complete and correct list of all (i) registered trademarks, service marks, domain names, copyrights and patents; (ii) applications for registration or grant of any of the foregoing; (iii) unregistered trademarks, service marks, trade names, logos and assumed names; and (iv) licenses for any of the foregoing, in each case, owned by or for the benefit of Stratford or SSB, or used in or necessary to conduct Stratford's or SSB's business as presently conducted.  The items on Schedule 3.20(a), together with all other trademarks, service marks, trade names, logos, assumed names, patents, copyrights, trade secrets, computer software, licenses, formulae, customer lists or other databases, business application designs and inventions currently used in or necessary to conduct the businesses of Stratford and SSB, constitute the "Stratford Intellectual Property."

(b)

Each of Stratford and SSB has ownership of or such other rights by license, lease or other agreement in and to, the Intellectual Property as is necessary to permit Stratford and SSB to use the Stratford Intellectual Property in the conduct of its business as presently conducted.  Neither Stratford nor SSB has received any notice (whether written or, to the knowledge of Stratford and SSB, oral) alleging that Stratford or SSB has infringed or violated any trademark, trade name, copyright, patent, trade secret right or other proprietary right of others, and to the knowledge of Stratford and SSB, neither Stratford nor SSB has committed any such violation or infringement.

(c)

Each of Stratford and SSB has ownership of, or such other rights by license, lease or other agreement in and to, the Stratford IT Assets as is necessary to permit Stratford and SSB to use such Stratford IT Assets in the conduct of their respective businesses as presently conducted.  The Stratford IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by Stratford and SSB in connection with their respective businesses, and have not materially malfunctioned or failed within the past one (1) year.  "Stratford IT Assets" means the computers, computer software, firmware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation, owned or leased by Stratford or SSB.  To the knowledge of Stratford and SSB, no person or entity has gained unauthorized access to the Stratford IT Assets.  Stratford and SSB have implemented reasonable back-up and disaster recovery technology consistent with industry practices.  To the knowledge of Stratford and SSB, except for "off the shelf" software licensed by Stratford or SSB in the Ordinary Course of Business, none of the Stratford IT Assets contains any shareware, open source code, or other software the use of which requires disclosure or licensing of any intellectual property.

3.21

Absence of Certain Changes or Events.  Other than as specifically disclosed in this Agreement, the Financial Statements, or the Schedules delivered pursuant to this Agreement, there has not occurred (i) since the Balance Sheet Date, any change in the financial condition, assets, liabilities, business or results of operations, the effect of which would have a Material Adverse Effect on Stratford or SSB, and, to the knowledge of Stratford and SSB, no fact or condition exists or is contemplated or threatened which might reasonably be expected to cause such a Material Adverse Effect in the future, or (ii) to the knowledge of Stratford and SSB, any changes or condition, event, circumstance, fact or other occurrence, whether occurring before or since the Balance Sheet Date that may reasonably be expected to have or result in a Material Adverse Effect.  To the knowledge of Stratford and SSB, no fact or condition exists with respect to the business, operations or assets of Stratford or SSB which Stratford or SSB has reason to believe may cause the Federal Reserve Application, the Wisconsin Application, the FDIC Application or any other regulatory approval referenced in this Agreement to be denied or unduly delayed.

3.22

Conduct of Business Since Balance Sheet Date.  Except as set forth on Schedule 3.22 since the Balance Sheet Date the business of Stratford and SSB has been conducted only in the Ordinary Course of Business.  Without limiting the generality of the foregoing, since the Balance Sheet Date, except as set forth on such Schedule, neither Stratford nor SSB has taken, or has caused, suffered or permitted to be taken any of the following actions:

(a)

sold, leased (as lessor), transferred or otherwise disposed of, or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance on, any Stratford or SSB asset reflected on the Financial Statements or any asset acquired by Stratford or SSB after the Balance

Sheet Date for $25,000 or more, except for loans held for sale and Investment Securities sold or otherwise disposed of in the Ordinary Course of Business;

(b)

cancelled any debts owed to or claims held by Stratford or SSB (including the settlement of any claims or litigation) other than in the Ordinary Course of Business;

(c)

created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money in respect of Stratford or SSB, or entered into, as lessee, any capitalized lease obligations, in either case other than in the Ordinary Course of Business;

(d)

accelerated or delayed collection of notes, accounts or loans receivable generated by Stratford or SSB in advance of or beyond their regular due dates or the dates when the same would have been collected in the Ordinary Course of Business;

(e)

delayed or accelerated payment of any account payable or other liability of Stratford or SSB beyond or in advance of its due date or the date when such liability would have been paid in the Ordinary Course of Business;

(f)

except as otherwise permitted or required under Section 1.6(c), declared or paid any dividend on shares of Stratford stock or SSB stock or made any other distribution with respect thereto other than the declaration and payment of dividends in an amount not greater than the earnings of SSB for 2015 provided the consolidated total capital of Stratford and SSB as of the Closing Date is not less than consolidated capital for Stratford and SSB as of March 31, 2015;

(g)

instituted any increase in any compensation payable to any employee of Stratford or SSB other than routine increases in the Ordinary Course of Business, or instituted any increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to employees of Stratford or SSB;

(h)

prepared or filed any Tax Return inconsistent with past practice or, on any such Tax Return, taken any position, made any election, or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods); or

(i)

made any change in the accounting principles and practices used by Spencer and SSB from those applied in the preparation of the Financial Statements.

3.23

Change in Business Relationships.  Neither Stratford nor SSB has received notice (whether written or, to the knowledge of Stratford and SSB, oral), whether on account of the transactions contemplated by this Agreement or otherwise, (a) that any customer, agent, representative, supplier, vendor or business referral source of Stratford or SSB intends to discontinue, diminish or change its relationship with Stratford or SSB, the effect of which would have a Material Adverse Effect to the business, assets or operations of Stratford or SSB, or (b) except as set forth on Schedule 3.23, that any executive officer of Stratford or SSB intends to terminate or substantially alter the terms of his or her employment.  There have been no complaints or disputes (in each case set forth in writing) with any customer, employee, agent, representative, supplier, vendor, business referral source or other parties that have not been resolved which are reasonably likely to have a Material Adverse Effect to the business, assets or operations of Stratford or SSB.

3.24

Brokers' and Finders' Fees.  Neither Stratford nor SSB has any liability (whether incurred, potential, contingent or otherwise) for brokerage commissions, finders' fees, or like compensation with respect to the transactions contemplated by this Agreement.

3.25

Termination Expenses and Other Merger-Related Costs.  Schedule 3.25 sets forth all vendor agreements with Stratford and SSB which require the payment of early termination fees ("Stratford Vendor Termination Fees") and an itemization of other merger-related costs for Stratford and SSB ("Stratford Other Merger-Related Costs").

ARTICLE IV

AGREEMENTS AND COVENANTS

4.1

Spencer and HB Conduct of Business.  As required in Section 6.2, as a condition precedent to the obligations of Stratford, Merger Co. and SSB, Spencer and HB shall certify as to the fulfillment of Spencer's and HB's agreement that during the period commencing on the date hereof and continuing until the Effective Time, Spencer and HB shall conduct the business of each all in the Ordinary Course of Business consistent with sound banking and business practice.  Without limiting the generality of the foregoing, without the prior written consent of Stratford, which consent shall not be unreasonably withheld, delayed or conditioned or as required by any applicable bank regulatory order or any applicable law or policy imposed by any Governmental Authority:

(a)

except as otherwise required pursuant to Section 1.4(e), no change shall be made in the Articles of Incorporation or Bylaws of Spencer or HB;

(b)

no change shall be made in the capitalization of Spencer or HB, or in the number of issued and outstanding shares of Spencer Common Stock;

(c)

except for any retention bonus or other payments that are mutually agreed to in writing between the Parties, the compensation of officers or key employees of Spencer and HB shall not be increased and no bonuses paid except in the Ordinary Course of Business, and there are no changes to compensation or bonuses anticipated to be made during the next six (6) months, except for anticipated year-end compensation increases and bonus payments that are consistent with past practice;

(d)

except as otherwise permitted or required under Section 1.6(c), no dividends or other distributions shall be declared or paid by Spencer or HB except in such amounts and frequency as do not exceed the amount and/or frequency of those dividends paid in the prior fiscal year, provided, however, Spencer and HB may declare and pay dividends in the approximate amount of $514,000 prior to consummation of the Holding Company Merger (approximately $6.11 per share) which dividend is intended to accomplish (i) a per share value for each of Stratford and Spencer of approximately the same amount, (ii) the exchange ratio intended under Section 1.6(b), and (iii) in an amount not greater than the earnings of HB for 2015;

(e)

Spencer and HB shall use their commercially reasonable efforts to maintain their present insurance coverages in respect of their properties and businesses;

(f)

no significant changes shall be made in the general nature of the business conducted by Spencer and HB;

(g)

no employment, consulting or similar agreements shall be entered into by Spencer or HB that are not terminable by Spencer or HB, as applicable, on 30 days' or fewer notice without penalty or obligation, nor shall Spencer or HB terminate the employment of any officer thereof without first notifying Stratford;

(h)

except as expressly provided in this Agreement (including without limitation Section 4.19 and Article V of this Agreement), neither Spencer nor HB shall take any action that would result in a termination, partial termination, curtailment, or discontinuance of a Spencer Benefit Plan or merger of any Spencer Benefit Plan into another plan or trust;

(i)

Spencer and HB shall file all Tax Returns when due, payable and required to be filed prior to the Closing Date and in a timely manner, shall not make any application for or consent to any extension of time for filing any Tax Return or any extension of the period of limitations applicable thereto and shall not change any of its accounting methods for federal and state income tax purposes;

(j)

neither Spencer nor HB shall make any expenditure for fixed assets in excess of $15,000 for any single item, or $30,000 in the aggregate, and shall not enter into leases of fixed assets:

(k)

neither Spencer nor HB shall incur any liabilities or obligations, make any commitments or disbursements, acquire or dispose of any property or asset, make any contract or agreement, engage in any transaction or generally conduct its business except in the Ordinary Course of Business consistent with sound banking and business practices and Spencer's and HB's current policies;

(l)

neither Spencer nor HB shall fail to do anything that will cause a breach by Spencer or HB of, or default by Spencer or HB under, any Spencer Material Contract;

(m)

HB shall not engage or agree to engage in any "covered transaction" within the meaning of Sections 23A or 23B of the Federal Reserve Act (without regard to the applicability of any exemptions contained in Section 23A), unless HB has complied with Sections 23A and 23B of the Federal Reserve Act;

(n)

HB shall not restructure or materially change its investment securities portfolio or its portfolio duration, through purchases, sales or otherwise;

(o)

no changes of a material nature shall be made in any of Spencer's or HB's accounting procedures, methods, policies or practice or the manner in which Spencer and HB maintain their respective records;

(p)

impair public confidence in HB;

(q)

increase book value of Spencer Common Stock or HB common stock in a manner or by use of business or accounting practices not consistent with Spencer's or HB's historical or customary business practices;

(r)

adversely affect earnings of HB;

(s)

reduce the value of Spencer's or HB's assets or Spencer Common Stock or HB's issued and outstanding common stock; and

(t)

Spencer and HB shall use commercially reasonable efforts to retain their current directors and management (except as otherwise required by sound banking practices).

4.2

Access to Information and Premises.

(a)

Spencer and HB shall provide Stratford and its representatives full access, during normal business hours and on reasonable advance notice to Spencer to access further information regarding Spencer and HB (to the extent permissible under applicable law) and permit Stratford and its representatives access to Spencer's and HB's premises for purposes of (i) observing Spencer's and HB's business activities and operations and to consult with, in the presence of Spencer's or HB's president, their officers and employees regarding the same on an ongoing basis to verify compliance by Spencer or HB with all terms of this Agreement, and (ii) making all necessary preparations for conversion of HB's information technology systems; provided, however, that the foregoing actions shall not unduly interfere with the business operations of Spencer or HB.

(b)

Spencer and HB shall provide to Stratford on a prompt basis copies of all (i) meeting packets provided to members of the Board of Directors for Spencer and HB, (ii) Spencer and HB Board of Director meeting minutes, (iii) HB Board of Director loan committee minutes, and (iv) asset quality information as and when requested by Stratford.

(c)

Stratford will use such information as is provided to it by Spencer or HB, or representatives thereof, solely for the purpose of conducting business, legal and financial reviews of Spencer and HB and for such other purposes related to this Agreement, and Stratford will, and will direct all of its agents, employees and advisors to, maintain the confidentiality of all such information in accordance with the terms of the letter agreement regarding confidentiality entered into by and between Spencer and Stratford dated April 10, 2015 (the "Confidentiality Agreement").

(d)

Except as required in Section 4.7, neither Spencer nor HB shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of Spencer or HB, contravene any law, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement, or relating to its directors', officers', employees', agents', investment bankers' or financial advisors' consideration or deliberation of the transactions contemplated hereby or a Superior Acquisition Proposal (as defined in Section 4.7).

4.3

Stratford and SSB Conduct of Business.  As required in Section 7.2, as a condition precedent to the obligations of Spencer and HB, Stratford and SSB shall certify as to the fulfillment of Stratford's and SSB's agreement that during the period commencing on the date hereof and continuing until the Effective Time, Stratford and SSB shall conduct the business of each all in the Ordinary Course of Business consistent with sound banking and business practice.  Without limiting the generality of the foregoing, without the prior written consent of Spencer, which consent shall not be unreasonably withheld, delayed or conditioned or as required by any applicable bank regulatory order or any applicable law or policy imposed by any Governmental Authority:

(a)

except as otherwise required pursuant to Sections 1.2(c) and 4.21, no change shall be made in the Articles of Incorporation or Bylaws of Stratford or SSB;

(b)

no change shall be made in the capitalization of Stratford or SSB, or in the number of issued and outstanding shares of Stratford Common Stock;

(c)

except for any retention bonus or other payments that are mutually agreed to in writing between the Parties, the compensation of officers or key employees of Stratford and SSB shall not be increased and no bonuses paid except in the Ordinary Course of Business, and there are no changes to compensation or bonuses anticipated to be made during the next six (6) months, except for anticipated year-end compensation increases and bonus payments that are consistent with past practice;

(d)

except as otherwise permitted or required under Section 1.6(c), no dividends or other distributions shall be declared or paid by Stratford or SSB except in such amounts and frequency as do not exceed the amount and/or frequency of those dividends paid in the prior fiscal year;

(e)

Stratford and SSB shall use their commercially reasonable efforts to maintain their present insurance coverages in respect of their properties and businesses;

(f)

no significant changes shall be made in the general nature of the business conducted by Stratford and SSB;

(g)

except as contemplated pursuant to Section 7.4, no employment, consulting or similar agreement shall be entered into by Stratford or SSB and not terminable by Stratford or SSB, as applicable, on thirty (30) days' or fewer notice without penalty or obligation, nor shall Stratford or SSB terminate the employment of any officer thereof without first notifying Spencer;

(h)

except as expressly provided in this Agreement (including without limitation Section 4.19 and Article V of this Agreement), neither Stratford nor SSB shall take any action that would result in a termination, partial termination, curtailment, or discontinuance of a Stratford Benefit Plan or merger of any Stratford Benefit Plan into another plan or trust;

(i)

Stratford and SSB shall file all Tax Returns when due, payable and required to be filed prior to the Closing Date and in a timely manner, shall not make any application for or consent to any extension of time for filing any Tax Return or any extension of the period of limitations applicable thereto and shall not change any of its accounting methods for federal and state income tax purposes;

(j)

neither Stratford nor SSB shall incur any liabilities or obligations, make any commitments or disbursements, acquire or dispose of any property or asset, make any contract or agreement, or engage in any transaction except in the Ordinary Course of Business consistent with sound banking and business practices and Stratford's and SSB's current policies;

(k)

neither Stratford nor SSB shall fail to do anything that will cause a breach by Stratford or SSB of, or default by Stratford or SSB under, any Stratford Material Contract;

(l)

SSB shall not restructure or materially change its investment securities portfolio or its portfolio duration, through purchases, sales or otherwise;

(m)

no changes of a material nature shall be made in any of Stratford's or SSB's accounting procedures, methods, policies or practice or the manner in which Stratford and SSB maintain their respective records;

(n)

impair public confidence in SSB;

(o)

increase book value of Stratford Common Stock or SSB common stock in a manner or by use of business or accounting practices not consistent with Stratford or SSB's historical or customary business practices;

(p)

adversely affect earnings of SSB;

(q)

reduce the value of Stratford's or SSB's assets or Stratford Common Stock or SSB's issued and outstanding common stock; and

(r)

Stratford and SSB shall use commercially reasonable efforts to retain their current directors and management (except as otherwise required by sound banking practices).

4.4

Regulatory Filings of Stratford and Stratford and Spencer Approval of Mergers.

(a)

Within thirty (30) days following execution and delivery of this Agreement, Stratford will file or cause the filing of the Applications and will take or cause others to take all other appropriate actions necessary to obtain the regulatory approvals referred to in Sections 1.6(a), 6.3(a) and 7.3(a) hereof, and Spencer and HB will use all reasonable and diligent efforts to assist in obtaining all such approvals.  The obligation of Stratford to take all appropriate actions shall not be construed as including an obligation to accept any terms of or conditions to a consent, authorization, order, or approval of, or any exemption by, any Governmental Authority or other party that are not acceptable to Stratford, as it reasonably determines, or to change the business practices of Stratford or SSB in a manner that are not acceptable to Stratford, as it reasonably determines.

(b)

Within thirty (30) days following execution and delivery of this Agreement, Spencer will file or cause the filing of an application for change in bank control on behalf of certain Spencer shareholders and will take or cause others to take all appropriate actions necessary to obtain the regulatory approvals referred to in Section 6.3(b) and 7.3(b) hereof, and Stratford and SSB will use all reasonable and diligent efforts to assist in obtaining all such approvals.  In advance of filing any such application for regulatory approval, the filing party shall provide the nonfiling party and its counsel with a copy of such application (but excluding any information contained therein regarding the filing party and its business or operations for which confidential treatment has been requested) and provide an opportunity to comment thereon, and thereafter shall promptly advise the nonfiling party and its counsel of any material communication received by the filing party or its counsel from any regulatory authority with respect to such application and any amendments or additional requested information provided under such application.

(c)

As soon as practicable after the date of this Agreement, Stratford shall prepare a prospectus and other appropriate securities disclosure materials to deliver to Spencer shareholders in connection with the exchange of Stratford Common Stock for Spencer Common Stock and shall file its offering materials with the Securities and Exchange Commission pursuant to Regulation A (17 CFR 230.251 – 230.263) and obtain approval by the Securities and Exchange Commission of those offering materials for distribution of Stratford Common Stock to Spencer shareholders wherever they reside.  Stratford shall deliver such prospectus or other securities disclosure materials in the form approved by Stratford, Merger Co. and Spencer to the Securities and Exchange Commission to the shareholders of Spencer.

(d)

As soon as practicable after the date of this Agreement, Stratford shall approve the Holding Company Merger and the transactions contemplated hereby in accordance with Stratford's Articles of Incorporation, its Bylaws and the WBCL.

(e)

As soon as practicable after the date of this Agreement, the SSB Board shall approve the Bank Merger and recommend to its shareholder, Stratford, approval of the Bank Merger, and Stratford shall approve the Bank Merger, all subject to the terms and conditions of this Agreement.

4.5

Shareholders of Spencer Approval of Holding Company Merger and Spencer Approval of Bank Merger.

(a)

As soon as practicable after the date of this Agreement, Spencer and HB shall cooperate in good faith with Stratford and SSB to prepare a proxy statement/prospectus or other securities disclosure materials acceptable to Stratford and SSB for Spencer to deliver to Spencer shareholders, including, without limitation, the Trustee of the HB ESOP (as defined in Section 4.20) in connection with the solicitation of the vote on the Holding Company Merger and the transactions contemplated hereby, and Spencer shall deliver such proxy statement/prospectus or other materials in the form approved by Stratford and SSB to the Spencer shareholders.

(b)

As soon as practicable after the date of this Agreement, Spencer Board of Directors shall approve and recommend to the shareholders of Spencer they approve the Holding Company Merger and the transactions contemplated hereby in accordance with Spencer's Articles of Incorporation, its Bylaws and the WBCL.  Spencer shall, through the Spencer Board, recommend to its shareholders, subject to its fiduciary duties, approval of this Agreement, the Holding Company Merger and the transactions contemplated hereby.

(c)

As soon as practicable after the date of this Agreement, the HB Board shall approve the Bank Merger and recommend to its shareholder, Spencer, approval of the Bank Merger, and Spencer shall approve the Bank Merger, all subject to the terms and conditions of this Agreement.

(d)

Concurrently with the execution and delivery of this Agreement, Spencer shall deliver to Stratford from a majority of directors of Spencer and their spouses who are shareholders of Spencer a signed voting agreement to vote in favor of the Holding Company Merger ("Voting Agreement") in the form attached to this Agreement as Exhibit C.

4.6

Business Relations and Publicity.

(a)

Spencer and HB shall use reasonable and diligent efforts to preserve the reputation and relationship of Spencer and HB with suppliers, clients, customers, employees, and others having business relations with Spencer and HB.

(b)

Stratford and SSB shall use reasonable and diligent efforts to preserve the reputation and relationship of Stratford and SSB with suppliers, clients, customers, employees and others having business relations with Stratford and SSB.

(c)

Stratford and Spencer shall coordinate all publicity relating to the transactions contemplated by this Agreement and, except as otherwise required by applicable law, or with respect to employee meetings, no Party shall issue any press release, publicity statement or other public notice or communication, whether written or oral, relating to this Agreement or any of the transactions contemplated hereby without obtaining the prior consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed.  Spencer shall permit Stratford to review and comment in advance on any communication Spencer intends to make to its shareholders, to the extent not inconsistent with Spencer Board's fiduciary duties.

4.7

Superior Proposals.

(a)

Each of Stratford, SSB, Spencer and HB (each an "Obligated Party") shall not, during the term of this Agreement, directly or indirectly, solicit, encourage or facilitate inquiries or proposals or enter into any agreement with respect to, or initiate or participate in any negotiations or discussions with any person or entity concerning, any proposed transaction or series of transactions involving or affecting the Obligated Party (or the securities or assets of it) that, if effected, would constitute an acquisition of control of the Obligated Party within the meaning of 12 U.S.C.A. §1817(j)

(disregarding the exceptions set forth in 12 U.S.C.A. §1817(j)(17)) and the regulations of the Federal Reserve thereunder (each, an "Acquisition Proposal"), or furnish any information to any person or entity proposing or seeking an Acquisition Proposal.

(b)

Notwithstanding the foregoing, in the event the Obligated Party's Board of Directors ("Obligated Party Board") determines in good faith and after consultation with outside counsel, that in light of an Acquisition Proposal (other than an Acquisition Proposal the terms of which were made known to the Obligated Party Board prior to the date hereof), it is necessary to provide such information or engage in such negotiations or discussions in order to act in a manner consistent with such Board of Directors' fiduciary duties, the Obligated Party Board may, in response to an Acquisition Proposal which was not solicited by or on behalf of the Obligated Party or which did not otherwise result from a breach of Section 4.7(a), subject to its compliance with Section 4.7(c), (i) furnish information with respect to the Obligated Party to such person or entity making such Acquisition Proposal pursuant to a customary confidentiality agreement that is no less restrictive than the Confidentiality Agreement and (ii) participate in discussions or negotiations regarding such Acquisition Proposal.  In the event the Obligated Party Board determines in good faith and after consultation with outside counsel, that the Acquisition Proposal is a Superior Acquisition Proposal (as defined below) and that it is necessary to pursue such Superior Acquisition Proposal in order to act in a manner consistent with such Board's fiduciary duties, the Obligated Party may (A) withdraw, modify or otherwise change in a manner adverse to the Obligated Party's recommendation to its shareholders with respect to this Agreement and the Holding Company Merger, and/or (B) terminate this Agreement in order to concurrently enter into an agreement with respect to such Superior Acquisition Proposal; provided, however, the Obligated Party Board may not terminate this Agreement pursuant to this Section 4.7(b) unless and until (x) five (5) business days have elapsed following the delivery to the other Party of a written notice of such determination by the Obligated Party Board and during such five (5) business-day period, the Obligated Party otherwise cooperate with the other Party with the intent of enabling the Parties to engage in good faith negotiations so that the Holding Company Merger and other transactions contemplated hereby may be effected and, (y) at the end of such five (5) business-day period the Obligated Party Board continues to reasonably believe the Acquisition Proposal at issue constitutes a Superior Acquisition Proposal.  A "Superior Acquisition Proposal" shall mean any Acquisition Proposal containing terms which the Obligated Party Board determines in its good faith exercise of business judgment to be more favorable to the Obligated Party's shareholders than the Holding Company Merger, but shall exclude any Acquisition Proposal the terms of which were made known to the Obligated Party Board prior to the date of this Agreement.

(c)

In addition to the obligations of an Obligated Party set forth in Section 4.7(a) and (b), an Obligated Party shall immediately advise the Party orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person or entity making such request or Superior Acquisition Proposal so that the other Party may engage in informed and good faith negotiations with the Obligated Party in response to the Acquisition Proposal.  The Obligated Party shall keep the other Party informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal, including the status of any discussions or negotiations with respect to any Superior Acquisition Proposal.

4.8

Loan Charge-Off; Pre-Closing Loan Review.

(a)

SSB, prior to the Closing Date, will write off all Loans of SSB that are required to be written off by SSB's regulators or in conformity with past practices and policies of SSB and GAAP are required to be written off.  Any such write down shall not have any effect on, or result in a breach of, the representations and warranties under Section 3.22 made by Stratford and SSB as of the date of this Agreement and shall not result in a Material Adverse Effect on Stratford or SSB; and nothing in this Section 4.8(a) shall require SSB to make any additional provision to SSB's reserve for loan losses so long as such reserve, determined as described in Section 3.8, is adequate and in compliance with GAAP.

(b)

HB, prior to the Closing Date, will write off all Loans of HB that are required to be written off by HB's regulators or in conformity with past practices and policies of HB and GAAP are required to be written off.  Any such write down shall not have any effect on, or result in a breach of, the representations and warranties under Section 2.22 made by Spencer and HB as of the date of this Agreement and shall not result in a Material Adverse Effect on Spencer or HB; and nothing in this Section 4.7(b) shall require HB to make any additional provision to HB's reserve for loan losses so long as such reserve, determined as described in Section 2.8, is adequate and in compliance with GAAP.

(c)

SSB shall make available to Spencer the files maintained by SSB with respect to, and information regarding the status of, each Loan contained in the Loan portfolio of SSB, as of a date not more than 15 days prior to the Closing Date.

(d)

HB shall make available to Stratford the files maintained by HB with respect to, and information regarding the status of, each Loan contained in the Loan portfolio of HB, as of a date not more than 15 days prior to the Closing Date.

4.9

Indemnification; Director and Officer Insurance Coverage.

(a)

Regardless of the purchase of insurance coverage under this Section 4.9, Stratford acknowledges and agrees that, after Closing, individuals who were officers or directors of Spencer prior to Closing shall continue to be entitled to indemnification for acts and omissions occurring prior to Closing, to the extent of any indemnification provided to such individuals on the date of this Agreement under the WBCL or WBL, as applicable, the Articles of Incorporation or Bylaws of Spencer; provided, however, that any such indemnification shall be subject to compliance with the provisions of applicable state and federal laws.

(b)

Regardless of the purchase of insurance coverage under this Section 4.9, HB acknowledges and agrees that, after the Effective Time of the Bank Merger, individuals who were officers or directors of SSB prior to the Effective Time of the Bank Merger shall continue to be entitled to indemnification for acts and omissions occurring prior to the Effective Time of the Bank Merger, to the extent of any indemnification provided to such individuals on the date of this Agreement under the WBCL or WBL, as applicable, the Articles of Incorporation or Bylaws of HB; provided, however, that any such indemnification shall be subject to compliance with the provisions of applicable state and federal laws.

(c)

On or prior to the Closing Date, Stratford shall purchase, at Stratford's expense, for the benefit of Spencer (including its respective successors) and individuals who were officers or directors of Spencer (but only in their capacity as such) immediately prior to Closing, a tail policy or policies providing coverages equivalent to the level and scope of directors' and officers' liability and other professional insurance coverages as set forth in Spencer's current directors' and officers' liability and other professional insurance policies in effect as of the Closing, which tail policy or policies shall be for terms of six (6) years; provided, however, that in no event will Stratford be required to expend an annual premium for such coverage in excess of one hundred percent (100%) of the last annual premium paid by Spencer for such insurance prior to the date of this Agreement (the "Spencer Maximum Premium").  If such insurance coverage cannot be obtained at an annual premium equal to or less than the Spencer Maximum Premium, Stratford will obtain that amount of directors' and officers' liability and other professional insurance coverage obtainable for an annual premium equal to the Spencer Maximum Premium.

(d)

On or prior to the Closing Date, HB shall purchase, at HB expense, for the benefit of SSB (including its respective successors) and individuals who were officers or directors of SSB (but only in their capacity as such) immediately prior to Closing, a tail policy or policies providing coverages equivalent to the level and scope of directors' and officers' liability and other professional insurance coverages as set forth in SSB current directors' and officers' liability and other professional insurance policies in effect as of the Closing, which tail policy or policies shall be for terms of six (6) years; provided, however, that in no event will HB be required to expend an annual premium for such coverage in excess of one hundred percent (100%) of the last annual premium paid by SSB for such insurance prior to the date of this Agreement (the "SSB Maximum Premium").  If such insurance coverage cannot be obtained at an annual premium equal to or less than the SSB Maximum Premium, HB will obtain that amount of directors' and officers' liability and other professional insurance coverage obtainable for an annual premium equal to the SSB Maximum Premium.

(e)

In the event the current insurer of such policies issued by Stratford and HB declines to provide the tail policy or policies described above, Stratford and HB, as applicable, shall use commercially reasonable efforts to identify and obtain similar coverage from another insurance carrier of substantially similar size, reputation and creditworthiness to that of such former insurer, if such coverage is reasonably obtainable from the marketplace.  If after such reasonable efforts another such insurance carrier is unable to unwilling to provide such similar coverage, Stratford and HB, as applicable, shall obtain the best coverage available as determined in the reasonable judgment of Stratford and HB, as applicable, obtainable for an annual premium equal to the Spencer Maximum Premium and SSB Maximum Premium, respectively.

4.10

Section 368(a) Reorganization.  Either prior to or after the Closing Date, none of the Parties shall take or cause to be taken any action, or omit to take any action or cause any omission, which would cause the Holding Company Merger not to qualify as a reorganization in accordance with Section 368(a) of the Code.  The Parties agree to take any and all necessary or advisable steps to restructure or modify the terms of the transaction contemplated hereby, if such steps are necessary or advisable to qualify as a reorganization in accordance with Section 368(a) of the Code; provided, however, that nothing in this Section 4.10 shall be deemed to require the Parties to take any steps that will increase or decrease the Merger Consideration.

4.11

Transaction Expenses.  Each Party shall pay and fully expense and reflect as such on its balance sheet and income statement as of the Closing Date all expenses (including legal fees and other professional fees and expenses) incurred by it in connection with the negotiation and consummation of the transactions contemplated by this Agreement to and through the Closing Date.

4.12

Employee Agreement Expenses.  Each Party shall fully expense and reflect as such on its Closing Balance Sheets and Income Statements as of the Closing Date all payments made or to be made under all deferred compensation agreements, employment agreements, severance agreements, change in control agreements, split dollar insurance plans and other similar agreements by and between the Party and any employee of such Party which contain severance provisions or other payout provisions that authorize those employees to receive such payments in connection with a termination of employment resulting from or following the consummation of the transactions contemplated by this Agreement, whether before, at or after the Closing Date.  Each Party shall be responsible for the payment of any expenses incurred by it with respect to any employee of such Party becoming an employee of HB following the Bank Merger Effective Time.

4.13

Other Employee Related Expenses and Benefits.  SSB shall fully expense and reflect as such on the Stratford Closing Balance Sheets and Income Statement as of the Closing Date and the related statements of income, changes in shareholders' equity and cash flows for the period then ended as of the Closing Date all bonus payments, paid time off ("PTO"), vacation payments, retention bonuses and any other payments that should be accrued by SSB and paid to any employee of Spencer or SSB prior to or at the Closing.  HB shall be responsible for the payment of any expenses incurred by it with respect to any employee of SSB becoming an employee of HB following the Bank Merger Effective Time, and will honor any allocated PTO for 2016 earned by an employee of Spencer or SSB, in accordance with the SSB employee handbook dated January, 2016, and not used prior to the Bank Merger Effective Time.

4.14

Untrue Representations and Warranties.  During the term of this Agreement, if any Party becomes aware of any facts, circumstances or of the occurrence or impending occurrence of any event that would cause one or more of such Party's representations and warranties contained in this Agreement to be or to become untrue as of the Closing Date then:

(a)

such Party shall promptly give detailed written notice thereof to the other Parties; and

(b)

such Party shall use reasonable and diligent efforts to change such facts or events to make such representations and warranties true, unless the same shall have been waived in writing by the other Parties.

4.15

Reasonable and Diligent Efforts.  The Parties shall use reasonable and diligent efforts in good faith to satisfy the various conditions to Closing and to consummate the Mergers as soon as practicable.  No Party will intentionally take or intentionally permit to be taken any action that would be in breach of the terms or provisions of this Agreement (including any action that would impair or impede the timely obtainment of the regulatory approvals referenced in Sections 6.3 and 7.3) or that would cause any of the representations contained herein to be or become untrue.

4.16

Assignment of Material Contracts.  SSB, prior to the Closing Date, will obtain the prior written consent of the other parties to the assignment of the Material Contracts identified on Schedule 4.16 to be effective upon the Bank Merger Effective Time.

4.17

Termination or Assignment of Vendor Agreements.  SSB, prior to the Bank Merger Effective Time, will notify in writing the other parties to all Vendor Agreements shown on Schedule 3.5 of the Stratford Disclosure Schedule of the termination or assignment to HB of those Vendor Agreements as of the Bank Merger Effective Time, as directed by HB following the Closing Date.

4.18

Re-registration of Trust Preferred Securities.  SSB shall use reasonable and diligent efforts in good faith to re-register those trust preferred securities held by SSB and listed on Schedule 4.18 in the name of HB effective as of the Bank Merger Effective Time.

4.19

401(k) Elective Deferral Plans.  Each of SSB and HB maintains a 401(k) Elective Deferral Plan for the benefit of its employees.  Promptly following the Holding Company Merger Effective Time, HB shall merge SSB's 401(k) Elective Deferral Plan with and into HB's 401(k) Elective Deferral Plan, and shall file Form 5310-A (Notice of Plan Merger or Consolidation, Spin-off or Transfer of Plan Assets or Liabilities; Notice of Qualified Separate Lines of Business) with the appropriate federal regulatory agency.

4.20

Heritage Bank Employee Stock Ownership Plan.  Spencer is the Plan Sponsor of the Heritage Bank Employee Stock Ownership Plan ("HB ESOP").  Immediately upon the Holding Company Merger Effective Time, Stratford shall assume the responsibilities of the Plan Sponsor under the HB ESOP, and immediately prior to the Holding Company Merger Effective Time, Spencer and HB

shall make the necessary amendments and modifications to the HB ESOP to facilitate and accommodate the transfer to and assumption by Stratford of the HB ESOP for the benefit of the employees of HB and of SSB effective upon the Holding Company Merger Effective Time.

4.21

Stratford Shareholders Approval of Increase in Authorized Shares.  As soon as practicable after the date of this Agreement, Stratford Board of Directors shall approve and recommend to the Stratford shareholders that they approve an amendment to Stratford's Articles of Incorporation to increase the authorized shares for Stratford to 500,000 shares in accordance with Stratford's Articles of Incorporation, its Bylaws and the WBCL for the purpose of facilitating the payment of the Merger Consideration and conversion of shares of Spencer Common Stock for shares of Stratford Common Stock as required pursuant to Section 1.6(b).

ARTICLE V

EMPLOYEE BENEFIT MATTERS

5.1

Benefit Plans.

(a)

Effective as of the Closing Date, each full-time employee of SSB continuing his or her employment with HB following the Bank Merger Effective Time shall either become eligible for and entitled to participate in HB's benefit plans on the same terms and subject to the same conditions as all other similarly-situated employees of HB or remain eligible under existing benefit plans of SSB, as applicable, during a transition period following the Closing Date for which HB shall determine whether to continue such existing benefit plan as its benefit plan or make an alternative benefit plan available to such employees.  HB intends to offer employment to all employees of SSB as of the Bank Merger Effective Time and does not intend to terminate any such employee at the Bank Merger Effective Time.

(b)

To the extent such employees participate in any benefit plans of SSB, they shall be given credit for amounts paid under a corresponding benefit plan during the plan year in which the Bank Merger Effective Time occurs for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of such HB benefit plan for the plan year in which the Closing occurs.  For purposes of determining eligibility to participate in and, where applicable, vesting under HB's applicable retirement savings plan, short-term disability plans and vacation policy, each employee shall receive past service credit for his or her prior employment with SSB as if such employee had then been employed by HB.  HB reserves the right to change or terminate its employee benefit plans at any time.

5.2

No Rights or Remedies.  Nothing in this ARTICLE V shall confer upon any employee of SSB or his or her legal representative, any rights or remedies, including any right to employment, or continued employment, for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

ARTICLE VI

CONDITIONS PRECEDENT TO

OBLIGATIONS OF STRATFORD, SSB AND MERGER CO.

Unless the conditions are waived by Stratford, all obligations of Stratford, SSB and Merger Co. under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

6.1

Representations and Warranties; Performance of Agreements.  Each of the representations and warranties contained in ARTICLE II that are qualified by materiality shall be true and correct in all respects as of the Closing Date, and each of the representations and warranties contained in ARTICLE II that are not qualified by materiality shall be true and correct in all material respects, except to the extent such representations and warranties speak as of an earlier date, they shall be tested as of such earlier date.  Spencer and HB shall have performed in all material respects all agreements herein required to be performed by Spencer or HB on or before the Closing.

6.2

Closing Certificate.  Stratford shall have received a certificate of Spencer and HB signed by a senior executive officer of Spencer and HB, dated as of the Closing Date, certifying in such detail as Stratford may reasonably request, as to the fulfillment of the conditions to the obligations of Stratford and SSB set forth in this Agreement that are required to be fulfilled by Spencer and HB on or before the Closing.  Such certificate shall certify, to the satisfaction of Stratford, that each of Spencer and HB has conducted its business as described in Section 4.1.

6.3

Regulatory and Other Approvals.

(a)

Stratford and HB shall have obtained the approval of all appropriate regulatory authorities of the transactions contemplated by this Agreement, including the Mergers and the relocation of the main office of the Surviving Bank to Marshfield, Wisconsin, all required regulatory waiting periods shall have expired, and there shall be pending on the Closing Date no motion for rehearing or appeal from such approval or any suit or action seeking to enjoin the Holding Company Merger or the Bank Merger or to obtain substantial damages in respect of such transactions.

(b)

Stratford shall have obtained the approval of its shareholders to amend the Stratford Articles of Incorporation to increase Stratford's authorized shares as required pursuant to Section 4.21.

(c)

Spencer shall have caused certain shareholders of Spencer to obtain the approval of all appropriate regulatory authorities for the change in control of Stratford to those Spencer shareholders contemplated by this Agreement, all regulatory waiting periods shall have expired, and there shall be pending on the Closing Date no motion for rehearing or appeal from such approval or any suit or action seeking to enjoin the transactions contemplated by this Agreement or to obtain substantial damages in respect of such transactions.

6.4

Opinion of Counsel for Spencer.  Stratford will have received from counsel for Spencer and HB, on the Closing Date, a written opinion dated as of the Closing Date, addressed to Stratford and reasonably satisfactory to counsel for Stratford in form and substance, as set forth in Exhibit D, providing that:

(a)

The corporate existence, good standing and authorized and issued stock of Spencer and HB is as stated in Sections 2.1 and 2.3.

(b)

This Agreement has been duly executed and delivered by Spencer and HB and constitutes a legal, valid and binding obligation of Spencer and HB, enforceable in accordance with its terms.

6.5

Approval of Holding Company Merger and Delivery of Articles of Merger.  This Agreement and the transactions and agreements contemplated hereby, including the Holding Company Merger, shall have been approved by the Board of Directors and shareholders of Spencer, including approval by the Trustee of the HB ESOP, in accordance with Spencer's Articles of Incorporation, bylaws,

WBCL and the HB ESOP, and the proper officers of Spencer shall have executed and delivered to Stratford the Articles of Merger and Plan of Merger, in form suitable for filing with WDFI, and shall have executed and delivered all such other certificates, statements or instruments as may be necessary or appropriate to effect such a filing.

6.6

Approval of Bank Merger.  It is the intention and requirement of Stratford and HB that such governmental authorities as necessary approve the Bank Merger of SSB with and into HB as a further condition precedent to the obligations of Stratford and SSB to be performed on the Closing Date.

6.7

No Litigation.  No suit or other action shall have been instituted or threatened in writing seeking to enjoin the consummation of the Holding Company Merger or the Bank Merger or to obtain other relief in connection with this Agreement or the transactions contemplated herein that Stratford and SSB believe, in good faith and with the advice of outside counsel, makes it inadvisable to consummate the Mergers by reason of the probability that the proceeding would result in the issuance of an order enjoining the Holding Company Merger or the Bank Merger or in a determination that Spencer or HB has failed to comply with applicable legal requirements of a material nature in connection with the Mergers or actions preparatory thereto or would have a Material Adverse Effect on Spencer or HB.

6.8

No Adverse Changes.  Between the date of this Agreement and the Closing Date, the businesses of Spencer and HB, taken as a whole, shall have been conducted in the Ordinary Course of Business, except as otherwise required under this Agreement, in all respects consistent with sound banking and business practices, and there shall not have occurred any change or any condition, event, circumstance, fact or occurrence, other than as required under this Agreement, that would have a Material Adverse Effect on Spencer or HB.

6.9

Closing Balance Sheets.  Five (5) business days prior to the Closing Date, Spencer shall have delivered to Stratford the Balance Sheets and Income Statements for Spencer and HB as of  and for the period ending on the Closing Date, reflecting Spencer's good faith estimate of the accounts of Spencer and HB, as applicable, as of the Closing Date (which, for the avoidance of doubt, shall include net earnings estimated to be earned by HB through and including the Closing Date), prepared in conformity with past practices and policies of Spencer and HB, and in accordance with GAAP applied on a basis consistent with the preparation of the Interim Financial Statements (the "Spencer Closing Balance Sheets and Income Statements").

6.10

Delivery of Articles of Merger.  The proper officers of Spencer shall have executed and delivered to Stratford the Articles of Merger and Plan of Merger for the Holding Company Merger, in form suitable for filing with WDFI, and shall have executed and delivered all such other certificates, statements or instruments as may be necessary or appropriate to effect such a filing.

6.11

Consents.  Spencer and HB shall have obtained or caused to be obtained (a) all written consents required under Section 2.5, and (b) all other written consents, permissions and approvals as required under any agreements, contracts, appointments, indentures, plans, trusts or other arrangements with third parties required to effect the transactions contemplated by this Agreement, in each case where failure to obtain such consents, permissions and approvals would have a Material Adverse Effect on Spencer's or Stratford's rights under this Agreement.

6.12

No Exercise of Dissenters' Rights.  No shareholder of Spencer shall have undertaken steps to perfect the shareholder's right to formally dissent in accordance with the WCBL in respect to the Holding Company Merger.

6.13

Consolidated Capital of Spencer and HB and Contributed Core Equity.  Except as otherwise permitted or required under Section 1.6(c), the total consolidated capital of Spencer and HB as of the Closing Date will not be less than the reported consolidated capital for Spencer and HB as of March 31, 2016.  Further, Spencer shall have contributed the Core Equity required of it under Section 1.6(c).

6.14

Other Documents.  Stratford and SSB shall have received at the Closing such other customary documents, certificates, or instruments as it may have reasonably requested evidencing compliance by Spencer and HB with the terms and conditions of this Agreement.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS

OF SPENCER AND HB

Unless the conditions are waived by Spencer, all obligations of Spencer and HB under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

7.1

Representations and Warranties; Performance of Agreements.  Each of the representations and warranties contained in ARTICLE III that are qualified by materiality shall be true and correct in all respects as of the Closing Date, and each of the representations and warranties contained in ARTICLE III that are not qualified by materiality shall be true and correct in all material respects, except to the extent such representations and warranties speak as of an earlier date, they shall be tested as of such earlier date.  Stratford and SSB shall have performed in all material respects all agreements herein required to be performed by Stratford and SSB on or before the Closing.

7.2

Closing Certificate.  Spencer shall have received a certificate signed by the President of Stratford and SSB dated as of the Closing Date, certifying in such detail as Spencer may reasonably request, as to the fulfillment of the conditions to the obligations of Spencer and HB as set forth in this Agreement that are required to be fulfilled by Stratford or SSB on or before the Closing.  Such Certificate shall certify, to the satisfaction of Spencer, that each of Stratford and SSB has conducted its business as described in Section 4.3.

7.3

Regulatory and Other Approvals.

(a)

Stratford and HB shall have obtained the approval of all appropriate regulatory entities of the transactions contemplated by this Agreement and the Mergers, including, but not limited to, the relocation of the main office of the Surviving Bank to Marshfield, Wisconsin, and the approval to Stratford by the Securities Exchange Commission of the Stratford prospectus pursuant to Regulation A as required under Section 4.4(c), all required regulatory waiting periods shall have expired, and there shall be pending on the Closing Date no motion for rehearing or appeal from such approval or any suit or action seeking to enjoin the Mergers or to obtain substantial damages in respect of such transactions.

(b)

Spencer shall have caused certain shareholders of Spencer to have obtained the approval of all appropriate regulatory authorities for the change in control of Stratford to those Spencer shareholders contemplated by this Agreement, all regulatory waiting periods shall have expired, and there shall be pending on the Closing Date no motion for rehearing or appeal from such approval or any suit or action seeking to enjoin the transactions contemplated by this Agreement or to obtain substantial damages in respect of such transactions.

(c)

Stratford shall have obtained the approval of its shareholders to amend the Stratford Articles of Incorporation to increase Stratford's authorized shares as required pursuant to Section 4.21.

(d)

Spencer Board of Directors and shareholders shall have approved the Holding Company Merger pursuant to Section 4.5(b) and (c).

7.4

Employment Agreement.  Jeffery J. Lappe shall have entered into an employment agreement, which agreement shall include a non-competition provision, with SSB and its successors and assigns executed and delivered on or before the Closing to be effective as of the Closing Date in substantially the form attached as Exhibit E.

7.5

Special Dividend.  HB shall have issued a special dividend to Spencer and Spencer shall have issued a special dividend in an equal amount to its shareholders in accordance with Section 4.1(d).

7.6

Opinion of Counsel for Stratford.  Spencer will have received from counsel for Stratford and HB, on the Closing Date, a written opinion dated as of the Closing Date, addressed to Spencer and reasonably satisfactory to counsel for Spencer in form and substance, as set forth in Exhibit F, providing that:

(a)

The corporate existence, good standing and authorized and issued stock of Stratford and SSB is as stated in Sections 3.1 and 3.2.

(b)

This Agreement has been duly executed and delivered by Stratford and SSB and constitutes a legal, valid and binding obligation of Stratford and SSB, enforceable in accordance with its terms.

7.7

Articles of Merger.  The proper officers of Stratford and Merger Co. shall have executed and delivered to Spencer the appropriate Articles of Merger and Plan of Merger, in form suitable for filing with WDFI, and shall have executed and delivered all such other certificates, statements or instruments as may be necessary or appropriate to effect such a filing.

7.8

No Litigation.  No suit or other action shall have been instituted or threatened in writing seeking to enjoin the consummation of the Holding Company Merger or the Bank Merger or to obtain other relief in connection with this Agreement or the transactions contemplated herein that Spencer and HB believe, in good faith and with the advice of outside counsel, makes it inadvisable to consummate the Holding Company Merger or the Bank Merger by reason of the probability that the proceeding would result in the issuance of an order enjoining the Holding Company Merger or the Bank Merger or in a determination that Stratford or SSB has failed to comply with applicable legal requirements of a material nature in connection with the Holding Company Merger or actions preparatory thereto or would have a Material Adverse Effect on Stratford or SSB.

7.9

Shareholder Approval.  Spencer shall have received the required approval from its shareholders pursuant to Section 4.5, including approval by the Trustee of the HB ESOP.

7.10

Closing Balance Sheets.  Five (5) business days prior to the Closing Date, Stratford shall have delivered to Spencer the Balance Sheets and Income Statements for Stratford and SSB of  and for the period ending on the Closing Date, reflecting Stratford's good faith estimate of the accounts of Stratford and SSB, as applicable, as of the Closing Date (which, for the avoidance of doubt, shall include net earnings estimated to be earned by SSB through and including the Closing Date), prepared in conformity with past practices and policies of Stratford and SSB, and in accordance with GAAP applied on a basis consistent with the preparation of the Interim Financial Statements (the "Stratford Closing Balance Sheets and Income Statements") (the Stratford Closing Balance Sheets and Income Statements and the Spencer Closing Balance Sheet and Income Statements, collectively, (the "Closing Balance Sheets and Income Statements")).

7.11

Consolidated Capital of Stratford and SSB and Contributed Core Equity.  Except as otherwise permitted or required under Section 1.6(c), the total consolidated capital of Spencer and HB as of the Closing Date will not be less than the reported consolidated capital for Stratford and SSB as of March 31, 2016.  Further, Stratford shall have contributed the Core Equity required of it under Section 1.6(c).

7.12

Other Documents.  Spencer shall have received at the Closing all such other customary documents, certificates, or instruments as they may have reasonably requested evidencing compliance by Stratford and SSB with the terms and conditions of this Agreement.

ARTICLE VIII

GENERAL

8.1

Termination Fees; Expenses.  Except as otherwise provided in this Section 8.1, all costs and expenses incurred in the consummation of this transaction, including any brokers' or finders' fees and legal fees, shall be paid by the Party incurring such cost or expense.

(a)

In the event that Spencer either (i) withdraws, modifies or otherwise changes in a manner adverse to Stratford, Spencer's recommendations to its shareholders with respect to this Agreement and the Holding Company Merger, and/or (ii) terminates this Agreement in order to concurrently enter into an agreement with respect to any Superior Acquisition Proposal all under or pursuant to Section 8.2(e), then Spencer shall pay to Stratford a termination fee of $150,000.00, in the aggregate, plus reasonable documented out-of-pocket expenses and costs (up to a maximum of an additional $75,000.00, in the aggregate, in such costs and expenses), that Stratford and SSB have incurred in furtherance of this Section 8.1(a) and the transactions contemplated herein.  Such sums shall constitute liquidated damages and the receipt thereof shall be Stratford's and SSB's sole and exclusive remedy under this Agreement for such action by Spencer.

(b)

In the event that Stratford terminates this Agreement in order to concurrently enter into an agreement with respect to any Superior Acquisition Proposal all under or pursuant to Section 8.2(e), then Stratford shall pay to Spencer a termination fee of $150,000.00, in the aggregate, plus reasonable documented out-of-pocket expenses and costs (up to a maximum of an additional $75,000.00, in the aggregate, in such costs and expenses), that Spencer and HB have incurred in furtherance of this Section 8.1(a) and the transactions contemplated herein.  Such sums shall constitute liquidated damages and the receipt thereof shall be Spencer and HB's sole and exclusive remedy under this Agreement for such action by Stratford.

8.2

Termination.  This Agreement may be terminated:

(a)

at any time by written agreement between Stratford and Spencer;

(b)

by either Stratford or Spencer if the Closing has not occurred (other than through the failure of any Party seeking to terminate this Agreement to comply fully with its material obligations under this Agreement) by March 31, 2017 (the "Termination Date"), or such later date agreed to by the Parties;

(c)

by Stratford by written notice to Spencer, if Spencer shall have breached any representation, warranty, covenant, obligation or other agreement contained in this Agreement that (i) would result in the failure of a condition set forth in ARTICLE VI to be satisfied, (ii) cannot be or has not been cured prior to the earlier to occur of (x) 30 days after the giving of written notice to Spencer of such breach or (y) the Termination Date, and (iii) Stratford has not waived such condition on or before the Closing Date;

(d)

by Spencer by written notice to Stratford, if Stratford shall have breached any representation, warranty, covenant, obligation or other agreement contained in this Agreement that (i) would result in the failure of a condition set forth in ARTICLE VII to be satisfied, (ii) cannot be or has not been cured prior to the earlier to occur of (x) 30 days after the giving of written notice to Stratford of such breach or (y) the Termination Date, and (iii) Spencer has not waived such condition on or before the Closing Date

(e)

by Spencer by written notice to Stratford, if (i) any of the conditions in ARTICLE VII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Spencer or HB to comply with its obligations under this Agreement); and (ii) Spencer has not waived such condition on or before the Closing Date;

(f)

by Stratford by written notice to Spencer, if (i) any of the conditions in ARTICLE VI has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Stratford or SSB to comply with its obligations under this Agreement); and (ii) Spencer has not waived such condition on or before the Closing Date

(g)

by Spencer pursuant to Section 4.7(b), or by Stratford if a Superior Acquisition Proposal from a third party is accepted by Spencer or consummated, in each case by written notice to the other Party.

(h)

by Stratford pursuant to Section 4.7(b), or by Spencer if a Superior Acquisition Proposal from a third party is accepted by Stratford or consummated, in each case by written notice to the other Party.

Any termination of this Agreement shall not affect any rights accrued prior to such termination.

8.3

Confidential Information.  The Parties each covenant that, in the event the transactions contemplated by this Agreement are not consummated, each Party will keep in strict confidence and either return or destroy (and certify in writing as to such destruction) all documents containing any information concerning the properties, business, and assets of the other Parties that may have been obtained in the course of negotiations or examination of the affairs of the other Parties either prior or subsequent to the execution of this Agreement (other than such information as shall be in the public domain or otherwise ascertainable from public or outside sources), except to the extent that disclosure is required by judicial process or governmental or regulatory authorities or to the extent that retention of such documents is required by applicable laws, rules or regulations governing record retention.

8.4

Non-Assignment.  Neither this Agreement nor any of the rights, interests or obligations of the Parties under this Agreement shall be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Parties.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties.

8.5

Notices.  All notices, requests, demands, and other communications provided for in this Agreement shall be in writing and shall be deemed to have been given (a) when delivered in person, (b) the third (3rd) business day after being deposited in the United States mail, registered or certified mail (return receipt requested), (c) the first business day after being deposited with Federal Express or any other recognized national overnight courier service, or (d) if delivered by facsimile transmission, upon receipt, in each case addressed as follows or at such other address as provided by a Party to the other Parties in accordance with these procedures:

(i)

If to Spencer or HB, addressed to:

Spencer Bancorporation, Inc.

201 West Clark Street

Spencer, WI  54479

Attention:

Martin P. Reinhart, President

with a copy to:

Boardman & Clark LLP

1 South Pinckney Street, Suite 410

Madison, WI  53703

Attention:

John Knight

(ii)

If to Stratford or SSB, addressed to:

Stratford Bancshares, Inc.

307 North Weber Avenue

Stratford, WI  54484

Attention:

Jeffrey J. Lappe, President

with a copy to:

Ruder Ware LLSC

500 1st Street, Suite 8000

Wausau, WI  54402

Attention:

Matthew Rowe

8.6

Counterparts.  For the convenience of the Parties, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile or other electronic means and such signature pages will be deemed as sufficient as if actual signatures pages had been delivered.

8.7

Knowledge.  References in this Agreement to the "knowledge" of a party shall mean: (a) with respect to a natural person, the actual knowledge of such person after his or her reasonable investigation into the subject matter at issue; (b) with respect to Spencer and HB, the actual knowledge of Martin R. Reinhart, President of Spencer and HB, and with respect to Stratford and SSB, Jeffrey J. Lappe, President of Stratford and SSB, after their reasonable investigation into the subject matter at issue.

8.8

Interpretation.  The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole.  Article, Section, Exhibit and Schedule references are to the Articles, Sections, Exhibits and Schedules of this

Agreement unless otherwise specified.  The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.  Whenever the words "include," "includes," "including" or similar expressions are used in this Agreement, they will be understood to be followed by the words "without limitation."  The words describing the singular shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations, partnerships and other entities and vice versa.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

8.9

Entire Agreement.  This Agreement, including the Schedules and agreements delivered pursuant hereto, and the Confidentiality Agreement, set forth the entire understanding of the Parties and supersedes all prior agreements, arrangements, and communications, whether oral or written.  This Agreement shall not be modified or amended other than by written agreement of the Parties.  Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit, or amplify the provisions hereof.

8.10

Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.

8.11

Severability.  In the event that a court of competent jurisdiction shall finally determine that any provision of this Agreement or any portion thereof is unlawful or unenforceable, such provision or portion thereof shall be deemed to be severed from this Agreement, and every other provision and portion thereof that is not invalidated by such determination shall remain in full force and effect.  To the extent that a provision is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, such provision shall be enforceable to the fullest extent permitted under the laws and public policies of the state whose laws are deemed to govern enforceability.

** Signature Page Follows **

IN WITNESS WHEREOF, Stratford, SSB, Merger Co., Spencer and HB have each executed this Agreement and Plan of Reorganization as of the day and year first written above.

STRATFORD BANCSHARES, INC.

By:  /s/ JEFFERY J. LAPPE

Name:  Jeffrey J. Lappe

Title:    President

STRATFORD MERGER CORP.

By:  /s/ JEFFERY J. LAPPE

Name:  Jeffrey J. Lappe

Title:    President

STRATFORD STATE BANK

By:  /s/ JEFFERY J. LAPPE

Name:  Jeffrey J. Lappe

Title:    President

SPENCER BANCORP, INC.

By:  /s/ MARTIN P. REINHART

Name:  Martin P. Reinhart

Title:    President

HERITAGE BANK

By:  /s/ MARTIN P. REINHART

Name:  Martin P. Reinhart

Title:    President

[Signature Page to Agreement and Plan of Reorganization]

APPENDIX B

VALUATION REPORT (SPENCER)

See attached.

Spencer Bancorporation, Inc.

Marshfield, Wisconsin

Fair Market Value Business Valuation

As of April 30, 2016

Prepared by

Wipfli LLP

11 Scott Street, Suite 400

Wausau, WI 54403

715.845.3111

www.wipfli.com

Valuation Analyst’s Report

1

DESCRIPTIVE INFORMATION

Background Business Information

4

General Economic Environment

7

Industry Environment

11

Loan Portfolio and Securities Portfolio Disclaimer

16

Financial Statement and Ratio Analysis

17

VALUATION

Book Value of the Holding Company

27

Valuation Overview

28

Market Approach

31

Income Approach

34

Value Correlation

39

Conclusion of Value

41

STATEMENT OF PROCEDURAL POLICIES, GENERAL ASSUMPTIONS, AND LIMITING

CONDITIONS

42

EXHIBITS

Certificate of Valuation Analysts and Profiles of Analysts

A

Information Sources Used in Valuation

B

Comparative Bank Balance Sheets

C

Comparative Bank Income Statements

D

Holding Company Financial Statements

E

Determination of Ongoing Earning Power and Value of the Bank

F

Determination of the Value of the Holding Company

G

Guideline Private Transactions Data

H

Discount and Capitalization Rate Determination

I

VALUATION ANALYST’S REPORT

Mr. Martin Reinhart

Spencer Bancorporation, Inc.

i.

907 N. Central Avenue

Marshfield, WI 54449

RE:

Business Valuation

Fair Market Value as of April 30, 2016

Spencer Bancorporation, Inc.

Dear Mr. Reinhart:

In accordance with your authorization, we have appraised the common stock of Spencer Bancorporation, Inc. as of April 30, 2016.  We are pleased to submit the results of our findings in the following detailed report.  The objective of the appraisal is to express an opinion of the fair market value per share of the common stock of Spencer Bancorporation, Inc. on a controlling, marketable basis as of April 30, 2016.  The appraisal will be used for stock exchange purposes.

Throughout the remainder of this report, Spencer Bancorporation, Inc. will be referred to as the “Holding Company,” and its wholly owned subsidiary, Heritage Bank, will be referred to as the “Bank” or “Heritage Bank.”  In addition, Spencer Bancorporation, Inc. Employee Stock Ownership Plan and Trust may be referred to as the “ESOP.”

For purposes of this appraisal, fair market value is defined as: “The price, expressed in terms of cash equivalents, at which property would change hands between a hypothetical willing and able buyer and a hypothetical willing and able seller, acting at arm’s length in an open and unrestricted market, when neither is under compulsion to buy or sell and when both have reasonable knowledge of the relevant facts.”  (AICPA Statement on Standards for Valuation Services No. 1)

This definition by the American Institute of Certified Public Accountants (AICPA) is considered to be consistent with Internal Revenue Service (IRS) Revenue Ruling 59-60 which states that fair market value, for the purposes of this appraisal, is defined as: “The price at which the property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties having reasonable knowledge of relevant facts.  Court decisions frequently state in addition that the hypothetical buyer and seller are assumed to be able, as well as willing, to trade and to be well-informed about the property and concerning the market for such property.”  (Revenue Ruling
59-60, Sec. 2.02, 1959-1 C.B. 237)

Fair market value assumes a hypothetical situation with many built-in conditions and assumptions.  Some of those assumptions are incorporated into the definitions above.  Other assumptions and conditions are discussed or are implied or expressed in the attached Statement of Procedural Policies, General Assumptions, and Limiting Conditions.

This report complies with the reporting requirements set forth by the Uniform Standards of Professional Appraisal Practice (USPAP), the Statement of Standards for Valuation Services No. 1 (SSVS) of the AICPA for a detailed report, the ethics and standards of the American Society of Appraisers (ASA), and with IRS business valuation development and reporting guidelines.  Supporting documentation concerning the data, reasoning, and analysis has been retained as a part of our workpapers.  The attached report describes the information considered, process followed, and our conclusion of value.  The report also sets forth all of the special considerations, assumptions, and limiting conditions relevant to the valuation.

Conclusion of Value Per Share

We conclude, based on the premises as outlined above and the investigation and analysis detailed in the attached report, that the fair market value per share of the common stock of Spencer Bancorporation, Inc.

1

VALUATION ANALYST’S REPORT

on a controlling, marketable basis as of April 30, 2016, based on 84,178 shares issued and outstanding, is reasonably estimated as:

ONE HUNDRED EIGHTY-THREE DOLLARS AND FIFTY-SIX CENTS  $183.56

This report is intended solely for the information and use of Spencer Bancorporation, Inc. and its representatives and is not intended to be and should not be used by anyone other than these specified parties.  Distribution of this report to anyone other than intended users requires the specific consent of the Spencer Bancorporation, Inc. and Wipfli LLP.

The following report and exhibits further describe the analyses performed and conclusions reached during this appraisal.  In addition, the Statement of Procedural Policies, General Assumptions, and Limiting Conditions and the Certificate of Valuation Analyst are integral parts of this valuation opinion.  This letter should be read only in conjunction with them.

2

VALUATION ANALYST’S REPORT

We take no responsibility in updating this report for events and circumstances occurring after the date of the valuation.

Sincerely,

/s/ WIPFLI LLP

Wipfli LLP

Date:

June 3, 2016

Wausau, Wisconsin

3

BACKGROUND BUSINESS INFORMATION

History and Description

Spencer Bancorporation, Inc. is a one-bank holding company that owns 100% of the stock of Heritage Bank.  Headquartered in Spencer, Wisconsin, the Bank was originally capitalized in 1908 as Spencer State Bank with $10,000 from 39 individuals.  The Bank opened in August of that same year.  The Bank was one of the few that did not close for a bank holiday during the Depression.  Capital was increased to $50,000 in 1952, and to $450,000 in 1973.  By the end of its first 50 years the Bank had total assets of $2 million and 65 shareholders.

The Holding Company was established in 1981 and the Bank operates as a wholly owned subsidiary.  In order to grow and take advantage of the increased population base, a branch was opened in Marshfield in 1994.  During 2002, the opportunity arose for additional space at the Marshfield location.  Renovations began and were completed in 2002.  The Marshfield facility was purchased in 2009 with the Bank occupying two-thirds of the building and leasing out the remaining space.  As a result of the growth the Bank had experienced in Marshfield, the bank was renamed Heritage Bank, a geographically neutral name reflecting an expanding market area.  During 2006, a remodeling project began at the main office in Spencer with the renovation completed in late December of that year.  In 2008, Heritage Bank celebrated 100 years in business, maintaining its independence as a locally-owned community bank.  In 2014, the Marshfield location was remodeled to update the facility and add needed office and storage space.

The Bank offers a full range of traditional products including checking and savings accounts, online banking, bill payment, certificates of deposit, individual IRAs, safety deposit box, and loans (commercial, real estate, consumer, and agricultural).

The Holding Company is a C corporation for income tax reporting purposes; therefore, income taxes on its earnings are paid at the Holding Company level.

As of the valuation date, the Bank had approximately 21 full-time equivalent employees.

4

BACKGROUND BUSINESS INFORMATION

Organization

The Bank’s management team consists of the following individuals:

Management	Position

Michael A. Schmidt	Chairman of the Board
Martin Reinhart	President and CEO
Thomas Henseler	Senior Vice President and Senior Loan Officer
Deanna Krultz	Vice President and CFO
Kathy Gessert	Audit and Compliance Officer
Kathy Meidl	AVP and Human Resource Officer

Holding Company’s Stock Ownership

As of the valuation date, the shareholders of Spencer Bancorporation, Inc. were as follows:

There are no buy/sell agreements between the Holding Company and its shareholders that restrict the transfer of the Holding Company’s outstanding common stock other than the ESOP agreement which allows participants to put their shares back into the ESOP.

There have been several transactions in the Holding Company’s stock over the past few years however the number of shares transacted in have historically been small.  As such, while we have considered these transactions, we have not relied upon them for this valuation.

5

BACKGROUND BUSINESS INFORMATION

Competitors

Competitors include the following institutions in Marathon and Wood Counties, with deposits as of June 30, 2015, the latest date this information was available from the FDIC.

The Bank has two offices in Marathon and Wood Counties.  The Bank has $85,850,000 in deposits or 1.8% of the market.

There are an estimated $4,647,817,000 in bank deposits in the Bank’s primary trade area, held by 29 different financial institutions, with 89 offices, not to mention deposits at other financial intermediaries such as regional and national financial institutions as well as credit unions, securities brokers and dealers, mortgage brokers, mortgage bankers, investment advisors, and finance and insurance companies.  In addition, competition from nonbank financial institutions, such as mutual funds, is aggressively expanding into markets traditionally served by banks.

6

GENERAL ECONOMIC ENVIRONMENT

In the valuation of any company, the general economic factors prevailing at the date of the appraisal must be considered in order to gain insight into the economic climate in which investors are dealing.  Although individual factors may or may not have a direct impact on a particular industry, the overall economy and the outlook for it strongly influence how investors perceive the investment opportunities in all industries.  In our analysis of the Holding Company and Bank, we considered the general economic climate that prevailed at the date of this appraisal, as well as the outlook for the future.

The following pages present a general overview of the economy.  The national overview was based on the KeyValueData™ National Economic Report published in March 2016.  The Wisconsin economic overview was based on the State Profile for Wisconsin published in May 2016 from First Research.  It is believed that this economic information reflects the economic condition and perspective on or about the valuation date.

U.S. Economy

The national economic picture, while still mixed, continued to be less negative in March than in earlier months.  Most significantly, growth in the fourth-quarter 2015 U.S. gross domestic product (GDP), originally estimated at 0.7% and later revised upward to 1.0%, was again revised upward on March 28, this time to 1.4%, although the figure was still below the modest 2.0% growth rate for the third quarter.  For 2015 as a whole, the economy grew by 2.4%, equal to the growth rate for 2014 and just above the rates of 2.3% and 2.2% registered, respectively, in 2012 and 2013.  GDP grew by just 0.5% during the first quarter of 2016 according to the advance estimate released by the Bureau of Economic Analysis on April 28.

In contrast, following a slowdown in January, U.S. job growth surged in February, rising by 245,000, and then continued upward again in March, with another 215,000-jobs gain.  However, the news was not all positive, as the economy lost 29,000 high-paying manufacturing jobs during the month, while picking up positions mostly in lower-paying sectors.  Moreover, after having held at 4.9% in January and February, its lowest level in eight years, the U.S. unemployment rate edged back up to 5.0% in March.

Other concerns persist.  Although the budget deficit for fiscal year (FY) 2015 fell to a seven-year low, both federal spending and taxation continued to hit new highs, and the U.S. national debt in February topped $19 trillion for the first time in history.  In other areas, on the positive side, stocks rebounded strongly in March, existing-home sales surged, consumer spending was up, and consumer prices remained moderate.  On the negative side, industrial production fell, once-robust auto sales were mixed, new-home sales fell, consumer confidence measures remained mostly down, retail sales dropped, and both crude and retail gasoline prices headed back up.

The U.S. Federal Reserve raised interest rates in December for the first time in almost a decade.  But flagging retail sales and a slowdown in industrial production prompted the Fed to adopt a more gradual tightening, raising rates twice in 2016 instead of four times.

After topping $1 trillion for four straight years, the federal budget deficit fell sharply to $680.3 billion in FY 2013 and to $483.0 billion in FY 2014, then dipped further to $438.9 billion in FY 2015, the latter of which ended on September 30, 2015, the U.S. Department of the Treasury said on October 15.  However, the budget deficit began trending upward again in the first quarter of the new fiscal year.

For the first time in history, the U.S. national debt in February climbed above $19 trillion, and thereafter rose to $19.234 trillion on April 5.  The debt is now 81.0% greater than the $10.625 trillion national debt that had existed on January 21, 2009.

The federal government took in another new record of $3.25 trillion in taxes in FY 2015, which ended last September 30, up by 7.5% from the $3.02 trillion in taxes collected during FY 2014.  At the same time, federal spending hit another all-time record in FY 2015, coming in at an estimated $3.7 trillion vs. $3.5 trillion in FY 2014.

7

GENERAL ECONOMIC ENVIRONMENT

After a down January and a middling February, stocks rebounded strongly in March.  Overall, the Dow Jones Industrial Average, which had risen to 16,516.50 on February 29, jumped to 17,773.64 on April 29th, a year-to-date gain of 2.0%.  Year-over-year the Dow is down (0.40%) from 17,840.52 at April 30, 2015.  Likewise, the S&P 500, which had slipped to 1,932.23 on February 29, climbed to 2,065.30 on April 30, a year-to-date increase of 1.04%.  Year-over-year, the S&P 500 is down (0.97%) from 2,085.51 at April 30, 2015.  And the NASDAQ, which had slumped to 4,557.95 on February 29, rose to 4,775.36 on April 30, still a year-to-date decrease of (4.6%).  Year-over-year, the NASDAQ fell (3.4%) from 4,941.42 at April 30, 2015.  More significantly, the Dow and S&P 400 both rose during the first quarter of the year for the second-straight quarter, finishing 0.8% and 1.5% higher, respectively, with the Dow registering its biggest quarterly comeback since 1933.

After rebounding in January from three straight monthly declines, U.S. industrial production fell again in February and then declined again in March, falling by 0.6%, the U.S. Federal Reserve reported on April 15.

After rising by a robust 3.5% in the second quarter of 2015 and by a downwardly revised 2.1% in the third quarter, U.S. nonfarm productivity, or the level of employee output per hour, reversed course in the fourth quarter, diving by 3.0%, the U.S. Department of Labor said on February 4.  The fourth-quarter decline in productivity was the largest since the first quarter of 2014.

U.S. auto sales rose by 3% in March over a year earlier, but warning signs emerged that car companies were stretching to keep demand moving after record results last year.  March’s selling pace came in at a disappointing seasonally adjusted annual rate of 16.57 million, well below analyst expectations as well as below February’s 17.5 million clip.

After rising in two of the past three months, U.S. single-family new-home sales unexpectedly fell in March, declining by 1.5% to a seasonally adjusted annual rate of 511,000.  By contrast, after plummeting in February, the number of contracts to buy previously owned U.S. homes surged in March from the prior month, reaching a seasonally adjusted annual total of 5.33 million units.

The Conference Board’s Consumer Confidence Index, which had declined in February, bounced back in March.  However, four other popular measures of consumer confidence, Thomson Reuters/University of Michigan, Bloomberg, Investor’s Business Daily/TIPP, and Gallup, all fell, as they had the month before.

After rising by an upwardly revised 0.2% in February, U.S. consumer spending edged up by 0.1 in March, the U.S. Department of Commerce said on April 29.  U.S. retail sales unexpectedly fell by 0.3% in March after declines in each of January and February, the U.S. Department of Commerce reported on April 13.

On a seasonally adjusted basis, the U.S. Consumer Price Index (CPI) for all goods rose by 0.1% in March after having been unchanged in January and having fallen by 0.2% in February.  The index for all items less food and energy rose by 0.1% in March after having climbed by 0.3% in each of January and February.

U.S. crude oil prices, which stood at $102.76 per barrel barely one year ago, declined to $32.74 per barrel on February 29 before rising back to $36.94 per barrel on March 31.  Previously, on March 14, oil had closed above $40 ($41.45) for the first time since December 3.  Similarly, U.S. retail gasoline prices, which had largely declined for nearly two years, falling from $3.70 per gallon on June 23 to $1.64 per gallon on February 15, popped up to $1.72 per gallon by the end of February and to $1.98 per gallon by the end of March.

Wisconsin Economy

Job growth in Wisconsin rose 1.6% in March 2016 from a year ago, which is below the national job growth rate of 2.0%.  Unemployment averaged 5.0% in March 2016 compared to the national average of 5.0%.  The personal income for the state rose 3.0% to $266.7 billion in the fourth quarter of 2016 from a year ago.  Year-over-year Wisconsin industry growth rates were mostly positive in March 2016, with food

8

GENERAL ECONOMIC ENVIRONMENT

products and transportation/utilities posting the strongest growth rates of 8.3% and 7.0%, respectively.  Banking’s year-over-year loss came in at (1.6%).

Conclusion

Nationally, low oil prices have slowed domestic oil production and provided consumers with added disposable income and reduced input costs for businesses.

Overall, expectations are guarded for the U.S. economy in 2016.  However, continued volatility in the stock markets is expected as stock prices are overextended, dysfunction continues with lawmakers in Washington, and U.S. debt levels remain a concern.  The current 5.0% unemployment level is now below the normal “5.25%,” primarily as a result of the current U.S. labor force participation rate being at its lowest point since October 1977.

The current outlook for the Holding Company and Bank, from an economic perspective, is considered to be guarded.

9

INDUSTRY ENVIRONMENT

Banking Industry Background

Bank chains were originally formed on an informal basis as a group or chain of banks to control the banking atmosphere in an area.  The chains were comparatively informal banking organizations formed by individuals or partnerships who had acquired a substantial interest in two or more banks.  Bank holding companies, on the other hand, were formerly organized and chartered as corporations.  There was no formal regulation of the banking chains and bank holding companies until the Banking Act of 1933.  However, the 1933 regulation did not regulate the formation or expansion of holding companies but merely required the establishment of certain reserves and the publishing of financial statements on a periodic basis.

The next significant legislation was the Bank Holding Company Act of 1956, which applied to corporations controlling 25% or more of the voting shares of two or more banks.  It did not apply to individuals, partnerships, or corporations owning a single bank.  The 1956 Act formulated standards for the development of bank holding companies and specified that the companies confine their activities to banking and closely related services.  The holding companies were forced to divest themselves of ownership or control of other kinds of business.  The major significance of the Bank Holding Company Act of 1956 was that corporations controlling multiple banking units were to be fully regulated by federal law.

There was no further legislation concerning the bank holding companies until 1966 when the Bank Holding Company Act Amendments of 1966 were approved by Congress.  Perhaps the most important element of the 1966 law concerned bank acquisitions and the antitrust laws.  The amendment paralleled action taken by Congress earlier in the year in enacting the Bank Merger Act of 1966.  The basic goal of the amendments to the Bank Holding Company Act was to establish uniform standards for the bank agencies and the courts in evaluating the legality of bank holding company acquisitions.  Since bank holding companies had to control two or more banks, many banks thought of establishing one-bank holding companies.  A one-bank holding company offered a new and profitable outlet for the investment of funds.

The substantial growth in the number of one-bank holding companies formed between 1965 and 1969 led to the Bank Holding Company Act Amendments of 1970.  The final version of the law ended the exemption to the Bank Holding Company Act that one-bank holding companies had enjoyed since 1956.  In addition, the new law modified provisions of the 1956 Act covering the activities closely related to banking in which the bank holding companies could engage.  The activities permissible for bank holding companies were to be closely related to banking and could be expected to produce benefits to the public.  Congressional intent behind the Bank Holding Company Act is clearly to regulate the ownership of bank shares and bank holding company entry into activities relating to the banking business.

More recent changes in banking regulation include passage of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA), which expanded the authority of regulators to demand corrective actions at banks and to recover FDIC losses from bank-affiliated parties.  The Federal Deposit Insurance Corporation Improvement Act (FDICIA) gave the FDIC greater authority over bank capital requirements and bank operations, including restricting state-chartered bank activities to those allowed by federally chartered banks.  The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 allowed bank holding companies to expand to all states and for banks to acquire a bank in another state and turn the acquired offices into their own branches.  The Gramm-Leach-Bliley Act of 1999 allowed bank holding companies to become financial holding companies and to engage in a greater range of nonbank activities, such as securities brokerage and insurance, repealing provisions of the Glass-Steagall Act of 1933 that had kept banks out of the securities business.

Current Conditions - Banking Industry

This report is according to the FDIC’s most recent Quarterly Banking Profile on community bank performance for the fourth quarter of 2015, authored by the Division of Insurance and Research.

Community banks reported earnings of $5.1 billion during the fourth quarter of 2015, up $198.7 million (4%) from the year-earlier quarter.  Earnings improved on higher net interest income and noninterest income but were offset in part by higher loan-loss provisions and noninterest expense.  For the 5,735 community banks in the fourth quarter of 2015, close to 57% reported an improvement in earnings from

10

INDUSTRY ENVIRONMENT

the year before.  The pretax return on assets (ROA) was 1.23%, down 8 basis points from the previous quarter but 6 basis points above the fourth quarter of 2014.  Unprofitable community banks totaled 9.6% during the latest quarter—down from 10.2% a year earlier—the lowest fourth-quarter rate since 1996.  There were 77 fewer community banks at the end of the quarter, with two bank failures.

Net operating revenue of $22.6 billion increased $1.6 billion (7.4%) from 12 months ago, led by higher net interest income (up $1.1 billion, or 6.5%) and noninterest income (up $489.5 million, or 10.8%).  With nearly 70% of community banks increasing net interest income from the year earlier, the annual rate at community banks surpassed that of noncommunity banks (4.3%).  Higher interest income in other real estate loans (up $620 million, or 8.5%) lifted net interest income from the fourth quarter of 2014.  Other real estate loans include construction and development, farmland, multifamily, and nonfarm nonresidential.  Average net interest margin (NIM) of 3.6% was down 3 basis points from the year before, as average asset yields fell more rapidly than the average funding costs.  Community banks posted NIM 55 basis points above the average for noncommunity banks (3.05%).  Long-term assets represented 33.7% of total assets for community banks during the fourth quarter, down from 34% in the previous year.  Long-term assets are loans and debt securities with remaining maturities or repricing intervals of over five years.  For the past five of six consecutive quarters, community banks decreased their share of long-term assets.  However, the share of long-term assets at community banks exceeded the 25.5% held by noncommunity banks.

Noninterest expense totaled $15.5 billion for the latest quarter, up $829 million (5.7%) from 12 months earlier.  Almost two out of every three community banks (64%) increased noninterest expense from the fourth quarter of 2014.  While noninterest expense increased at community banks, it declined for noncommunity banks (down $2.4 billion, or 2.6%).  The 12-month increase in noninterest expense for community banks was led by higher salary and employee benefits (up $571.5 million, or 7.2%).  Full-time employees at community banks increased 11,958 (2.8%) from the year before, while declining 3,976 (0.2%) for noncommunity banks.  Average assets per employee at community banks totaled $4.8 million in the latest quarter, up from $4.7 million the year before.

Full-year 2015 earnings of $20.4 billion increased $1.8 billion (9.7%) from 2014.  Increased revenues from net interest income (up $3.9 billion, or 6.2%) and noninterest income (up $2.3 billion, or 13.3%) were offset in part by higher loan-loss provisions (up $42.8 million, or 1.8%) and noninterest expense (up $3.4 billion, or 6.1%).  Almost two out of every three community banks (63%) reported higher earnings from 2014.  Pretax ROA totaled 1.27% for 2015, an improvement over 1.19% in 2014.  Annual pretax ROA was above 1% for the past four consecutive years.

Loans and leases represented 67.8% of total assets at community banks during the fourth quarter of 2015, the highest since the fourth quarter of 2009.  Total assets of $2.1 trillion increased $39.8 billion (1.9%) from the third quarter, while loan and lease balances grew $34.4 billion (2.5%).  Close to 70% of community banks increased their loan and lease balances from the third quarter of 2015.  The quarterly increase in loan and lease balances was led by nonfarm nonresidential loans (up $10.4 billion, or 2.6%), commercial and industrial loans (up $5.5 billion, or 2.9%), 1-to-4 family residential mortgages (up $4.9 billion, or 1.3%), multifamily residential mortgages (up $4.8 billion, or 5.5%), and construction and development loans (up $4.3 billion, or 4.8%).  The annual growth rate in loan and lease balances (8.6%) was driven by nonfarm nonresidential loans (up $34.4 billion, or 8.9%) and 1-to-4 family residential mortgages (up $20.5 billion, or 5.8%).  Unused loan commitments of $271 billion increased $13.2 billion (5.1%) from the year before, with unused commercial real estate loan commitments—including construction and development—growing $12.9 billion (20.3%).

11

INDUSTRY ENVIRONMENT

With more than half (56%) of community banks increasing their loans to small businesses from the third quarter of 2015, loans to small businesses rose $2.3 billion (0.8%) to $299.7 billion.  Loans to small businesses consist of loans to commercial borrowers up to $1 million and farm loans up to $500,000.  The quarterly increase in small business loans at community banks was led by commercial and industrial loans (up 1.1 billion, or 1.2%) and nonfarm nonresidential loans (up $876.6 million, or 0.6%).  The 12-month increase in loans to small businesses at community banks (up $8.7 billion, or 3%) exceeded that of noncommunity banks (up $6.1 billion, or 1.6%).  The year-over-year increase at community banks was driven by commercial and industrial loans (up $3.5 billion, or 3.9%), and nonfarm nonresidential loans (up $3.1 billion, or 2.2%).  Meanwhile, nonfarm nonresidential loans at noncommunity banks declined (down $6.8 billion, or 4.7%).  Community banks continued to hold 44% of all loans to small businesses.

Noncurrent loan and lease balances totaled $15.8 billion in the fourth quarter, down $2.4 billion (13.3%) from the year before.  More than half (57%) of community banks reduced their noncurrent loan and lease balances from the fourth quarter of 2014.  The noncurrent rate was 1.1% during the fourth quarter of 2015, the lowest since the third quarter of 2007.  The rate remained down 7 basis points from the previous quarter and 26 basis points from a year-earlier quarter.  The noncurrent rate for community banks was 55 basis points below that at noncommunity banks (1.65%).  All major loan categories at community banks, except for commercial and industrial loans, had lower noncurrent rates from the previous quarter and the year before.  The noncurrent rate for commercial and industrial loans (1.1%) increased for a second consecutive quarter, after improving for 21 consecutive quarters.  The quarterly net charge-off rate (0.19%) increased (up 5 basis points) from the third quarter of 2015, led by higher quarterly net charge-off rates among all major loan categories.  Commercial and industrial loans posted the largest quarterly increase (up 14 basis points).  The quarterly net charge-off rate for community banks was down 7 basis points from the previous year.

Regulatory Developments

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which significantly changes the regulation of financial institutions and the financial services industry.  The Dodd-Frank Act includes provisions affecting large and small financial institutions alike, including several provisions that will profoundly affect how community banks, thrifts, and small bank and thrift holding companies will be regulated in the future.  Among other things, these provisions abolish the Office of Thrift Supervision and transfer its functions to the other federal banking agencies, relax rules regarding interstate branching, allow financial institutions to pay interest on business checking accounts, change the scope of federal deposit insurance coverage, and impose new capital requirements on bank and thrift holding companies.  The Dodd-Frank Act also establishes the Bureau of Consumer Financial Protection as an independent entity within the Federal Reserve, which will be given the authority to promulgate consumer protection regulations applicable to all entities offering consumer financial services or products, including banks.  In addition, the Dodd-Frank Act includes a series of provisions covering mortgage loan origination standards affecting, among other things, originator compensation, minimum repayment standards, and prepayments.

The provisions of the Dodd-Frank Act related to debit card interchange income, often referred to as the “Durbin Amendment,” become effective during the December 2011 quarter.  These changes cap the amount of debit card interchange income that may be collected by large banks from merchants for processing card activity.  While the new rules technically may not apply to smaller banks, the impacts are expected to become uniform for the industry over time as merchants use their new authority and options to process customer card activity across a wider number of providers.  In general, the banking industry has begun to respond to lower debit card fee revenue by reducing customer account reward programs and related costs and increasing account service fees.

The Dodd-Frank Act contains numerous other provisions affecting financial institutions of all types, many of which may have an impact on operating environments in substantial and unpredictable ways.  Consequently, the Dodd-Frank Act is likely to affect the cost of doing business, it may limit or expand permissible activities, and it may affect the competitive balance within the industry and market areas.  Management is actively reviewing the provisions of the Dodd-Frank Act and assessing its probable impact on business, financial condition, and results of operations.  However, the ultimate effect of the Dodd-

12

INDUSTRY ENVIRONMENT

Frank Act on the financial services industry in general and, on banking in particular, is uncertain at this time.

Conclusion

The Bank is operating in a changing economic environment with balance sheets stabilizing and consumer confidence trending toward the positive.  However, challenges continue with margins under pressure and demand for improved return on equity.  Banks are in need of increased agility to adapt to uncertainty in the market.  There is still considerable anxiety as to how the strict regulatory environment climate will play out.  Financial institutions need to adapt to new technologies to improve their value proposition to customers who are moving to new digital platforms.  The industry is repositioning itself for growth.

The current outlook for the Bank from an industry perspective is cautiously optimistic.

13

LOAN PORTFOLIO AND SECURITIES PORTFOLIO DISCLAIMER

We have not examined the loan portfolio or securities of the Bank.  Direct examination would have been beyond the scope of this valuation assignment.  Management represented that the allowance for loan losses was adequate and securities fairly stated as of April 30, 2016.  The valuation conclusion of this report is rendered in direct reliance upon the representations by management.

14

BOOK VALUE OF THE HOLDING COMPANY

We have analyzed the financial position and performance of the Bank over the relevant period of analysis.  This review entailed an analysis of the Bank’s current financial statements in comparison with prior years and conversation with management that enhanced our understanding of the business reasons for changes in the financial statements.  Results of this review that have specific valuation implications are noted below or at the appropriate point in the valuation section of this report.  The financial statements used are from December 31, 2012 to 2015, and interim financial statements for the year-to-date periods ended April 30, 2015 and 2016, which are included in Exhibits C and D of this report.

Historical Balance Sheets

Assets

The Bank’s total assets grew at a compound annual growth rate (CAGR) of 0.2% from $103.7 million at December 31, 2012, to $104.3 million at April 30, 2016.  The increase in total assets over the last five periods was primarily driven by growth in portfolio investments which were offset by a slight decrease in net loans.

Total Earning Assets

The Bank’s total earning assets (loans, investments, interest-bearing cash, and Fed funds sold) increased from $93.1 million to $95.5 million between December 31, 2012 and April 30, 2016, a CAGR of 0.7%, and increased as a percentage of total assets from 89.8% to 91.6% between those dates.

Net Loans

The Bank’s net loans, decreased at a CAGR of negative (0.6%), decreasing from $74.1 million at December 31, 2012, to $72.6 million at April 30, 2016.  The composition of the loan portfolio by loan type for the Bank at March 31, 2016, according to the most recently available FDIC Call Report was as follows:

15

BOOK VALUE OF THE HOLDING COMPANY

The Bank’s loan loss reserve is summarized below:

The loan loss reserve remained stable between December 31, 2012 and March 31, 2016, and was typically higher than the peer group.

The Bank’s nonperforming assets to total assets ratio is summarized below.

The Bank’s nonperforming assets ratio (defined as nonaccrual loans plus OREO as a percent of total assets) has been below the peer group in all periods until 2016, and has remained stable.  A correlation exists where the higher the nonperforming assets ratio, the lower the price a buyer will pay for a bank.

Portfolio Investments

Investment decisions made are within the policy range of the Board of Directors and are a function of the lending and liquidity needs of the Bank.  The portfolio contains an assortment of securities that are selected based on maximizing yield while maintaining a moderate level of risk.  A majority of the Bank’s securities are classified as available for sale.  The composition of the investment portfolio by type of security for the Bank as of March 31, 2016, per the FDIC, is:

Between December 31, 2012 and April 30, 2016, portfolio investments increased at a CAGR of 6.6% from $13.1 million to $16.2 million.

Federal Funds Sold

Federal funds sold fluctuated and increased overall between December 31, 2012 and April 30, 2016, from $113,000 to $2.2 million.

Premises and Fixed Assets

The Bank is operated from its headquarters in Spencer, Wisconsin, and has one branch located in Marshfield, Wisconsin.  Management indicated that the Bank’s facilities will be sufficient for the foreseeable future.  Premises and fixed assets decreased at a CAGR of (0.8%) between December 31, 2012 and April 30, 2016 from $2.52 million to $2.46 million.

Other Real Estate Owned (OREO)

16

BOOK VALUE OF THE HOLDING COMPANY

The Bank’s OREO increased between December 31, 2012 and 2015, from $93,000 to $364,000 as of the valuation date.

Other Assets

Other assets, composed of accrued interest receivable, deferred tax assets, equity securities without a readily determined value, bank owned life insurance, and prepaid expenses, increased at a CAGR of 1.6% between December 31, 2012 and April 30, 2016, from $3.4 million to $3.6 million.

Liabilities

The Bank’s total liabilities decreased between December 31, 2012 and April 30, 2016 from $93.2 million to $91.7 million, a CAGR of (0.5%).

Deposits

Total deposits decreased from $87.6 million at December 31, 2012, to $84.3 million at April 30, 2016, a CAGR of (1.2%).

Historical demand deposits, which are paid lower interest rates than other types of deposits, as a percentage of total deposits for the Bank, are summarized below:

The year ended December 31, 2013, showed a peak in deposit balances of $93,292,000, a significant increase from the previous year’s $87,604,000.  This was due to a large commercial deposit of $5 million that took place on the last day of the year and cleared the following day.

The Bank has not held any brokered deposits as of the valuation date or the past four year-ends.  A correlation exists where the higher the level of nonbrokered deposits, the higher a price a buyer will pay for a bank.

Loan to Deposit Ratio

The Bank’s loan to deposit ratio is summarized below:

The Bank’s loan to deposit ratio was above the peer group average in all five years, and fluctuated between those five years, increasing overall.  The peer group average increased overall as well.

Other Liabilities

The Bank’s federal funds purchased and securities sold under repurchase agreements increased between December 31, 2012 and April 30, 2016 from $4.9 million to $6.5 million.  Other liabilities consisting of accrued interest payable, deferred compensation, and other liabilities increased from $786,000 at December 31, 2012 to $942,000 at April 30, 2016.

17

BOOK VALUE OF THE HOLDING COMPANY

Stockholder Equity

A bank’s relationship of equity and its growth relative to total assets is useful in evaluating its ongoing ability to maintain sufficient capital levels.  The Bank’s equity increased between December 31, 2012 and April 30, 2016 from $10.4 million to $12.6 million, a CAGR of 5.9%.

Historical Income Statements

The following discussion focuses on the components of basic operating income, including net interest income, noninterest income, and noninterest expense.

Interest Income and Interest Expense

The Bank’s total interest income decreased from $4.1 million for the year ended December 31, 2012, to $3.6 million during the latest 12 months (the “LTM”) ended April 30, 2016, a CAGR of (3.6%).  The Bank’s interest expense decreased from $733,000 during 2012 to $376,000 during the LTM, a CAGR of (18.1%).

Net Income Margin (NIM)

The Bank’s net interest margin decreased slightly from $3.4 million during 2012 to $3.3 million during the LTM.

Net interest income (interest income minus interest expense), less provision for loan and lease losses, increased at a CAGR of 1.1% from $3.1 million during 2012 to $3.3 million during the LTM.

Provision for Loan Losses

The provision for loan losses decreased from $245,000 during 2012 on net loans of $74,074,000 (0.33%) to $0 during 2014 and remained at $0 during 2015 and the LTM.

Noninterest Income

The Bank’s noninterest income remained stable during the last five periods, decreasing overall from $325,000 during 2012 to $304,000 during the LTM.

Overhead (Noninterest) Expenses

The Bank’s noninterest expense has fluctuated during the last five periods overall increasing from $2.3 million during 2012, to $2.4 million during the LTM, a CAGR of 1.2%.  The Bank’s noninterest expense as a percentage of total interest income increased from 55.2% during 2012 to 65.0% during the LTM.

Bank Dividends Paid to the Holding Company

Dividend policy is a function of the profitability and capital requirements of the Bank.  Over the past five years, the Bank has paid dividends as shown below.  The average payout ratio from 2012 and the LTM was 13.0% of net income.

Ratio Analysis and Peer Group Comparison

The Bank’s performance ratios were obtained from the Uniform Bank Performance Report (UBPR) found on the FDIC’s website.  The UBPR is an analytical tool created for bank supervisory, examination, and bank management purposes.  It shows the impact of management decisions and economic conditions on a bank’s financial performance and balance sheet condition over time and relative to its peer group.

18

BOOK VALUE OF THE HOLDING COMPANY

The Bank’s financial position and performance is compared below with peer group data.  The peer group data includes banks with between $100 million and $300 million in total assets, with two or fewer banking offices located in a metropolitan statistical area.  The figures are for the calendar years ended December 31, 2012 through 2015, and the three-month periods (the “Interim Periods”) ended March 31, 2015 and 2016.

Return on Assets and Return on Equity

The Bank’s return on assets (ROA) and return on equity (ROE) are shown below.  The ROA data has been adjusted to include tax effecting earnings of Subchapter S banks while ROE has not.

The Bank’s ROA has been below the peer group average since calendar year 2014.  Overall, ROA has decreased between 2012 and March 31, 2016.

The Bank’s ROE has been below the peer group average since calendar year 2014.  Overall, ROE has decreased between 2012 and March 31, 2016.

Earning Assets / Total Assets

Asset utilization, as measured by the ratio of average earning assets to average total assets, has been as follows for the Bank over the last six periods as of December 31 of each year.

The Bank’s ratio has been slightly below the peer group average in each of the last four calendar years as well as during the Interim Periods.

Capital Adequacy

Capital, or equity, is the cushion that protects banks and their shareholders against loss resulting from the assumption of risk.  As a result, the adequacy of capital is very closely related to the individual risk profile of a bank.  Adequate capital supports future growth, fosters confidence in the bank’s financial condition, provides the capacity to serve customers’ needs, and protects the bank from unexpected losses.  Tier 1 leverage capital in general is a bank’s equity adjusted for unrealized gains and losses and minority interests in unconsolidated subsidiaries and represents the purest and most stable forms of capital.  The Bank’s capital adequacy as measured by the Tier 1 leverage capital ratio is listed below as follows.

19

BOOK VALUE OF THE HOLDING COMPANY

The Bank’s Tier 1 leverage ratios have been similar to the peer group average during the periods under review and imply an adequate amount of capital held by the Bank.

Interest (Yield) on Earning Assets

Net interest income to average earning assets is the difference between interest earned (on loans, leases, federal funds, investments, etc.) and interest paid (for deposits, federal funds, borrowings, etc.) compared with average earning assets.  This ratio is commonly referred to as the net interest margin (NIM).  Net interest income historically has been a bank’s largest source of earnings.

Below are the Bank’s average yield (interest) on earning assets and its net interest spread (net interest income to average earnings assets) compared to the peer group’s averages.

Both the Bank’s average yield on its earning assets and net interest spread (net interest income to average earnings assets) have been below the peer group average during all periods under review.

Noninterest Income to Average Assets

Noninterest income to average assets measures a bank’s reliance on income derived from bank services and sources other than interest-bearing assets.  Noninterest income as a percent of average assets over the period of 2012 to 2016 for the Bank is listed below.

The Bank has historically earned a lower level of noninterest income, such as mortgage fees, trust or portfolio service fees, and service charges, than its peer group.

Overhead (Noninterest) Expenses to Average Assets

Overhead (noninterest) expenses as a percentage of average assets measures efficiency of a bank’s operations.  Although controlling overhead expense is important, too much cost cutting (for example, the decision to reduce staff below prudent levels and forgoing information systems upgrades) may expose a bank to significant risks that could impair future earnings.  The Bank’s ratios of overhead expenses to average assets compared to the peer group are shown below.

20

BOOK VALUE OF THE HOLDING COMPANY

The Bank’s overhead expenses as a percent of average assets have historically been lower than the peer group average.

Holding Company Financials

The Holding Company’s summary financial statements are found in Exhibit E of this report.  As of April 30, 2016, in addition to its investment in the Bank, the Holding Company’s assets included $51,000 of cash and due from banks.  The Holding Company had $0 liabilities.

The Holding Company’s stockholders’ equity increased at a CAGR of 6.0%, from $10.5 million as of December 31, 2012, to $12.7 million as of April 30, 2016.

The only source of the Holding Company’s income is dividends received from the Bank.  The Holding Company has minimal expenses.

Dividends at the Holding Company Level

The Holding Company has paid dividends to its shareholders in each of the past six periods, as shown below.  The average payout ratio over the past six periods is 10.3% of net income.

The book value (shareholders’ equity or net worth) of a company is not definitive of value for that company.  Many analysts, however, use book value as a benchmark for comparison over time and in comparison with other companies currently.

The book value of the Holding Company based on regulatory accounting methods at April 30, 2016, was $12,678,000.  This equated to a book value of $150.61 per share, based on 84,178 shares outstanding.

21

VALUATION OVERVIEW

The purpose and function of the valuation and the definition of fair market value were given in the Valuation Analyst’s Report.  The valuation procedures and techniques must be consistent with the purpose of the valuation and the definition of fair market value.

The discussion in this section is intended to provide an overview of the three basic valuation approaches available that may be used in the valuation process.  While all of these methods are not used in every case, consideration has been given to methods that are deemed to be appropriate for the Holding Company in arriving at our opinion of value.

The methods discussed in this section are presented to demonstrate methods which may be used to value the total equity or invested capital of a business enterprise.  Equity is defined as the owner’s interest in the entity after deduction of all liabilities.  Invested capital is defined as the sum of equity and debt in a business enterprise.

In the valuation of any property or business, there are generally three approaches to value which may be examined as indicators of value.  These three approaches are as follows:

1.

The Income Approach

2.

The Market Approach

3.

The Cost Approach

In the income approach, value is dependent on the present worth of future economic benefits to be derived from ownership.  Value indications are developed by discounting expected future net cash flows available for distribution to their present worth at market-based rates of return.

Value estimates are established in a market approach by an analysis of recent sales or offerings of comparable property.

The cost approach considers the value of a property to be that amount required to erect or to construct a facility of equal utility.  As applied to the valuation of the common stock of a company which sells products or services, the cost approach calls for a summation of the fair market values of a company’s assets and a reduction of that aggregate by the total of a company’s liabilities.

Each of the described approaches may be used to develop an indication of the fair market value of the owners’ equity of a business enterprise; however, the appropriateness of these approaches varies with the type of business being appraised.

For asset-rich companies, such as real estate holding companies, the underlying assets are key elements in the success of the enterprise.  As a result, the cost and income approaches generally provide the best indications of value since these approaches emphasize the current depreciated value of the assets and their long-range earning power.

For manufacturing and service companies, the income and market approaches are generally most appropriate because the value of these companies is more dependent on their ability to generate earnings than on the value of the underlying assets used in production or service.

In this valuation, the income, market, and cost approaches were considered and weighted based on their appropriateness considering all relevant facts and circumstances.

The eight factors which we have considered are as follows:

1.

The nature of the business and the history of the enterprise from its inception.

2.

The economic outlook in general and the condition and outlook of the specific industry in particular.

3.

22

VALUATION OVERVIEW

The value of the tangible assets as represented on the books of the Holding Company and financial condition of the business including past results and current operations.

4.

The potential earnings capacity of the business and its ability to pay a fair return on an investment.

5.

The actual dividends or the ability of the business to pay dividends.

6.

The economic benefit of goodwill and other intangible assets in the overall enterprise value.

7.

The size of the Holding Company or size of the block of stock or security being valued; transactions or sales of similar securities if available.

8.

Market data of similar businesses including actual sales and offerings; relevant financial and sale data of securities in publicly traded comparable companies.

It should be noted that the above definition does not cover all possible values of a business.  For example, the assumed buyer is a person who comes to the business and who buys it on the basis of its own financial strength.  Some buyers, however, may have other motives for purchasing a business, such as the elimination of competition or the combination of two operations, that will provide a greater profit than each business could provide separately.  This valuation assumes no such special motives.

For purposes of this appraisal of the Holding Company, we are using the market and income approaches to develop valuation indications for the Bank, the Holding Company’s primary asset.  The methods considered under the market approach are based upon comparisons with a selected group of guideline private transactions.

In this valuation, the income and market approaches were considered and weighted based on their appropriateness considering all relevant facts and circumstances.

23

MARKET APPROACH

Since no marketplace exists for the common stock of Spencer Bancorporation, Inc., an alternative to estimating its value is to analyze the process investors go through to determine the price they are willing to pay for the publicly traded common stock of companies that are similar.  As noted in IRS Revenue Ruling 59-60:

“Valuation of securities is, in essence, a prophecy as to the future and must be based on facts available at the required date of appraisal.  As a generalization, the prices of stocks which are traded in volume in a free and active market by informed persons best reflect the consensus of the investing public as to what the future holds for the corporation and industry represented.  When a stock is closely held, is traded infrequently, or is traded in an erratic market, some other measure of value must be used.  In many instances, the next best measure may be found in the prices at which the stocks of the companies engaged in the same or a similar line of business are selling for in a free and open market.”

Guideline Private Transaction Method

A generally accepted method of valuing banks is through comparisons with transactions involving similar companies.  Through the review of SNL Financial’s transaction database, we selected transactions that were announced between May 1, 2015 and April 30, 2016, that involved targets in the Midwest and where complete information on the purchase price was available in the database.  Information regarding the guideline private transactions is shown in Exhibit H.

Since the multiples are based on sales of banks or bank holding companies, its result is an enterprise control value; therefore, we do not need to add a control premium.

The determination of value using the market approach is listed below.  First, a determination of ongoing earning power must be made.  Second, a rate must be identified with which to capitalize those earnings.  Multiples of earnings, book, and asset values were calculated in the analysis.

Ongoing Earning Power

For the purpose of this appraisal, historical earnings streams were adjusted to allow for a better estimate of future financial performance.  In order to use the historical reported earnings data to determine the Bank’s normalized earnings capacity, we considered adjustments to the data to reflect a level of earning power which is most reflective of direct operations of the Bank.  The adjustments that could be made include adjustments for excessive or one-time expenses or revenue and/or nonoperating expenses and revenue.  These items distort (positively or negatively) the financial picture of the Bank’s past; therefore, its future potential is difficult to assess unless adjusted to normalized amounts.

No adjustments were deemed necessary.  We then utilized the Bank’s reported income tax to arrive at the Bank’s net income.

The ongoing earning power of the Bank is based on the latest 12 months’ earnings and is $830,000.  The determination of ongoing earning power is presented in Exhibit F.

Price to Earnings Multiple

The transaction data in Exhibit H indicates that the average and median price to earnings multiples paid were 23.4 and 18.6, respectively.  More specifically when further filtered for target banks with tangible assets under $1 billion along with NPAs between 0% and 2.0% and ROAA between 0.50% and 1.00%, the average and median multiples were 22.3 and 17.9, respectively.  Given the Bank’s level of earnings relative to its peers we selected a multiple of 18.0 to apply to the Bank’s ongoing earnings.

Exhibit F presents the derivation of value of the Bank based on its earnings power and the base price to earnings multiple under the guideline company method.  Specifically, the adjusted estimated ongoing earnings power of $830,000 is multiplied by the earnings multiple of 18.0 to determine the estimated fair market value of the Bank on a controlling, marketable basis of $14,931,000.

Price to Normalized Tangible Book Value of Equity Multiple

24

MARKET APPROACH

We also applied a price to normalized tangible book multiple to the book value of the Bank’s normalized tangible equity.  Normalized capital is computed by multiplying tangible assets (total assets less goodwill and other intangibles) by 8%.  Both the guideline private transactions and the Bank’s capital were normalized for comparability.  The guideline private transaction data in Exhibit H indicates that the average and median price to book multiples were 1.30 and 1.38, respectively.  When further filtered for target banks with tangible assets under $1 billion along with NPAs between 0% and 2.0% and ROAA between 0.50% and 1.00%, the average and median multiples were 1.30 and 1.42.  We selected a multiple of 1.35 after considering the Bank’s ROE, ROA, and level of NPAs compared to the guideline transactions.

The Bank’s normalized tangible book value of $8,342,000 is multiplied by 1.35, resulting in a value of the Bank without excess capital of $11,262,000 on a controlling, marketable basis.  To this amount we add the Bank’s excess capital of $4,285,000 to determine the estimated fair market value of the Bank on a controlling, marketable basis of $15,547,000.

Price to Tangible Asset Ratio

We also applied a price to tangible asset ratio to the tangible assets of the Bank.  The guideline company data in Exhibit H indicates that the average and median price to asset ratios were 13.29 and 13.06, respectively.  Again, when further filtered for target banks with tangible assets under $1 billion along with NPAs between 0% and 2.0% and ROAA between 0.50% and 1.00%, the average and median ratios were 14.94 and 14.56.  Further when transaction target had tangible capital greater than 12% of assets, the median ratio was 15.91%.  We selected a price to asset ratio of 15.50% based on the factors listed above as well as the Bank’s excess capital position.

The Bank’s tangible assets of $104,280,000 are multiplied by 15.50%, resulting in a value of the Bank of $16,163,000 on a controlling, marketable basis.

Indicated Value

All three metrics were then averaged to arrive at a conclusion of $15,500,000, rounded, for the equity of the Bank under the market approach on a controlling, marketable basis.

25

INCOME APPROACH

The income approach serves to estimate value of an asset by considering the income (benefits) generated by an investment in the asset over a period of time.  This approach is based on the fundamental valuation principle that the value of a business is equal to the present worth of the future benefits of ownership.  In applying the methods under this approach, the business appraiser estimates the future ownership benefits and discounts them to present value at an appropriate rate known as a discount rate.  This discount rate should reflect the time value of money, inflation, and the risks associated with ownership of the specific business interest that is the subject of the appraisal.

Capitalization of Adjusted Earnings Method

In this method, value is determined by applying a capitalization rate to the Holding Company’s estimated earnings stream.  The equation for the capitalization of income is V = I/(k-g), where V = the present value, I = the income stream or stream of benefits, k = the cost of capital rate, and g = the expected growth rate.  The theory is that a continuous stream of income is worth the amount of money it would take to reproduce that income stream, given an appropriate interest rate for that type of investment.  For example, an investment of $100 that paid 10% would yield $10 per year into perpetuity (assuming no growth in the dividend).  The capitalization process reverses this equation.  The realization of $10 per year into perpetuity from your business with an expected 10% return would be worth $100 ($100 = $10 / 10%).

In this method, the normalized net cash flow is used as earnings to be capitalized.  Normalized net cash flow equates to discretionary cash available to pay dividends to stockholders.

Net Cash Flows

The Holding Company’s latest 12 months’ earnings stream was assumed to be representative of an average base year from which near-term earnings can be estimated.  The Bank’s latest 12 months earnings stream was utilized since we believe it approximates the Bank’s financial position going forward.  In our analysis, a growth rate of 3.5% was estimated for net cash flow based on industry analysis, management’s current outlook, and the Bank’s level of earnings in recent periods.

Capitalization Rate

The capitalization rate has been calculated using the modified Capital Asset Pricing Model (CAPM) which is generally represented as:

Re = Rf + [RP x b] + Rs + CSR

Where:

Re = Estimated return on equity

Rf = Risk free rate

RP = Equity risk premium for the market as a whole for a security with a beta of 1.0

b = Beta, a measure of the relative volatility of a security compared to the market

Rs = Size premium base on relative size of market capitalization

CSR = Company specific risk premium

The modified CAPM is calculated using the build-up method and equals the sum of the following:

•

To determine the rate of return an investor would require on a risk-free investment, we relied on the 20-year U.S. Treasury bond rate.  As of the valuation date, the risk-free rate of return was 2.26%.

•

Since investing in a company is not risk-free, a premium above the bond yield was added for an equity investment as reported in Ibbotson Associates Yearbook for large common stocks.  The equity risk premium based on historical stock returns was 7.00%.

•

The Bank’s systematic risk, calculated as 0.50, was estimated using beta which is based on the historic volatility of publicly traded regional commercial banks with average daily share volume as a percent of free float between 0.10% and 0.40%.

•

 Again, the Ibbotson study indicates that small companies in the 9th and 10th decile, such as the subject, warrant an additional risk component in their returns on equity.  A small company

26

INCOME APPROACH

premium in the amount of 3.74% was made to account for the relative size of the subject versus the market as a whole.

•

Further, a 1.00% specific company risk premium, estimated by the appraiser and attributable to the Bank’s risk factors including, among others, projection risk as well as recognition of risks inherent in a minority ownership position.

The cost of equity reflects the risk experience of similar-sized financial institutions or bank holding companies with a comparable market capitalization.  By applying the stated discount rate to the incremental income attributable to the Bank’s adjusted ongoing earnings stream, the value for the Bank’s equity is determined.  The Bank’s estimated cost of equity (net cash flow discount rate) is 10.5%, rounded, as shown in Exhibit I.

The capitalization rate of 7.0% is equal to the discount rate of 10.5% less the long-term growth rate of 3.5%.  The capitalization rate is then further reduced by one year’s growth rate to 6.76%

(7.0% /1.035 = 6.7633%).

The indicated value of the common equity is derived by dividing the latest 12 months’ net cash flow by the determined capitalization rate.  The resulting unadjusted indication of value of the Bank’ equity on a minority, marketable basis is $12,271,000.  This value is considered to be a minority, marketable basis as market participants are observed to pay more to control a particular entity.  In order to arrive at a controlling, marketable conclusion from a minority, marketable conclusion, a control premium must be added.

Determination of the Control Premium

To realize the full value of a property, whether through continued use or through sale, an investor must hold a controlling interest in the partnership, corporation, or ownership group that holds the asset.  Evidence of this can be found in the fact that the acquisition of a publicly traded corporation usually is effected at a premium to the minority share price observed prior to the transaction announcement.  Therefore, property interest carrying rights and prerogatives inferior to those of full control must be less valuable, on a per share basis, than a controlling interest in the same property.

A controlling interest provides substantial benefits including the ability to:

1.

Select directors and appoint management.

2.

Determine management compensation.

3.

Set the policies of the company.

4.

Determine the course of the business.

5.

Make acquisitions or sell the business.

6.

Declare dividends.

7.

Change the articles of incorporation or bylaws.

As a result of these benefits, the controlling shareholder usually reaps more rewards from the ownership of the business than minority shareholders.  Consequently, substantial value has been placed on these benefits in the marketplace in the form of a control premium.

We reviewed the Factset Mergerstat®/BVR Control Premium StudyTM to find specific transactions that took place between 2006 and 2015, which approximates a full market cycle, involving publicly traded banks, and the premium paid for these companies.  The search yielded 231 transactions.  This data revealed a median control premium of 30.4% offered for stock purchases that would result in control of these companies.

There are several factors that can influence the premium paid.  These include, but are not limited to:

•

A bank’s management

•

The ability to replace management

•

Restriction on transfer of shares

•

27

INCOME APPROACH

A bank’s size

•

Number of shareholders

•

Concentration of control

•

Size of block being valued

•

Volatility of assets

•

Time of termination of entity

Regarding the Bank:

•

The Bank’s management is experienced, however several key people are relied upon to manage the Bank’s operations.  The loss of any of these key people would present a challenge for the Bank.  While there is cross training among the management team, it may take time to replace key personnel.

•

There are no buy/sell agreements between the Holding Company and its shareholders that restrict the transfer of the Holding Company’s outstanding common stock other than the ESOP agreement which allows participants to put their shares back into the ESOP.

•

The Bank has approximately $104.3 million in total assets, and it has two locations in Marathon and Wood Counties in Wisconsin.  The Bank’s assets have historically increased.

•

The termination date of the entity is not in the foreseeable future.

Given the Bank’s small size and generally positive results driven by the current board and management of the Bank, a smaller control premium is warranted as lower control premiums tend to be paid for companies where fewer opportunities exist to improve already strong operational performance.

Based on the data, a control premium of 25% was selected for application to the previously determined conclusions on a minority basis.  Applying the 25% control premium to the minority equity, the controlling, marketable value of the business is determined.

Indicated Value

We applied the control premium of 25% to the previously determined indication of value for the Bank’s equity on a minority, marketable basis resulting in an indication of value for 100% of the Bank’s equity on a controlling, marketable basis of $15,300,000, is shown as follows.

28

VALUE CORRELATION

Value Conclusion of the Bank

The choice of valuation approaches used in a given situation to arrive at a final conclusion of value depends upon a number of different factors.  The choice is determined by the type of business being valued, the reason for the valuation, and the availability of necessary information.  For the Bank, the following indications of value for the equity on a controlling, marketable basis, were estimated using the various approaches to value as previously described in this report and indicated below:

For the reasons indicated in the preceding paragraphs, the market and income approaches were weighted the same in arriving at the concluded fair market value.  Based on these approaches, we believe a reasonable estimate of the fair market value for the equity of the Bank on a controlling, marketable basis to be $15,400,000 as of April 30, 2016.

Value Conclusion of the Holding Company

As shown in Exhibit F, we determined the estimated fair market value of the Bank on a controlling, marketable basis to be $15,400,000 based on an equal weighting of the income and market approaches.  To determine the value of the Holding Company, adjustments were made for the Holding Company’s other assets and liabilities, as shown in Exhibit G.

To determine the value of the Holding Company, its investment in the Bank was adjusted from its book value to its estimated fair market value determined above.  No other assets or liabilities were deemed to need adjustments.  Based on this valuation method, we believe a reasonable estimate of the fair market value for the equity of Spencer Bancorporation, Inc. on a controlling, marketable interest basis to be $15,451,000 as of April 30, 2016.  This calculation is shown in Exhibit G.

29

CONCLUSION OF VALUE

Throughout this valuation, we have analyzed the subject property and financial data in the same manner as a prospective purchaser.  The valuation analysis is subject to assumptions and conditions specified in this report and in the attached Statement of Procedural Policies, General Assumptions, and Limiting Conditions.  The analysis and conclusions are supported to a greater degree in the working papers.

The valuation analysis included discussions with management concerning the history and nature of the business, a study of the economic status and prospects of the business, and a review and analysis of historical financial information and other pertinent records and documents furnished to us.  The financial statements and other records and documents were accepted without investigation, as properly representing the Bank, its operations, and condition.

Conclusion of Value per Share of Common Stock

Based on the investigation and premises as outlined, it is concluded that at April 30, 2016, the fair market value per share of the stock of Spencer Bancorporation, Inc., determined on a controlling, marketable basis based on 84,178 shares outstanding is:

ONE HUNDRED EIGHTY-THREE DOLLARS AND FIFTY-SIX CENTS  $183.56

The complete computation is shown in Exhibit G.

30

STATEMENT OF PROCEDURAL POLICIES, GENERAL ASSUMPTIONS, AND LIMITING CONDITIONS

The service provided by Wipfli LLP has been performed in accordance with recognized professional valuation standards, the Code of Ethics of the American Society of Appraisers (ASA), the USPAP, and Statement on Standards for Valuation Services by the AICPA.  Our compensation is not contingent upon our conclusions of value.  All files, working papers, or documents developed during the course of the assignment shall be our property.  We will retain this data for at least seven years.

Opinions are subjective and can be greatly altered by a change in underlying assumptions or conditions.  The valuation analyst’s opinion does not constitute advice for any specific action.  The valuation analyst offers an opinion of value under the assumptions and conditions that are expressed or implied.  The client has been informed of these assumptions and, accordingly, accepts responsibility and liability for subsequent actions that are taken.  In accepting this document, the client agrees that he or she understands and accepts this provision.

The primary procedural policies, assumptions, and limiting conditions in this report are summarized below.  Other assumptions are cited elsewhere in this report.

1.

The conclusion of value arrived at herein is valid only for the stated purpose as of the date of the valuation.

2.

The Holding Company and its representatives warranted to us that the information they supplied was complete and accurate to the best of their knowledge and that the financial statement information reflects the Holding Company’s results of operations and financial and business condition.  Financial statements and other related information provided by the Holding Company or its representatives, in the course of this engagement, have been accepted without any verification as fully and correctly reflecting the enterprise’s business conditions and operating results for the respective periods, except as specifically noted herein.  As part of this engagement, Wipfli LLP has not audited, reviewed, or compiled the financial information provided to us, and accordingly, Wipfli LLP expresses no audit opinion or any other form of assurance on this information.

3.

Public information and industry and statistical information have been obtained from sources Wipfli LLP believes to be reliable.  However, we make no representation as to the accuracy or completeness of such information and have performed no procedures to corroborate the information.

4.

The conclusion of value arrived at herein is based on the assumption that the current level of management expertise and effectiveness would continue to be maintained and that the character and integrity of the Holding Company through any sale, reorganization, exchange, or diminution of the owners’ participation would not be materially or significantly changed.

5.

This report and the conclusion of value arrived at herein are for the exclusive use of our client for the sole and specific purposes as noted herein.  They may not be used for any other purpose or by any other party for any purpose.  Furthermore, the report and conclusion of value are not intended by the author and should not be construed by the reader to be investment advice in any manner whatsoever.  The conclusion of value represents our considered opinion, based on information furnished by the Holding Company and other sources.

6.

Neither all nor any part of the contents of this report should be disseminated to the public through advertising media, public relations, news media, sales media, mail, direct transmittal, or any other means of communication, including but not limited to the Securities and Exchange Commission or other governmental agency or regulatory body, without our prior written consent and approval.

7.

Future services by Wipfli LLP regarding the subject matter of this report, including but not limited to testimony or attendance in court, shall not be required unless previous arrangements have been made in writing.

8.

31

STATEMENT OF PROCEDURAL POLICIES, GENERAL ASSUMPTIONS, AND LIMITING CONDITIONS

We are not environmental consultants or auditors, and take no responsibility for any actual or potential environmental liabilities.  Any person entitled to rely on this report, wishing to know whether such liabilities exist, or the scope and their effect on the value of the property, is encouraged to obtain a professional environmental assessment.  Wipfli LLP did not conduct or provide environmental assessments and has not performed one for the subject property.

9.

Wipfli LLP has not determined independently whether the Holding Company is subject to any present or future liability relating to environmental matters (including, but not limited to CERCLA / Superfund liability) or the scope of any such liabilities.  Our valuation takes no such liabilities into account, except as they have been reported to us by the Holding Company or by an environmental consultant working for the Holding Company, and then only to the extent that the liability was reported to us in an actual or estimated dollar amount.  Such matters, if any, are noted in the report.  To the extent such information has been reported to us, we have relied on it without verification and offer no warranty or representation as to its accuracy or completeness.

10.

Wipfli LLP has not made a specific compliance survey or analysis of the subject property to determine whether it is subject to, or in compliance with, the American Disabilities Act of 1990, and this valuation does not consider the effect, if any, of noncompliance.

11.

No change of any item in this appraisal report shall be made by anyone other than Wipfli LLP, and we shall have no responsibility for any such unauthorized change.

12.

Unless otherwise stated, no effort has been made to determine the possible effect, if any, on the Holding Company due to future federal, state, or local legislation, including any environmental or ecological matters or interpretations thereof.

13.

If prospective financial information approved by management has been used in our work, Wipfli LLP has not examined or compiled the prospective financial information and therefore, does not express an audit opinion or any other form of assurance on the prospective financial information or the related assumptions.  Events and circumstances frequently do not occur as expected, and there will usually be differences between prospective financial information and actual results, and those differences may be material.  Wipfli LLP does not provide assurance on the achievability of the results forecasted by the Holding Company, and achievement of the forecasted results is dependent on actions, plans, and assumptions of management.

14.

Wipfli LLP has conducted interviews with the current management of the Holding Company  concerning the past, present, and prospective operating results of the Holding Company.

15.

Except as noted, Wipfli LLP has relied on the representations of the Holding Company’s owners, management, and other third parties concerning the value and useful condition of all equipment, real estate, investments used in the business, and any other assets or liabilities, except as specifically stated to the contrary in this report.  We have not attempted to confirm whether or not all assets of the business are free and clear of liens and encumbrances or that the entity has good title to all assets.

16.

The valuation may not be used in conjunction with any other appraisal or study.  The value conclusion(s) stated in this appraisal is based on the program of utilization described in the report, and may not be separated into parts.

17.

Unless otherwise stated in the appraisal, the valuation of the business has not considered or incorporated the potential economic gain or loss resulting from contingent assets, liabilities or events existing as of the valuation date.

18.

Any decision to purchase, sell or transfer any interest in Holding Company shall be your sole responsibility, as well as the structure to be utilized and the price to be accepted.  The selection

32

STATEMENT OF PROCEDURAL POLICIES, GENERAL ASSUMPTIONS, AND LIMITING CONDITIONS

of the price to be accepted requires consideration of factors beyond the information Wipfli LLP will provide or has provided.  An actual transaction involving the Holding Company might be concluded at a higher value or at a lower value, depending upon the circumstances of the transaction and the business, and the knowledge and motivations of the buyers and sellers at that time.  Due to the economic and individual motivational influences which may affect the sale of a business interest, the appraiser assumes no responsibility for the actual price of any subject business interest if sold or transferred.

19.

In all matters that may be potentially challenged by a Court or other party, Wipfli LLP does not take responsibility for the degree of reasonableness of contrary positions that others may choose to take, nor for the costs or fees that may be incurred in the defense of our recommendations against challenge(s).  Wipfli LLP will, however, retain supporting work papers for your matter, and will be available to assist in defending our professional positions taken, at our then current rates, plus direct expenses at actual, and according to our then current Standard Professional Agreement.

20.

The report assumes all required licenses, certificates of occupancy, consents, or legislative or administrative authority from any local, state or national government, or private entity or organization have been or can be obtained or reviewed for any use on which the opinion contained in the report are based.

21.

Wipfli LLP expresses no opinion for matters that require legal or other specialized, investigation, or knowledge beyond that customarily employed by business appraisers.

22.

Unless stated otherwise in this report, Wipfli LLP expresses no opinion as to: (1) the tax consequences of any transaction which may result, (2) the effect of the tax consequences of any net value received or to be received as a result of a transaction, and (3) the possible impact on the market value resulting from any need to effect a transaction to pay taxes.

33

EXHIBITS

EXHIBIT A

-

CERTIFICATE OF VALUATION ANALYSTS AND PROFILES OF ANALYSTS

EXHIBIT B

-

INFORMATION SOURCES USED IN VALUATION

EXHIBIT C

-

COMPARATIVE BANK BALANCE SHEETS

EXHIBIT D

-

COMPARATIVE BANK INCOME STATEMENTS

EXHIBIT E

-

HOLDING COMPANY FINANCIAL STATEMENTS

EXHIBIT F

-

DETERMINATION OF ONGOING EARNING POWER AND

VALUE OF THE BANK

EXHIBIT G

-

DETERMINATION OF THE VALUE OF THE HOLDING COMPANY

EXHIBIT H

-

GUIDELINE PRIVATE TRANSACTIONS DATA

EXHIBIT I

-

DISCOUNT AND CAPITALIZATION RATE DETERMINATION

Exhibits

EXHIBIT A

CERTIFICATE OF VALUATION ANALYSTS

I certify that to the best of my knowledge and belief:

The statements of fact contained in this report I believe to be true and correct.  You will note that I have not performed any corroborating procedures to substantiate the data presented to me.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are my personal, impartial, and unbiased professional analyses, opinions, and conclusions.

I have no interest or bias with respect to the property that is the subject of this report, or to the parties involved in this matter.

Wipfli has performed no services, as an appraiser or in any other capacity, regarding the property that is the subject of this report within the three-year period immediately preceding acceptance of this assignment.

My employment and compensation in connection with this report are not contingent on an action or event resulting from the analyses, opinions, or conclusions in or the use of this report.

My analyses, opinions, and conclusions were developed and this report has been prepared in conformity with the USPAP and the AICPA Consulting Services Executive Committee “Statement on Standards for Valuation Services.”

This report sets forth general assumptions and limiting conditions affecting the analyses, values, and conclusions.  No other assumptions and limiting conditions were expressed verbally or are implied.

No persons other than the undersigned prepared the analyses, values, or conclusions set forth in this report.

All Accredited Senior Appraisers (ASAs) employed by Wipfli LLP are in compliance with the requirements of the American Society of Appraisers’ mandatory recertification program.

/s/ PAUL D. OUWENEEL

Dated:

June 3, 2016

Paul D. Ouweneel, CPA, CFP®, CFA®

Manager

Valuation, Litigation, and Transaction Services

/s/ KEVIN M. JANKE

Dated:

June 3, 2016

Kevin M. Janke, CPA/ABV, ASA

Partner

Valuation, Litigation, and Transaction Services

A-1

EXHIBIT A

PROFILE OF ANALYST

PAUL D. OUWENEEL

Education

University of Wisconsin-Whitewater

2006

M.P.A., Accounting

University of Wisconsin-Whitewater

2005

B.B.A., Accounting

Licenses/Certifications

State of Wisconsin – Certified Public Accountant (CPA)

2009

Certified Financial Planner™ Professional (CFP®)

2011

Chartered Financial Analyst (CFA)

2015

Affiliations

AICPA – Member

CFP Institute – Member

CFA Institute – Member

Professional History

Wipfli LLP

Manager – Valuation, Litigation, and Transaction Services

2012 – Present

Specializes in business valuations, valuation analysis, and sale and purchase assistance for companies in a variety of industries.  Duties include working with clients and attorneys who require business appraisal services for purposes of financial reporting, shareholder planning, corporate reorganizations, employee stock ownership plan valuation, estate planning, estate settlement, tax planning, litigation support, buying or selling of a business, divorce, gifting, conversion to S corporations, buy/sell agreements, and other purposes.

Robert W. Baird & Co., Inc.

Financial Advisor

2010 – 2012

Presented complex financial solutions and ideas to clients based on analysis of client’s financial circumstances focusing on investments, financial plan development, and investment-related tax considerations.  Responsibilities included determining investor suitability, risk tolerance, net worth, and investment expertise, in order to guide a client’s decision making as they positioned significant assets among a variety of financial instruments.

PAUL D. OUWENEEL

Professional History (Continued)

Deloitte Investment Advisors, LLC

Investment/Tax Senior Consultant

2007 – 2010

Developed and presented investment strategies and solutions to management for implementation in client portfolios.  Duties included identifying, analyzing, and communicating current market economic issues as well as monitoring and reporting on money manager and mutual fund performances relative to peers and benchmark indices.

A-2

EXHIBIT A

PROFILE OF ANALYST

KEVIN M. JANKE

Education

University of Wisconsin-La Crosse

1989

B.S., Accounting

Licenses and Certifications

State of Wisconsin – Certified Public Accountant (CPA)

1993

American Society of Appraisers – Accredited Senior Appraiser (ASA)

1998

AICPA – Accredited in Business Valuation (ABV)

1998

State of Wisconsin – Licensed Real Estate Broker

2005

Series 79 – Limited Representative – Investment Banking

2012

Series 63 – Stock Uniform Securities Agent

2012

Affiliations

American Society of Appraisers

AICPA – Member

WICPA – Member

Professional History

Wipfli LLP

1990 – Present

Partner – Valuation, Litigation, and Transaction Services

Prepares business valuations for companies in a variety of industries, including a concentration in financial institutions.  Duties include working with clients and attorneys that require business appraisal services for purposes of litigation support, buying or selling their business, divorce, estate planning, gifting, conversion to S corporations, buy/sell agreements, and other purposes.

Developed Publications/Seminars

Various presentations related to business valuation to various groups

A-3

EXHIBIT B

INFORMATION SOURCES USED IN VALUATION

Many sources of information were used when preparing this valuation.  The information was generated from data obtained from an information request, a site visit, follow-up discussions with bank management, and from various other public or published data.

The sources of information used for this valuation included the following:

1.

Financial statements filed with the FDIC for the years ended December 31, 2012 through March 31, 2016

2.

Uniform Bank Performance Reports for the years ended December 31, 2012 through March 31, 2016

3.

Internal financial statements for the Bank and Holding Company for the four months ended April 30, 2015 and 2016

4.

Parent company only financial statements filed with the Federal Reserve System for the years ended December 31, 2012 through 2015

5.

Stockholders’ list for the Holding Company as of April 30, 2016

6.

Key personnel list

7.

The Bank’s website at www.heritagebankwi.com

8.

Information on guideline transactions gathered from SNL Financial

9.

Trade associations and industry sources

10.

Duff & Phelps 2015 Valuation Handbook – Guide to Cost of Capital

11.

Factset Mergerstat® Control Premium Study™

12.

Information on the U.S., state, and local economies gathered from various trade publications, reports, and articles, including KeyValueData™ National Economic Report, and First Research

13.

Industry information gathered from trade publications, reports, and articles, and the FDIC’s Quarterly Banking Profile as of December 31, 2015, and S&P Capital IQ

B-1

EXHIBIT C

COMPARATIVE BANK BALANCE SHEETS

Heritage Bank
Spencer, WI

Comparative Balance Sheets

(in thousands)	Apr. 30, 2016	Dec. 31, 2015	Dec. 31, 2014	Dec. 31, 2013	Dec. 31, 2012	5-period Average 2012 - 2016	CAGR 2012 - 2016
ASSETS							
Net loans and leases	$72,605	$70,823	$70,141	$72,879	$74,074	$72,104	-0.6%
Portfolio investments	16,207	15,287	13,690	14,041	13,106	14,466	6.6%
Federal funds sold	2,181	0	0	3,356	113	1,130	143.2%
Loans held for sale	0	152	621	0	0	155	N/A
Interest-bearing bank balances	4,482	12,105	10,559	6,100	5,840	7,817	-7.6%
TOTAL EARNING ASSETS	95,475	98,367	95,011	96,376	93,133	95,672	0.7%
Non-interest-bearing cash and due from banks	2,427	2,972	3,021	7,164	4,543	4,025	-17.2%
Premises and fixed assets	2,460	2,513	2,663	2,603	2,524	2,553	-0.8%
Other real estate owned	364	364	399	0	93	244	50.6%
Other assets	3,554	3,925	3,806	3,810	3,370	3,693	1.6%
TOTAL ASSETS	$104,280	$108,141	$104,900	$109,953	$103,663	$106,187	0.2%
LIABILITIES AND STOCKHOLDERS' EQUITY							
LIABILITIES							
Deposits	$84,259	$88,933	$87,146	$93,292	$87,604	$88,247	-1.2%
Federal funds purchased and securities sold	6,452	5,975	5,210	4,844	4,853	5,467	8.9%
Other liabilities	942	946	890	976	786	908	5.6%
TOTAL LIABILITIES	91,653	95,854	93,246	99,112	93,243	94,622	-0.5%
STOCKHOLDERS' EQUITY							
Common stock	450	450	450	450	450	450	0.0%
Surplus	1,450	1,450	1,450	1,450	1,450	1,450	0.0%
Retained earnings	10,580	10,314	9,661	8,982	8,187	9,545	8.0%
Accumulated other comprehensive income	147	73	93	(41)	333	121	-21.8%
TOTAL STOCKHOLDERS' EQUITY	12,627	12,287	11,654	10,841	10,420	11,566	5.9%
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$104,280	$108,141	$104,900	$109,953	$103,663	$106,187	0.2%

Heritage Bank
Spencer, WI

Common Size Balance Sheet

	Apr. 30, 2016	Dec. 31, 2015	Dec. 31, 2014	Dec. 31, 2013	Dec. 31, 2012	5-period Average 2012 - 2016
ASSETS						
Net loans and leases	69.6	65.5	66.9	66.3	71.5	67.9
Portfolio investments	15.5	14.1	13.1	12.8	12.6	13.6
Federal funds sold	2.1	0.0	0.0	3.1	0.1	1.1
Loans held for sale	0.0	0.1	0.6	0.0	0.0	0.1
Interest-bearing bank balances	4.3	11.2	10.1	5.5	5.6	7.3
TOTAL EARNING ASSETS	91.6	91.0	90.6	87.7	89.8	90.1
Non-interest-bearing cash and due from banks	2.3	2.7	2.9	6.5	4.4	3.8
Premises and fixed assets	2.4	2.3	2.5	2.4	2.4	2.4
Other real estate owned	0.3	0.3	0.4	0.0	0.1	0.2
Other assets	3.4	3.6	3.6	3.5	3.3	3.5
TOTAL ASSETS	100.0	100.0	100.0	100.0	100.0	100.0
LIABILITIES AND STOCKHOLDERS' EQUITY						
LIABILITIES						
Deposits	80.8	82.2	83.1	84.8	84.5	83.1
Federal funds purchased and securities sold	6.2	5.5	5.0	4.4	4.7	5.2
Other liabilities	0.9	0.9	0.8	0.9	0.8	0.9
TOTAL LIABILITIES	87.9	88.6	88.9	90.1	89.9	89.1
STOCKHOLDERS' EQUITY						
Common stock	0.4	0.4	0.4	0.4	0.4	0.4
Surplus	1.4	1.3	1.4	1.3	1.4	1.4
Retained earnings	10.1	9.5	9.2	8.2	7.9	9.0
Accumulated other comprehensive income	0.1	0.1	0.1	(0.0)	0.3	0.1
TOTAL STOCKHOLDERS' EQUITY	12.1	11.4	11.1	9.9	10.1	10.9
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	100.0	100.0	100.0	100.0	100.0	100.0

Exhibit C

EXHIBIT D

COMPARATIVE BANK INCOME STATEMENTS

Exhibit D

EXHIBIT E

HOLDING COMPANY FINANCIAL STATEMENTS

Exhibit E

EXHIBIT F

DETERMINATION OF ONGOING EARNING POWER AND

VALUE OF THE BANK

Heritage Bank

Spencer, WI

Market Approach - Guideline Private Transaction Method

(in thousands)

Determination of Excess Capital

Bank's Tangible Stockholders' Equity as of the Valuation Date		$12,627
Computation of Normalized Capital:		
Total Tangible Assets as of the Valuation Date	$104,280	
Normal Level of Tangible Capital for Banks	8%	
Normalized Tangible Capital		8,342
Excess Tangible Capital		$4,285

Bank's Historical and Normalized Earnings

	For the Twelve Months Ended				
	Apr. 30, 2016	Dec. 31, 2015	Dec. 31, 2014	Dec. 31, 2013	Dec. 31, 2012
Pretax Income	$1,203	$1,107	$1,143	$1,299	$1,193
Adjustments:					
Income Taxes as Reported	(374)	(339)	(354)	(405)	(362)
Estimated normalized ongoing income	**$830**	**$768**	**$789**	**$894**	**$831**
Estimated Ongoing Earnings (LTM earnings)					**$830**

Heritage Bank

Spencer, WI

Indications of Fair Market Value for the Bank

Based on Price to Earnings Multiple	
Estimated Ongoing Earnings	$830
Price to Earnings Multiple Based on Guideline Private Transaction Method	18.00
Fair Market Value of the Bank, Controlling, marketable basis	**$14,931**
Based on Price to Normalized Tangible Book Value of Equity Multiple	
Tangible Book Value of Equity of Bank	$12,627
Less: Excess Tangible Capital - as determined above	(4,285)
Normalized Tangible Book Value of Equity of the Bank	8,342
Price to Normalized Tangible BV of Equity Multiple Based on Guideline Private Transaction Method	1.35
Fair Market Value of the Bank - without excess capital	11,262
Plus: Excess Tangible Capital - as determined above	4,285
Fair Market Value of the Bank, Controlling, marketable basis	**$15,547**
Based on Price to Total Tangible Assets Ratio	
Total Tangible Assets of Bank	$104,280
Price to Total Tangible Assets Ratio Based on Guideline Private Transaction Method	15.50%
Fair Market Value of the Bank, Controlling, marketable basis	**$16,163**
Average of All Three Metrics	
Indicated Fair Market Value of Bank, Controlling, marketable basis, rounded	**$15,500**

Exhibit F

EXHIBIT G

DETERMINATION OF THE VALUE OF THE HOLDING COMPANY

Exhibit G

EXHIBIT H

GUIDELINE PRIVATE TRANSACTIONS DATA

Exhibit H

EXHIBIT I

DISCOUNT AND CAPITALIZATION RATE DETERMINATION

Exhibit I

APPENDIX C

VALUATION REPORT (STRATFORD)

See attached.

Stratford Bancshares, Inc.

Stratford, Wisconsin

Fair Market Value Business Valuation

As of April 30, 2016

Prepared by

Wipfli LLP

11 Scott Street, Suite 400

Wausau, WI 54403

715.845.3111

www.wipfli.com

Valuation Analyst’s Report

1

DESCRIPTIVE INFORMATION

Background Business Information

4

General Economic Environment

7

Industry Environment

11

Loan Portfolio and Securities Portfolio Disclaimer

16

Financial Statement and Ratio Analysis

17

VALUATION

Book Value of the Holding Company

27

Valuation Overview

28

Market Approach

31

Income Approach

34

Value Correlation

39

Conclusion of Value

41

STATEMENT OF PROCEDURAL POLICIES, GENERAL ASSUMPTIONS,

AND LIMITING CONDITIONS

42

EXHIBITS

Certificate of Valuation Analysts and Profiles of Analysts

A

Information Sources Used in Valuation

B

Comparative Bank Balance Sheets

C

Comparative Bank Income Statements

D

Holding Company Financial Statements

E

Determination of Ongoing Earning Power and Value of the Bank

F

Determination of the Value of the Holding Company

G

Guideline Private Transactions Data

H

Discount and Capitalization Rate Determination

I

VALUATION ANALYST’S REPORT

Mr. Jeffrey Lappe

Stratford State Bank

307 N. Weber Ave.

Stratford, WI 54484-9248

RE:

Business Valuation

Fair Market Value as of April 30, 2016

Stratford Bancshares, Inc.

Dear Mr. Lappe:

In accordance with your authorization, we have appraised the common stock of Stratford Bancshares, Inc. as of April 30, 2016.  We are pleased to submit the results of our findings in the following detailed report.  The objective of the appraisal is to express an opinion of the fair market value per share of the common stock of Stratford Bancshares, Inc. on a controlling, marketable basis as of April 30, 2016.  The appraisal will be used for stock exchange purposes.

Throughout the remainder of this report, Stratford Bancshares, Inc. will be referred to as the “Holding Company,” and its wholly owned subsidiary, Stratford State Bank, will be referred to as the “Bank” or “Stratford Bank.”

For purposes of this appraisal, fair market value is defined as: “The price, expressed in terms of cash equivalents, at which property would change hands between a hypothetical willing and able buyer and a hypothetical willing and able seller, acting at arm’s length in an open and unrestricted market, when neither is under compulsion to buy or sell and when both have reasonable knowledge of the relevant facts.”  (AICPA Statement on Standards for Valuation Services No. 1)

This definition by the American Institute of Certified Public Accountants (AICPA) is considered to be consistent with Internal Revenue Service (IRS) Revenue Ruling 59-60 which states that fair market value, for the purposes of this appraisal, is defined as: “The price at which the property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties having reasonable knowledge of relevant facts.  Court decisions frequently state in addition that the hypothetical buyer and seller are assumed to be able, as well as willing, to trade and to be well-informed about the property and concerning the market for such property.”  (Revenue Ruling
59-60, Sec. 2.02, 1959-1 C.B. 237)

Fair market value assumes a hypothetical situation with many built-in conditions and assumptions.  Some of those assumptions are incorporated into the definitions above.  Other assumptions and conditions are discussed or are implied or expressed in the attached Statement of Procedural Policies, General Assumptions, and Limiting Conditions.

This report complies with the reporting requirements set forth by the Uniform Standards of Professional Appraisal Practice (USPAP), the Statement of Standards for Valuation Services No. 1 (SSVS) of the AICPA for a detailed report, the ethics and standards of the American Society of Appraisers (ASA), and with IRS business valuation development and reporting guidelines.  Supporting documentation concerning the data, reasoning, and analysis has been retained as a part of our workpapers.  The attached report describes the information considered, process followed, and our conclusion of value.  The report also sets forth all of the special considerations, assumptions, and limiting conditions relevant to the valuation.

Conclusion of Value Per Share

We conclude, based on the premises as outlined above and the investigation and analysis detailed in the attached report, that the fair market value per share of the common stock of Stratford Bancshares, Inc. on a controlling, nonmarketable basis as of April 30, 2016, based on 93,098 shares issued and outstanding, is reasonably estimated as:

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VALUATION ANALYST’S REPORT

ONE HUNDRED SEVENTY-SEVEN DOLLARS AND FORTY-FIVE CENTS $177.45

This report is intended solely for the information and use of Stratford Bancshares, Inc. and its representatives and is not intended to be and should not be used by anyone other than these specified parties.  Distribution of this report to anyone other than intended users requires the specific consent of the Stratford Bancshares, Inc. and Wipfli LLP.

The following report and exhibits further describe the analyses performed and conclusions reached during this appraisal.  In addition, the Statement of Procedural Policies, General Assumptions, and Limiting Conditions and the Certificate of Valuation Analyst are integral parts of this valuation opinion.  This letter should be read only in conjunction with them.

We take no responsibility in updating this report for events and circumstances occurring after the date of the valuation.

Sincerely,

/s/ WIPFLI LLP

Wipfli LLP

Date:  May 27, 2016

Wausau, Wisconsin

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BACKGROUND BUSINESS INFORMATION

History and Description

At the turn of the century, the community of Stratford was a busy logging settlement.  Mills were harvesting thousands of board feet of virgin timber.  The lumbermen in the area received their pay and purchased their necessities at the supply stores, and probably kept the remaining cash under the mattress.  The Conner Company mill provided a general store where the payroll could be redeemed for merchandise.  However, the people not employed at the mill needed a depository for exchange of their funds.  As commerce expanded and other trades developed, it became apparent that a banking institution would be required to handle the monetary transactions of the individuals and merchants.

In 1908, a group of men headed by Robert Conner, H.L. Klemme, W.F. Goetz, Jacob Wachtl, and Christ Franzen organized to file a Certificate of Incorporation with the State Banking Commissioner to be known as the Stratford State Bank.  It was decided to commence business on October 14, 1908.  However, delays in securing the charter postponed the starting date to November 2.  The first meetings of the group were held in the town hall and Conner Co. office.  The above five individuals were elected to the original Board of Directors by the stockholders.  The first meeting of the Board of Directors was held on September 30, 1908, and Robert Conner was unanimously elected president.

In June 1909, a site was purchased for a permanent bank building.  On that site a building was constructed that was to serve as the Bank’s home for 70 years and which now houses the village government.  In January 1972, the Board entered into an option with the Village of Stratford to purchase the park property for a construction site of a new Bank building.  The option was withdrawn in August 1972, and options were subsequently made on the Davel and Hubert properties.  In October 1972, a resolution was passed by the Board to move the Bank’s office location to the corner of Elm and Weber Streets.

The Bank, in its more than 75 years of operation, endured many struggles.  As a fledging organization at the start of the century, it became part of the community and prospered with it.  At a relatively young period in its life, it survived a world war.  Then its greatest challenge to existence came with the Great Depression and its aftermath.  Soon another war shook its foundation.  Through it all, the institution lasted and today stands proudly as an anchor in the community.

The Bank offers a full range of traditional products including checking and savings accounts, online banking, bill payment, certificates of deposit, individual IRAs, safety deposit boxes, and loans (commercial, real estate, consumer, and agricultural).

The Holding Company is a C corporation for income tax reporting purposes; therefore, income taxes on its earnings are paid at the Holding Company level.

As of the valuation date, the Bank has 16 employees.

Organization

The Bank’s management team consists of the following individuals:

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BACKGROUND BUSINESS INFORMATION

Holding Company’s Stock Ownership

As of the valuation date, the shareholders of Stratford Bancshares, Inc. were as follows:

There are no buy/sell agreements between the Holding Company and its shareholders that restrict the transfer of the Holding Company’s outstanding common stock.

Competitors

Competitors include the following institutions in Marathon County, with deposits as of June 30, 2015, the latest date this information was available from the FDIC.

Selected Market		June 30, 2015	
Wisconsin - Marathon County	Inside of Market		
Institution Name	No. of Offices	Deposits $000	Market Share
BMO Harris Bank National Association	8	$ 611,358	20.81%
Peoples State Bank	5	482,005	16.40%
Associated Bank, National Association	5	343,340	11.68%
River Valley Bank	5	326,319	11.11%
AbbyBank	4	288,732	9.83%
U.S. Bank National Association	5	149,671	5.09%
Intercity State Bank	3	124,598	4.24%
Marathon Savings Bank	4	123,312	4.20%
Stratford State Bank	**1**	**84,629**	**2.88%**
Advantage Community Bank	3	83,040	2.83%
Time Federal Savings Bank	1	75,658	2.57%
Integrity First Bank	1	56,621	1.93%
Nicolet National Bank	2	37,568	1.28%
Heritage Bank	1	37,086	1.26%
Wells Fargo Bank, National Association	2	33,608	1.14%
Remaining 7 Institutions	7	80,801	2.75%
Number of Institutions in the Market: 22	57	$ 2,938,346	100.00%

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BACKGROUND BUSINESS INFORMATION

The Bank has one office in Marathon County.  The Bank has $84,629,000 in deposits or 2.88% of the market.  Management indicated that the Bank’s main competition is from financial institutions located within Marathon County.

There are an estimated $2,938,346,000 in bank deposits in the Bank’s primary trade area, held by 22 different financial institutions, with 57 offices, not to mention deposits at other financial intermediaries such as regional and national financial institutions as well as credit unions, securities brokers and dealers, mortgage brokers, mortgage bankers, investment advisors, and finance and insurance companies.  In addition, competition from nonbank financial institutions, such as mutual funds, is aggressively expanding into markets traditionally served by banks.

5

GENERAL ECONOMIC ENVIRONMENT

In the valuation of any company, the general economic factors prevailing at the date of the appraisal must be considered in order to gain insight into the economic climate in which investors are dealing.  Although individual factors may or may not have a direct impact on a particular industry, the overall economy and the outlook for it strongly influence how investors perceive the investment opportunities in all industries.  In our analysis of the Holding Company and Bank, we considered the general economic climate that prevailed at the date of this appraisal, as well as the outlook for the future.

The following pages present a general overview of the economy.  The national overview was based on the KeyValueData™ National Economic Report as of April 2016.  The Wisconsin economic overview was based on Economic Outlook for State Profiles on Wisconsin from First Research published in February 2016.  It is believed that this economic information reflects the economic condition and perspective on or about the valuation date.

U.S. Economy

The national economic picture, while still mixed, continued to be less negative in March than in earlier months.  Most significantly, growth in the fourth-quarter 2015 U.S. gross domestic product (GDP), originally estimated at 0.7% and later revised upward to 1.0%, was again revised upward on March 28, this time to 1.4%, although the figure was still below the modest 2.0% growth rate for the third quarter.  For 2015 as a whole, the economy grew by 2.4%, equal to the growth rate for 2014 and just above the rates of 2.3% and 2.2% registered, respectively, in 2012 and 2013.  GDP grew by just 0.5% during the first quarter of 2016 according the advance estimate released by the Bureau of Economic Analysis on April 28.

In contrast, following a slowdown in January, U.S. job growth surged in February, rising by 245,000, and then continued upward again in March, with another 215,000-jobs gain.  However, the news was not all positive, as the economy lost 29,000 high-paying manufacturing jobs during the month, while picking up positions mostly in lower-paying sectors.  Moreover, after having held at 4.9% in January and February, its lowest level in eight years, the U.S. unemployment rate edged back up to 5.0% in March.

Other concerns persist.  Although the budget deficit for FY 2015 fell to a seven-year low, both federal spending and taxation continued to hit new highs, and the U.S. national debt in February topped $19 trillion for the first time in history.  In other areas, on the positive side, stocks rebounded strongly in March, existing-home sales surged, consumer spending was up, and consumer prices remained moderate.  On the negative side, industrial production fell, once-robust auto sales were mixed, new-home sales fell, consumer confidence measures remained mostly down, retail sales dropped, and both crude and retail gasoline prices headed back up.

The U.S. Federal Reserve raised interest rates in December for the first time in almost a decade.  But flagging retail sales and a slowdown in industrial production prompted the Fed to adopt a more gradual tightening, raising rates twice in 2016 instead of four times.

After topping $1 trillion for four straight years, the federal budget deficit fell sharply to $680.3 billion in fiscal year (FY) 2013 and to $483.0 billion in FY 2014, then dipped further to $438.9 billion in FY 2015, the latter of which ended on September 30, 2015, the U.S. Department of the Treasury said on October 15.  However, the budget deficit began trending upward again in the first quarter of the new fiscal year.

For the first time in history, the U.S. national debt in February climbed above $19 trillion, and thereafter rose to $19.234 trillion on April 5.  The debt is now 81.0% greater than the $10.625 trillion national debt that had existed on January 21, 2009.

The federal government took in another new record of $3.25 trillion in taxes in FY 2015, which ended last September 30, up by 7.5% from the $3.02 trillion in taxes collected during FY 2014.  At the same time, federal spending hit another all-time record in FY 2015, coming in at an estimated $3.7 trillion vs. $3.5 trillion in FY 2014.

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GENERAL ECONOMIC ENVIRONMENT

After a down January and a middling February, stocks rebounded strongly in March.  Overall, the Dow Jones Industrial Average, which had risen to 16,516.50 on February 29, jumped to 17,773.64 on April 29th, a year-to-date gain of 7.1%.  Year-over-year the Dow is down (0.40%) from 17,840.52 at April 30, 2015.  Likewise, the S&P 500, which had slipped to 1,932.23 on February 29, climbed to 2,065.30 on April 30, a year-to-date increase of 1.04%.  Year-over-year, the S&P 500 is down (0.97%) from 2,085.51 at April 30, 2015.  And the NASDAQ, which had slumped to 4,557.95 on February 29, rose to 4,775.36 on April 30, still a year-to-date decrease of (4.6%).  Year-over-year, the NASDAQ fell (3.4%) from 4,941.42 at April 30, 2015.  More significantly, the Dow and S&P 400 both rose during the first quarter of the year for the second-straight quarter, finishing 0.8% and 1.5% higher, respectively, with the Dow registering its biggest quarterly comeback since 1933.

After rebounding in January from three straight monthly declines, U.S. industrial production fell again in February and then declined again in March, falling by 0.6%, the U.S. Federal Reserve reported on April 15.

After rising by a robust 3.5% in the second quarter of 2015 and by a downwardly revised 2.1% in the third quarter, U.S. nonfarm productivity, or the level of employee output per hour, reversed course in the fourth quarter, diving by 3.0%, the U.S. Department of Labor said on February 4.  The fourth-quarter decline in productivity was the largest since the first quarter of 2014.

U.S. auto sales rose by 3% in March over a year earlier, but warning signs emerged that car companies were stretching to keep demand moving after record results last year.  March’s selling pace came in at a disappointing seasonally adjusted annual rate of 16.57 million, well below analyst expectations as well as below February’s 17.5 million clip.

After rising in two of the past three months, U.S. single-family new-home sales unexpectedly fell in March, declining by 1.5% to a seasonally adjusted annual rate of 511,000.  By contrast, after plummeting in February, the number of contracts to buy previously owned U.S. homes surged in March from the prior month, reaching a seasonally adjusted annual total of 5.33 million units.

The Conference Board’s Consumer Confidence Index, which had declined in February, bounced back in March.  However, four other popular measures of consumer confidence, Thomson Reuters/University of Michigan, Bloomberg, Investor’s Business Daily/TIPP, and Gallup, all fell, as they had the month before.

After rising by an upwardly revised 0.2% in February, U.S. consumer spending edged up by 0.1 in March, the U.S. Department of Commerce said on April 29.  U.S. retail sales unexpectedly fell by 0.3% in March after declines in each of January and February, the U.S. Department of Commerce reported on April 13.

On a seasonally adjusted basis, the U.S. Consumer Price Index (CPI) for all goods rose by 0.1% in March after having been unchanged in January and having fallen by 0.2% in February.  The index for all items less food and energy rose by 0.1% in March after having climbed by 0.3% in each of January and February.

U.S. crude oil prices, which stood at $102.76 per barrel barely one year ago, declined to $32.74 per barrel on February 29 before rising back to $36.94 per barrel on March 31.  Previously, on March 14, oil had closed above $40 ($41.45) for the first time since December 3.  Similarly, U.S. retail gasoline prices, which had largely declined for nearly two years, falling from $3.70 per gallon on June 23 to $1.64 per gallon on February 15, popped up to $1.72 per gallon by the end of February and to $1.98 per gallon by the end of March.

Wisconsin Economy

Job growth in Wisconsin rose 1.6% in March 2016 from a year ago, which is below the national job growth rate of positive 2.0%.  Unemployment averaged 5.0% in March 2016 compared to the national average of 5.0%.  The personal income for the state rose 3.0% to $266.7 billion in the fourth quarter of 2016 from a year ago.  Year-over-year Wisconsin industry growth rates were mostly positive in March 2016, with food

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GENERAL ECONOMIC ENVIRONMENT

products and transportation/utilities posting the strongest growth rates of 8.3% and 7.0%, respectively.  Banking’s year-over-year loss came in at negative (1.6%).

Conclusion

Nationally, low oil prices have slowed domestic oil production and provided consumers with added disposable income and reduced input costs for businesses.

Overall, expectations are guarded for the U.S. economy in 2016.  However, continued volatility in the stock markets is expected as stock prices are overextended, dysfunction continues with lawmakers in Washington, and U.S. debt levels remain a concern.  The current 5.0% unemployment level is now below the normal “5.25%,” primarily as a result of the current U.S. labor force participation rate being at its lowest point since October 1977.

The current outlook for the Holding Company and Bank, from an economic perspective, is considered to be guarded.

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INDUSTRY ENVIRONMENT

Banking Industry Background

Bank chains were originally formed on an informal basis as a group or chain of banks to control the banking atmosphere in an area.  The chains were comparatively informal banking organizations formed by individuals or partnerships who had acquired a substantial interest in two or more banks.  Bank holding companies, on the other hand, were formerly organized and chartered as corporations.  There was no formal regulation of the banking chains and bank holding companies until the Banking Act of 1933.  However, the 1933 regulation did not regulate the formation or expansion of holding companies but merely required the establishment of certain reserves and the publishing of financial statements on a periodic basis.

The next significant legislation was the Bank Holding Company Act of 1956, which applied to corporations controlling 25% or more of the voting shares of two or more banks.  It did not apply to individuals, partnerships, or corporations owning a single bank.  The 1956 Act formulated standards for the development of bank holding companies and specified that the companies confine their activities to banking and closely related services.  The holding companies were forced to divest themselves of ownership or control of other kinds of business.  The major significance of the Bank Holding Company Act of 1956 was that corporations controlling multiple banking units were to be fully regulated by federal law.

There was no further legislation concerning the bank holding companies until 1966 when the Bank Holding Company Act Amendments of 1966 were approved by Congress.  Perhaps the most important element of the 1966 law concerned bank acquisitions and the antitrust laws.  The amendment paralleled action taken by Congress earlier in the year in enacting the Bank Merger Act of 1966.  The basic goal of the amendments to the Bank Holding Company Act was to establish uniform standards for the bank agencies and the courts in evaluating the legality of bank holding company acquisitions.  Since bank holding companies had to control two or more banks, many banks thought of establishing one-bank holding companies.  A one-bank holding company offered a new and profitable outlet for the investment of funds.

The substantial growth in the number of one-bank holding companies formed between 1965 and 1969 led to the Bank Holding Company Act Amendments of 1970.  The final version of the law ended the exemption to the Bank Holding Company Act that one-bank holding companies had enjoyed since 1956.  In addition, the new law modified provisions of the 1956 Act covering the activities closely related to banking in which the bank holding companies could engage.  The activities permissible for bank holding companies were to be closely related to banking and could be expected to produce benefits to the public.  Congressional intent behind the Bank Holding Company Act is clearly to regulate the ownership of bank shares and bank holding company entry into activities relating to the banking business.

More recent changes in banking regulation include passage of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA), which expanded the authority of regulators to demand corrective actions at banks and to recover FDIC losses from bank-affiliated parties.  The Federal Deposit Insurance Corporation Improvement Act (FDICIA) gave the FDIC greater authority over bank capital requirements and bank operations, including restricting state-chartered bank activities to those allowed by federally chartered banks.  The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 allowed bank holding companies to expand to all states and for banks to acquire a bank in another state and turn the acquired offices into their own branches.  The Gramm-Leach-Bliley Act of 1999 allowed bank holding companies to become financial holding companies and to engage in a greater range of nonbank activities, such as securities brokerage and insurance, repealing provisions of the Glass-Steagall Act of 1933 that had kept banks out of the securities business.

Current Conditions - Banking Industry

This report is according to the FDIC’s most recent Quarterly Banking Profile on community bank performance for the fourth quarter of 2015, authored by the Division of Insurance and Research.

Community banks reported earnings of $5.1 billion during the fourth quarter of 2015, up $198.7 million (4%) from the year-earlier quarter.  Earnings improved on higher net interest income and noninterest income but were offset in part by higher loan-loss provisions and noninterest expense.  For the 5,735

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INDUSTRY ENVIRONMENT

community banks in the fourth quarter of 2015, close to 57% reported an improvement in earnings from the year before.  The pretax return on assets (ROA) was 1.23%, down 8 basis points from the previous quarter but 6 basis points above the fourth quarter of 2014.  Unprofitable community banks totaled 9.6% during the latest quarter—down from 10.2% a year earlier—the lowest fourth-quarter rate since 1996.  There were 77 fewer community banks at the end of the quarter, with two bank failures.

Net operating revenue of $22.6 billion increased $1.6 billion (7.4%) from 12 months ago, led by higher net interest income (up $1.1 billion, or 6.5%) and noninterest income (up $489.5 million, or 10.8%).  With nearly 70% of community banks increasing net interest income from the year earlier, the annual rate at community banks surpassed that of noncommunity banks (4.3%).  Higher interest income in other real estate loans (up $620 million, or 8.5%) lifted net interest income from the fourth quarter of 2014.  Other real estate loans include construction and development, farmland, multifamily, and nonfarm nonresidential.  Average net interest margin (NIM) of 3.6% was down 3 basis points from the year before, as average asset yields fell more rapidly than the average funding costs.  Community banks posted NIM 55 basis points above the average for noncommunity banks (3.05%).  Long-term assets represented 33.7% of total assets for community banks during the fourth quarter, down from 34% in the previous year.  Long-term assets are loans and debt securities with remaining maturities or repricing intervals of over five years.  For the past five of six consecutive quarters, community banks decreased their share of long-term assets.  However, the share of long-term assets at community banks exceeded the 25.5% held by noncommunity banks.

Noninterest expense totaled $15.5 billion for the latest quarter, up $829 million (5.7%) from 12 months earlier.  Almost two out of every three community banks (64%) increased noninterest expense from the fourth quarter of 2014.  While noninterest expense increased at community banks, it declined for noncommunity banks (down $2.4 billion, or 2.6%).  The 12-month increase in noninterest expense for community banks was led by higher salary and employee benefits (up $571.5 million, or 7.2%).  Full-time employees at community banks increased 11,958 (2.8%) from the year before, while declining 3,976 (0.2%) for noncommunity banks.  Average assets per employee at community banks totaled $4.8 million in the latest quarter, up from $4.7 million the year before.

Full-year 2015 earnings of $20.4 billion increased $1.8 billion (9.7%) from 2014.  Increased revenues from net interest income (up $3.9 billion, or 6.2%) and noninterest income (up $2.3 billion, or 13.3%) were offset in part by higher loan-loss provisions (up $42.8 million, or 1.8%) and noninterest expense (up $3.4 billion, or 6.1%).  Almost two out of every three community banks (63%) reported higher earnings from 2014.  Pretax ROA totaled 1.27% for 2015, an improvement over 1.19% in 2014.  Annual pretax ROA was above 1% for the past four consecutive years.

Loans and leases represented 67.8% of total assets at community banks during the fourth quarter of 2015, the highest since the fourth quarter of 2009.  Total assets of $2.1 trillion increased $39.8 billion (1.9%) from the third quarter, while loan and lease balances grew $34.4 billion (2.5%).  Close to 70% of community banks increased their loan and lease balances from the third quarter of 2015.  The quarterly increase in loan and lease balances was led by nonfarm nonresidential loans (up $10.4 billion, or 2.6%), commercial and industrial loans (up $5.5 billion, or 2.9%), 1-to-4 family residential mortgages (up $4.9 billion, or 1.3%), multifamily residential mortgages (up $4.8 billion, or 5.5%), and construction and development loans (up $4.3 billion, or 4.8%).  The annual growth rate in loan and lease balances (8.6%) was driven by nonfarm nonresidential loans (up $34.4 billion, or 8.9%) and 1-to-4 family residential mortgages (up $20.5 billion, or 5.8%).  Unused loan commitments of $271 billion increased $13.2 billion (5.1%) from the year before, with unused commercial real estate loan commitments—including construction and development—growing $12.9 billion (20.3%).

With more than half (56%) of community banks increasing their loans to small businesses from the third quarter of 2015, loans to small businesses rose $2.3 billion (0.8%) to $299.7 billion.  Loans to small businesses consist of loans to commercial borrowers up to $1 million and farm loans up to $500,000.  The quarterly increase in small business loans at community banks was led by commercial and industrial loans (up 1.1 billion, or 1.2%) and nonfarm nonresidential loans (up $876.6 million, or 0.6%).  The 12-month increase in loans to small businesses at community banks (up $8.7 billion, or 3%) exceeded that of noncommunity banks (up $6.1 billion, or 1.6%).  The year-over-year increase at community banks was driven by commercial and industrial loans (up $3.5 billion, or 3.9%), and nonfarm nonresidential loans (up

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INDUSTRY ENVIRONMENT

$3.1 billion, or 2.2%).  Meanwhile, nonfarm nonresidential loans at noncommunity banks declined (down $6.8 billion, or 4.7%).  Community banks continued to hold 44% of all loans to small businesses.

Noncurrent loan and lease balances totaled $15.8 billion in the fourth quarter, down $2.4 billion (13.3%) from the year before.  More than half (57%) of community banks reduced their noncurrent loan and lease balances from the fourth quarter of 2014.  The noncurrent rate was 1.1% during the fourth quarter of 2015, the lowest since the third quarter of 2007.  The rate remained down 7 basis points from the previous quarter and 26 basis points from a year-earlier quarter.  The noncurrent rate for community banks was 55 basis points below that at noncommunity banks (1.65%).  All major loan categories at community banks, except for commercial and industrial loans, had lower noncurrent rates from the previous quarter and the year before.  The noncurrent rate for commercial and industrial loans (1.1%) increased for a second consecutive quarter, after improving for 21 consecutive quarters.  The quarterly net charge-off rate (0.19%) increased (up 5 basis points) from the third quarter of 2015, led by higher quarterly net charge-off rates among all major loan categories.  Commercial and industrial loans posted the largest quarterly increase (up 14 basis points).  The quarterly net charge-off rate for community banks was down 7 basis points from the previous year.

Regulatory Developments

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which significantly changes the regulation of financial institutions and the financial services industry.  The Dodd-Frank Act includes provisions affecting large and small financial institutions alike, including several provisions that will profoundly affect how community banks, thrifts, and small bank and thrift holding companies will be regulated in the future.  Among other things, these provisions abolish the Office of Thrift Supervision and transfer its functions to the other federal banking agencies, relax rules regarding interstate branching, allow financial institutions to pay interest on business checking accounts, change the scope of federal deposit insurance coverage, and impose new capital requirements on bank and thrift holding companies.  The Dodd-Frank Act also establishes the Bureau of Consumer Financial Protection as an independent entity within the Federal Reserve, which will be given the authority to promulgate consumer protection regulations applicable to all entities offering consumer financial services or products, including banks.  In addition, the Dodd-Frank Act includes a series of provisions covering mortgage loan origination standards affecting, among other things, originator compensation, minimum repayment standards, and prepayments.

The provisions of the Dodd-Frank Act related to debit card interchange income, often referred to as the “Durbin Amendment,” become effective during the December 2011 quarter.  These changes cap the amount of debit card interchange income that may be collected by large banks from merchants for processing card activity.  While the new rules technically may not apply to smaller banks, the impacts are expected to become uniform for the industry over time as merchants use their new authority and options to process customer card activity across a wider number of providers.  In general, the banking industry has begun to respond to lower debit card fee revenue by reducing customer account reward programs and related costs and increasing account service fees.

The Dodd-Frank Act contains numerous other provisions affecting financial institutions of all types, many of which may have an impact on operating environments in substantial and unpredictable ways.  Consequently, the Dodd-Frank Act is likely to affect the cost of doing business, it may limit or expand permissible activities, and it may affect the competitive balance within the industry and market areas.  Management is actively reviewing the provisions of the Dodd-Frank Act and assessing its probable impact on business, financial condition, and results of operations.  However, the ultimate effect of the Dodd-Frank Act on the financial services industry in general and, on banking in particular, is uncertain at this time.

Conclusion

The Bank is operating in a changing economic environment with balance sheets stabilizing and consumer confidence trending toward the positive.  However, challenges continue with margins under pressure and demand for improved return on equity.  Banks are in need of increased agility to adapt to uncertainty in the market.  There is still considerable anxiety as to how the strict regulatory environment climate will play

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INDUSTRY ENVIRONMENT

out.  Financial institutions need to adapt to new technologies to improve their value proposition to customers who are moving to new digital platforms.  The industry is repositioning itself for growth.

The current outlook for the Bank from an industry perspective is cautiously optimistic.

12

LOAN PORTFOLIO AND SECURITIES PORTFOLIO DISCLAIMER

We have not examined the loan portfolio or securities of the Bank.  Direct examination would have been beyond the scope of this valuation assignment.  Management represented that the allowance for loan losses was adequate and securities fairly stated as of April 30, 2016.  The valuation conclusion of this report is rendered in direct reliance upon the representations by management.

13

FINANCIAL STATEMENT AND RATIO ANALYSIS

We have analyzed the financial position and performance of the Bank over the relevant period of analysis.  This review entailed an analysis of the Bank’s current financial statements in comparison with prior years and conversation with management that enhanced our understanding of the business reasons for changes in the financial statements.  Results of this review that have specific valuation implications are noted below or at the appropriate point in the valuation section of this report.  The financial statements used are from December 31, 2012 to 2015, and interim financial statements for the year-to-date periods ended April 30, 2015 and 2016, which are included in Exhibits C and D of this report.

Historical Balance Sheets

Assets

The Bank’s total assets grew at a compound annual growth rate (CAGR) of 0.8% from $104.2 million at December 31, 2012, to $107.2 million at April 30, 2016.  The increase in total assets over the last five periods was primarily driven by growth in net loans, portfolio investments, and interest-bearing bank balances.

Total Earning Assets

The Bank’s total earning assets (loans, investments, interest-bearing cash, and Fed funds sold) increased from $93.6 million to $99.1 million between December 31, 2012 and April 30, 2016, a CAGR of 1.7%, and increased as a percentage of total assets from 89.8% to 92.5% between those dates.

Net Loans

The Bank’s net loans, increased at a CAGR of 1.3%, increasing from $49.9 million at December 31, 2012, to $52.2 million at April 30, 2016.  The composition of the loan portfolio by loan type for the Bank at March 31, 2016, according to the most recently available FDIC Call Report was as follows:

The Bank’s loan loss reserve is summarized below:

14

FINANCIAL STATEMENT AND RATIO ANALYSIS

The loan loss reserve fluctuated between December 31, 2012 and March 31, 2016, but remained the same overall, and was greater than the peer group between December 31, 2014 and March 31, 2016.

The Bank’s nonperforming assets to total assets ratio is summarized below.

The Bank’s nonperforming assets ratio (defined as nonaccrual loans plus OREO as a percent of total assets) has been below the peer group in all six periods and decreased overall.  A correlation exists where the higher the nonperforming assets ratio, the lower the price a buyer will pay for a bank.

Portfolio Investments

Investment decisions made are within the policy range of the Board of Directors and are a function of the lending and liquidity needs of the Bank.  The portfolio contains an assortment of securities that are selected based on maximizing yield while maintaining a moderate level of risk.  A majority of the Bank’s securities are classified as available for sale.  The composition of the investment portfolio by type of security for the Bank as of March 31, 2016, is:

Between December 31, 2012 and April 30, 2016, portfolio investments increased at a CAGR of 2.0% from $36.8 million to $39.3 million.

Federal Funds Sold

Federal funds sold decreased at a CAGR of (3.9%) between December 31, 2012 and April 30, 2016, from $4.1 million to $3.6 million.

Premises and Fixed Assets

The Bank is operates from its headquarters and sole branch located in Stratford, Wisconsin.  Management indicated that the Bank’s facilities will be sufficient for the foreseeable future.  Premises and fixed assets grew at a CAGR of 1.3% between December 31, 2012 and April 30, 2016, from $199,000 to $208,000.

Other Real Estate Owned (OREO)

15

FINANCIAL STATEMENT AND RATIO ANALYSIS

The Bank’s OREO decreased between December 31, 2012 and 2015, from $213,000 to $0 and remained at $0 as of the valuation date.

Other Assets

Other assets, composed of accrued interest receivable, deferred tax assets, equity securities without a readily determined value, bank owned life insurance, and prepaid assets, decreased at a CAGR of (5.2%) between December 31, 2011 and April 30, 2016, from $5.9 million to $4.9 million.

Liabilities

The Bank’s total liabilities increased between December 31, 2012 and April 30, 2016 from $91.7 million to $92.8 million, a CAGR of 0.4%.

Deposits

Total deposits increased from $84.8 million at December 31, 2012 to $85.4 million at April 30, 2016, a CAGR of 0.2%.

Historical demand deposits, which are paid lower interest rates than other types of deposits, as a percentage of total deposits for the Bank, are summarized below:

The Bank’s brokered deposits over the last five years were as follows:

Brokered deposits have been increasing since 2014.  A correlation exists where the higher the level of nonbrokered deposits, the higher a price a buyer will pay for a bank.  The term brokered deposits is a misnomer for the Bank however, since most of these amounts are certificate of deposit account registry service (CDARS) and other similar-type programs.

Other Liabilities

Other liabilities decreased at an average CAGR of (1.8%) over the last five years from $1.6 million at December 31, 2012, to $1.5 million at April 30, 2016.

Stockholder Equity

A bank’s relationship of equity and its growth relative to total assets is useful in evaluating its ongoing ability to maintain sufficient capital levels.  The Bank’s equity increased between December 31, 2012 and April 30, 2016 from $12.5 million to $14.3 million, a CAGR of 4.1%.

Loan to Deposit Ratio

The Bank’s loan to deposit ratio is summarized below:

16

FINANCIAL STATEMENT AND RATIO ANALYSIS

The Bank’s loan to deposit ratio was below the peer group average in all six periods, and fluctuated between those six periods, increasing overall.  The peer group average increased overall as well.

Historical Income Statements

The following discussion focuses on the components of basic operating income, including net interest income, noninterest income, and noninterest expense.

Interest Income and Interest Expense

The Bank’s total interest income decreased from a high of $3.9 million for the year ended December 31, 2012, to $3.5 million during the latest 12 months (LTM) ended April 30, 2016, a CAGR of (2.9%).  The Bank’s interest expense decreased from $785,000 during 2012 to $475,000 during the LTM, a CAGR of (14.0%).

Net Income Margin (NIM)

The Bank’s net interest margin decreased slightly from $3.12 million during 2012 to $3.07 million during the LTM.

Net interest income (interest income minus interest expense), less provision for loan and lease losses, increased at a CAGR of 0.5% from $3.0 million during 2012 to $3.1 million during the LTM.

Provision for Loan Losses

The provision for loan losses decreased from $110,000 during 2012 on net loans of $49,935,000 (0.22%) to $8,000 during the LTM, on net loans of $52,151,000 (0.02%).

Noninterest Income

The Bank’s noninterest income fluctuated during the five periods, decreasing overall from $376,000 during 2012 to $289,000 during the LTM, a CAGR of (7.6%).

Overhead (Noninterest) Expenses

The Bank’s noninterest expense has fluctuated during the last five periods overall decreasing from $2.4 million during 2012, to $2.2 million during the LTM, a CAGR of (2.3%).  The Bank’s noninterest expense as a percentage of total interest income increased from 61.2% during 2012 to 62.5% during the LTM.

Bank Dividends Paid to the Holding Company

Dividend policy is a function of the profitability and capital requirements of the Bank.  Over the past five years, the Bank has paid dividends as shown below.  The average payout ratio from 2012 and the LTM was 31.0% of net income.

Ratio Analysis and Peer Group Comparison

The Bank’s performance ratios were obtained from the Uniform Bank Performance Report (UBPR) found on the FDIC’s website.  The UBPR is an analytical tool created for bank supervisory, examination, and bank management purposes.  It shows the impact of management decisions and economic conditions on a bank’s financial performance and balance sheet condition over time and relative to its peer group.

17

FINANCIAL STATEMENT AND RATIO ANALYSIS

The Bank’s financial position and performance is compared below with peer group data.  The peer group data includes banks with between $100 million and $300 million in total assets, with two or fewer banking offices located in a metropolitan statistical area.  The figures are for the calendar years ended December 31, 2012 through 2015, and the three-month periods (“Interim Periods”) ended March 31, 2015 and 2016.

Return on Assets and Return on Equity

The Bank’s return on assets (ROA) and return on equity (ROE) are shown below.  The ROA data has been adjusted to include tax effecting earnings of Subchapter S banks while ROE has not.

The Bank’s ROA has been below the peer group average since Interim Period 2015 and calendar year 2015, and was below the peer group as of Interim Period 2016.  Overall, ROA has decreased between 2012 and March 31, 2016.

The Bank’s ROE has been below the peer group average since calendar year 2013, and is below the peer group as of Interim Period 2016.  Overall, ROE has decreased between 2012 and March 31, 2016.

Earning Assets / Total Assets

Asset utilization, as measured by the ratio of average earning assets to average total assets, has been as follows for the Bank over the last six periods as of December 31 of each year.

The Bank’s ratio has been consistently below the peer group average in each of the last four calendar years as well as during the Interim Periods.

Capital Adequacy

Capital, or equity, is the cushion that protects banks and their shareholders against loss resulting from the assumption of risk.  As a result, the adequacy of capital is very closely related to the individual risk profile of a bank.  Adequate capital supports future growth, fosters confidence in the bank’s financial condition, provides the capacity to serve customers’ needs, and protects the bank from unexpected losses.  Tier 1 leverage capital in general is a bank’s equity adjusted for unrealized gains and losses and minority interests in unconsolidated subsidiaries and represents the purest and most stable forms of capital.  The Bank’s capital adequacy as measured by the Tier 1 leverage capital ratio is listed below as follows.

18

FINANCIAL STATEMENT AND RATIO ANALYSIS

The Bank’s Tier 1 leverage ratios have been above the peer group average during the periods under review.

Interest (Yield) on Earning Assets

Net interest income to average earning assets is the difference between interest earned (on loans, leases, federal funds, investments, etc.) and interest paid (for deposits, federal funds, borrowings, etc.) compared with average earning assets.  This ratio is commonly referred to as the net interest margin (NIM).  Net interest income historically has been a bank’s largest source of earnings.

Below are the Bank’s average yield (interest) on earning assets and its net interest spread (net interest income to average earnings assets) compared to the peer group’s averages.

Both the Bank’s average yield on its earning assets and net interest spread (net interest income to average earnings assets) have been below the peer group average during all periods under review.

Noninterest Income to Average Assets

Noninterest income to average assets measures a bank’s reliance on income derived from bank services and sources other than interest-bearing assets.  Noninterest income as a percent of average assets over the period of 2012 to 2016 for the Bank is listed below.

With exception of calendar year 2013, the Bank has historically earned a lower level of noninterest income, such as mortgage fees, trust or portfolio service fees, and service charges, than its peer group.

Overhead (Noninterest) Expenses to Average Assets

Overhead (noninterest) expenses as a percentage of average assets measures efficiency of a bank’s operations.  Although controlling overhead expense is important, too much cost cutting (for example, the decision to reduce staff below prudent levels and forgoing information systems upgrades) may expose a bank to significant risks that could impair future earnings.  The Bank’s ratios of overhead expenses to average assets compared to the peer group are shown below.

19

FINANCIAL STATEMENT AND RATIO ANALYSIS

The Bank’s overhead expenses as a percent of average assets have historically been lower than the peer group average.

Holding Company Financials

The Holding Company’s summary financial statements are found in Exhibit E of this report.  As of April 30, 2016, in addition to its investment in the Bank, the Holding Company’s assets included $111,000 of cash and due from banks, $9,000 of other assets, which are comprised of loans and advances to and receivables due from bank subsidiaries.  The Holding Company had $0 liabilities.

The Holding Company’s stockholders’ equity increased at a CAGR of 4.3%, from $12.6 million as of December 31, 2012, to $14.4 million as of April 30, 2016.

The only source of the Holding Company’s income is dividends received from the Bank.  The Holding Company has minimal expenses.

Dividends at the Holding Company Level

The Holding Company has paid dividends to its shareholders in each of the past five years, as shown below.  The average payout ratio over the past five years is 31.0% of net income.

20

BOOK VALUE OF THE HOLDING COMPANY

The book value (shareholders’ equity or net worth) of a company is not definitive of value for that company.  Many analysts, however, use book value as a benchmark for comparison over time and in comparison with other companies currently.

The book value of the Holding Company based on regulatory accounting methods at April 30, 2016, was $14,448,000.  This equated to a book value of $155.19 per share, based on 93,098 shares outstanding.

21

VALUATION OVERVIEW

The purpose and function of the valuation and the definition of fair market value were given in the Valuation Analyst’s Report.  The valuation procedures and techniques must be consistent with the purpose of the valuation and the definition of fair market value.

The discussion in this section is intended to provide an overview of the three basic valuation approaches available that may be used in the valuation process.  While all of these methods are not used in every case, consideration has been given to methods that are deemed to be appropriate for the Holding Company in arriving at our opinion of value.

The methods discussed in this section are presented to demonstrate methods which may be used to value the total equity or invested capital of a business enterprise.  Equity is defined as the owner’s interest in the entity after deduction of all liabilities.  Invested capital is defined as the sum of equity and debt in a business enterprise.

In the valuation of any property or business, there are generally three approaches to value which may be examined as indicators of value.  These three approaches are as follows:

1.

The Income Approach

2.

The Market Approach

3.

The Cost Approach

In the income approach, value is dependent on the present worth of future economic benefits to be derived from ownership.  Value indications are developed by discounting expected future net cash flows available for distribution to their present worth at market-based rates of return.

Value estimates are established in a market approach by an analysis of recent sales or offerings of comparable property.

The cost approach considers the value of a property to be that amount required to erect or to construct a facility of equal utility.  As applied to the valuation of the common stock of a company which sells products or services, the cost approach calls for a summation of the fair market values of a company’s assets and a reduction of that aggregate by the total of a company’s liabilities.

Each of the described approaches may be used to develop an indication of the fair market value of the owners’ equity of a business enterprise; however, the appropriateness of these approaches varies with the type of business being appraised.

For asset-rich companies, such as real estate holding companies, the underlying assets are key elements in the success of the enterprise.  As a result, the cost and income approaches generally provide the best indications of value since these approaches emphasize the current depreciated value of the assets and their long-range earning power.

For manufacturing and service companies, the income and market approaches are generally most appropriate because the value of these companies is more dependent on their ability to generate earnings than on the value of the underlying assets used in production or service.

In this valuation, the income, market, and cost approaches were considered and weighted based on their appropriateness considering all relevant facts and circumstances.

The eight factors which we have considered are as follows:

1.

The nature of the business and the history of the enterprise from its inception.

2.

The economic outlook in general and the condition and outlook of the specific industry in particular.

3.

22

VALUATION OVERVIEW

The value of the tangible assets as represented on the books of the business and financial condition of the business including past results and current operations.

4.

The potential earnings capacity of the business and its ability to pay a fair return on an investment.

5.

The actual dividends or the ability of the business to pay dividends.

6.

The economic benefit of goodwill and other intangible assets in the overall enterprise value.

7.

The size of the business or size of the block of stock or security being valued; transactions or sales of similar securities if available.

8.

Market data of similar businesses including actual sales and offerings; relevant financial and sale data of securities in publicly traded comparable companies.

It should be noted that the above definition does not cover all possible values of a business.  For example, the assumed buyer is a person who comes to the business and who buys it on the basis of its own financial strength.  Some buyers, however, may have other motives for purchasing a business, such as the elimination of competition or the combination of two operations, that will provide a greater profit than each business could provide separately.  This valuation assumes no such special motives.

For purposes of this appraisal of the Holding Company, we are using the market and income approaches to develop valuation indications for the Bank, the Holding Company’s primary asset.  The methods considered under the market approach are based upon comparisons with a selected group of guideline private transactions.

In this valuation, the income and market approaches were considered and weighted based on their appropriateness considering all relevant facts and circumstances.

23

MARKET APPROACH

Since no marketplace exists for the common stock of Stratford Bancshares, Inc., an alternative to estimating its value is to analyze the process investors go through to determine the price they are willing to pay for the publicly traded common stock of companies that are similar.  As noted in IRS Revenue Ruling 59-60:

“Valuation of securities is, in essence, a prophecy as to the future and must be based on facts available at the required date of appraisal.  As a generalization, the prices of stocks which are traded in volume in a free and active market by informed persons best reflect the consensus of the investing public as to what the future holds for the corporation and industry represented.  When a stock is closely held, is traded infrequently, or is traded in an erratic market, some other measure of value must be used.  In many instances, the next best measure may be found in the prices at which the stocks of the companies engaged in the same or a similar line of business are selling for in a free and open market.”

Guideline Private Transaction Method

A generally accepted method of valuing banks is through comparisons with transactions involving similar companies.  Through the review of SNL Financial’s transaction database, we selected transactions that were announced up between May 1, 2015 and April 30, 2016, that involved targets in the Midwest and where complete information on the purchase price was available in the database.  Information regarding the guideline private transactions is shown in Exhibit H.

Since the multiples are based on sales of banks or bank holding companies, its result is an enterprise control value; therefore, we do not need to add a control premium.

The determination of value using the market approach is listed below.  First, a determination of ongoing earning power must be made.  Second, a rate must be identified with which to capitalize those earnings.  Multiples of earnings, book, and asset values were calculated in the analysis.

Ongoing Earning Power

For the purpose of this appraisal, historical earnings streams were adjusted to allow for a better estimate of future financial performance.  In order to use the historical reported earnings data to determine the Bank’s normalized earnings capacity, we considered adjustments to the data to reflect a level of earning power which is most reflective of direct operations of the Bank.  The adjustments that could be made include adjustments for excessive or one-time expenses or revenue and/or nonoperating expenses and revenue.  These items distort (positively or negatively) the financial picture of the Bank’s past; therefore, its future potential is difficult to assess unless adjusted to normalized amounts.

No adjustments were deemed necessary.  We then utilized the Bank’s reported income tax to arrive at the Bank’s net income.

The ongoing earning power of the Bank is based on the latest 12 months’ earnings and is $817,000.  The determination of ongoing earning power is presented in Exhibit F.

Price to Earnings Multiple

The transaction data in Exhibit H indicates that the average and median price to earnings multiples paid were 23.4 and 18.6, respectively.  More specifically when further filtered for target banks with tangible assets under $1 billion along with NPAs between 0% and 2.0% and ROAA between 0.50% and 1.00%, the average and median multiples were 22.3 and 17.9, respectively.  Given the Bank’s depressed earnings in recent periods, a slightly larger multiple is warranted due to potential near-term recovery growth and, as such, we selected a multiple of 19.0 to apply to the Bank’s ongoing earnings.

Exhibit F presents the derivation of value of the Bank based on its earnings power and the base price to earnings multiple under the guideline company method.  Specifically, the adjusted estimated ongoing earnings power of $817,000 is multiplied by the earnings multiple of 19.0 to determine the estimated fair market value of the Bank on a controlling, marketable basis of $15,523,000.

Price to Normalized Tangible Book Value of Equity Multiple

24

MARKET APPROACH

We also applied a price to normalized tangible book multiple to the book value of the Bank’s normalized tangible equity.  Normalized capital is computed by multiplying tangible assets (total assets less goodwill and other intangibles) by 8%.  Both the guideline private transactions and the Bank’s capital were normalized for comparability.  The guideline private transaction data in Exhibit H indicates that the average and median price to book multiples were 1.30 and 1.38, respectively.  When further filtered for target banks with tangible assets under $1 billion along with NPAs between 0% and 2.0% and ROAA between 0.50% and 1.00%, the average and median multiples were 1.30 and 1.42.  We selected a multiple of 1.35 after considering the Bank’s ROE, ROA, and level of NPAs compared to the guideline transactions.

The Bank’s normalized tangible book value of $8,573,000 is multiplied by 1.35, resulting in a value of the Bank without excess capital of $11,573,000 on a controlling, marketable basis.  To this amount we add the Bank’s excess capital of $5,755,000 to determine the estimated fair market value of the Bank on a controlling, marketable basis of $17,328,000.

Price to Tangible Asset Ratio

We also applied a price to tangible asset ratio to the tangible assets of the Bank.  The guideline company data in Exhibit H indicates that the average and median price to asset ratios were 13.29 and 13.06, respectively.  Again, when further filtered for target banks with tangible assets under $1 billion along with NPAs between 0% and 2.0% and ROAA between 0.50% and 1.00%, the average and median ratios were 14.94 and 14.56.  Further when transaction where the target had tangible capital greater than 12% of assets, the median ratio was 15.91%.  We selected a price to asset ratio of 15.50% based on the factors listed above as well as the Bank’s excess capital position.

The Bank’s tangible assets of $107,158,000 are multiplied by 15.50%, resulting in a value of the Bank of $16,609,000 on a controlling, marketable basis.

Indicated Value

All three metrics were then averaged to arrive at a conclusion of $16,500,000, rounded, for the equity of the Bank under the market approach on a controlling, marketable basis.

25

INCOME APPROACH

The income approach serves to estimate value of an asset by considering the income (benefits) generated by an investment in the asset over a period of time.  This approach is based on the fundamental valuation principle that the value of a business is equal to the present worth of the future benefits of ownership.  In applying the methods under this approach, the business appraiser estimates the future ownership benefits and discounts them to present value at an appropriate rate known as a discount rate.  This discount rate should reflect the time value of money, inflation, and the risks associated with ownership of the specific business interest that is the subject of the appraisal.

Capitalization of Adjusted Earnings Method

In this method, value is determined by applying a capitalization rate to the Holding Company’s estimated earnings stream.  The equation for the capitalization of income is V = I/(k-g), where V = the present value, I = the income stream or stream of benefits, k = the cost of capital rate, and g = the expected growth rate.  The theory is that a continuous stream of income is worth the amount of money it would take to reproduce that income stream, given an appropriate interest rate for that type of investment.  For example, an investment of $100 that paid 10% would yield $10 per year into perpetuity (assuming no growth in the dividend).  The capitalization process reverses this equation.  The realization of $10 per year into perpetuity from your business with an expected 10% return would be worth $100 ($100 = $10 / 10%).

In this method, the normalized net cash flow is used as earnings to be capitalized.  Normalized net cash flow equates to discretionary cash available to pay dividends to stockholders.

Net Cash Flows

The Holding Company’s latest 12 months’ earnings stream was assumed to be representative of an average base year from which near-term earnings can be estimated.  The Bank’s latest 12 months earnings stream was utilized since we believe it approximates the Bank’s financial position going forward.  In our analysis, a growth rate of 4.0% was estimated for net cash flow based on industry analysis, management’s current outlook, and depressed earnings in recent periods.

Capitalization Rate

The capitalization rate has been calculated using the modified Capital Asset Pricing Model (CAPM) which is generally represented as:

Re = Rf + [RP x b] + Rs + CSR

Where:

Re = Estimated return on equity

Rf = Risk free rate

RP = Equity risk premium for the market as a whole for a security with a beta of 1.0

b = Beta, a measure of the relative volatility of a security compared to the market

Rs = Size premium base on relative size of market capitalization

CSR = Company specific risk premium

The modified CAPM is calculated using the build-up method and equals the sum of the following:

•

To determine the rate of return an investor would require on a risk-free investment, we relied on the 20-year U.S. Treasury bond rate.  As of the valuation date, the risk-free rate of return was 2.26%.

•

Since investing in a company is not risk-free, a premium above the bond yield was added for an equity investment as reported in Ibbotson Associates Yearbook for large common stocks.  The equity risk premium based on historical stock returns was 7.00%.

•

The Bank’s systematic risk, calculated as 0.50, was estimated using beta which is based on the historic volatility of publicly traded regional commercial banks with average daily share volume as a percent of free float between 0.10% and 0.40%.

•

 Again, the Ibbotson study indicates that small companies in the 9th and 10th decile, such as the subject, warrant an additional risk component in their returns on equity.  A small company

26

INCOME APPROACH

premium in the amount of 3.74% was made to account for the relative size of the subject versus the market as a whole.

•

Further, a 1.00% specific company risk premium, estimated by the appraiser and attributable to the Bank’s risk factors including, among others, projection risk as well as recognition of risks inherent in a minority ownership position.

The cost of equity reflects the risk experience of similar-sized financial institutions or bank holding companies with a comparable market capitalization.  By applying the stated discount rate to the incremental income attributable to the Bank’s adjusted ongoing earnings stream, the value for the Bank’s equity is determined.  The Bank’s estimated cost of equity (net cash flow discount rate) is 10.5%, rounded, as shown in Exhibit I.

The capitalization rate of 6.5% is equal to the discount rate of 10.5% less the long-term growth rate of 4.0%.  The capitalization rate is then further reduced by one year’s growth rate to 6.25%

(6.5% /1.04 = 6.25%).

The indicated value of the common equity is derived by dividing the latest 12 months’ net cash flow by the determined capitalization rate.  The resulting unadjusted indication of value of the Bank’ equity on a minority, marketable basis is $13,072,000.  This value is considered to be a minority, marketable basis as market participants are observed to pay more to control a particular entity.  In order to arrive at a controlling, marketable conclusion from a minority, marketable conclusion, a control premium must be added.

Determination of the Control Premium

To realize the full value of a property, whether through continued use or through sale, an investor must hold a controlling interest in the partnership, corporation, or ownership group that holds the asset.  Evidence of this can be found in the fact that the acquisition of a publicly traded corporation usually is effected at a premium to the minority share price observed prior to the transaction announcement.  Therefore, property interest carrying rights and prerogatives inferior to those of full control must be less valuable, on a per share basis, than a controlling interest in the same property.

A controlling interest provides substantial benefits including the ability to:

1.

Select directors and appoint management.

2.

Determine management compensation.

3.

Set the policies of the company.

4.

Determine the course of the business.

5.

Make acquisitions or sell the business.

6.

Declare dividends.

7.

Change the articles of incorporation or bylaws.

As a result of these benefits, the controlling shareholder usually reaps more rewards from the ownership of the business than minority shareholders.  Consequently, substantial value has been placed on these benefits in the marketplace in the form of a control premium.

We reviewed the Factset Mergerstat®/BVR Control Premium StudyTM to find specific transactions that took place between 2006 and 2015, which approximates a full market cycle, involving publicly traded banks, and the premium paid for these companies.  The search yielded 231 transactions.  This data revealed a median control premium of 30.4% offered for stock purchases that would result in control of these companies.

There are several factors that can influence the premium paid.  These include, but are not limited to:

•

A bank’s management

•

The ability to replace management

•

Restriction on transfer of shares

•

A bank’s size

•

27

INCOME APPROACH

Number of shareholders

•

Concentration of control

•

Size of block being valued

•

Volatility of assets

•

Time of termination of entity

Regarding the Bank:

•

The Bank’s management is experience however several key people are relied upon to manage the Bank’s operations.  The loss of any of these key people would present a challenge for the Bank.  While there is cross training among the management team, it may take time to replace key personnel.

•

There are no buy/sell agreements between the Holding Company and its shareholders that restrict the transfer of the Holding Company’s outstanding common stock.

•

The Bank has approximately $107.2 million in total assets and it has one location in Stratford, Wisconsin.  The Bank’s assets have historically increased.

•

The termination date of the entity is not in the foreseeable future.

Given the Bank’s small size and generally positive results driven by the current board and management of the Bank, a smaller control premium is warranted as lower control premiums tend to be paid for companies where fewer opportunities exist to improve already strong operational performance.

Based on the data, a control premium of 25% was selected for application to the previously determined conclusions on a minority basis.  Applying the 25% control premium to the minority equity, the controlling, marketable value of the business is determined.

Indicated Value

We applied the control premium of 25% to the previously determined indication of value for Stratford’s equity on a minority, marketable basis resulting in an indication of value for 100% of the Bank’s equity on a controlling, marketable basis of $16,300,000, is shown as follow.

28

VALUE CORRELATION

Value Conclusion of the Bank

The choice of valuation approaches used in a given situation to arrive at a final conclusion of value depends upon a number of different factors.  The choice is determined by the type of business being valued, the reason for the valuation, and the availability of necessary information.  For the Bank, the following indications of value for the equity on a controlling, marketable basis, were estimated using the various approaches to value as previously described in this report and indicated below:

For the reasons indicated in the preceding paragraphs, the market and income approaches were weighted the same in arriving at the concluded fair market value.  Based on these approaches, we believe a reasonable estimate of the fair market value for the equity of the Bank on a controlling, marketable basis to be $16,400,000 as of April 30, 2016.

29

VALUE CORRELATION

Value Conclusion of the Holding Company

As shown in Exhibit F, we determined the estimated fair market value of the Bank on a controlling, marketable basis to be $16,400,000 based on an equal weighting of the income and market approaches.  To determine the value of the Holding Company, adjustments were made for the Holding Company’s other assets and liabilities, as shown in Exhibit G.

To determine the value of the Holding Company, its investment in the Bank was adjusted from its book value to its estimated fair market value determined above.  No other assets or liabilities were deemed to need adjustments.  Based on this valuation method, we believe a reasonable estimate of the fair market value for the equity of Stratford Bancshares, Inc. on a controlling, marketable interest basis to be $16,520,000 as of April 30, 2016.  This calculation is shown in Exhibit G.

30

CONCLUSION OF VALUE

Throughout this valuation, we have analyzed the subject property and financial data in the same manner as a prospective purchaser.  The valuation analysis is subject to assumptions and conditions specified in this report and in the attached Statement of Procedural Policies, General Assumptions, and Limiting Conditions.  The analysis and conclusions are supported to a greater degree in the working papers.

The valuation analysis included discussions with management concerning the history and nature of the business, a study of the economic status and prospects of the business, and a review and analysis of historical financial information and other pertinent records and documents furnished to us.  The financial statements and other records and documents were accepted without investigation, as properly representing the Bank, its operations, and condition.

Conclusion of Value per Share of Common Stock

Based on the investigation and premises as outlined, it is concluded that at April 30, 2016, the fair market value per share of the stock of Stratford Bancshares, Inc., determined on a controlling, marketable basis based on 93,098 shares outstanding is:

ONE HUNDRED SEVENTY-SEVEN DOLLARS AND FORTY-FIVE CENTS $177.45

The complete computation is shown in Exhibit G.

31

STATEMENT OF PROCEDURAL POLICIES, GENERAL ASSUMPTIONS, AND LIMITING CONDITIONS

The service provided by Wipfli LLP has been performed in accordance with recognized professional valuation standards, the Code of Ethics of the American Society of Appraisers (ASA), the USPAP, and Statement on Standards for Valuation Services by the AICPA.  Our compensation is not contingent upon our conclusions of value.  All files, working papers, or documents developed during the course of the assignment shall be our property.  We will retain this data for at least seven years.

Opinions are subjective and can be greatly altered by a change in underlying assumptions or conditions.  The valuation analyst’s opinion does not constitute advice for any specific action.  The valuation analyst offers an opinion of value under the assumptions and conditions that are expressed or implied.  The client has been informed of these assumptions and, accordingly, accepts responsibility and liability for subsequent actions that are taken.  In accepting this document, the client agrees that he or she understands and accepts this provision.

The primary procedural policies, assumptions, and limiting conditions in this report are summarized below.  Other assumptions are cited elsewhere in this report.

1.

The conclusion of value arrived at herein is valid only for the stated purpose as of the date of the valuation.

2.

The Holding Company and its representatives warranted to us that the information they supplied was complete and accurate to the best of their knowledge and that the financial statement information reflects the Holding Company’s results of operations and financial and business condition.  Financial statements and other related information provided by the Holding Company or its representatives, in the course of this engagement, have been accepted without any verification as fully and correctly reflecting the enterprise’s business conditions and operating results for the respective periods, except as specifically noted herein.  As part of this engagement, Wipfli LLP has not audited, reviewed, or compiled the financial information provided to us, and accordingly, Wipfli LLP expresses no audit opinion or any other form of assurance on this information.

3.

Public information and industry and statistical information have been obtained from sources Wipfli LLP believes to be reliable.  However, we make no representation as to the accuracy or completeness of such information and have performed no procedures to corroborate the information.

4.

The conclusion of value arrived at herein is based on the assumption that the current level of management expertise and effectiveness would continue to be maintained and that the character and integrity of the Holding Company through any sale, reorganization, exchange, or diminution of the owners’ participation would not be materially or significantly changed.

5.

This report and the conclusion of value arrived at herein are for the exclusive use of our client for the sole and specific purposes as noted herein.  They may not be used for any other purpose or by any other party for any purpose.  Furthermore, the report and conclusion of value are not intended by the author and should not be construed by the reader to be investment advice in any manner whatsoever.  The conclusion of value represents our considered opinion, based on information furnished by the Holding Company and other sources.

6.

Neither all nor any part of the contents of this report should be disseminated to the public through advertising media, public relations, news media, sales media, mail, direct transmittal, or any other means of communication, including but not limited to the Securities and Exchange Commission or other governmental agency or regulatory body, without our prior written consent and approval.

7.

Future services by Wipfli LLP regarding the subject matter of this report, including but not limited to testimony or attendance in court, shall not be required unless previous arrangements have been made in writing.

8.

32

STATEMENT OF PROCEDURAL POLICIES, GENERAL ASSUMPTIONS, AND LIMITING CONDITIONS

We are not environmental consultants or auditors, and take no responsibility for any actual or potential environmental liabilities.  Any person entitled to rely on this report, wishing to know whether such liabilities exist, or the scope and their effect on the value of the property, is encouraged to obtain a professional environmental assessment.  Wipfli LLP did not conduct or provide environmental assessments and has not performed one for the subject property.

9.

Wipfli LLP has not determined independently whether the Holding Company is subject to any present or future liability relating to environmental matters (including, but not limited to CERCLA / Superfund liability) or the scope of any such liabilities.  Our valuation takes no such liabilities into account, except as they have been reported to us by the Holding Company or by an environmental consultant working for the Holding Company, and then only to the extent that the liability was reported to us in an actual or estimated dollar amount.  Such matters, if any, are noted in the report.  To the extent such information has been reported to us, we have relied on it without verification and offer no warranty or representation as to its accuracy or completeness.

10.

Wipfli LLP has not made a specific compliance survey or analysis of the subject property to determine whether it is subject to, or in compliance with, the American Disabilities Act of 1990, and this valuation does not consider the effect, if any, of noncompliance.

11.

No change of any item in this appraisal report shall be made by anyone other than Wipfli LLP, and we shall have no responsibility for any such unauthorized change.

12.

Unless otherwise stated, no effort has been made to determine the possible effect, if any, on the Holding Company due to future federal, state, or local legislation, including any environmental or ecological matters or interpretations thereof.

13.

If prospective financial information approved by management has been used in our work, Wipfli LLP has not examined or compiled the prospective financial information and therefore, does not express an audit opinion or any other form of assurance on the prospective financial information or the related assumptions.  Events and circumstances frequently do not occur as expected, and there will usually be differences between prospective financial information and actual results, and those differences may be material.  Wipfli LLP does not provide assurance on the achievability of the results forecasted by the Holding Company, and achievement of the forecasted results is dependent on actions, plans, and assumptions of management.

14.

Wipfli LLP has conducted interviews with the current management of the Holding Company   concerning the past, present, and prospective operating results of the Holding Company.

15.

Except as noted, Wipfli LLP has relied on the representations of the Holding Company’s owners, management, and other third parties concerning the value and useful condition of all equipment, real estate, investments used in the business, and any other assets or liabilities, except as specifically stated to the contrary in this report.  We have not attempted to confirm whether or not all assets of the business are free and clear of liens and encumbrances or that the entity has good title to all assets.

16.

The valuation may not be used in conjunction with any other appraisal or study.  The value conclusion(s) stated in this appraisal is based on the program of utilization described in the report, and may not be separated into parts.

17.

Unless otherwise stated in the appraisal, the valuation of the business has not considered or incorporated the potential economic gain or loss resulting from contingent assets, liabilities or events existing as of the valuation date.

18.

Any decision to purchase, sell or transfer any interest in Holding Company shall be your sole responsibility, as well as the structure to be utilized and the price to be accepted.  The selection

33

STATEMENT OF PROCEDURAL POLICIES, GENERAL ASSUMPTIONS, AND LIMITING CONDITIONS

of the price to be accepted requires consideration of factors beyond the information Wipfli LLP will provide or has provided.  An actual transaction involving the Holding Company might be concluded at a higher value or at a lower value, depending upon the circumstances of the transaction and the business, and the knowledge and motivations of the buyers and sellers at that time.  Due to the economic and individual motivational influences which may affect the sale of a business interest, the appraiser assumes no responsibility for the actual price of any subject business interest if sold or transferred.

19.

In all matters that may be potentially challenged by a Court or other party, Wipfli LLP does not take responsibility for the degree of reasonableness of contrary positions that others may choose to take, nor for the costs or fees that may be incurred in the defense of our recommendations against challenge(s).  Wipfli LLP will, however, retain supporting work papers for your matter, and will be available to assist in defending our professional positions taken, at our then current rates, plus direct expenses at actual, and according to our then current Standard Professional Agreement.

20.

The report assumes all required licenses, certificates of occupancy, consents, or legislative or administrative authority from any local, state or national government, or private entity or organization have been or can be obtained or reviewed for any use on which the opinion contained in the report are based.

21.

Wipfli LLP expresses no opinion for matters that require legal or other specialized, investigation, or knowledge beyond that customarily employed by business appraisers.

22.

Unless stated otherwise in this report, Wipfli LLP expresses no opinion as to: (1) the tax consequences of any transaction which may result, (2) the effect of the tax consequences of any net value received or to be received as a result of a transaction, and (3) the possible impact on the market value resulting from any need to effect a transaction to pay taxes.

34

EXHIBITS

EXHIBIT A

-

CERTIFICATE OF VALUATION ANALYSTS AND PROFILES OF ANALYSTS

EXHIBIT B

-

INFORMATION SOURCES USED IN VALUATION

EXHIBIT C

-

COMPARATIVE BANK BALANCE SHEETS

EXHIBIT D

-

COMPARATIVE BANK INCOME STATEMENTS

EXHIBIT E

-

HOLDING COMPANY FINANCIAL STATEMENTS

EXHIBIT F

-

DETERMINATION OF ONGOING EARNING POWER AND

VALUE OF THE BANK

EXHIBIT G

-

DETERMINATION OF THE VALUE OF THE HOLDING COMPANY

EXHIBIT H

-

GUIDELINE PRIVATE TRANSACTIONS DATA

EXHIBIT I

-

DISCOUNT AND CAPITALIZATION RATE DETERMINATION

Stratford Bancshares, Inc.

Exhibits

EXHIBIT A

CERTIFICATE OF VALUATION ANALYSTS

I certify that to the best of my knowledge and belief:

The statements of fact contained in this report I believe to be true and correct.  You will note that I have not performed any corroborating procedures to substantiate the data presented to me.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are my personal, impartial, and unbiased professional analyses, opinions, and conclusions.

I have no interest or bias with respect to the property that is the subject of this report, or to the parties involved in this matter.

Wipfli has performed no services, as an appraiser or in any other capacity, regarding the property that is the subject of this report within the three-year period immediately preceding acceptance of this assignment.

My employment and compensation in connection with this report are not contingent on an action or event resulting from the analyses, opinions, or conclusions in or the use of this report.

My analyses, opinions, and conclusions were developed and this report has been prepared in conformity with the USPAP and the AICPA Consulting Services Executive Committee “Statement on Standards for Valuation Services.”

This report sets forth general assumptions and limiting conditions affecting the analyses, values, and conclusions.  No other assumptions and limiting conditions were expressed verbally or are implied.

No persons other than the undersigned prepared the analyses, values, or conclusions set forth in this report.

All Accredited Senior Appraisers (ASAs) employed by Wipfli LLP are in compliance with the requirements of the American Society of Appraisers’ mandatory recertification program.

/s/ JEFFREY A. CLARKE

Dated:

May 27, 2016

Jeffrey A. Clarke, CPA, CVA

Consultant

Valuation, Litigation, and Transaction Services

/s/ PAUL D. OUWENEEL

Dated:

May 27, 2016

Paul D. Ouweneel, CPA, CFP®, CFA®

Manager

Valuation, Litigation, and Transaction Services

/s/ KEVIN M. JANKE

Dated:

May 27, 2016

Kevin M. Janke, CPA/ABV, ASA

Partner

Valuation, Litigation, and Transaction Services

EXHIBIT A

PROFILE OF ANALYST

JEFFREY A. CLARKE

Education

University of Phoenix

2011

M.P.A., Accounting

Montana State University

2008

B.S., Accounting

Licenses/Certifications

State of Montana – Certified Public Accountant (CPA)

2012

Certified Valuation Analyst (CVA)

2015

Affiliations

National Association of Certified Valuation Analysts (NACVA)

Professional History

Wipfli LLP

Consultant – Valuation, Litigation, and Transaction Services

January 2015 – Present

Specializes in business valuations, valuation analysis, and sale and purchase assistance for companies in a variety of industries.  Duties include working with clients and attorneys who require business appraisal services for purposes of business planning, employee stock ownership plan valuation, estate planning, estate settlement, tax planning, litigation support, buying or selling of a business, divorce, gifting, buy/sell agreements, and other purposes.

Galusha, Higgins & Galusha PC

Staff Accountant

September 2014 – December 2014

Specialized in business valuations, valuation analysis, and sale and purchase assistance for companies in a variety of industries.  Duties included working with clients and attorneys who require business appraisal services for purposes of business planning, estate planning, estate settlement, litigation support, buying or selling of a business, divorce, gifting, buy/sell agreements, and other purposes.

Montana Legislative Audit Division

Legislative Financial Auditor

December 2012 – September 2014

Performed independent Financial and Compliance Audits and Agreed-Upon-Procedures of government agencies to ensure State agencies’ accounting practices comply with State laws, policies, rules, and regulations.  Duties included leading small audits/projects; supervising and mentoring inexperienced staff; preparing and reviewing audit work papers and financial statements to support audit program and findings; and developing recommendations to correct audit issues, improve controls, and enhance operational efficiency.

Montana Department of Revenue

Income Tax Auditor

September 2008 – December 2012

Performed income tax compliance audits involving complex and diverse tax situations, multi-tiered structures of large and mostly multi-state entities (i.e., Partnerships, Corporations, Limited-Liability Companies) and high-wealth individuals involving multiple tax types, and audit projects, to include fraud situations and analysis.  Duties included identifying and investigating tax non-filers, and misrepresented/underreported income and taxes by reviewing taxpayers’ commercial operations, tax returns and researching potential tax issues, to classify audit scope and determine compliance with Federal and State laws and policies.  Additional audit duties included analyzing and evaluating financial records, accounting systems, internal controls, internal and external monetary exchanges to assess the integrity of accounting and tax filing systems, methods, and procedures.

EXHIBIT A

PROFILE OF ANALYST

Valuation-Related Coursework

Valuing Real Estate Holding Companies Case Study

November 2015

Business Valuation Law Case Update

October 2015

Case studies in Purchase Price Allocations

October 2015

Valuing IP with apportionment models to quantify assets BVR

October 2015

Working Capital and Value: Gone But Not Forgotten

October 2015

NACVA Business Valuation Certification and Training Center

November 2014

EXHIBIT A

PROFILE OF ANALYST

PAUL D. OUWENEEL

Education

University of Wisconsin-Whitewater

2006

M.P.A., Accounting

University of Wisconsin-Whitewater

2005

B.B.A., Accounting

Licenses/Certifications

State of Wisconsin – Certified Public Accountant (CPA)

2009

Certified Financial Planner™ Professional (CFP®)

2011

Chartered Financial Analyst (CFA)

2015

Affiliations

AICPA – Member

CFP Institute – Member

CFA Institute – Member

Professional History

Wipfli LLP

Manager – Valuation, Litigation, and Transaction Services

2012 – Present

Specializes in business valuations, valuation analysis, and sale and purchase assistance for companies in a variety of industries.  Duties include working with clients and attorneys who require business appraisal services for purposes of financial reporting, shareholder planning, corporate reorganizations, employee stock ownership plan valuation, estate planning, estate settlement, tax planning, litigation support, buying or selling of a business, divorce, gifting, conversion to S corporations, buy/sell agreements, and other purposes.

Robert W. Baird & Co., Inc.

Financial Advisor

2010 – 2012

Presented complex financial solutions and ideas to clients based on analysis of client’s financial circumstances focusing on investments, financial plan development, and investment-related tax considerations.  Responsibilities included determining investor suitability, risk tolerance, net worth, and investment expertise, in order to guide a client’s decision making as they positioned significant assets among a variety of financial instruments.

Deloitte Investment Advisors, LLC

Investment/Tax Senior Consultant

2007 – 2010

Developed and presented investment strategies and solutions to management for implementation in client portfolios.  Duties included identifying, analyzing, and communicating current market economic issues as well as monitoring and reporting on money manager and mutual fund performances relative to peers and benchmark indices.

EXHIBIT A

PROFILE OF ANALYST

KEVIN M. JANKE

Education

University of Wisconsin-La Crosse

1989

B.S., Accounting

Licenses and Certifications

State of Wisconsin – Certified Public Accountant (CPA)

1993

American Society of Appraisers – Accredited Senior Appraiser (ASA)

1998

AICPA – Accredited in Business Valuation (ABV)

1998

State of Wisconsin – Licensed Real Estate Broker

2005

Series 79 – Limited Representative – Investment Banking

2012

Series 63 – Stock Uniform Securities Agent

2012

Affiliations

American Society of Appraisers

AICPA – Member

WICPA – Member

Professional History

Wipfli LLP

1990 – Present

Partner – Valuation, Litigation, and Transaction Services

Prepares business valuations for companies in a variety of industries, including a concentration in financial institutions.  Duties include working with clients and attorneys that require business appraisal services for purposes of litigation support, buying or selling their business, divorce, estate planning, gifting, conversion to S corporations, buy/sell agreements, and other purposes.

Developed Publications/Seminars

Various presentations related to business valuation to various groups

EXHIBIT B

INFORMATION SOURCES USED IN VALUATION

Many sources of information were used when preparing this valuation.  The information was generated from data obtained from an information request, a site visit, follow-up discussions with bank management, and from various other public or published data.

The sources of information used for this valuation included the following:

1.

Financial statements filed with the FDIC for the years ended December 31, 2012 through March 31, 2016

2.

Uniform Bank Performance Reports for the years ended December 31, 2012 through March 31, 2016

3.

Internal financial statements for the Bank and Holding Company for the four months ended April 30, 2015 and 2016

4.

Parent company only financial statements filed with the Federal Reserve System for the years ended December 31, 2012 through 2015

5.

Stockholders’ list for the Holding Company as of April 30, 2016

6.

Key personnel list

7.

The Bank’s website at www.stratfordbank.com

8.

Information on guideline transactions gathered from SNL Financial

9.

Trade associations and industry sources

10.

Duff & Phelps 2015 Valuation Handbook – Guide to Cost of Capital

11.

Factset Mergerstat® Control Premium Study™

12.

Information on the U.S., state, and local economies gathered from various trade publications, reports, and articles, including KeyValueData™ National Economic Report, and First Research

13.

Industry information gathered from trade publications, reports, and articles, and the FDIC’s Quarterly Banking Profile as of December 31, 2015, and S&P Capital IQ

B-1

EXHIBIT C

COMPARATIVE BANK BALANCE SHEETS

Stratford State Bank
Stratford, WI

Comparative Balance Sheets
(in thousands)

	Apr. 30, 2016	Dec. 31, 2015	Dec. 31, 2014	Dec. 31, 2013	Dec. 31, 2012	5-period Average 2012 - 2016	CAGR 2012 - 2016
ASSETS							
Net loans and leases	$52,151	$51,958	$52,437	$49,690	$49,935	$51,234	1.3%
Portfolio investments	39,312	42,754	37,677	36,569	36,755	38,613	2.0%
Federal funds sold	3,573	487	624	5,834	4,083	2,920	-3.9%
Interest-bearing bank balances	4,053	3,500	2,990	2,761	2,789	3,219	11.9%
TOTAL EARNING ASSETS	99,089	98,699	93,728	94,854	93,562	95,986	1.7%
Non-interest-bearing cash and due from banks	1,821	2,838	2,353	1,957	3,622	2,518	-18.6%
Premises and fixed assets	208	200	232	248	199	217	1.3%
Other real estate owned	0	0	36	91	213	68	-100.0%
Direct and indirect investments in real estate ventures	0	0	0	0	735	147	-100.0%
Investments in unconsolidated subs	1,136	1,134	682	709	0	732	N/A
Other assets	4,904	4,770	5,362	5,570	5,865	5,294	-5.2%
TOTAL ASSETS	$107,158	$107,641	$102,393	$103,429	$104,196	$104,963	0.8%
LIABILITIES AND STOCKHOLDERS' EQUITY							
LIABILITIES							
Deposits	$85,400	$86,044	$82,952	$83,219	$84,754	$84,474	0.2%
Other borrowed money	5,900	5,900	3,900	5,261	5,301	5,252	3.3%
Other liabilities	1,530	1,550	1,767	1,739	1,626	1,642	-1.8%
TOTAL LIABILITIES	92,830	93,494	88,619	90,219	91,681	91,369	0.4%
STOCKHOLDERS' EQUITY							
Common stock	200	200	200	200	200	200	0.0%
Surplus	3,000	3,000	3,000	3,000	3,000	3,000	0.0%
Retained earnings	11,128	10,947	10,574	10,010	9,315	10,395	5.5%
TOTAL STOCKHOLDERS' EQUITY	14,328	14,147	13,774	13,210	12,515	13,595	4.1%
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$107,158	$107,641	$102,393	$103,429	$104,196	$104,963	0.8%

Stratford State Bank
Stratford, WI

Common Size Balance Sheet

	Apr. 30, 2016	Dec. 31, 2015	Dec. 31, 2014	Dec. 31, 2013	Dec. 31, 2012	5-period Average 2012 - 2016
ASSETS						
Net loans and leases	48.7	48.3	51.2	48.0	47.9	48.8
Portfolio investments	36.7	39.7	36.8	35.4	35.3	36.8
Federal funds sold	3.3	0.5	0.6	5.6	3.9	2.8
Interest-bearing bank balances	3.8	3.3	2.9	2.7	2.7	3.1
TOTAL EARNING ASSETS	92.5	91.7	91.5	91.7	89.8	91.4
Non-interest-bearing cash and due from banks	1.7	2.6	2.3	1.9	3.5	2.4
Premises and fixed assets	0.2	0.2	0.2	0.2	0.2	0.2
Other real estate owned	0.0	0.0	0.0	0.1	0.2	0.1
Direct and indirect investments in real estate ventures	0.0	0.0	0.0	0.0	0.7	0.1
Investments in unconsolidated subs	1.1	1.1	0.7	0.7	0.0	0.7
Other assets	4.6	4.4	5.2	5.4	5.6	5.1
TOTAL ASSETS	100.0	100.0	100.0	100.0	100.0	100.0
LIABILITIES AND STOCKHOLDERS' EQUITY						
LIABILITIES						
Deposits	79.7	79.9	81.0	80.5	81.3	80.5
Other borrowed money	5.5	5.5	3.8	5.1	5.1	5.0
Other liabilities	1.4	1.4	1.7	1.7	1.6	1.6
TOTAL LIABILITIES	86.6	86.9	86.5	87.2	88.0	87.1
STOCKHOLDERS' EQUITY						
Common stock	0.2	0.2	0.2	0.2	0.2	0.2
Surplus	2.8	2.8	2.9	2.9	2.9	2.9
Retained earnings	10.4	10.2	10.3	9.7	8.9	9.9
TOTAL STOCKHOLDERS' EQUITY	13.4	13.1	13.5	12.8	12.0	12.9
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	100.0	100.0	100.0	100.0	100.0	100.0

Exhibit C

EXHIBIT D

COMPARATIVE BANK INCOME STATEMENTS

Exhibit D

EXHIBIT E

HOLDING COMPANY FINANCIAL STATEMENTS

Exhibit E

EXHIBIT F

DETERMINATION OF ONGOING EARNING POWER AND

VALUE OF THE BANK

Exhibit F

EXHIBIT G

DETERMINATION OF THE VALUE OF THE HOLDING COMPANY

Exhibit G

EXHIBIT H

GUIDELINE PRIVATE TRANSACTIONS DATA

Exhibit H

EXHIBIT I

DISCOUNT AND CAPITALIZATION RATE DETERMINATION

Exhibit I

APPENDIX D

DISSENTER’S RIGHTS STATUTE

See attached.

SUBCHAPTER XIII

DISSENTERS’ RIGHTS

180.1301

Definitions.  In ss. 180.1301 to 180.1331:

(1)

“Beneficial shareholder” means a person who is a beneficial owner of shares held by a nominee as the shareholder.

(1m)

“Business combination” has the meaning given in s. 180.1130 (3).

(2)

“Corporation” means the issuer corporation or, if the corporate action giving rise to dissenters’ rights under s. 180.1302 is a merger or share exchange that has been effectuated, the surviving domestic corporation or foreign corporation of the merger or the acquiring domestic corporation or foreign corporation of the share exchange.

(3)

“Dissenter” means a shareholder or beneficial shareholder who is entitled to dissent from corporate action under s. 180.1302 and who exercises that right when and in the manner required by ss. 180.1320 to 180.1328.

(4)

“Fair value”, with respect to a dissenter’s shares other than in a business combination, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.  “Fair value”, with respect to a dissenter’s shares in a business combination, means market value, as defined in s. 180.1130 (9) (a) 1. to 4.

(5)

“Interest” means interest from the effectuation date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all of the circumstances.

(6)

“Issuer corporation” means a domestic corporation that is the issuer of the shares held by a dissenter before the corporate action.

History:   1989 a. 303; 1991 a. 16

“Date of payment” in sub. (5) refers to the actual payment date by a corporation following a special proceeding, even if the payment occurs after a “verdict, decision or report,” within the meaning of s. 814.04 (4), or after “judgment,” within the meaning of s. 815.05 (8).  Thus the definition of interest contained in sub. (5) applies to the time period following a court decision on fair value until final payment is made.  HMO-W Incorporated v. SSM Health Care System, 2003 WI App 137, 266 Wis. 2d 69, 667 N.W.2d 733, 02-0042.

The phrase “rate that is fair and equitable under all of the circumstances” in sub. (5) directs the circuit court to consider the circumstances of the particular case in determining the interest rate to be paid.  It was appropriate under this standard to look at the borrowing power of a parent corporation to determine if the rate the subsidiary would obtain would be the rate the parent could obtain.  HMO-W Incorporated v. SSM Health Care System, 2003 WI App 137, 266 Wis. 2d 69, 667 N.W.2d 733, 02-0042.

180.1302

Right to dissent.

(1)

Except as provided in sub. (4) and s. 180.1008 (3), a shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(a)

Consummation of a plan of merger to which the issuer corporation is a party if any of the following applies:

1.

Shareholder approval is required for the merger by s. 180.1103 or by the articles of incorporation.

2.

The issuer corporation is a subsidiary that is merged with its parent under s. 180.1104.

3.

The issuer corporation is a parent that is merged with its subsidiary under s. 180.1104.  This subdivision does not apply if all of the following are true:

a.

The articles of incorporation of the surviving corporation do not differ from the articles of incorporation of the parent before the merger, except for amendments specified in s. 180.1002 (1) to (9).

b.

Each shareholder of the parent whose shares were outstanding immediately before the effective time of the merger holds the same number of shares with identical designations, preferences, limitations, and relative rights, immediately after the merger.

c.

The number of voting shares, as defined in s. 180.1103 (5) (a) 2., outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, do not exceed by more than 20 percent the total number of voting shares of the parent outstanding immediately before the merger.

d.

The number of participating shares, as defined in s. 180.1103 (5) (a) 1., outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, do not exceed by more than 20 percent the total number of participating shares of the parent outstanding immediately before the merger.

(b)

Consummation of a plan of share exchange if the issuer corporation’s shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.

(c)

Consummation of a sale or exchange of all, or substantially all, of the property of the issuer corporation other than in the usual and regular course of business, including a sale in dissolution, but not including any of the following:

1.

A sale pursuant to court order.

2.

A sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

(cm)  Consummation of a plan of conversion.

(d)

Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.

(2)

Except as provided in sub. (4) and s. 180.1008 (3), the articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter’s shares because it does any of the following:

(a)

Alters or abolishes a preferential right of the shares.

(b)

Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

(c)

Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.

(d)

Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

(e)

Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under s. 180.0604.

(3)

Notwithstanding sub. (1) (a) to (c), if the issuer corporation is a statutory close corporation under ss. 180.1801 to 180.1837, a shareholder of the statutory close corporation may dissent from a corporate action and obtain payment of the fair value of his or her shares, to the extent permitted under sub. (1) (d) or (2) or s. 180.1803, 180.1813 (1) (d) or (2) (b), 180.1815 (3) or 180.1829 (1) (c).

(4)

Unless the articles of incorporation provide otherwise, subs. (1) and (2) do not apply to the holders of shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc., automated quotations system on the record date fixed to determine the shareholders entitled to notice of a shareholders meeting at which shareholders are to vote on the proposed corporate action.

(5)

Except as provided in s. 180.1833, a shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under ss. 180.1301 to 180.1331 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer corporation.

History:   1989 a. 303; 1991 a. 16; 2001 a. 44; 2005 a. 476

Minority discounts are inappropriate under dissenters’ rights statutes and will not be applied in determining “fair value” under sub. (1).  Each dissenting shareholder should be assigned the proportionate interest of his or her shares in the going interest in the entire company. HMO-W Incorporated v. SSM Health Care System, 2000 WI 46, 234 Wis. 2d 707, 611 N.W.2d 250, 98-2834.

The Role of Discounts in Determining “Fair Value” Under Wisconsin’s Dissenters’ Rights Statutes:  The Case for Discounts.  Emory.  1995 WLR 1155.

180.1303

Dissent by shareholders and beneficial shareholders.

(1)

A shareholder may assert dissenters’ rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights.  The rights of a shareholder who under this subsection asserts dissenters’ rights as to fewer than all of the shares registered in his or her name are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

(2)

A beneficial shareholder may assert dissenters’ rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:

(a)

Submits to the corporation the shareholder’s written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters’ rights.

(b)

Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder.

History:   1989 a. 303

180.1320

Notice of dissenters’ rights.

(1)

If proposed corporate action creating dissenters’ rights under s. 180.1302 is submitted to a vote at a shareholders’ meeting, the meeting notice shall state that shareholders and beneficial shareholders are or may be entitled to assert dissenters’ rights under ss. 180.1301 to 180.1331 and shall be accompanied by a copy of those sections.

(2)

If corporate action creating dissenters’ rights under s. 180.1302 is authorized without a vote of shareholders, the corporation shall notify, in writing and in accordance with s. 180.0141, all shareholders entitled to assert dissenters’ rights that the action was authorized and send them the dissenters’ notice described in s. 180.1322.

History:   1989 a. 303

When the plaintiff was not a shareholder at the time of the complained of acts, it had no right to vote in dissent to a plan of liquidation and dissolution, and it could not be a dissenter entitled to notice of dissenters’ rights, as only one who can vote in dissent is entitled to such notice under this section.  Borne v. Gonstead Advanced Techniques, Inc. 2003 WI App 135, 266 Wis. 2d 253, 667 N.W.2d 709, 01-2624.

180.1321

Notice of intent to demand payment.

(1)

If proposed corporate action creating dissenters’ rights under s. 180.1302 is submitted to a vote at a shareholders’ meeting, a shareholder or beneficial shareholder who wishes to assert dissenters’ rights shall do all of the following:

(a)

Deliver to the issuer corporation before the vote is taken written notice that complies with s. 180.0141 of the shareholder’s or beneficial shareholder’s intent to demand payment for his or her shares if the proposed action is effectuated.

(b)

Not vote his or her shares in favor of the proposed action.

(2)

A shareholder or beneficial shareholder who fails to satisfy sub. (1) is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

History:   1989 a. 303

180.1322

Dissenters’ notice.

(1)

If proposed corporate action creating dissenters’ rights under s. 180.1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders and beneficial shareholders who satisfied s. 180.1321.

(2)

The dissenters’ notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders’ meeting or without a vote of shareholders, whichever is applicable.  The dissenters’ notice shall comply with s. 180.0141 and shall include or have attached all of the following:

(a)

A statement indicating where the shareholder or beneficial shareholder must send the payment demand and where and when certificates for certificated shares must be deposited.

(b)

For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.

(c)

A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the shareholder or beneficial shareholder asserting dissenters’ rights to certify whether he or she acquired beneficial ownership of the shares before that date.

(d)

A date by which the corporation must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters’ notice is delivered.

(e)

A copy of ss. 180.1301 to 180.1331.

History:   1989 a. 303

180.1323

Duty to demand payment.

(1)

A shareholder or beneficial shareholder who is sent a dissenters’ notice described in s. 180.1322, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters’ notice described in s. 180.1322, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters’ notice under s. 180.1322 (2) (c).  A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.

(2)

A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporate action.

(3)

A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters’ notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters’ notice, is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

History:   1989 a. 303

180.1324

Restrictions on uncertificated shares.

(1)

The issuer corporation may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under s. 180.1326.

(2)

The shareholder or beneficial shareholder who asserts dissenters’ rights as to uncertificated shares retains all of the rights of a shareholder or beneficial shareholder, other than those restricted under sub. (1), until these rights are canceled or modified by the effectuation of the corporate action.

History:   1989 a. 303

180.1325

Payment.

(1)

Except as provided in s. 180.1327, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the corporation shall pay each shareholder or beneficial shareholder who has complied with s. 180.1323 the amount that the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(2)

The payment shall be accompanied by all of the following:

(a)

The corporation’s latest available financial statements, audited and including footnote disclosure if available, but including not less than a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any.

(b)

A statement of the corporation’s estimate of the fair value of the shares.

(c)

An explanation of how the interest was calculated.

(d)

A statement of the dissenter’s right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the payment.

(e)

A copy of ss. 180.1301 to 180.1331.

History:   1989 a. 303

180.1326

Failure to take action.

(1)

If an issuer corporation does not effectuate the corporate action within 60 days after the date set under s. 180.1322 for demanding payment, the issuer corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2)

If after returning deposited certificates and releasing transfer restrictions, the issuer corporation effectuates the corporate action, the corporation shall deliver a new dissenters’ notice under s. 180.1322 and repeat the payment demand procedure.

History:   1989 a. 303

180.1327

After-acquired shares.

(1)

A corporation may elect to withhold payment required by s. 180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters’ notice under s. 180.1322 (2) (c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2)

To the extent that the corporation elects to withhold payment under sub. (1) after effectuating the corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand.  The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the offer.

History:   1989 a. 303

180.1328

Procedure if dissenter dissatisfied with payment or offer.

(1)

A dissenter may, in the manner provided in sub. (2), notify the corporation of the dissenter’s estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment received under s. 180.1325, or reject the offer under s. 180.1327 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:

(a)

The dissenter believes that the amount paid under s. 180.1325 or offered under s. 180.1327 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

(b)

The corporation fails to make payment under s. 180.1325 within 60 days after the date set under s. 180.1322 for demanding payment.

(c)

The issuer corporation, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set under s. 180.1322 for demanding payment.

(2)

A dissenter waives his or her right to demand payment under this section unless the dissenter notifies the corporation of his or her demand under sub. (1) in writing within 30 days after the corporation made or offered payment for his or her shares.  The notice shall comply with s. 180.0141.

History:   1989 a. 303

When payment is made by check, the payment date under sub. (2) is the date the payee receives the check.  Kohler Co. v. Sogen International Fund, Inc. 2000 WI App 60, 233 Wis. 2d 592, 608 N.W.2d 746, 99-0960.

180.1330

Court action.

(1)

If a demand for payment under s. 180.1328 remains unsettled, the corporation shall bring a special proceeding within 60 days after receiving the payment demand under s. 180.1328 and petition the court to determine the fair value of the shares and accrued interest.  If the corporation does not bring the special proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2)

The corporation shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located.  If the corporation is a foreign corporation without a registered office in this state, it shall bring the special proceeding in the county in this state in which was located the registered office of the issuer corporation that merged with or whose shares were acquired by the foreign corporation.

(3)

The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding.  Each party to the special proceeding shall be served with a copy of the petition as provided in s. 801.14.

(4)

The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive.  The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value.  An appraiser has the power described in the order appointing him or her or in any amendment to the order.  The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5)

Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:

(a)

The amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation.

(b)

The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenter’s notice under s. 180.1322 (2) (c), for which the corporation elected to withhold payment under s. 180.1327.

History:   1989 a. 303

Because this section does not provide for different procedures, all procedural mechanisms under chs. 81 to 847 are available in an action under this section.  Kohler Co. v. Sogen International Fund, Inc. 2000 WI App 60, 233 Wis. 2d 592, 608 N.W.2d 746, 99-0960.

Subs. (2) and (4) establish a rule of venue applicable within Wisconsin’s judicial system and do not attempt to block corporations from using federal diversity jurisdiction.  Albert Trostel & Son v. Edward Notz, 679 F.3d 627 (2012).

180.1331

Court costs and counsel fees.

(1)

(a)

Notwithstanding ss. 814.01 to 814.04, the court in a special proceeding brought under s. 180.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the corporation, except as provided in par. (b).

(b)

Notwithstanding ss. 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under s. 180.1328.

(2)

The parties shall bear their own expenses of the proceeding, except that, notwithstanding ss. 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:

(a)

Against the corporation and in favor of any dissenter if the court finds that the corporation did not substantially comply with ss. 180.1320 to 180.1328.

(b)

Against the corporation or against a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

(3)

Notwithstanding ss. 814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

History:   1989 a. 303

APPENDIX E

VOTING AGREEMENT

See attached.

Executable Version

VOTING AGREEMENT

This Voting Agreement (this "Agreement"), dated as of October __, 2016, among the undersigned directors in their capacity as shareholders (each a "Director", and collectively the "Directors") of Spencer Bancorporation, Inc., a Wisconsin corporation ("Spencer"), and Stratford Bancshares, Inc. ("Stratford").

RECITALS

Directors and Stratford acknowledge the following:

A.

Concurrent with the execution of this Agreement, Spencer, Heritage Bank, Stratford, Stratford State Bank, and Stratford Merger Corp. have entered into an Agreement and Plan of Reorganization (the "Merger Agreement") providing for the merger of Stratford Merger Corp. with and into Spencer and the merger of Spencer with and into Stratford (the "Transaction").

B.

Upon consummation of the Transaction, shareholders of Spencer will receive shares of Stratford for each share of Spencer common stock owned by them as provided in the Merger Agreement.

C.

The Directors own or have the power to vote certain of the outstanding shares of Spencer common stock as shown on Schedule 1 attached to this Agreement, together with all shares of Spencer common stock subsequently acquired by the Directors during the term of this Agreement, being referred to as the "Shares".

D.

In order to induce Stratford to enter into the Merger Agreement and in consideration of the substantial expenses incurred and to be incurred by Stratford in connection therewith, the Directors have agreed to enter into and perform this Voting Agreement.

AGREEMENT

In consideration of the Recitals and the mutual promises and covenants set forth in this Agreement, which follow, Directors and Stratford agree as follows:

1.

Agreement to Vote Shares.  Directors shall vote or cause to be voted, or express a written consent with respect to, all of each such Director's Shares (a) in favor of adoption and approval of the Transaction at every meeting of the shareholders of Spencer at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto, and (b) against any proposal for an Acquisition Proposal (as such term is defined in the Merger Agreement) at every meeting of the shareholders of Spencer at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto, provided, however, that nothing in this Agreement, including, but not limited to, the obligation to vote as required under this Section 1, shall prevent, limit or affect any acts or omissions taken by Director in the course of discharging his or her fiduciary duties to Spencer in

Voting Agreement – Page 1

Executable Version

his or her capacity as Director as and to the extent permitted under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement.  As of the date of this Agreement, Directors (a) intend to recommend approval of the Merger Agreement to the shareholders of Spencer and (b) are aware of no facts or circumstances existing as of the date of this Agreement that could cause or reasonably be expected to cause Directors to change such recommendation.

2.

No Voting Trusts.  Directors each agree they will not, nor will Directors permit any entity under their control to, deposit any of Directors' Shares in a voting trust or subject any of his or her Shares to any agreement, arrangement or understanding with respect to the voting of such Shares inconsistent with this Agreement.

3.

Limitation on Sales.  During the term of this Agreement, Directors agree not to sell, assign, transfer or dispose of any of Directors' Shares.  Notwithstanding the foregoing, Directors may, during the term of this Agreement, make gifts of Shares to the charitable organization of their choice or to members of their immediate family, provided any such charitable organization or family member agrees in writing to be bound to the terms of this Agreement.

4.

Directors' Representations.  Directors represent that:  (a) subject to the terms of paragraph 1, they have the complete and unrestricted power and unqualified right to enter into and perform the terms of this Agreement; (b) this Agreement constitutes a valid and binding agreement with respect to each Director, enforceable against each Director in accordance with its terms; and (c) the Directors own or have the power to vote the Shares.

5.

Specific Performance and Remedies.  The parties to this Agreement acknowledge that it will be impossible to measure in money the damage to the other party(ies) if a party to this Agreement fails to comply with the obligations imposed by this Agreement and that, in the event of such failure, the other party(ies) will not have an adequate remedy at law or in damages.  Accordingly, each party to this Agreement agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure.  No party will oppose the granting of such relief on the basis that the other party(ies) have an adequate remedy at law.  Each party to this Agreement agrees that he, she or it will not seek, and agrees to waive any requirement for the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.  In addition to all other rights or remedies which any party to this Agreement may have against any other party to this Agreement who defaults in the performance of such party's obligations under the Agreement, such defaulting party shall be liable to the non-defaulting party for all reasonable litigation costs and attorneys' fees incurred by the non-defaulting party(ies) in connection with the enforcement of any of the non-defaulting party's rights or remedies against the defaulting party.

6.

Term of the Agreement; Termination.  The term of this Agreement shall commence on the date of this Agreement and such term and this Agreement shall terminate upon the earlier to occur of (a) the Closing of the Transaction contemplated by the Merger Agreement (b) the date on which the Merger Agreement is terminated in accordance with its

Voting Agreement – Page 2

Executable Version

terms, or (c) expiration of the second year following the date of this Agreement.  Upon such termination, no party shall have any further obligations or liabilities under this Agreement; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

7.

Entire Agreement.  This Agreement supersedes all prior agreements, written or oral, among the parties to this Agreement with respect to the subject matter of this Agreement and contains the entire agreement among the parties with respect to the subject matter of this Agreement.  This Agreement may not be amended, supplemented or modified, and no provisions of this Agreement may be modified or waived, except by an instrument in writing signed by all parties to this Agreement.  No waiver of any provision of this Agreement by any party shall be deemed a waiver of any other provision of this Agreement by any such party, nor shall any such waiver be deemed a continuing waiver of any provision of this Agreement by such party.

8.

Notices.  All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Spencer Bancorporation, Inc.:

Spencer Bancorporation, Inc.

201 West Clark Street

Spencer, Wisconsin  54479

Attention:

Martin P. Reinhart, President

with a copy to:

Boardman & Clark LLP

1 South Pinckney Street, Suite 410

Madison, Wisconsin  53703

Attention:

John Knight

If to Stratford Bancshares, Inc.:

Stratford Bancshares, Inc.

307 North Weber Avenue

Stratford, Wisconsin  54484

Attention:

Jeffrey J. Lappe, President

Voting Agreement – Page 3

Executable Version

with a copy to:

Ruder Ware LLSC

500 1st Street, Suite 8000

Wausau, Wisconsin  54402

Attention:

Matthew Rowe

If to Directors:

Mark L. Anderson S3056 State Hwy 13N Marshfield, WI 54449	Richard Heinzen P.O. Box 1251 Marshfield, WI 54449

Alan R. Bauman S3206 Casey Avenue Spencer, WI 54479	Martin P. Reinhart 1710 Baneberry Court Wausau, WI 54401

Bradford A. Haessly M209 Edgewood Lane Marshfield, WI 54449	Michael A. Schmidt 900 W. State Street Marshfield, WI 54449

9.

Miscellaneous.

a.

This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the internal laws of the State of Wisconsin and shall be governed by the internal laws of the State of Wisconsin, without reference to its conflicts of law principles.

b.

If any provision of this Agreement or the application of such provision toany person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be construed with the invalid or unenforceable provision deleted and the remainder of this Agreement shall not be affected.

c.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

d.

All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

e.

In the event Director acquires or obtains the power to vote any additional Shares during the term of this Agreement, then Director agrees that the provisions of this Agreement shall apply to such additional Shares.

f.

This Agreement shall be binding upon and inure to the benefit of Spencer and its successors, Director, and Director's spouse,  and their respective executors, personal representatives, administrators, heirs, legatees, guardians, trustees and other legal

Voting Agreement – Page 4

Executable Version

representatives.

g.

This Agreement is effective as of October 4, 2016, regardless of when this Agreement is signed by the parties.   ·

[Signatures on following page]

Voting Agreement – Page 5

Executable Version

IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement as of the date first written above.

Stratford Bancshares, Inc.

By:  /s/ JEFFERY J. LAPPE

Jeffrey J. Lappe, President

Directors:

/s/ MARK L. ANDERSON

Mark L. Anderson

/s/ ALAN R. BAUMAN

Alan R. Bauman

/s/ BRADFORD A. HAESSLY

Bradford A. Haessly

/s/ RICHARD L. HEINZEN

Richard L. Heinzen

/s/ MARTIN P. REINHART

Martin P. Reinhart

/s/ MICHAEL A. SCHMIDT

Michael A. Schmidt

Voting Agreement – Page 6

Executable Version

Schedule 1

Name of Director	Number of Shares of Spencer Common Stock Owned By Director	Record Owner of Shares
Mark L. Anderson	100	Mark L. Anderson
Alan R. Bauman	570	Alan & Kathleen Bauman
Bradford A. Haessly	504	Bradford & Kendra Haessly
Richard L. Heinzen	1580	Richard Heinzen Revocable Trust dated 3-24-15
Martin P. Reinhart	669	Martin P. Reinhart
Michael A. Schmidt	2520	Michael & Anne Schmidt Revocable Trust dated 8-2-11

Voting Agreement – Page 7

APPENDIX F

STRATFORD FINANCIALS

See attached.

Accountant's Compilation Report

Board of Directors

Stratford Bancshares, Inc.

Management is responsible for the accompanying consolidated financial statements of Stratford Bancshares, Inc.  and Subsidiary (the "Company"), which comprise the consolidated balance sheets as of September 30, 2016, and December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the 9month period ended September 30, 2016, and the years ended December 31, 2015 and 2014, in accordance with accounting principles generally accepted in the United States.  We have performed a compilation engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA.  We did not audit or review the consolidated financial statements nor were we required to perform any procedures to verify the accuracy or completeness of the information provided by management.  Accordingly, we do not express an opinion, a conclusion, nor provide any form of assurance on these consolidated financial statements.

/s/ WIPFLI LLP

Wipfli LLP

December 27, 2016

Wausau, Wisconsin

 1

Stratford Bancshares, Inc. and Subsidiary

Consolidated Balance Sheets

	Unaudited
	September 30, 2016	December 31, 2015	December 31, 2014

Assets:
Cash and due from banks	$ 2,266,633	$ 2,987,447	$ 2,112,020
Federal funds sold	542,000	1,010,000	624,486

Cash and cash equivalents	2,808,633	3,997,447	2,736,506
Securities held to maturity (fair value of $45,466,193,
$45,961,470, and $41,022,111, respectively)	44,670,823	45,711,123	40,628,848
Loans, net of allowance for loan losses of $848,009,
$918,447, and $841,261, respectively	55,436,488	51,957,383	52,436,328
Premises and equipment, net	871,517	893,325	913,856
Federal Home Loan Bank stock	474,105	474,105	474,105
Accrued interest receivable	454,304	386,115	381,104
Foreclosed assets, net	-	-	36,000
Cash value of life insurance	3,221,958	3,156,800	2,870,883
Deferred tax asset	925,600	958,600	1,213,300
Other assets	123,796	109,825	112,482

Total assets	$ 108,987,224	$ 107,644,723	$ 101,803,412

Liabilities:
Noninterestbearing deposits	$ 12,367,926	$ 10,516,444	$ 9,135,572
Interestbearing deposits	74,332,486	75,416,741	73,459,947
Total deposits	86,700,412	85,933,185	82,595,519
Borrowed funds	5,900,000	5,900,000	3,900,000
Accrued interest payable	34,757	33,673	37,617
Deferred compensation	1,178,373	1,120,037	1,036,062
Other liabilities	376,752	391,066	375,795

Total liabilities	94,190,294	93,377,961	87,944,993

Stockholders' Equity:
Common stock Par value $1 per share:
Authorized 100,000 shares
Issued 100,000 shares	100,000	100,000	100,000
Additional paidin capital	3,752,863	3,752,863	3,730,115
Retained earnings	11,329,578	10,799,410	10,427,778
Treasury stock	(385,511)	(385,511)	(399,474)

Total stockholders' equity	14,796,930	14,266,762	13,858,419

Total liabilities and stockholders' equity	$ 108,987,224	$ 107,644,723	$ 101,803,412

See Accountant's Compilation Report.

 2

Stratford Bancshares, Inc. and Subsidiary

Consolidated Statements of Income

	Unaudited

	9Month Period Ended September 30, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014

Interest income:
Loans, including fees	$ 1,884,033	$ 2,545,456	$ 2,493,004
Securities:
Taxable	432,282	531,395	489,231
Taxexempt	332,010	411,693	425,885
Other	13,159	5,496	7,328

Total interest income	2,661,484	3,494,040	3,415,448

Interest expense:
Interestbearing deposits	338,285	453,563	458,076
Borrowed funds	34,760	23,239	22,632

Total interest expense	373,045	476,802	480,708

Net interest income	2,288,439	3,017,238	2,934,740
Provision for loan losses	5,000	155,000	15,000

Net interest income after provision for loan losses	2,283,439	2,862,238	2,919,740

Noninterest income:
Service fees	103,498	131,494	133,061
Increase in cash value of life insurance	65,158	85,917	86,785
Other noninterest income	82,832	114,009	249,618

Total noninterest income	251,488	331,420	469,464

Noninterest expense:
Salaries and employee benefits	1,054,669	1,334,342	1,303,739
Occupancy and equipment	165,533	281,190	304,212
Data processing	164,618	125,046	125,434
Other noninterest expense	386,484	514,892	547,893

Total noninterest expense	1,771,304	2,255,470	2,281,278

Net income before income taxes	763,623	938,188	1,107,926
Provision for income taxes	233,455	287,261	268,561

Net income	$ 530,168	$ 650,927	$ 839,365

See Accountant's Compilation Report.

 3

Stratford Bancshares, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders' Equity

	Unaudited
	Common	Additional	Retained	Accumulated Other Comprehensive
	Stock	Paidin Capital	Earnings	Income (loss)	Total

Balances at January 1, 2014	$ 100,000	$ 3,712,642	$ 9,866,957	$ (410,643)	$ 13,268,956

Net income	-	-	839,365	-	839,365
Sale of 200 shares of treasury stock	-	17,473	-	11,169	28,642
Dividends	-	-	(278,544)	-	(278,544)

Balances at December 31, 2014	100,000	3,730,115	10,427,778	(399,474)	13,858,419

Net income	-	-	650,927	-	650,927
Sale of 250 shares of treasury stock	-	22,748	-	13,963	36,711
Dividends	-	-	(279,295)	-	(279,295)

Balances at December 31, 2015	100,000	3,752,863	10,799,410	(385,511)	14,266,762

Net income	-	-	530,168	-	530,168

September 30, 2016	$ 100,000	$ 3,752,863	$ 11,329,578	$ (385,511)	$ 14,796,930

See Accountant's Compilation Report.

 4

Stratford Bancshares, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	Unaudited

	9Month Period Ended September 30, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014

Increase (decrease) in cash and cash equivalents:
Cash flows from operating activities:
Net income	$ 530,168	$ 650,927	$ 839,365
Adjustments to reconcile net income to net cash provided by operating activities:
Net securities amortization	96,581	125,413	121,997
Provision for loan losses	5,000	155,000	15,000
Provision for depreciation and amortization	45,900	65,634	74,052
Loss on sale of premises and equipment	-	-	1,079
Increase in cash surrender value of life insurance	(65,158)	(85,917)	(86,785)
Loss on sale of foreclosed assets	-	3,804	14,000
Provision for (benefit from) deferred income tax	33,000	254,700	312,700
Changes in operating assets and liabilities:
Accrued interest receivable	(68,189)	(5,011)	(44,638)
Other assets	(13,971)	2,657	19,011
Other liabilities	45,106	95,302	33,844

Net cash provided by operating activities	608,437	1,262,509	1,299,625

Cash flows from investing activities:
Purchase of securities held to maturity	(11,176,499)	(13,708,114)	(9,206,005)
Proceeds from calls and maturities of securities held to maturity	12,120,218	8,500,426	7,729,165
Net (increase) decrease in loans	(3,484,105)	323,945	(2,761,645)
Capital expenditures	(24,092)	(45,103)	(32,193)
Proceeds from sales of foreclosed assets	-	32,196	40,795
Purchase of Bankowned life insurance	-	(200,000)	-

Net cash used in investing activities	(2,564,478)	(5,096,650)	(4,229,883)

 5

Stratford Bancshares, Inc. and Subsidiary

Consolidated Statements of Cash Flows (Continued)

	Unaudited

	9Month Period Ended September 30, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014

Cash flows from financing activities:
Net increase (decrease) in deposits	$ 767,227	$ 3,337,666	$ (623,820)
Net increase (decrease) in shortterm borrowings	-	2,000,000	-
Proceeds from issuance of borrowed funds	3,400,000	2,900,000	3,000,000
Principal payments on borrowed funds	(3,400,000)	(2,900,000)	(4,361,038)
Dividends	-	(279,295)	(278,544)
Sale of treasury stock	-	36,711	28,642

Net cash provided by (used in) financing activities	767,227	5,095,082	(2,234,760)

Net increase (decrease) in cash and cash equivalents	(1,188,814)	1,260,941	(5,165,018)
Cash and cash equivalents at beginning of year	3,997,447	2,736,506	7,901,524

Cash and cash equivalents at end of year	$ 2,808,633	$ 3,997,447	$ 2,736,506

Supplemental cash flow information:
Cash paid during the year for:
Interest	$ 371,961	$ 480,746	$ 483,751
Income taxes	165,000	-	-

See Accountant's Compilation Report.

 6

Stratford Bancshares, Inc. and Subsidiary

Notes to Financial Statements

Note 1: Summary of Significant Accounting Policies
Organization

Stratford Bancshares, Inc. (the "Company"), provides a variety of financial services to individual and corporate customers through its wholly owned subsidiary, Stratford State Bank, (the "Bank").  The Company operates as a fullservice financial institution with a primary market area including, but not limited to, Wood and Marathon Counties.  The Company is subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary.  All significant intercompany balances and transactions have been eliminated.

Use of Estimates in Preparation of Consolidated Financial Statements

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results may differ from these estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows in the consolidated financial statements, cash and cash equivalents include cash on hand, interestbearing and noninterestbearing accounts in other financial institutions, and federal funds sold, all of which have original maturities of three months or less and are utilized in the daily operations of the Company.

Securities

Debt securities that management has the positive intent and ability to hold to maturity are classified as held to maturity and recorded at amortized cost.  Securities not classified as held to maturity are classified as available for sale and are carried at fair value, with unrealized gains and losses reported in other comprehensive income or loss.  Amortization of premiums and accretion of discounts are recognized in interest income using the interest method over the estimated lives of the securities.  Gains and losses on the sale of securities are recorded on the trade date and determined using the specificidentification method.

 7

Stratford Bancshares, Inc. and Subsidiary
Notes to Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)
Securities (Continued)

Declines in fair value of securities that are deemed to be other than temporary, if applicable, are reflected in earnings as realized losses.  In estimating otherthantemporary impairment losses, management considers the length of time and the extent to which fair value has been less than cost, the financial condition and nearterm prospects of the issuer, and the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.  Gains and losses on the sale of securities are recorded on the trade date and determined using the specificidentification method.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff generally are reported at their outstanding unpaid principal balances adjusted for chargeoffs and an allowance for loan losses.  Interest on loans is accrued and credited to income based on the unpaid principal balance.  Loanorigination fees and direct origination costs are recognized as income or expense when received or incurred since capitalization of these fees and costs would not have a significant impact on the financial statements.

The accrual of interest on a loan is discontinued when, in the opinion of management, there is an indication the borrower will be unable to make payments as they become due.  When loans are placed on nonaccrual status or charged off, all unpaid accrued interest is reversed against interest income.  The interest on these loans is subsequently accounted for on the cash basis or using the costrecovery method until qualifying for return to accrual.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.  Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors.  Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged off.

The allowance consists of specific and general components.  The specific component relates to loans that are individually classified as impaired.  A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement.  Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings (TDRs) and are  classified as impaired.

 8

Stratford Bancshares, Inc. and Subsidiary
Notes to Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)
Allowance for Loan Losses (Continued)

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a casebycase basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Commercial and commercial real estate loans are individually evaluated for impairment.  If a loan is impaired, a portion of the allowance is allocated so that the loan net of the specific allocation equals the present value of estimated future cash flows using the loan’s existing rate or the fair value of underlying collateral less applicable estimated selling costs if repayment is expected solely from the collateral.

TDRs are individually evaluated for impairment and included in the separately identified impairment disclosures.  TDRs are measured at the present value of estimated future cash flows using the loan’s original effective rate.  If a TDR is considered to be a collateral dependent loan, the loan is measured at the fair value of the collateral less applicable estimated selling costs.  For TDRs that subsequently default, the Company determines the amount of the allowance on that loan in accordance with the accounting policy for the allowance for loan losses on loans individually identified as impaired.

The general component covers loans that are collectively evaluated for impairment.  Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not included in the separately identified impairment disclosures.  The general allowance component also includes loans that are not individually identified for impairment evaluation, such as commercial loans below the individual evaluation threshold, as well as those loans that are individually evaluated but are not considered impaired.

The general component is based on historical loss experience adjusted for current qualitative factors.  The historical loss experience is determined by portfolio segment or loan class and is based on the actual loss history experienced by the Company.  This actual loss experience is supplemented with other qualitative factors based on the risks present for each portfolio segment or loan class.  These qualitative factors include: levels of and trends in delinquencies and impaired loans; levels of and trends in chargeoffs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations.

 9

Stratford Bancshares, Inc. and Subsidiary
Notes to Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)
Allowance for Loan Losses (Continued)

Due to the added risks associated with loans which are graded as special mention or substandard that are not classified as impaired, an additional analysis is performed to determine whether an allowance is needed that is not fully captured by the historical loss experience.  Historical loss experience by portfolio segment or loan class and migration of loans into higher risk classifications are considered, as well as the historical loss rates (or severity) of loans specifically classified as special mention, substandard, or doubtful and the trends in the underlying collateral included within these classifications.

Management considers the following when assessing risk in the Company's loan portoflio segments:

* Agricultural and commercial real estate loans are dependent on the industries tied to these loans.  Agricultural loans are primarily for land acquisition as well as for working capital.  Commercial real estate loans are primarily secured by office and industrial buildings, warehouses, small retail shopping facilities, and various special purpose properties, including hotels and restaurants.  Financial information is obtained from the borrowers and/or the individual project to evaluate cash flows sufficiency to service debt and is periodically updated during the life of the loan.  Loan performance may be adversely affected by factors impacting the general economy or conditions specific to the real estate market such as geographic location and/or property type.

* Residential real estate loans are affected by the local residential real estate market, the local economy, and, for variable rate mortgages, movement in indices tied to these loans.  At the time of origination, the Company evaluates the borrower's repayment ability through a review of debt to income and credit scores.  Appraisals are obtained to support the loan amount.  Financial information is obtained from the borrowers and/or the individual project to evaluate cash flows sufficiency to service debt at the time of origination.

* Commercial loans are primarily for working capital, physical asset expansion, asset acquisition loans, and other.  These loans are made based primarily on historical and projected cash flow of the borrower and secondarily on the underlying collateral provided by the borrower.  The cash flows of borrowers, however, may not behave as forecasted and collateral securing loans may fluctuate in value due to economic or individual performance factors.  Financial information is obtained from the borrowers to evaluate cash flows sufficiency to service debt and are periodically updated during the life of the loan.

* Consumer and other loans may take the form of installment loans, demand loans, or single payment loans and are extended to individuals for household, family, and other personal expenditures.  At the time of origination, the Company evaluates the borrower's repayment ability through a review of debt to income and credit scores.

 10

Stratford Bancshares, Inc. and Subsidiary

Notes to Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation computed on the straightline method over the estimated useful lives of the assets.

Federal Home Loan Bank (FHLB) Stock

FHLB stock is carried at cost.  The Company is required to hold the stock as a member of the FHLB, and transfer of the stock is substantially restricted.  The stock is pledged as collateral for outstanding FHLB advances.  FHLB stock is evaluated for impairment on an annual basis.

Foreclosed Assets

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis.  Subsequent to foreclosure, valuations are periodically performed by management, and the assets are carried at the lower of carrying amount or fair value less cost to sell.  Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

Life Insurance

The Company has purchased life insurance policies on certain key executives.  Life insurance is measured at the amount that could be realized under the insurance contract as of the consolidated balance sheet date, which generally is the cash surrender value of the policy.

Income Taxes

Deferred tax assets and liabilities have been determined using the liability method.  Deferred tax assets and liabilities are determined based on the difference between the consolidated financial statements and tax bases of assets and liabilities as measured by the current enacted tax rates which will be in effect when these differences are expected to reverse.  Provision (credit) for deferred taxes is the result of changes in the deferred tax assets and liabilities.

The Company may also recognize a liability for unrecognized tax benefits from uncertain tax positions.  Unrecognized tax benefits represent the differences between a tax position taken or expected to be taken in a tax return and the benefit recognized and measured in the consolidated financial statements.  Interest and penalties related to unrecognized tax benefits are classified as income tax expense.

With few exceptions, the Company is no longer subject to federal or state examination by tax authorities for years ending before September 2012.

 11

Stratford Bancshares, Inc. and Subsidiary

Notes to Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)

OffBalanceSheet Instruments

In the ordinary course of business, the Company has entered into offbalancesheet financial instruments, including commitments to extend credit, unfunded commitments under lines of credit, and standby letters of credit.  Such financial instruments are recorded in the consolidated financial statements when they become payable.

Advertising

Advertising costs are expensed as incurred.

New Accounting Pronouncements

The Company recently adopted the following Accounting Standards Updates (ASU) issued by the Financial Accounting Standards Board (FASB).

ASU No. 201404, Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure  The primary purpose of this new guidance is to clarify, for residential mortgage loans, when an in substance repossession or foreclosure occurs and a creditor is considered to have received physical possession of residential real estate property collateralizing a residential mortgage loan.  The Company adopted this new accounting standard for the year ended September 30, 2016.  See Note 6 for disclosures required by this accounting standard.

ASU No. 201601, Recognition and Measurement of Financial Assets and Financial Liabilities  This standard makes a number of changes to the recognition and measurement standards of financial instruments, including the following changes:  (1) equity securities with a readily determinable fair value will have to be measured at fair value with changes in fair value recognized in net income, and (2) entities that are not public business entities will no longer be required to disclose the fair value of financial instruments measured at amortized cost.  This new standard is effective for financial statements issued for annual periods beginning after December 15, 2018.  However, the Company is permitted to adopt and has adopted the provision in the standard eliminating the requirement to disclose the fair value of financial instruments measured at amortized cost effective for the 9month period ended September 30, 2016.  As a result, the consolidated financial statements for the 9month period ended September 30, 2016, and the years ended December 31, 2015 and 2014, do not disclose the fair value of financial instruments measured at amortized cost.  The Company does not believe the adoption of the rest of the standard will have a significant impact on its consolidated financial statements.

The following ASUs have been issued by FASB and may impact the Company's consolidated financial statements in future reporting periods.

 12

Stratford Bancshares, Inc. and Subsidiary
Notes to Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)
New Accounting Pronouncements (Continued)

ASU No. 201409, Revenue from Contracts with Customers  The objective of this new standard is to provide a common revenue standard for all entities that enter into contracts with customers to transfer goods or services or contracts to transfer nonfinancial assets.  This new accounting standard is effective for financial statements issued for annual reporting periods beginning after December 15, 2018.  The Company is evaluating what impact this new standard will have on its consolidated financial statements.

ASU No. 201602, Leases  When this standard is adopted, the primary accounting change will require lessees to recognize right of use assets and lease obligations for most operating leases as well as finance leases.  This new standard is effective for financial statements issued for annual periods beginning after December 15, 2019.   The Company does not believe this will have a significant impact on its consolidated financial statements.

ASU No. 201613, Measurement of Credit Losses on Financial Instruments  This standard will significantly change how financial assets measured at amortized cost are presented.  Such assets, which include most loans [and securities held to maturity], will be presented at the net amount expected to be collected over their remaining contractual lives.  Estimated credit losses will be based on relevant information about historical experience, current conditions, and reasonable and supportable forecasts that affect the collectibility of the reported amounts.  The standard will also change the accounting for credit losses related to securities available for sale and purchased financial assets with a morethaninsignificant amount of credit deterioration since origination.  This new accounting standard is effective for financial statements issued for annual periods beginning after December 15, 2020.   The Company is evaluating what impact this new standard will have on its consolidated financial statements.

Subsequent Events

Subsequent events have been evaluated through December 27, 2016, which is the date the consolidated financial statements were available to be issued.

Note 2: Cash and Due From Banks

In the normal course of business, the Company maintains cash and due from bank balances with correspondent banks.  Balances in these accounts may exceed the Federal Deposit Insurance Corporation's insured limit of $250,000.  Management believes these financial institutions have strong credit ratings and that the credit risk related to these deposits is minimal.

 13

Stratford Bancshares, Inc. and Subsidiary

Notes to Financial Statements

Note 3: Securities

The amortized cost and estimated fair value of securities with gross unrealized gains and losses follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

September 30, 2016 Securities held to maturity:
U.S. government and agency securities	$ 8,000,000	$ 13,784	$ (1,584)	$ 8,012,200
Obligations of states and political subdivisions	19,184,141	378,039	(19,897)	19,542,283
Residential mortgagebacked securities	13,535,018	336,423	(309)	13,871,132
Certificates of deposit	3,451,664	89,869	(955)	3,540,578
Nonrated trust preferred securities	500,000	-	-	500,000

Total securities held to maturity	$ 44,670,823	$ 818,115	$ (22,745)	$ 45,466,193

December 31, 2015 Securities held to maturity:
U.S. government and agency securities	$ 10,494,832	$ 31,449	$ (87,625)	$ 10,438,656
Obligations of states and political subdivisions	16,391,995	269,008	(24,314)	16,636,689
Residential mortgagebacked securities	15,367,296	169,275	(97,777)	15,438,794
Certificates of deposit	2,957,000	894	(10,563)	2,947,331
Nonrated trust preferred securities	500,000	-	-	500,000

Total securities held to maturity	$ 45,711,123	$ 470,626	$ (220,279)	$ 45,961,470

December 31, 2014 Securities held to maturity
U.S. government and agency securities	$ 11,409,386	$ 12,498	$ (141,921)	$ 11,279,963
Obligations of states and political subdivisions	12,934,546	344,716	(38,426)	13,240,836
Residential mortgagebacked securities	12,832,916	255,662	(34,412)	13,054,166
Certificates of deposit	2,952,000	3,620	(8,474)	2,947,146
Nonrated trust preferred securities	500,000	-	-	500,000

Total securities held to maturity	$ 40,628,848	$ 616,496	$ (223,233)	$ 41,022,111

Fair values of securities are generally estimated based on financial models or prices paid for similar securities.  It is possible interest rates or other key inputs to the valuation estimate could change considerably resulting in a material change in the estimated fair value of securities.

 14

Stratford Bancshares, Inc. and Subsidiary
Notes to Financial Statements

Note 3: Securities (Continued)

The following table shows the fair value and gross unrealized losses of securities with unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position:

	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

September 30, 2016
U.S. government and agency securities	$ 798,416	$ 1,584	$ -	$ -	$ 798,416	$ 1,584
Obligations of states and political subdivisions	3,174,795	19,897	-	-	3,174,795	19,897
Residential mortgagebacked securities	420,856	309	-	-	420,856	309
Certificates of deposit	489,045	955	-	-	489,045	955

Total	$ 4,883,112	$ 22,745	$ -	$ -	$ 4,883,112	$ 22,745

 15

Stratford Bancshares, Inc. and Subsidiary

Notes to Financial Statements

Note 3: Securities (Continued)

Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

December 31, 2015
U.S. government and agency securities	$ 4,868,772	$ 64,247	$ 2,076,622	$ 23,378	$ 6,945,394	$ 87,625
Obligations of states and political subdivisions	4,199,109	20,704	246,390	3,610	4,445,499	24,314
Residential mortgagebacked securities	6,064,295	77,853	1,090,405	19,924	7,154,700	97,777
Certificates of deposit	2,208,437	10,563	-	-	2,208,437	10,563

Total	$ 17,340,613	$ 173,367	$ 3,413,417	$ 46,912	$ 20,754,030	$ 220,279

December 31, 2014
U.S. government and agency securities	$ 1,883,668	$ 9,198	$ 5,916,345	$ 132,723	$ 7,800,013	$ 141,921
Obligations of states and political subdivisions	1,149,569	7,813	1,899,705	30,613	3,049,274	38,426
Residential mortgagebacked securities	1,226,508	4,825	1,631,001	29,587	2,857,509	34,412
Certificates of deposit	1,219,526	8,474	-	-	1,219,526	8,474

Total	$ 5,479,271	$ 30,310	$ 9,447,051	$ 192,923	$ 14,926,322	$ 223,233

At September 30, 2016, December 31, 2015, and December 31, 2014, respectively, the Company had 15, 58, and 44 debt securities with unrealized losses with aggregate depreciation of .4%, 1.0%, and 1.5%, respectively, from the Company's amortized cost basis.  These unrealized losses relate principally to the changes in interest rates and are not due to changes in the financial condition of the issuer, the quality of any underlying assets, or applicable credit enhancements.  In analyzing whether unrealized losses on debt securities are other than temporary, management considers whether the securities are issued by a government body or agency, whether a rating agency has downgraded the securities, industry analysts' reports, the financial condition and performance of the issuer, and the quality of any underlying assets or credit enhancements.  Since management has the ability to hold debt securities for the foreseeable future, no declines are deemed to be other than temporary.

 16

Stratford Bancshares, Inc. and Subsidiary
Notes to Financial Statements

Note 3: Securities (Continued)

The following is a summary of amortized cost and estimated fair value of debt securities by contractual maturity as of September 30, 2016.  Contractual maturities will differ from expected maturities for mortgagerelated securities because borrowers may have the right to call or prepay obligations without penalties.

	Held to Maturity
	Amortized Cost	Estimated Fair Value

Due in one year or less	$ 511,008	$ 512,154
Due after one year through five years	21,863,273	22,173,437
Due after five years through ten years	7,590,574	7,739,203
Due after ten years	1,170,950	1,170,267

Subtotal	31,135,805	31,595,061
Mortgagerelated securities	13,535,018	13,871,132

Total	$ 44,670,823	$ 45,466,193

There were no sales of securities during the period ended September 30, 2016, or in 2015 or 2014.

At September 30, 2016, the amortized cost and estimated fair value of securities pledged to secure public deposits and FHLB borrowings was $10,515,766 and $10,671,374, respectively.  At December 31, 2015, the amortized cost and estimated fair value of securities pledged to secure public deposits and FHLB borrowings was $8,737,891 and $8,756,022, respectively.  At December 31, 2014, the amortized cost and estimated fair value of securities pledged to secure public deposits and FHLB borrowings was $7,462,569 and $7,493,992, respectively.

 17

Stratford Bancshares, Inc. and Subsidiary

Notes to Financial Statements

Note 4: Loans

The following table presents total loans by portfolio segment and class of loan:

	9/30/2016	12/31/2015	12/31/2014

Commercial:
Commercial and industrial	$ 11,485,049	$ 8,173,293	$ 9,844,092
Commercial real estate	18,766,898	19,942,991	19,627,529
Agricultural	14,453,054	14,126,379	13,487,854
Residential real estate	8,895,154	8,346,914	7,858,220
Consumer	2,684,342	2,286,253	2,459,894

Subtotal	56,284,497	52,875,830	53,277,589
Allowance for loan losses	(848,009)	(918,447)	(841,261)

Loans, net	$ 55,436,488	$ 51,957,383	$ 52,436,328

Activity in the allowance for loan losses by portfolio segment follows:

	Commercial	Residential Real Estate	Consumer	Total

Balance at January 1, 2014	$ 668,294	$ 59,158	$ 37,611	$ 765,063
Provision for loan losses	2,711	9,794	2,495	15,000
Recoveries of loans previously charged off	29,198	30,000	2,000	61,198

Balance at December 31, 2014	700,203	98,952	42,106	841,261
Provision for loan losses	90,195	54,933	9,872	155,000
Loans charged off	(108,814)	(37,000)	(7,000)	(152,814)
Recoveries of loans previously charged off	74,000	-	1,000	75,000

Balance at December 31, 2015	755,584	116,885	45,978	918,447
Provision for loan loss	29,828	(20,429)	(4,399)	5,000
Loans charged off	(97,709)	-	(9,407)	(107,116)
Recoveries of loans previously charged off	1,000	25,678	5,000	31,678

Balance at September 30, 2016	$ 688,703	$ 122,134	$ 37,172	$ 848,009

 18

Stratford Bancshares, Inc. and Subsidiary
Notes to Financial Statements

Note 4: Loans (Continued)

Information about how loans were evaluated for impairment and the related allowance for loan losses follows:

	Commercial	Residential Real Estate	Consumer	Total

September 30, 2016

Loans:
Individually evaluated for impairment	$ 2,261,772	$ 62,153	$ 26,982	$ 2,350,907
Collectively evaluated for impairment	42,443,229	8,833,001	2,657,360	53,933,590

Total loans	$ 44,705,001	$ 8,895,154	$ 2,684,342	$ 56,284,497

Related allowance for loan losses:
Individually evaluated for impairment	$ 75,004	$ 45,971	$ 12,256	$ 133,231
Collectively evaluated for impairment	613,699	76,163	24,916	714,778

Total allowance for loan losses	$ 688,703	$ 122,134	$ 37,172	$ 848,009

December 31, 2015
Loans:
Individually evaluated for impairment	$ 2,390,917	$ 64,432	$ 35,754	$ 2,491,103
Collectively evaluated for impairment	39,851,746	8,282,482	2,250,499	50,384,727

Total loans	$ 42,242,663	$ 8,346,914	$ 2,286,253	$ 52,875,830

Related allowance for loan losses:
Individually evaluated for impairment	$ 128,123	$ 10,902	$ 23,087	$ 162,112
Collectively evaluated for impairment	627,461	105,983	22,891	756,335

Total allowance for loan losses	$ 755,584	$ 116,885	$ 45,978	$ 918,447

 19

Stratford Bancshares, Inc. and Subsidiary

Notes to Financial Statements

Note 4: Loans (Continued)

Commercial	Residential Real Estate	Consumer	Total

December 31, 2014
Loans:
Individually evaluated for impairment	$ 3,600,306	$ 188,682	$ 38,250	$ 3,827,238
Collectively evaluated for impairment	39,359,169	7,669,538	2,421,644	49,450,351

Total loans	$ 42,959,475	$ 7,858,220	$ 2,459,894	$ 53,277,589

Related allowance for loan losses
Individually evaluated for impairment	$ 105,043	$ 26,283	$ 8,631	$ 139,957
Collectively evaluated for impairment	595,160	72,669	33,475	701,304

Total allowance for loan losses	$ 700,203	$ 98,952	$ 42,106	$ 841,261

Information regarding impaired loans for the year ended  September 30, 2016, follows:

	Recorded Investment	Principal Balance	Related Allowance	Average Investment	Interest Recognized

Loans with no related allowance for loan losses:
Commercial and industrial	$ 582,903	$ 582,903	N/A	$ 458,301	$ 9,571
Commercial real estate	691,475	691,475	N/A	754,789	16,697
Agricultural	147,996	147,996	N/A	148,998	-
Residential real estate	10,257	10,257	N/A	10,945	-
Consumer	1,852	1,852	N/A	926	-

Total	1,434,483	1,434,483	N/A	1,373,959	26,268

Loans with an allowance for loan losses:
Commercial and industrial	9,700	9,700	9,700	198,105	-
Commercial real estate	829,698	829,698	65,304	766,153	21,724
Residential real estate	51,896	51,896	45,971	52,348	2,220
Consumer	25,130	25,130	12,256	30,442	2,181

Total	916,424	916,424	133,231	1,047,048	26,125

Grand total	$ 2,350,907	$ 2,350,907	$ 133,231	$ 2,421,007	$ 52,393

 20

Stratford Bancshares, Inc. and Subsidiary
Notes to Financial Statements

Note 4: Loans (Continued)

Information regarding impaired loans for the year ended December 31, 2015, follows:

	Recorded Investment	Principal Balance	Related Allowance	Average Investment	Interest Recognized

Loans with no related allowance for loan losses:
Commercial and industrial	$ 333,698	$ 333,698	N/A	$ 807,834	$ 16,627
Commercial real estate	818,103	818,103	N/A	583,674	25,040
Agricultural	149,999	149,999	N/A	525,173	16,630
Residential real estate	11,632	11,632	N/A	61,486	-

Total	1,313,432	1,313,432	N/A	1,978,167	58,297

Loans with an allowance for loan losses:
Commercial and industrial	386,509	386,509	89,821	193,255	-
Commercial real estate	702,608	702,608	38,302	885,677	39,646
Residential real estate	52,800	52,800	10,902	65,071	3,565
Consumer	35,754	35,754	23,087	30,970	2,678

Total	1,177,671	1,177,671	162,112	1,174,973	45,889

Grand total	$ 2,491,103	$ 2,491,103	$ 162,112	$ 3,153,140	$ 104,186

 21

Stratford Bancshares, Inc. and Subsidiary
Notes to Financial Statements

Note 4: Loans (Continued)

Information regarding impaired loans for the year ended December 31, 2014, follows:

	Recorded Investment	Principal Balance	Related Allowance	Average Investment	Interest Recognized

Loans with no related allowance for loan losses:
Commercial and industrial	$ 1,281,969	$ 1,281,969	N/A	$ 640,985	$ 22,312
Commercial real estate	349,245	349,245	N/A	174,623	32,924
Agricultural	900,346	900,346	N/A	450,173	54,728
Residential real estate	111,340	111,340	N/A	55,670	5,026
Consumer	12,065	12,065	N/A	6,033	-

Total	2,654,965	2,654,965	N/A	1,327,484	114,990

Loans with an allowance for loan losses:
Commercial real estate	1,068,746	1,068,746	105,043	534,373	51,427
Residential real estate	77,342	77,342	26,283	38,671	4,879
Consumer	26,185	26,185	8,631	13,093	1,683

Total	1,172,273	1,172,273	139,957	586,137	57,989

Grand total	$ 3,827,238	$ 3,827,238	$ 139,957	$ 1,913,621	$ 172,979

No additional funds are committed to be advanced in connection with impaired loans.

The Company regularly evaluates various attributes of loans to determine the appropriateness of the allowance for loan losses.  The credit quality indicators monitored differ depending on the class of loan.

Commercial loans are generally evaluated using the following internally prepared ratings:

* "Pass" ratings are assigned to loans with adequate collateral and debt service ability such that collectibility of the contractual loan payments is highly probable.

* "Watch/special mention" ratings are assigned to loans where management has some concern that the collateral or debt service ability may not be adequate, though the collectibility of the contractual loan payments is still probable.

* "Substandard" ratings are assigned to loans that do not have adequate collateral and/or debt service ability such that collectibility of the contractual loan payments is no longer probable.

 22

Stratford Bancshares, Inc. and Subsidiary
Notes to Financial Statements

Note 4: Loans (Continued)

Only commercial loans with a balance over $200,000 at September 30, 2016, were individually rated.  At December 31, 2015 and 2014, only commercial loans with a balance of over $100,000 were individually rated.  Loans with a balance below these scopes are listed as "Unrated" in the table.

Residential real estate and consumer loans are generally evaluated based on whether or not the loan is performing according to the contractual terms of the loan.

Information regarding the credit quality indicators most closely monitored for commercial loans by class follows:

	Unrated	Pass	Special Mention/ Watch	Substandard	Total

September 30, 2016
Commercial and industrial	$ 4,554,131	$ 6,376,782	$ -	$ 554,136	$ 11,485,049
Commercial real estate	1,728,172	15,538,964	231,384	1,268,378	18,766,898
Agricultural	2,524,829	11,780,229	-	147,996	14,453,054

Total	$ 8,807,132	$ 33,695,975	$ 231,384	$ 1,970,510	$ 44,705,001

December 31, 2015
Commercial and industrial	$ 1,091,533	$ 6,763,158	$ -	$ 318,602	$ 8,173,293
Commercial real estate	1,777,195	16,267,621	231,089	1,667,086	19,942,991
Agricultural	458,325	13,518,055	-	149,999	14,126,379

Total	$ 3,327,053	$ 36,548,834	$ 231,089	$ 2,135,687	$ 42,242,663

December 31, 2014
Commercial and industrial	$ 1,871,207	$ 7,146,479	$ -	$ 826,406	$ 9,844,092
Commercial real estate	1,978,547	15,998,141	234,992	1,415,849	19,627,529
Agricultural	747,157	12,602,243	-	138,454	13,487,854

Total	$ 4,596,911	$ 35,746,863	$ 234,992	$ 2,380,709	$ 42,959,475

 23

Stratford Bancshares, Inc. and Subsidiary
Notes to Financial Statements

Note 4: Loans (Continued)

Information regarding the credit quality indicators most closely monitored for residential real estate and consumer loans by class follows:

	Performing	Nonperforming	Total

September 30, 2016
Residential real estate	$ 8,603,650	$ 291,504	$ 8,895,154
Consumer	2,682,590	1,752	2,684,342

Total	$ 11,286,240	$ 293,256	$ 11,579,496

December 31, 2015
Residential real estate	$ 8,055,319	$ 291,595	$ 8,346,914
Consumer	2,251,684	34,569	2,286,253

Total	$ 10,307,003	$ 326,164	$ 10,633,167

December 31, 2014
Residential real estate	$ 7,560,393	$ 297,827	$ 7,858,220
Consumer	2,459,894	-	2,459,894

Total	$ 10,020,287	$ 297,827	$ 10,318,114

Loan aging information follows:

	Current Loans	Loans Past Due 3089 Days	Loans Past Due 90+ Days	Total Loans	Nonaccrual Loans	Loans 90+ Days Past Due and Accruing Interest

September 30, 2016
Commercial and industrial	$ 10,952,751	$ 506,136	$ 26,162	$ 11,485,049	$ 26,162	$ -
Commercial real estate	18,392,587	-	374,311	18,766,898	374,311	-
Agricultural	14,453,054	-	-	14,453,054	-	-
Residential real estate	8,389,502	214,148	291,504	8,895,154	291,504	-
Consumer	2,654,988	27,602	1,752	2,684,342	1,752	-

Total	$ 54,842,882	$ 747,886	$ 693,729	$ 56,284,497	$ 693,729	$ -

 24

Stratford Bancshares, Inc. and Subsidiary

Notes to Financial Statements

Note 4: Loans (Continued)

Current Loans	Loans Past Due 3089 Days	Loans Past Due 90+ Days	Total Loans	Nonaccrual Loans	Loans 90+ Days Past Due and Accruing Interest

December 31, 2015
Commercial and industrial	$ 8,128,345	$ 17,586	$ 27,362	$ 8,173,293	$ 413,872	$ -
Commercial real estate	19,942,991	-	-	19,942,991	-	-
Agricultural	14,126,379	-	-	14,126,379	-	-
Residential real estate	7,962,300	93,019	291,595	8,346,914	291,595	-
Consumer	2,231,315	20,369	34,569	2,286,253	34,569	-

Total	$ 52,391,330	$ 130,974	$ 353,526	$ 52,875,830	$ 740,036	$ -

December 31, 2014
Commercial and industrial	$ 9,523,688	$ 290,652	$ 29,752	$ 9,844,092	$ 455,266	$ -
Commercial real estate	19,388,065	239,464	-	19,627,529	-	-
Agricultural	13,277,039	210,815	-	13,487,854	3,931	-
Residential real estate	7,560,393	-	297,827	7,858,220	213,777	84,050
Consumer	2,414,710	45,184	-	2,459,894	-	-

Total	$ 52,163,895	$ 786,115	$ 327,579	$ 53,277,589	$ 672,974	$ 84,050

When, for economic or legal reasons related to the borrower's financial difficulties, the Company grants a concession to the borrower that the Company would not otherwise consider, the modified loan is classified as a troubled debt restructuring.  Loan modifications may consist of forgiveness of interest and/or principal, a reduction of the interest rate, interestonly payments for a period of time, and/or extending amortization terms.

 25

Stratford Bancshares, Inc. and Subsidiary
Notes to Financial Statements

Note 4: Loans (Continued)

The following presents information regarding new modifications of loans classified as troubled debt restructurings during the 9month period ended September 30, 2016, and the years ended December 31, 2015 and 2014.  All troubled debt restructurings are classified as impaired loans.  The recorded investment presented in the following tables does not include specific reserves for loan losses recognized for these loans, which totaled $54,919 at September 30, 2016, $0 at December 31, 2015, and $32,506 at December 31, 2014.

	Number of Contracts	PreModification Investment	PostModification Investment

September 30, 2016
Commercial real estate	1	$ 503,472	$ 503,472

December 31, 2015
Commercial and industrial	1	$ 27,351	$ 27,351

December 31, 2014
Commercial real estate	1	$ 331,713	$ 331,713

The Company considers a troubled debt restructuring in default if it becomes past due more than 30 days.  No troubled debt restructurings defaulted within 12 months of their modification date during the 9month period ended September 30, 2016, and the years ended December 31, 2015 and 2014.

Directors and executive officers of the Company, including their families and firms in which they are principal owners, are considered related parties.  Substantially all loans to these related parties were made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

A summary of loans to directors, executive officers, and their affiliates is as follows:

	9/30/2016	12/31/2015	12/31/2014

Beginning balance	$ 1,262,929	$ 2,133,225	$ 2,545,921
Adjustments for changes in directors, executive officers, and/or principal stockholders	-	(251,599)	-
New loans	548,736	69,427	-
Repayments	(71,797)	(688,124)	(412,696)

Ending balance	$ 1,739,868	$ 1,262,929	$ 2,133,225

 26

Stratford Bancshares, Inc. and Subsidiary

Notes to Financial Statements

Note 5: Premises and Equipment

An analysis of premises and equipment is as follows:

	9/30/2016	12/31/2015	12/31/2014

Buildings	$ 1,695,630	$ 1,688,494	$ 1,648,494
Furniture and equipment	563,144	546,188	541,084

Subtotal	2,258,774	2,234,682	2,189,578
Accumulated depreciation	(1,387,257)	(1,341,357)	(1,275,722)

Total	$ 871,517	$ 893,325	$ 913,856

Depreciation and amortization of premises and equipment charged to noninterest expense totaled $45,900 during the ninemonth period ended September 30, 2016, $65,634 during 2015, and $74,052 during 2014.

Note 6: Foreclosed Assets

Foreclosed assets at December 31, 2014 consisted of $36,000 of residential real estate.  There were no foreclosed assets at September 30, 2016 or December 31, 2015.

There were no residential real estate loans  in the process of foreclosure at September 30, 2016, December 31, 2015, or December 31, 2014.

Note 7: Deposits

Deposits consist of the following:

	9/30/2016	12/31/2015	12/31/2014

Noninterestbearing deposits	$ 12,367,926	$ 10,516,444	$ 9,135,572
Interestbearing demand deposits	11,528,333	11,774,460	11,311,886
Savings deposits	12,735,525	12,266,946	11,365,670
Money market deposits	9,658,546	10,768,298	11,659,106
Certificates	40,410,082	40,607,037	39,123,285

Total	$ 86,700,412	$ 85,933,185	$ 82,595,519

Time deposits that meet or exceed the FDIC insurance limit of $250,000 totaled $7,782,633 at September 30, 2016, $5,535,298 at December 31, 2015, and $4,578,460 at December 31, 2014.

 27

Stratford Bancshares, Inc. and Subsidiary
Notes to Financial Statements

Note 7: Deposits (Continued)

The scheduled maturities of time deposits at September 30, 2016, are summarized as follows:

2017	$ 25,432,195
2018	7,408,570
2019	3,220,240
2020	1,543,870
2021	1,995,882
Thereafter	809,325

Total	$ 40,410,082

Deposits from directors, executive officers, principal stockholders, and their affiliates totaled $2,471,872 at September 30, 2016, $2,341,938 at December 31, 2015, and $1,088,853 at December 31, 2014.

Note 8: Borrowed Funds

Borrowed funds consist of the following:

	September 30, 2016		December 31, 2015		December 31, 2014
	Rates	Amount	Rates	Amount	Rates	Amount

Federal Home Loan Bank (FHLB):
Fixed rate, fixed term advances	4.5%	$ 3,900,000	4.6%	$ 3,900,000	4.6%	$ 3,900,000
Open line of credit	.25%	2,000,000.19%		2,000,000	-	-

Total		$ 5,900,000		$ 5,900,000		$ 3,900,000

 28

Stratford Bancshares, Inc. and Subsidiary
Notes to Financial Statements

Note 8: Borrowed Funds (Continued)

The following is a summary of scheduled maturities of fixed term borrowed funds as of September 30, 2016:

	Fixed Rate Advances		Adjustable Rate Advances
	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Total Amount

2017	4.50%	$ 1,500,000	0.25%	$ 2,000,000	$ 3,500,000
2018	4.50%	1,900,000		-	1,900,000
2019		-		-	-
2020		-		-	-
2021	4.50%	500,000		-	500,000

Total		$ 3,900,000		$ 2,000,000	$ 5,900,000

Actual maturities may differ from the scheduled principal maturities due to call options on the various advances.

The Company has a master contract agreement with the FHLB that provides for borrowing up to the maximum of 100% of qualifying investment securities pledged.  The FHLB provides both fixed and floating rate advances.  Floating rates are based on, but not directly tied to, shortterm market rates of interest, such as the London InterBank Offered Rate (LIBOR), federal funds, or treasury bill rates.  Advances with call provisions permit the FHLB to request payment beginning on the call date and quarterly thereafter.  FHLB advances are subject to a prepayment penalty if they are repaid prior to maturity.  FHLB advances are also secured by $474,105 of FHLB stock owned by the Company at September 30, 2016.

At September 30, 2016, the Company's available and unused portion of this borrowing agreement totaled approximately $2,288,000.

 29

Stratford Bancshares, Inc. and Subsidiary

Notes to Financial Statements

Note 9: Income Taxes

The components of the provision for income taxes are as follows:

	9/30/2016	12/31/2015	12/31/2014

Current tax expense (benefit):
Federal	$ 151,255	$ 27,329	$ (44,139)
State	49,200	5,232	-

Total current	200,455	32,561	(44,139)

Deferred tax expense (benefit):
Federal	25,700	187,300	229,400
State	7,300	67,400	83,300

Total deferred	33,000	254,700	312,700

Total	$ 233,455	$ 287,261	$ 268,561

The primary differences between income taxes at the federal statutory rate and the provision for income taxes include state taxes and taxexempt interest.

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities.  The major components of the net deferred tax asset are presented below:

	9/30/2016	12/31/2015	12/31/2014

Deferred tax assets:
Allowance for loan losses	$ 83,000	$ 80,900	$ 19,700
Fixed assets	329,200	323,700	326,100
Deferred compensation and deferred directors fees	533,000	513,900	485,200
Net operating loss carryover	-	46,300	353,500
Foreclosed assets	-		85,100
Other	36,700	50,100	-

Total deferred tax assets	981,900	1,014,900	1,269,600

Deferred tax liabilities:
FHLB stock	56,300	56,300	56,300

Total deferred tax liabilities	56,300	56,300	56,300

Total	$ 925,600	$ 958,600	$ 1,213,300

 30

Stratford Bancshares, Inc. and Subsidiary

Notes to Financial Statements

Note 10: Employee Benefit Plan

The Company sponsors a 401(k) plan that covers substantially all employees.  To be eligible to participate, an employee must be employed by the Company for at least one year and be 21 years of age or older.  The Company matches 25% of employee contributions up to 4% of their annual compensation.  The Company also contributes a safeharbor contribution equal to 3% of an employee's annual compensation.    Expense charged to operations was $61,202 during the ninemonth period ended September 30, 2016, $82,893 during 2015, and $75,206 during 2014.

Note 11: Commitments, Contingencies, and Credit Risk

The Company is a party to financial instruments with offbalancesheet risk in the normal course of business to meet the financing needs of its customers.  These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheet.

The Company's exposure to credit loss is represented by the contractual, or notional, amount of these commitments.  The Company follows the same credit policies in making commitments as it does for onbalancesheet instruments.  Since some of the commitments are expected to expire without being drawn upon and some of the commitments may not be drawn upon to the total extent of the commitment, the notional amount of these commitments does not necessarily represent future cash requirements.

The following commitments were outstanding:

	9/30/2016	12/31/2015	12/31/2014

Commitments to extend credit	$ 539,000	$ 887,000	$ 1,717,000
Unfunded commitments under lines of credit	4,139,000	3,059,000	2,849,000
Credit card commitments	426,000	471,000	522,000
Standby letters of credit	94,000	89,000	102,000

Commitments to extend credit are agreements to lend to a customer at fixed or variable rates as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  The amount of collateral obtained upon extension of credit is based on management's credit evaluation of the customer.  Collateral held varies but may include accounts receivable; inventory; property, plant, and equipment; real estate; and stocks and bonds.

Unfunded commitments under commercial lines of credit, home equity lines of credit, and overdraft protection agreements are commitments for possible future extensions of credit to existing customers.  These lines of credit may or may not require collateral and may or may not contain a specific maturity date.

Credit card commitments are commitments on credit cards issued by the Company and serviced by other companies.  These commitments are unsecured.

 31

Stratford Bancshares, Inc. and Subsidiary
Notes to Financial Statements

Note 11: Commitments, Contingencies, and Credit Risk (Continued)

Standby letters of credit are conditional lending commitments issued by the Company to guarantee the performance of a customer to a third party.  Generally all standby letters of credit issued have expiration dates within one year.  The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loan facilities to customers.  The Company generally holds collateral supporting these commitments.  Standby letters of credit are not reflected in the financial statements since recording the fair value of these guarantees would not have a significant impact on the financial statements.

Note 12: Equity and Regulatory Matters

The payment of dividends by the Bank would be restricted if the Bank does not meet the minimum Capital Conservation Buffer as defined by Basel III regulatory capital guidelines and/or if, after payment of the dividend, the Bank would be unable to maintain satisfactory regulatory capital ratios.

The Bank is subject to various regulatory capital requirements administered by federal and state banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain offbalancesheet items as calculated under regulatory accounting practices.  The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Effective January 1, 2015, the Bank is subject to a new capital adequacy framework called Basel III.  Basel III includes several changes to the capital adequacy guidelines, including a new Common Equity Tier 1 capital requirement, increases in the minimum required Tier 1 riskbased capital ratios, and other changes to the calculation of regulatory capital and riskweighted assets.

Quantitative measures established by regulation to ensure capital adequacy require the the Bank to maintain minimum amounts and ratios (set forth in the following table) of Common Equity Tier 1, Tier 1 and Total capital to riskweighted assets, and Tier 1 capital to average assets.  It is management's opinion, as of September 30, 2016, that the Bank meets all applicable capital adequacy requirements.

As of September 30, 2016, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized, the Bank must maintain minimum regulatory capital ratios as set forth in the table.  There are no conditions or events since that notification that management believes have changed the Bank's category.

 32

Stratford Bancshares, Inc. and Subsidiary
Notes to Financial Statements

Note 12: Equity and Regulatory Matters (Continued)

The Bank's actual capital amounts and ratios are presented in the following table:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
(Dollars in Thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio

September 30, 2016
Bank
Common Equity Tier 1 capital (to riskweighted assets)	$ 13,498	19.68%	> $ 3,087	> 4.50%	> $ 4,459	> 6.50%
Tier 1 capital (to riskweighted assets)	13,498	16.68	> 4,116	> 6.00	> 5,488	> 8.00
Total capital (to riskweighted assets)	14,346	20.91	> 5,488	> 8.00	> 6,860	> 10.00
Tier 1 capital (to average assets)	13,498	12.49	> 4,323	> 4.00	> 5,404	> 5.00

Decvember 31, 2015
Bank
Common Equity Tier 1 capital (to riskweighted assets)	$ 12,929	19.56%	> $ 2,974	> 4.50%	> $ 4,296	> 6.50%
Tier 1 capital (to riskweighted assets)	12,929	19.56	> 3,965	> 6.00	> 5,287	> 8.00
Total capital (to riskweighted assets)	13,757	20.82	> 5,287	> 8.00	> 6,609	> 10.00
Tier 1 capital (to average assets)	12,929	12.14	> 4,261	> 4.00	> 5,325	> 5.00

December 31, 2014
Bank
Tier 1 capital (to riskweighted assets)	$ 12,819	19.83%	> $ 2,586	> 4.00%	> $ 3,878	> 6.00%
Total capital (to riskweighted assets)	13,626	21.08	> 5,171	> 8.00	> 6,464	> 10.00
Tier 1 capital (to average assets)	12,819	12.76	> 4,018	> 4.00	> 5,023	> 5.00

 33

Stratford Bancshares, Inc. and Subsidiary

Notes to Financial Statements

Note 13: Fair Value Measurements

Some assets and liabilities, such as securities available for sale, are measured at fair value on a recurring basis under accounting principles generally accepted in the United States.  Other assets and liabilities, such as impaired loans, may be measured at fair value on a nonrecurring basis.

Following is a description of the valuation methodology and significant inputs used for each asset and liability measured at fair value on a recurring or nonrecurring basis, as well as the classification of the asset or liability within the fair value hierarchy.

Loans  Loans are not measured at fair value on a recurring basis.  However, loans considered to be impaired (see Note 1) may be measured at fair value on a nonrecurring basis.  The fair value measurement of an impaired loan that is collateral dependent is based on the fair value of the underlying collateral.  Independent appraisals are obtained that utilize one or more valuation methodologies.  Typically they will incorporate a comparable sales approach and an income approach.  Management routinely evaluates the fair value measurements of independent appraisers and adjusts those valuations based on differences noted between actual selling prices of collateral and the most recent appraised value.  Such adjustments are usually significant, which results in a Level 3 classification.  All other impaired loan measurements are based on the present value of expected future cash flows discounted at the applicable effective interest rate and, thus, are not fair value measurements.

Foreclosed assets Real estate acquired through or in lieu of loan foreclosure are not measured at fair value on a recurring basis.  However, foreclosed assets are initially measured at fair value (less estimated costs to sell) when they are acquired and may also be measured at fair value (less estimated costs to sell) if they become subsequently impaired.  The fair value measurement for each asset may be obtained from an independent appraiser or prepared internally.  Fair value measurements obtained from independent appraisers generally utilize a market approach based on sales of comparable assets and/or an income approach.  Such measurements are usually considered Level 2 measurements.  However, management routinely evaluates fair value measurements of independent appraisers by comparing actual selling prices to the most recent appraisals.  If management determines significant adjustments should be made to the independent appraisals based on these evaluations, these measurements are considered Level 3 measurements.  Fair value measurements prepared internally are based on management's comparisons to sales of comparable assets, but include significant unobservable data and are therefore considered Level 3 measurements.

 34

Stratford Bancshares, Inc. and Subsidiary
Notes to Financial Statements

Note 13: Fair Value Measurements (Continued)

Information regarding the fair value of assets and liabilities measured at fair value on a nonrecurring basis follows:

Nonrecurring Fair Value Measurements Using
	Quoted Prices in Active Markets (Level 1)	Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

September 30, 2016
Assets Loans	$ -	$ -	$ 783,193	$ 783,193

December 31, 2015
Assets Loans	$ -	$ -	$ 1,015,559	$ 1,015,559

December 31, 2014
Loans	$ -	$ -	$ 1,032,316	$ 1,032,316
Foreclosed assets	-	-	36,000	36,000

Total	$ -	$ -	$ 1,068,316	$ 1,068,316

During 2016, loans with a carrying amount of $916,424 were considered impaired and were written down to their estimated fair value of $783,193 by recognizing a specific valuation allowance of $133,231.  During 2015, loans with a carrying amount of $1,177,671 were considered impaired and were written down to their estimated fair value of $1,015,559 by recognizing a specific valuation allowance of $162,112.  During 2014, loans with a carrying amount of $1,172,273 were considered impaired and were written down to their estimated fair value of $1,032,316 by recognizing a specific valuation allowance of $139,957.

Foreclosed assets at December 31, 2014, were recorded at fair value less costs to sell.

 35

Stratford Bancshares, Inc. and Subsidiary

Notes to Financial Statements

Note 13: Fair Value Measurements (Continued)

Fair Value	Valuation Technique	Unobservable Input(s)	Range/ Weighted Average

September 30, 2016
Impaired loans	$ 783,193	Market and/or income approach	Management discount on appraised values	10%20%

December 31, 2015
Impaired loans	$ 1,015,559	Market and/or income approach	Management discount on appraised values	10%20%

December 31, 2014
Impaired loans	$ 1,032,316	Market and/or income approach	Management discount on appraised values	10%20%

Foreclosed assets	$ 36,000	Market and/or income approach	Management discount on appraised values	10%20%

Limitations  The fair value of a financial instrument is the current amount that would be exchanged between market participants, other than in a forced liquidation.  Fair value is best determined based upon quoted market prices.  However, in many instances, there are no quoted market prices for the Company's various financial instruments.  In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.  Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.  Consequently, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

 36

Stratford Bancshares, Inc. and Subsidiary
Notes to Financial Statements

Note 13: Fair Value Measurements (Continued)

Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument.  These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument.  Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors.  These estimates are subjective in nature and involve uncertainties and matters that could affect the estimates.  Fair value estimates are based on existing on and offbalancesheet financial instruments without attempting to estimate the value of anticipated future business.  Deposits with no stated maturities are defined as having a fair value equivalent to the amount payable on demand.  This prohibits adjusting fair value derived from retaining those deposits for an expected future period of time.  This component, commonly referred to as a deposit base intangible, is neither considered in the above amounts nor is it recorded as an intangible asset on the consolidated balance sheet.  In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

Note 14: Subsequent Event

On October 3, 2016, the Company entered into an agreement to acquire Spencer Bancorporation, Inc. for approximately $15,021,000.  Subsequent to the acquisition, Stratford State Bank and Heritage Bank, a subsidiary of Spencer Bancorporation, Inc. will be merged under Heritage Bank's existing charter.  The Company's acquisition of Spencer Bancorporation, Inc. will be accomplished by the Company issuing 84,178 shares of its common stock valued at $14,937,000 and paying cash of $84,000 in exchange for 84,178 shares of Spencer Bancorporation, Inc. common stock.  It is anticipated the transaction will close in the first quarter of 2017.

 36

APPENDIX G

SPENCER FINANCIALS

See attached.

Accountant's Compilation Report

Board of Directors

Spencer Bancorporation, Inc.

Management is responsible for the accompanying consolidated financial statements of Spencer Bancorporation, Inc. and Subsidiary (the "Company"), which comprise the consolidated balance sheets as of September 30, 2016, and December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the 9month period ended September 30, 2016, and the years ended December 31, 2015 and 2014, in accordance with accounting principles generally accepted in the United States.  We have performed a compilation engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA.  We did not audit or review the consolidated financial statements nor were we required to perform any procedures to verify the accuracy or completeness of the information provided by management.  Accordingly, we do not express an opinion, a conclusion, nor provide any form of assurance on these consolidated financial statements.

/s/ WIPFLI LLP

Wipfli LLP

December 28, 2016

Wausau, Wisconsin

 1

Spencer Bancorporation, Inc. and Subsidiary

Consolidated Balance Sheets

	Unaudited
	September 30, 2016	December 31, 2015	December 31, 2014

Assets:
Cash and due from banks	$ 2,809,406	$ 2,994,099	$ 3,043,012
Federal funds sold	2,753,000	6,634,000	6,555,000

Cash and cash equivalents	5,562,406	9,628,099	9,598,012
Securities available for sale	14,400,356	15,278,862	13,677,058
Securities held to maturity (fair value of $2,995,506, $5,460,186, and $3,995,506, respectively)	2,988,000	5,449,000	3,982,000
Loans held for sale	228,800	152,000	620,500
Loans, net of allowance for loan losses of $1,232,482, $1,285,399, and $1,368,765, respectively	74,894,427	70,822,579	70,141,403
Premises and equipment, net	2,395,135	2,512,548	2,663,057
Federal Home Loan Bank stock	162,300	362,300	362,300
Accrued interest receivable	254,294	273,934	245,061
Foreclosed assets, net	327,490	364,010	399,009
Cash value of life insurance	2,642,461	2,595,218	2,532,205
Other assets	716,762	748,805	686,558

Total assets	$ 104,572,431	$ 108,187,355	$ 104,907,163

Liabilities:
Noninterestbearing deposits	$ 19,215,527	$ 19,596,010	$ 21,123,359
Interestbearing deposits	64,543,034	69,287,716	65,975,455
Total deposits	83,758,561	88,883,726	87,098,814
Borrowed funds	6,834,835	5,974,838	5,210,729
Accrued interest payable	39,406	39,469	42,125
Other liabilities	967,596	943,073	857,445

Total liabilities	91,600,398	95,841,106	93,209,113

Stockholders' Equity:
Common stock Par value $.20 per share:
Authorized 100,000 shares
Issued and outstanding 84,178 shares	16,836	16,836	16,836
Additional paidin capital	1,986,090	1,986,090	1,986,090
Retained earnings	10,808,527	10,275,747	9,610,739
Accumulated other comprehensive income	160,580	67,576	84,385

Total stockholders' equity	12,972,033	12,346,249	11,698,050

Total liabilities and stockholders' equity	$ 104,572,431	$ 108,187,355	$ 104,907,163

See Accountant's Compilation Report.

 2

Spencer Bancorporation, Inc. and Subsidiary

Consolidated Statements of Income

	Unaudited

	9Month Period Ended September 30, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014

Interest income:
Loans, including fees	$ 2,487,757	$ 3,192,784	$ 3,368,741
Securities:
Taxable	109,349	140,404	133,193
Taxexempt	120,694	177,068	188,589
Other	48,722	64,557	51,974

Total interest income	2,766,522	3,574,813	3,742,497

Interest expense:
Interestbearing deposits	268,465	362,227	420,874
Advance payments by borrowers for taxes and insurance	-	2,480	5,128
Borrowings	15,758	15,591	15,999

Total interest expense	284,223	380,298	442,001

Net interest income	2,482,299	3,194,515	3,300,496
Provision for loan losses	20,000	-	-

Net interest income after provision for loan losses	2,462,299	3,194,515	3,300,496

Noninterest income:
Service fees	183,863	300,838	281,564
Net loss on sale of securities	-	-	(25,489)
Increase in cash value of life insurance	47,243	63,013	64,188
Other noninterest income	94,387	122,574	121,979

Total noninterest income	325,493	486,425	442,242

Noninterest expense:
Salaries and employee benefits	1,019,889	1,426,686	1,467,003
Occupancy and equipment	385,650	522,391	536,519
Data processing	77,506	106,962	89,956
Foreclosed assets, net	42,802	112,524	9,700
Other noninterest expense	409,835	429,179	518,718

Total noninterest expense	1,935,682	2,597,742	2,621,896

Net income before income taxes	852,110	1,083,198	1,120,842
Provision for income taxes	272,189	328,961	344,962

Net income	$ 579,921	$ 754,237	$ 775,880

See Accountant's Compilation Report.

 3

Spencer Bancorporation, Inc. and Subsidiary

Consolidated Statements of Comprehensive Income

	Unaudited

	9Month Period Ended September 30, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014

Net income	$ 579,921	$ 754,237	$ 775,880

Other comprehensive income (loss):
Unrealized gain (loss) on securities	140,917	(25,468)	167,758
Reclassification adjustment for losses realized in net income	-	-	25,489

Net unrealized gain (loss) on securities	140,917	(25,468)	193,247

Tax effect of other comprehensive income items	(47,913)	8,659	(68,013)

Other comprehensive income (loss), net of tax	93,004	(16,809)	125,234

Total comprehensive income	$ 672,925	$ 737,428	$ 901,114

See Accountant's Compilation Report.

 4

Spencer Bancorporation, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders' Equity

	Unaudited
	Common	Additional	Retained	Accumulated Other Comprehensive
	Stock	Paidin Capital	Earnings	Income (loss)	Total

Balances at January 1, 2014	$ 16,836	$ 1,986,090	$ 8,917,353	$ (40,849)	$ 10,879,430

Net income	-	-	775,880	-	775,880
Other comprehensive income	-	-	-	125,234	125,234
Dividends	-	-	(82,494)	-	(82,494)

Balances at December 31, 2014	16,836	1,986,090	9,610,739	84,385	11,698,050

Net income	-	-	754,237	-	754,237
Other comprehensive loss	-	-	-	(16,809)	(16,809)
Dividends	-	-	(89,229)	-	(89,229)

Balances at December 31, 2015	16,836	1,986,090	10,275,747	67,576	12,346,249

Net income	-	-	579,921	-	579,921
Other comprehensive income	-	-	-	93,004	93,004
Dividends	-	-	(47,141)	-	(47,141)

September 30, 2016	$ 16,836	$ 1,986,090	$ 10,808,527	$ 160,580	$ 12,972,033

See Accountant's Compilation Report.

 5

Spencer Bancorporation, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	Unaudited

	9Month Period Ended September 30, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014

Increase (decrease) in cash and cash equivalents:
Cash flows from operating activities:
Net income	$ 579,921	$ 754,237	$ 775,880
Adjustments to reconcile net income to net cash provided by operating activities:
Net securities amortization	43,282	56,662	52,235
Loss on sale of securities available for sale	-	-	25,489
Provision for loan losses	20,000	-	-
Provision for depreciation and amortization	121,174	176,347	172,441
Loss on sale of premises and equipment	-	-	4,158
Increase in cash surrender value of life insurance	(47,243)	(63,013)	(64,188)
Loss on sale of foreclosed assets	7,154	81,132	3,172
Provision for (benefit from) deferred income tax	(45,100)	(26,748)	9,416
Changes in operating assets and liabilities:
Accrued interest receivable	19,640	(28,873)	8,796
Other assets	49,780	4,138	(19,448)
Other liabilities	49,368	48,627	(71,504)

Net cash provided by operating activities	797,976	1,002,509	896,447

Cash flows from investing activities:
Purchases of securities available for sale	(1,568,655)	(4,734,755)	(9,569,456)
Proceeds from sales, calls, and maturities of securities available for sale	2,544,794	3,050,821	10,038,778
Purchase of securities held to maturity	(996,000)	(2,213,000)	(2,490,000)
Proceeds from calls and maturities of securities held to maturiy	3,457,000	746,000	747,000
Purchase of FHLB stock	-	-	(5,600)
Proceeds from sale of FHLB stock	200,000	-	-
Net (increase) decrease in loans	(4,259,030)	(377,633)	1,671,130
Capital expenditures	(3,761)	(25,838)	(236,658)
Proceeds from sales of foreclosed assets	119,748	118,824	43,575

Net cash provided by (used in) investing activities	(505,904)	(3,435,581)	198,769

 6

Spencer Bancorporation, Inc. and Subsidiary

Consolidated Statements of Cash Flows (Continued)

	Unaudited

	9Month Period Ended September 30, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014

Cash flows from financing activities:
Net increase (decrease) in noninterestbearing deposits	$ (380,483)	$ (1,527,349)	$ 1,031,142
Net increase (decrease) in interestbearing deposits	(4,744,682)	3,312,261	(7,195,251)
Net increase in borrowed funds	859,997	764,109	366,389
Dividends	(92,597)	(85,862)	(79,969)

Net cash provided by (used in) financing activities	(4,357,765)	2,463,159	(5,877,689)

Net increase (decrease) in cash and cash equivalents	(4,065,693)	30,087	(4,782,473)
Cash and cash equivalents at beginning of year	9,628,099	9,598,012	14,380,485

Cash and cash equivalents at end of year	$ 5,562,406	$ 9,628,099	$ 9,598,012

Supplemental cash flow information:
Cash paid during the year for:
Interest	$ 284,286	$ 382,954	$ 452,253
Income taxes	305,967	249,000	367,000

See Accountant's Compilation Report.

 7

Spencer Bancorporation, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1: Summary of Significant Accounting Policies
Organization

Spencer Bancorporation, Inc. (the "Company") provides a variety of financial services to individual and corporate customers through its wholly owned subsidiary, Heritage Bank, (the "Bank").  The Company operates as a fullservice financial institution with a primary market area including, but not limited to, Clark, Wood, and Marathon Counties.  The Company is subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary.  All significant intercompany balances and transactions have been eliminated.

Use of Estimates in Preparation of Financial Statements

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results may differ from these estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows in the consolidated financial statements, cash and cash equivalents include cash on hand, interestbearing and noninterestbearing accounts in other financial institutions, and federal funds sold, all of which have original maturities of three months or less and are utilized in the daily operations of the Company.

Securities

Debt securities that management has the positive intent and ability to hold to maturity are classified as held to maturity and recorded at amortized cost.  Securities not classified as held to maturity are classified as available for sale and are carried at fair value, with unrealized gains and losses reported in other comprehensive income or loss.  Amortization of premiums and accretion of discounts are recognized in interest income using the interest method over the estimated lives of the securities.  Gains and losses on the sale of securities are recorded on the trade date and determined using the specificidentification method.

 8

Spencer Bancorporation, Inc. and Subsidiary
Notes to Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)
Securities (Continued)

Declines in fair value of securities that are deemed to be other than temporary, if applicable, are reflected in earnings as realized losses.  In estimating otherthantemporary impairment losses, management considers the length of time and the extent to which fair value has been less than cost, the financial condition and nearterm prospects of the issuer, and the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.  Gains and losses on the sale of securities are recorded on the trade date and determined using the specificidentification method.

Loans Held for Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate.  Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.  Realized gains and losses on the sale of loans held for sale are determined using the specificidentification method.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff generally are reported at their outstanding unpaid principal balances adjusted for chargeoffs and an allowance for loan losses.  Interest on loans is accrued and credited to income based on the unpaid principal balance.  Loanorigination fees and direct origination costs are recognized as income or expense when received or incurred since capitalization of these fees and costs would not have a significant impact on the financial statements.

The accrual of interest on a loan is discontinued when, in the opinion of management, there is an indication the borrower will be unable to make payments as they become due.  When loans are placed on nonaccrual status or charged off, all unpaid accrued interest is reversed against interest income.  The interest on these loans is subsequently accounted for on the cash basis or using the costrecovery method until qualifying for return to accrual.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.  Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors.  Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged off.

 9

Spencer Bancorporation, Inc. and Subsidiary
Notes to Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)
Allowance for Loan Losses (Continued)

The allowance consists of specific and general components.  The specific component relates to loans that are individually classified as impaired.  A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement.  Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings (TDRs) and are classified as impaired.

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a casebycase basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Commercial and commercial real estate loans are individually evaluated for impairment.   If a loan is impaired, a portion of the allowance is allocated so that the loan net of the specific allocation equals the present value of estimated future cash flows using the loan’s existing rate or the fair value of underlying collateral less applicable estimated selling costs if repayment is expected solely from the collateral.

TDRs are individually evaluated for impairment and included in the separately identified impairment disclosures.  TDRs are measured at the present value of estimated future cash flows using the loan’s original effective rate.  If a TDR is considered to be a collateraldependent loan, the loan is measured at the fair value of the collateral less applicable estimated selling costs.  For TDRs that subsequently default, the Company determines the amount of the allowance on that loan in accordance with the accounting policy for the allowance for loan losses on loans individually identified as impaired.

The general component covers loans that are collectively evaluated for impairment.  Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not included in the separately identified impairment disclosures.  The general allowance component also includes loans that are not individually identified for impairment evaluation, such as commercial loans below the individual evaluation threshold, as well as those loans that are individually evaluated but are not considered impaired.

 10

Spencer Bancorporation, Inc. and Subsidiary
Notes to Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)
Allowance for Loan Losses (Continued)

 The general component is based on historical loss experience adjusted for current qualitative factors.  The historical loss experience is determined by portfolio segment or loan class and is based on the actual loss history experienced by the Company.  This actual loss experience is supplemented with other qualitative factors based on the risks present for each portfolio segment or loan class.  These qualitative factors include: levels of and trends in delinquencies and impaired loans; levels of and trends in chargeoffs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations.

Management considers the following when assessing risk in the Company's loan portfolio segments:

* Agricultural and commercial real estate loans are dependent on the industries tied to these loans.  Agricultural loans are primarily for land acquisition as well as for working capital.  Commercial real estate loans are primarily secured by office and industrial buildings, warehouses, small retail shopping facilities, and various special purpose properties, including hotels and restaurants.  Financial information is obtained from the borrowers and/or the individual project to evaluate cash flows sufficiency to service debt and is periodically updated during the life of the loan.  Loan performance may be adversely affected by factors impacting the general economy or conditions specific to the real estate market such as geographic location and/or property type.

* Construction and land development loans are secured by vacant land and/or property that are in the process of improvement, including (a) land development preparatory to erecting vertical improvements or (b) the onsite construction of industrial, commercial, residential, or farm buildings.  Repayment of these loans can be dependent on the sale of the property to third parties or the successful completion of the improvements by the builder for the end user.  In the event a loan is made on property that is not yet improved for the planned development, there is the risk that necessary approvals will not be granted or will be delayed.  Construction loans also run the risk that improvements will not be completed on time or in accordance with specifications and projected costs.

* Residential real estate loans are affected by the local residential real estate market, the local economy, and, for variable rate mortgages, movement in indices tied to these loans.  At the time of origination, the Company evaluates the borrower's repayment ability through a review of debt to income and credit scores.  Appraisals are obtained to support the loan amount.  Financial information is obtained from the borrowers and/or the individual project to evaluate cash flows sufficiency to service debt at the time of origination.

*

 11

Spencer Bancorporation, Inc. and Subsidiary
Notes to Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)
Allowance for Loan Losses (Continued)

Commercial and industrial loans are primarily for working capital, physical asset expansion, asset acquisition loans, and other.  These loans are made based primarily on historical and projected cash flow of the borrower and secondarily on the underlying collateral provided by the borrower.  The cash flows of borrowers, however, may not behave as forecasted and collateral securing loans may fluctuate in value due to economic or individual performance factors.  Financial information is obtained from the borrowers to evaluate cash flows sufficiency to service debt and are periodically updated during the life of the loan.

* Consumer and other loans may take the form of installment loans, demand loans, or single payment loans and are extended to individuals for household, family, and other personal expenditures.  At the time of origination, the Company evaluates the borrower's repayment ability through a review of debt to income ratios and credit scores.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation computed on the straightline method over the estimated useful lives of the assets.

Federal Home Loan Bank (FHLB) Stock

FHLB stock is carried at cost.  The Company is required to hold the stock as a member of the FHLB, and transfer of the stock is substantially restricted.  The stock is pledged as collateral for outstanding FHLB advances.  FHLB stock is evaluated for impairment on an annual basis.

Foreclosed Assets

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis.  Subsequent to foreclosure, valuations are periodically performed by management, and the assets are carried at the lower of carrying amount or fair value less cost to sell.  Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

Life Insurance

The Company has purchased life insurance policies on certain key executives.  Life insurance is measured at the amount that could be realized under the insurance contract as of the consolidated balance sheet date, which generally is the cash surrender value of the policy.

 12

Spencer Bancorporation, Inc. and Subsidiary

Notes to Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)

Income Taxes

Deferred tax assets and liabilities have been determined using the liability method.  Deferred tax assets and liabilities are determined based on the difference between the consolidated financial statements and tax bases of assets and liabilities as measured by the current enacted tax rates which will be in effect when these differences are expected to reverse.  Provision (credit) for deferred taxes is the result of changes in the deferred tax assets and liabilities.

The Company may also recognize a liability for unrecognized tax benefits from uncertain tax positions.  Unrecognized tax benefits represent the differences between a tax position taken or expected to be taken in a tax return and the benefit recognized and measured in the consolidated financial statements.  Interest and penalties related to unrecognized tax benefits are classified as income tax expense.

With few exceptions, the Company is no longer subject to federal or state examination by tax authorities for years ending before 2012.

Other Comprehensive Income (Loss)

Other comprehensive income (loss) is shown on the consolidated statements of comprehensive income.  Accumulated other comprehensive income consists of unrealized gain (loss) on securities available for sale, net of tax, and is shown on the consolidated statements of changes in stockholders' equity.

OffBalanceSheet Instruments

In the ordinary course of business, the Company has entered into offbalancesheet financial instruments, including commitments to extend credit, unfunded commitments under lines of credit, and standby letters of credit.  Such financial instruments are recorded in the consolidated financial statements when they become payable.

Advertising

Advertising costs are expensed as incurred.

 13

Spencer Bancorporation, Inc. and Subsidiary

Notes to Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)

New Accounting Pronouncements

The Company recently adopted the following Accounting Standards Updates (ASU) issued by the Financial Accounting Standards Board (FASB).

ASU No. 201404, Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure  The primary purpose of this new guidance is to clarify, for residential mortgage loans, when an in substance repossession or foreclosure occurs and a creditor is considered to have received physical possession of residential real estate property collateralizing a residential mortgage loan.  The Company adopted this new accounting standard for the 9month period ended September 30, 2016.  See Note 6 for disclosures required by this accounting standard.

ASU No. 201601, Recognition and Measurement of Financial Assets and Financial Liabilities  This standard makes a number of changes to the recognition and measurement standards of financial instruments, including the following changes:  1) equity securities with a readily determinable fair value will have to be measured at fair value with changes in fair value recognized in net income; and 2) entities that are not public business entities will no longer be required to disclose the fair value of financial instruments measured at amortized cost.  This new standard is effective for financial statements issued for annual periods beginning after December 15, 2018.  However, the Company is permitted to adopt and has adopted the provision in the standard eliminating the requirement to disclose the fair value of financial instruments measured at amortized cost effective for the 9month period ended September 30, 2016.  As a result, the consolidated financial statements for the 9month period ended September 30, 2016, and years ended December 31, 2015 and 2014, do not disclose the fair value of financial instruments measured at amortized cost.  The Company does not believe the adoption of the rest of the standard will have a significant impact on its consolidated financial statements.

The following ASUs have been issued by FASB and may impact the Company's consolidated financial statements in future reporting periods.

ASU No. 201409, Revenue from Contracts with Customers  The objective of this new standard is to provide a common revenue standard for all entities that enter into contracts with customers to transfer goods or services or contracts to transfer nonfinancial assets.  This new accounting standard is effective for financial statements issued for annual reporting periods beginning after December 15, 2018.  The Company is evaluating what impact this new standard will have on its consolidated financial statements.

ASU No. 201602, Leases  When this standard is adopted, the primary accounting change will require lessees to recognize right of use assets and lease obligations for most operating leases as well as finance leases.  This new standard is effective for financial statements issued for annual periods beginning after December 15, 2019.   The Company does not believe this will have a significant impact on its consolidated financial statements.

 14

Spencer Bancorporation, Inc. and Subsidiary
Notes to Financial Statements

Note 1: Summary of Significant Accounting Policies (Continued)
New Accounting Pronouncements (Continued)

ASU No. 201613, Measurement of Credit Losses on Financial Instruments  This standard will significantly change how financial assets measured at amortized cost are presented.  Such assets, which include most loans and securities held to maturity, will be presented at the net amount expected to be collected over their remaining contractual lives.  Estimated credit losses will be based on relevant information about historical experience, current conditions, and reasonable and supportable forecasts that affect the collectibility of the reported amounts.  The standard will also change the accounting for credit losses related to securities available for sale and purchased financial assets with a morethaninsignificant amount of credit deterioration since origination.  This new accounting standard is effective for financial statements issued for annual periods beginning after December 15, 2020.   The Company is evaluating what impact this new standard will have on its consolidated financial statements.

Subsequent Events

Subsequent events have been evaluated through Decenber 28, 2016, which is the date the consolidated financial statements were available to be issued.

Note 2: Cash and Due From Banks

In the normal course of business, the Company maintains cash and due from bank balances with correspondent banks.  Balances in these accounts may exceed the Federal Deposit Insurance Corporation's insured limit of $250,000.  Management believes these financial institutions have strong credit ratings and that the credit risk related to these deposits is minimal.

 15

Spencer Bancorporation, Inc. and Subsidiary

Notes to Financial Statements

Note 3: Securities

The amortized cost and estimated fair value of securities with gross unrealized gains and losses follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

September 30, 2016
Securities available for sale:
U.S. government and agency securities	$ 3,814,391	$ 33,028	$ -	$ 3,847,419
Obligations of states and political subdivisions	6,730,929	174,745	(576)	6,905,098
Residential mortgagebacked securities	3,611,732	44,669	(8,562)	3,647,839

Total securities available for sale	$ 14,157,052	$ 252,442	$ (9,138)	$ 14,400,356

Securities held to maturity Certificates of deposit	$ 2,988,000	$ 7,506	$ -	$ 2,995,506

December 31, 2015
Securities available for sale:
U.S. government and agency securities	$ 4,819,088	$ 7,890	$ (23,808)	$ 4,803,170
Obligations of states and political subdivisions	7,174,587	132,656	(9,169)	7,298,074
Residential mortgagebacked securities	3,182,800	6,286	(11,468)	3,177,618

Total securities available for sale	$ 15,176,475	$ 146,832	$ (44,445)	$ 15,278,862

Securities held to maturity Certificates of deposit	$ 5,449,000	$ 11,706	$ (520)	$ 5,460,186

 16

Spencer Bancorporation, Inc. and Subsidiary

Notes to Financial Statements

Note 3: Securities (Continued)

Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

December 31, 2014
Securities available for sale
U.S. government and agency securities	$ 3,731,641	$ 10,094	$ (16,445)	$ 3,725,290
Obligations of states and political subdivisions	6,245,851	132,113	(14,674)	6,363,290
Residential mortgagebacked securities	3,571,710	19,377	(2,609)	3,588,478

Total securities available for sale	$ 13,549,202	$ 161,584	$ (33,728)	$ 13,677,058

Securities held to maturity Certificates of deposit	$ 3,982,000	$ 17,514	$ (4,008)	$ 3,995,506

Fair values of securities are generally estimated based on financial models or prices paid for similar securities.  It is possible interest rates or other key inputs to the valuation estimate could change considerably resulting in a material change in the estimated fair value of securities.

The following table shows the fair value and gross unrealized losses of securities with unrealized losses  aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position:

	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

September 30, 2016
Obligations of states and political subdivisions	$ 325,395	$ 576	$ -	$ -	$ 325,395	$ 576
Residential mortgagebacked securities	503,303	4,761	256,575	3,801	759,878	8,562

Total	$ 828,698	$ 5,337	$ 256,575	$ 3,801	$ 1,085,273	$ 9,138

 17

Spencer Bancorporation, Inc. and Subsidiary

Notes to Financial Statements

Note 3: Securities (Continued)

Less Than 12 Months		12 Months or More		Total

	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

December 31, 2015
U.S. government and agency securities	$ 2,792,862	$ 23,808	$ -	$ -	$ 2,792,862	$ 23,808
Obligations of states and political subdivisions	1,283,862	9,169	-	-	1,283,862	9,169
Residential mortgagebacked securities	1,300,532	11,468	-	-	1,300,532	11,468
Certificates of deposit	1,231,480	520	-	-	1,231,480	520

Total	$ 6,608,736	$ 44,965	$ -	$ -	$ 6,608,736	$ 44,965

December 31, 2014
U.S. government and agency securities	$ 997,165	$ 2,835	$ 1,286,390	$ 13,610	$ 2,283,555	$ 16,445
Obligations of states and political subdivisions	399,332	668	1,225,645	14,006	1,624,977	14,674
Residential mortgagebacked securities	894,318	2,609	-	-	894,318	2,609
Certificates of deposit	990,992	4,008	-	-	990,992	4,008

Total	$ 3,281,807	$ 10,120	$ 2,512,035	$ 27,616	$ 5,793,842	$ 37,736

At September 30, 2016, December 31, 2015, and December 31, 2014, the Company had five, 20, and 17 debt securities that have unrealized losses with aggregate depreciation of .8%, .7%, and .7%, respectively, from the Company's amortized cost basis.  These unrealized losses relate principally to the changes in interest rates and are not due to changes in the financial condition of the issuer, the quality of any underlying assets, or applicable credit enhancements.  In analyzing whether unrealized losses on debt securities are other than temporary, management considers whether the securities are issued by a government body or agency, whether a rating agency has downgraded the securities, industry analysts' reports, the financial condition and performance of the issuer, and the quality of any underlying assets or credit enhancements.  Since management has the ability to hold debt securities for the foreseeable future, no declines are deemed to be other than temporary.

 18

Spencer Bancorporation, Inc. and Subsidiary
Notes to Financial Statements

Note 3: Securities (Continued)

The following is a summary of amortized cost and estimated fair value of debt securities by contractual maturity as of September 30, 2016.  Contractual maturities will differ from expected maturities for mortgagerelated securities because borrowers may have the right to call or prepay obligations without penalties.

	Available for Sale		Held to Maturity
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value

Due in one year or less	$ 825,971	$ 825,537	$ 2,739,000	$ 2,744,896
Due after one year through five years	6,144,767	6,232,790	249,000	250,610
Due after five years through ten years	2,779,979	2,876,360	-	-
Due after ten years	794,603	817,830	-	-

Subtotal	10,545,320	10,752,517	2,988,000	2,995,506
Mortgagerelated securities	3,611,732	3,647,839	-	-

Total	$ 14,157,052	$ 14,400,356	$ 2,988,000	$ 2,995,506

There were no sales of securities in 2016 and 2015.  During 2014, proceeds from the sale of securities available for sale totaled $1,089,511 with gross gains of $18,686 and gross losses of $44,175.

Note 4: Loans

The following table presents total loans by portfolio segment and class of loan:

	9/30/2016	12/31/2015	12/31/2014

Commercial:
Construction and land development	$ 2,428,291	$ 2,564,343	$ 2,652,406
Commercial and industrial	17,508,469	14,571,034	11,877,583
Commercial real estate	19,596,700	18,130,858	18,566,625
Agriculture	6,958,556	6,692,566	6,041,045
Residential real estate	28,056,229	28,492,325	30,931,447
Consumer	1,578,664	1,656,852	1,441,062

Subtotal	76,126,909	72,107,978	71,510,168
Allowance for loan losses	(1,232,482)	(1,285,399)	(1,368,765)

Loans, net	$ 74,894,427	$ 70,822,579	$ 70,141,403

Deposit accounts in an overdraft position and reclassified as loans totaled $11,869 at September 30, 2016, $5,337 at December 31, 2015, and $90,416 at December 31, 2014.

 19

Spencer Bancorporation, Inc. and Subsidiary
Notes to Financial Statements

Note 4: Loans (Continued)

Activity in the allowance for loan losses by portfolio segment follows:

	Commercial	Residential Real Estate	Consumer	Total

Balance at January 1, 2014	$ 855,593	$ 539,776	$ 18,097	$ 1,413,466
Provision for loan losses	51,074	(41,360)	(9,714)	-
Loans charged off	(61,750)	(21,552)	(3,789)	(87,091)
Recoveries of loans previously charged off	34,990	-	7,400	42,390

Balance at December 31, 2014	879,907	476,864	11,994	1,368,765
Provision for loan losses	42,568	(46,067)	3,499	-
Loans charged off	(145,224)	-	(1,773)	(146,997)
Recoveries of loans previously charged off	63,383	-	248	63,631

Balance at December 31, 2015	840,634	430,797	13,968	1,285,399
Provision for loan loss	53,437	(35,537)	2,100	20,000
Loans charged off	(54,736)	(17,681)	(1,092)	(73,509)
Recoveries of loans previously charged off	100	-	492	592

Balance at September 30, 2016	$ 839,435	$ 377,579	$ 15,468	$ 1,232,482

Information about how loans were evaluated for impairment and the related allowance for loan losses follows:

	Commercial	Residential Real Estate	Consumer	Total

September 30, 2016
Loans:
Individually evaluated for impairment	$ 1,124,249	$ 11,032	$ 14,625	$ 1,149,906
Collectively evaluated for impairment	45,367,767	28,045,197	1,564,039	74,977,003

Total loans	$ 46,492,016	$ 28,056,229	$ 1,578,664	$ 76,126,909

Related allowance for loan losses:
Individually evaluated for impairment	$ 103,949	$ 2,692	$ 1,550	$ 108,191
Collectively evaluated for impairment	735,486	374,887	13,918	1,124,291

Total allowance for loan losses	$ 839,435	$ 377,579	$ 15,468	$ 1,232,482

 20

Spencer Bancorporation, Inc. and Subsidiary

Notes to Financial Statements

Note 4: Loans (Continued)

Commercial	Residential Real Estate	Consumer	Total

December 31, 2015
Loans:
Individually evaluated for impairment	$ 433,685	$ 328,995	$ -	$ 762,680
Collectively evaluated for impairment	41,525,116	28,163,330	1,656,852	71,345,298

Total loans	$ 41,958,801	$ 28,492,325	$ 1,656,852	$ 72,107,978

Related allowance for loan losses:
Individually evaluated for impairment	$ 166,479	$ 61,642	$ -	$ 228,121
Collectively evaluated for impairment	674,155	369,155	13,968	1,057,278

Total allowance for loan losses	$ 840,634	$ 430,797	$ 13,968	$ 1,285,399

December 31, 2014
Loans:
Individually evaluated for impairment	$ 612,359	$ 231,975	$ -	$ 844,334
Collectively evaluated for impairment	38,525,300	30,699,472	1,441,062	70,665,834

Total loans	$ 39,137,659	$ 30,931,447	$ 1,441,062	$ 71,510,168

Related allowance for loan losses
Individually evaluated for impairment	$ 154,005	$ 29,631	$ -	$ 183,636
Collectively evaluated for impairment	725,902	447,233	11,994	1,185,129

Total allowance for loan losses	$ 879,907	$ 476,864	$ 11,994	$ 1,368,765

 21

Spencer Bancorporation, Inc. and Subsidiary
Notes to Financial Statements

Note 4: Loans (Continued)

Information regarding impaired loans for the year ended September 30, 2016, follows:

	Recorded Investment	Principal Balance	Related Allowance	Average Investment	Interest Recognized

Loans with an allowance for loan losses:
Commercial and industrial	$ 919,968	$ 919,968	$ 103,656	$ 547,318	$ 27,795
Commercial real estate	204,281	204,281	293	231,649	-
Residential real estate	11,032	11,032	2,692	170,014	387
Consumer	14,625	14,625	1,550	7,313	779

Grand total	$ 1,149,906	$ 1,149,906	$ 108,191	$ 956,294	$ 28,961

Information regarding impaired loans for the year ended December 31, 2015, follows:

	Recorded Investment	Principal Balance	Related Allowance	Average Investment	Interest Recognized

Loans with an allowance for loan losses:
Commercial and industrial	$ 174,668	$ 174,668	$ 134,377	$ 189,805	$ 9,935
Commercial real estate	259,017	259,017	32,102	333,217	2,200
Residential real estate	328,995	328,995	61,642	280,485	13,578

Grand total	$ 762,680	$ 762,680	$ 228,121	$ 803,507	$ 25,713

Information regarding impaired loans for the year ended December 31, 2014, follows:

	Recorded Investment	Principal Balance	Related Allowance	Average Investment	Interest Recognized

Loans with an allowance for loan losses:
Commercial and industrial	$ 204,942	$ 204,942	$ 123,559	$ 174,584	$ 15,682
Commercial real estate	407,417	407,417	30,446	286,373	15,819
Residential real estate	231,975	231,975	29,631	193,210	19,851

Grand total	$ 844,334	$ 844,334	$ 183,636	$ 654,167	$ 51,352

No additional funds are committed to be advanced in connection with impaired loans.

 22

Spencer Bancorporation, Inc. and Subsidiary
Notes to Financial Statements

Note 4: Loans (Continued)

The Company regularly evaluates various attributes of loans to determine the appropriateness of the allowance for loan losses.  The credit quality indicators monitored differ depending on the class of loan.

Commercial loans are generally evaluated using the following internally prepared ratings:

* "Pass" ratings are assigned to loans with adequate collateral and debt service ability such that collectibility of the contractual loan payments is highly probable.

* "Watch/special mention" ratings are assigned to loans where management has some concern that the collateral or debt service ability may not be adequate, though the collectibility of the contractual loan payments is still probable.

* "Substandard" ratings are assigned to loans that do not have adequate collateral and/or debt service ability such that collectibility of the contractual loan payments is no longer probable.

Residential real estate and consumer loans are generally evaluated based on whether or not the loan is performing according to the contractual terms of the loan.

 23

Spencer Bancorporation, Inc. and Subsidiary
Notes to Financial Statements

Note 4: Loans (Continued)

Information regarding the credit quality indicators most closely monitored for commercial loans by class  follows:

	Pass	Special Mention/ Watch	Substandard	Total

September 30, 2016
Commercial construction and land development	$ 2,215,471	$ 49,840	$ 162,980	$ 2,428,291
Commercial and industrial	13,479,385	1,783,794	2,245,290	17,508,469
Commercial real estate	18,192,414	915,395	488,891	19,596,700
Agriculture	6,572,701	385,855	-	6,958,556

Total	$ 40,459,971	$ 3,134,884	$ 2,897,161	$ 46,492,016

December 31, 2015
Commercial construction and land development	$ 2,347,693	$ 54,636	$ 162,014	$ 2,564,343
Commercial and industrial	10,802,905	1,363,273	2,404,856	14,571,034
Commercial real estate	16,992,771	606,595	531,492	18,130,858
Agriculture	6,484,378	208,188	-	6,692,566

Total	$ 36,627,747	$ 2,232,692	$ 3,098,362	$ 41,958,801

December 31, 2014
Commercial construction and land development	$ 2,521,678	$ -	$ 130,728	$ 2,652,406
Commercial and industrial	6,375,635	2,749,863	2,752,085	11,877,583
Commercial real estate	16,668,841	1,293,852	603,932	18,566,625
Agriculture	5,923,667	117,378	-	6,041,045

Total	$ 31,489,821	$ 4,161,093	$ 3,486,745	$ 39,137,659

 24

Spencer Bancorporation, Inc. and Subsidiary
Notes to Financial Statements

Note 4: Loans (Continued)

Information regarding the credit quality indicators most closely monitored for residential real estate and consumer loans by class follows:

	Performing	Nonperforming	Total

September 30, 2016
Residential real estate	$ 27,926,864	$ 129,365	$ 28,056,229
Consumer	1,578,664	-	1,578,664

Total	$ 29,505,528	$ 129,365	$ 29,634,893

December 31, 2015
Residential real estate	$ 28,291,794	$ 200,531	$ 28,492,325
Consumer	1,656,852	-	1,656,852

Total	$ 29,948,646	$ 200,531	$ 30,149,177

December 31, 2014
Residential real estate	$ 30,829,368	$ 102,079	$ 30,931,447
Consumer	1,440,452	610	1,441,062

Total	$ 32,269,820	$ 102,689	$ 32,372,509

 25

Spencer Bancorporation, Inc. and Subsidiary
Notes to Financial Statements

Note 4: Loans (Continued)

Loan aging information follows:

	Current Loans	Loans Past Due 3089 Days	Loans Past Due 90+ Days	Total Loans	Nonaccrual Loans	Loans 90+ Days Past Due and Accruing Interest

September 30, 2016
Commercial construction and land development	$ 2,265,310	$ -	$ 162,981	$ 2,428,291	$ 162,981	$ -
Commercial and industrial	17,265,176	182,862	60,431	17,508,469	60,431	-
Commercial real estate	19,338,583	53,836	204,281	19,596,700	231,118	-
Agriculture	6,958,556	-	-	6,958,556	-	-
Residential real estate	27,997,615	19,512	39,102	28,056,229	129,365	-
Consumer	1,564,039	14,625	-	1,578,664	-	-

Total	$ 75,389,279	$ 270,835	$ 466,795	$ 76,126,909	$ 583,895	$ -

December 31, 2015
Commercial construction and land development	$ 2,402,328	$ 130,298	$ 31,717	$ 2,564,343	$ 31,717	$ -
Commercial and industrial	14,482,766	88,268	-	14,571,034	-	-
Commercial real estate	17,842,013	29,828	259,017	18,130,858	288,845	-
Agriculture	6,692,566	-	-	6,692,566	-	-
Residential real estate	28,183,419	67,196	241,710	28,492,325	200,531	136,203
Consumer	1,648,702	8,150	-	1,656,852	-	-

Total	$ 71,251,794	$ 323,740	$ 532,444	$ 72,107,978	$ 521,093	$ 136,203

 26

Spencer Bancorporation, Inc. and Subsidiary

Notes to Financial Statements

Note 4: Loans (Continued)

Current Loans	Loans Past Due 3089 Days	Loans Past Due 90+ Days	Total Loans	Nonaccrual Loans	Loans 90+ Days Past Due and Accruing Interest

December 31, 2014
Commercial construction and development	$ 2,487,835	$ 164,571	$ -	$ 2,652,406	$ -	$ -
Commercial and industrial	11,500,512	338,442	38,629	11,877,583	60,274	-
Commercial real estate	18,159,208	407,417	-	18,566,625	157,829	-
Agriculture	6,041,045	-	-	6,041,045	-	-
Residential real estate	30,829,368	102,079	-	30,931,447	102,079	-
Consumer	1,402,798	38,264	-	1,441,062	610	-

Total	$ 70,420,766	$ 1,050,773	$ 38,629	$ 71,510,168	$ 320,792	$ -

When, for economic or legal reasons related to the borrower's financial difficulties, the Company grants a concession to the borrower that the Company would not otherwise consider, the modified loan is classified as a troubled debt restructuring.  Loan modifications may consist of forgiveness of interest and/or principal, a reduction of the interest rate, interestonly payments for a period of time, and/or extending amortization terms.

There were no new modifications of loans classified as troubled debt restructurings during the 9month period ended September 30, 2016, and the years ended December 31, 2015 and December 31, 2014.

The Company considers a troubled debt restructuring in default if it becomes past due more than 30 days.  No troubled debt restructurings defaulted within 12 months of their modification date during the 9month period ended September 30, 2016 and the years ended December 31, 2015 and December 31, 2014.

Directors and officers of the Company, including their families and firms in which they are principal owners, are considered related parties.  Substantially all loans to these related parties were made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

 27

Spencer Bancorporation, Inc. and Subsidiary
Notes to Financial Statements

Note 4: Loans (Continued)

A summary of loans to directors, officers, and their affiliates follows:

	9/30/2016	12/31/2015	12/31/2014

Beginning balance	$ 520,964	$ 855,184	$ 718,656
New loans	10,435	-	172,971
Repayments	(86,805)	(334,220)	(36,443)

Ending balance	$ 444,594	$ 520,964	$ 855,184

Note 5: Premises and Equipment

An analysis of premises and equipment follows:

	9/30/2016	12/31/2015	12/31/2014

Land and buildings	$ 3,561,529	$ 3,564,822	$ 3,564,822
Furniture and equipment	1,208,328	1,229,019	1,203,181

Subtotal	4,769,857	4,793,841	4,768,003
Accumulated depreciation	(2,374,722)	(2,281,293)	(2,104,946)

Total	$ 2,395,135	$ 2,512,548	$ 2,663,057

Depreciation and amortization of premises and equipment charged to noninterest expense totaled $121,174 during the 9month period ended September 30, 2016, $176,347 during 2015, and $172,441 during 2014.

Note 6: Foreclosed Assets

Foreclosed assets consist of the following:

	9/30/2016	12/31/2015	12/31/2014

Residential real estate	$ 90,382	$ 105,410	$ 135,404
Commercial real estate	237,108	258,600	263,605

Total	$ 327,490	$ 364,010	$ 399,009

Residential real estate loans that are in the process of foreclosure totaled $39,102 at September 30, 2016, and $105,508 at December 31, 2015.  There were no residential real estate loans in the process of foreclosure at December 31, 2014.

 28

Spencer Bancorporation, Inc. and Subsidiary

Notes to Financial Statements

Note 7: Deposits

Deposits consist of the following:

	9/30/2016	12/31/2015	12/31/2014

Noninterestbearing demand deposits	$ 19,215,527	$ 19,596,010	$ 21,123,359
Interestbearing demand deposits	4,775,195	6,335,213	4,952,051
Savings deposits	17,762,421	17,438,009	15,124,079
Money market deposits	16,806,340	20,237,528	17,730,950
Certificates	25,199,078	25,276,966	28,168,375

Total	$ 83,758,561	$ 88,883,726	$ 87,098,814

Time deposits that meet or exceed the FDIC insurance limit of $250,000 totaled $3,022,649 at September 30, 2016, $2,586,505 at December 31, 2015, and $2,722,599 at December 31, 2014.

The scheduled maturities of time deposits at September 30, 2016, are summarized as follows:

2017	$ 14,158,696
2018	5,032,538
2019	3,087,077
2020	2,019,265
2021	901,502

Total	$ 25,199,078

Deposits from directors, executive officers, principal stockholders, and their affiliates totaled $4,882,894 at September 30, 2016, $4,414,955 at December 31, 2015, and $4,182,734 at December 31, 2014.

Note 8: Borrowed Funds

Borrowed funds at September 30, 2016, December 31, 2015, and December 31, 2014 consist of shortterm repurchase agreements with overnight maturities.

The Company is required to pledge various securities available for sale as collateral for repurchase agreements.  The fair value of securities pledged for repurchase agreements totaled $6,732,520, $6,151,753, and $7,299,642 at September 30, 2016, December 31, 2015, and December 31, 2014 respectively.

 29

Spencer Bancorporation, Inc. and Subsidiary
Notes to Financial Statements

Note 8: Borrowed Funds (Continued)

The Company has a master contract agreement with the Federal Home Loan Bank that provides for borrowing up to the maximum of 80% of the book value of the Company's qualifying onetofourfamily residential real estate loans.  The FHLB provides both fixed and floating rate advances.  Floating rates are based on, but not directly tied to, shortterm market rates of interest, such as the London InterBank Offered Rate (LIBOR), federal funds, or treasury bill rates.  Advances with call provisions permit the FHLB to request payment beginning on the call date and quarterly thereafter.  FHLB advances are subject to a prepayment penalty if they are repaid prior to maturity.  FHLB advances are also secured by $162,300 of FHLB stock owned by the Company at September 30, 2016.

At September 30, 2016, the Company's available and unused portion of this borrowing agreement totaled approximately $1,872,490.

Note 9: Income Taxes

The components of the provision for income taxes are as follows:

	9/30/2016	12/31/2015	12/31/2014

Current tax expense (benefit):
Federal	$ 243,789	$ 267,804	$ 255,118
State	73,500	87,905	80,428

Total current	317,289	355,709	335,546

Deferred tax expense (benefit):
Federal	(37,000)	(23,491)	5,143
State	(8,100)	(3,257)	4,273

Total deferred	(45,100)	(26,748)	9,416

Total	$ 272,189	$ 328,961	$ 344,962

The primary differences between income taxes at the federal statutory rate and the provision for income taxes include state taxes and taxexempt interest.

 30

Spencer Bancorporation, Inc. and Subsidiary
Notes to Financial Statements

Note 9: Income Taxes (Continued)

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities.  The major components of the net deferred tax assets as of September 30, 2016 are presented below:

	9/30/2016	12/31/2015	12/31/2014

Deferred tax assets:
Allowance for loan losses	$ 419,600	$ 411,700	$ 415,800
Deferred compensation and split dollar life insurance	184,000	192,500	202,480
Net operating loss carryforward	3,107	3,107	3,279
Other	70,500	60,700	42,400

Total deferred tax assets	677,207	668,007	663,959

Deferred tax liabilities:
Fixed assets	14,500	36,600	61,700
FHLB stock	11,600	26,000	26,000
Prepaid expenses	50,000	49,400	47,000
Unrealized gain on securities available for sale	82,723	34,812	43,471

Total deferred tax liabilities	158,823	146,812	178,171

Total	$ 518,384	$ 521,195	$ 485,788

The Company has state net operating loss carryforwards totaling approximately $54,600 that may be applied against future state taxable income which begin to expire in 2016.

Note 10: Deferred Compensation

The Company has entered into various deferred compensation agreements with key officers.  The liability outstanding under the agreements was $323,089 at September 30, 2016, $339,454 at December 31, 2015, and $360,029 at December 31, 2014.  The amount charged to operations was $13,586 during the 9month period ended September 30, 2016, and $17,814 and $27,607 for the years ended December 31, 2015 and 2014, respectively.

In addition, the Company had split dollar life insurance agreements in place with two former executive officers.  Under these agreements, the executives' beneficiaries will receive designated proceeds from split dollar life insurance policies upon the executives' deaths.  The estimated present value of the cost of maintaining the life insurance after the executives' retirements was being accrued over the period from the effective date of the program until the executives' retirement dates.  Amounts accrued were $144,595, $147,644, and $153,254 at September 30, 2016, December 31, 2015, and December 31, 2014, respectively.

 31

Spencer Bancorporation, Inc. and Subsidiary

Notes to Financial Statements

Note 11: Employee Benefit Plan

The Company sponsors a 401(k) plan that covers substantially all employees.  To be eligible to participate, an employee must be employed by the Company for at least three months and be 21 years of age or older.  The Company matches 100% of employee contributions up to 3% of their annual compensation and an additional 50% of the amount between 3% and 5%.  The Company may also make nonelective contributions to the plan at the discretion of the Board of Directors.  Expense charged to operations was $27,413 during the 9month period ended September 30, 2016, $39,293 during 2015, and $37,650 during 2014.

The Company also sponsors an Employee Stock Ownership Plan that covers substantially all employees.  The Plan enables employees who are at least 21 years of age and have been employed for at least one year to acquire stock ownership in the Company. The Company may make discretionary contributions to the plan. Participants have the right to diversify their account balances once they have attained both age 55 and completed at least 10 years of participation in the Plan.  The right to diversify includes the right to sell a cumulative total of 25% of the units of the Company's stock held in the participant's account back to the Company and withdraw the funds from the Plan, starting with the first plan year following the plan year in which the participant is first eligible to diversify.  In the sixth plan year, the percentage is increased to 50%.  Distribution occurs only at termination of employment, death, or disability.  At the time of distribution, the Company has the obligation to repurchase the participant's shares.  For the 9month period ended September 30, 2016 and the years ended December 31, 2015, and December 31, 2014, the repurchase obligation was valued at $1,372,919, and $1,352,817, respectively.  Expense charged to operations was $81,450 during the 9month period ended September 30, 2016, $101,540 during 2015, and $104,123 during 2014.

Note 12: Commitments, Contingencies, and Credit Risk

The Company is a party to financial instruments with offbalancesheet risk in the normal course of business to meet the financing needs of its customers.  These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheet.

The Company's exposure to credit loss is represented by the contractual, or notional, amount of these commitments.  The Company follows the same credit policies in making commitments as it does for onbalancesheet instruments.  Since some of the commitments are expected to expire without being drawn upon and some of the commitments may not be drawn upon to the total extent of the commitment, the notional amount of these commitments does not necessarily represent future cash requirements.

The following commitments were outstanding:

	9/30/2016	12/31/2015	12/31/2014

Commitments to extend credit	$ 94,000	$ 55,000	$ 301,000
Unfunded commitments under lines of credit	10,889,000	9,406,000	8,102,000
Credit card commitments	400,000	416,000	408,000
Standby letters of credit	184,000	113,000	83,000

 32

Spencer Bancorporation, Inc. and Subsidiary
Notes to Financial Statements

Note 12: Commitments, Contingencies, and Credit Risk (Continued)

Commitments to extend credit are agreements to lend to a customer at fixed or variable rates as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  The amount of collateral obtained upon extension of credit is based on management's credit evaluation of the customer.  Collateral held varies but may include accounts receivable; inventory; property, plant, and equipment; real estate; and stocks and bonds.

Unfunded commitments under commercial lines of credit, home equity lines of credit, and overdraft protection agreements are commitments for possible future extensions of credit to existing customers.  These lines of credit may or may not require collateral and may or may not contain a specific maturity date.

Credit card commitments are commitments on credit cards issued by the Company and serviced by other companies.  These commitments are unsecured.

Standby letters of credit are conditional lending commitments issued by the Company to guarantee the performance of a customer to a third party.  Generally all standby letters of credit issued have expiration dates within one year.  The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loan facilities to customers.  The Company generally holds collateral supporting these commitments.  Standby letters of credit are not reflected in the consolidated financial statements since recording the fair value of these guarantees would not have a significant impact on the consolidated financial statements.

Note 13: Equity and Regulatory Matters

 The payment of dividends by the Bank would be restricted if the Bank does not meet the minimum Capital Conservation Buffer as defined by Basel III regulatory capital guidelines and/or if, after payment of the dividend, the Bank would be unable to maintain satisfactory regulatory capital ratios.

The Bank is subject to various regulatory capital requirements administered by federal and state banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain offbalancesheet items as calculated under regulatory accounting practices.  The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Effective January 1, 2015, the Bank is subject to a new capital adequacy framework called Basel III.  Basel III includes several changes to the capital adequacy guidelines, including a new Common Equity Tier 1 capital requirement, increases in the minimum required Tier 1 riskbased capital ratios, and other changes to the calculation of regulatory capital and riskweighted assets.

 33

Spencer Bancorporation, Inc. and Subsidiary
Notes to Financial Statements

Note 13: Equity and Regulatory Matters (Continued)

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Common Equity Tier 1, Tier 1, and Total capital to riskweighted assets and of Tier 1 capital to average assets.  It is management's opinion, as of September 30, 2016, that the Bank meets all applicable capital adequacy requirements.

As of September 30, 2016, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized, the Bank must maintain minimum regulatory capital ratios as set forth in the table.  There are no conditions or events since that notification that management believes have changed the Bank's category.

The Bank's actual capital amounts and ratios are presented in the following table:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
(Dollars in Thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio

September 30, 2016

Bank
Common Equity Tier 1 capital (to riskweighted assets)	$ 12,775	16.33%	> $ 3,521	> 4.50%	> $ 5,086	> 6.50%
Tier 1 capital (to riskweighted assets)	12,775	16.33	> 4,695	> 6.00	> 6,260	> 8.00
Total capital (to riskweighted assets)	13,756	17.58	> 6,260	> 8.00	> 7,825	> 10.00
Tier 1 capital (to average assets)	12,775	12.32	> 4,148	> 4.00	> 5,185	> 5.00

 34

Spencer Bancorporation, Inc. and Subsidiary

Notes to Financial Statements

Note 13: Equity and Regulatory Matters (Continued)

Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
(Dollars in Thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio

December 31, 2015

Bank
Common Equity Tier 1 capital (to riskweighted assets)	$ 12,214	16.93%	> $ 3,246	> 4.50%	> $ 4,689	> 6.50%
Tier 1 capital (to riskweighted assets)	12,214	16.93	> 4,328	> 6.00	> 5,771	> 8.00
Total capital (to riskweighted assets)	13,120	18.18	> 5,771	> 8.00	> 7,214	> 10.00
Tier 1 capital (to average assets)	12,214	11.75	> 4,158	> 4.00	> 5,198	> 5.00

December 31, 2014

Bank
Tier 1 capital (to riskweighted assets)	$ 11,561	16.37%	> $ 2,825	> 4.00%	> $ 4,237	> 6.00%
Total capital (to riskweighted assets)	12,450	17.63	> 5,650	> 8.00	> 7,062	> 10.00
Tier 1 capital (to average assets)	11,561	11.41	> 4,054	> 4.00	> 5,068	> 5.00

Note 14: Fair Value Measurements

Some assets and liabilities, such as securities available for sale, are measured at fair value on a recurring basis under accounting principles generally accepted in the United States.  Other assets and liabilities, such as impaired loans, may be measured at fair value on a nonrecurring basis.

Following is a description of the valuation methodology and significant inputs used for each asset and liability measured at fair value on a recurring or nonrecurring basis, as well as the classification of the asset or liability within the fair value hierarchy.

 35

Spencer Bancorporation, Inc. and Subsidiary
Notes to Financial Statements

Note 14: Fair Value Measurements (Continued)

Securities available for sale  Securities available for sale may be classified as Level 1 or Level 2 measurements within the fair value hierarchy.  Level 1 securities include equity securities traded on a national exchange.  The fair value measurement of a Level 1 security is based on the quoted price of the security.  Level 2 securities include U.S. government and agency securities, obligations of states and political subdivisions, corporate debt securities, and mortgagerelated securities.  The fair value measurement of a Level 2 security is obtained from an independent pricing service and is based on recent sales of similar securities and other observable market data.

Loans  Loans are not measured at fair value on a recurring basis.  However, loans considered to be impaired (see Note 1) may be measured at fair value on a nonrecurring basis.  The fair value measurement of an impaired loan that is collateral dependent is based on the fair value of the underlying collateral.  Independent appraisals are obtained that utilize one or more valuation methodologies.  Typically they will incorporate a comparable sales approach and an income approach.  Management routinely evaluates the fair value measurements of independent appraisers and adjusts those valuations based on differences noted between actual selling prices of collateral and the most recent appraised value.  Such adjustments are usually significant, which results in a Level 3 classification.  All other impaired loan measurements are based on the present value of expected future cash flows discounted at the applicable effective interest rate and, thus, are not fair value measurements.

Foreclosed assets Real estate acquired through or in lieu of loan foreclosure are not measured at fair value on a recurring basis.  However, foreclosed assets are initially measured at fair value (less estimated costs to sell) when they are acquired and may also be measured at fair value (less estimated costs to sell) if they become subsequently impaired.  The fair value measurement for each asset may be obtained from an independent appraiser or prepared internally.  Fair value measurements obtained from independent appraisers generally utilize a market approach based on sales of comparable assets and/or an income approach.  Such measurements are usually considered Level 2 measurements.  However, management routinely evaluates fair value measurements of independent appraisers by comparing actual selling prices to the most recent appraisals.  If management determines significant adjustments should be made to the independent appraisals based on these evaluations, these measurements are considered Level 3 measurements.  Fair value measurements prepared internally are based on management's comparisons to sales of comparable assets, but include significant unobservable data and are therefore considered Level 3 measurements.

 36

Spencer Bancorporation, Inc. and Subsidiary
Notes to Financial Statements

Note 14: Fair Value Measurements (Continued)

Information regarding the fair value of assets and liabilities measured at fair value on a recurring basis follows:

	Recurring Fair Value Measurements Using
	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

September 30, 2016
Assets:
Securities available for sale:
U.S. government and agency securities	$ -	$ 3,847,419	$ -	$ 3,847,419
Obligations of states and political subdivisions	-	6,905,098	-	6,905,098
Residential mortgagebacked securities	-	3,647,839	-	3,647,839
Other equity securities	-	55,202	-	55,202

Total	$ -	$ 14,455,558	$ -	$ 14,455,558

December 31, 2015
Assets:
Securities available for sale:
U.S. government and agency securities	$ -	$ 4,803,170	$ -	$ 4,803,170
Obligations of states and political subdivisions	-	7,298,074	-	7,298,074
Residential mortgagebacked securities	-	3,177,618	-	3,177,618
Other equity securities	-	55,202	-	55,202

Total	$ -	$ 15,334,064	$ -	$ 15,334,064

December 31, 2014
Assets
Securities available for sale:
U.S. government and agency securities	$ -	$ 3,725,290	$ -	$ 3,725,290
Obligations of states and political subdivisions	-	6,363,290	-	6,363,290
Residential mortgagebacked securities	-	3,588,478	-	3,588,478
Other equity securities	-	55,202	-	55,202

Total	$ -	$ 13,732,260	$ -	$ 13,732,260

 37

Spencer Bancorporation, Inc. and Subsidiary
Notes to Financial Statements

Note 14: Fair Value Measurements (Continued)

Information regarding the fair value of assets and liabilities measured at fair value on a nonrecurring basis follows:

	Nonrecurring Fair Value Measurements Using
	Quoted Prices in Active Markets (Level 1)	Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

September 30, 2016
Assets:
Loans	$ -	$ -	$ 1,041,715	$ 1,041,715
Foreclosed assets	-	-	327,490	327,490

Total	$ -	$ -	$ 1,369,205	$ 1,369,205

December 31, 2015
Assets:
Loans	$ -	$ -	$ 534,559	$ 534,559
Foreclosed assets	-	-	364,010	364,010

Total	-	-	898,569	898,569

December 31, 2014
Loans	$ -	$ -	$ 660,698	$ 660,698
Foreclosed assets	-	-	399,009	399,009

Total	$ -	$ -	$ 1,059,707	$ 1,059,707

During 2016, loans with a carrying amount of $1,149,906 were considered impaired and were written down to their estimated fair value of $1,041,715 by recognizing a specific valuation allowance of $108,191.  During 2015, loans with a carrying amount of $762,680 were considered impaired and were written down to their estimated fair value of $534,559 by recognizing a specific valuation allowance of $228,121.  During 2014, loans with a carrying amount of $844,334 were considered impaired and were written down to their estimated fair value of $660,698 by recognizing a specific valuation allowance of $183,636.

At September 30, 2016, and December 31, 2015, and 2014, foreclosed assets were recorded at the fair value less cost to sell.

 38

Spencer Bancorporation, Inc. and Subsidiary

Notes to Financial Statements

Note 14: Fair Value Measurements (Continued)

Fair Value	Valuation Technique	Unobservable Input(s)	Range/Weighted Average

September 30, 2016
Impaired loans	$ 1,041,715	Market and/or income approach	Management discount on appraised values	10%20%

Foreclosed Assets	$ 327,490	Market and/or income approach	Management discount on appraised values	10%20%
December 31, 2015
Impaired loans	$ 534,559	Market and/or income approach	Management discount on appraised values	10%20%

Foreclosed assets	$ 364,010	Market and/or income approach	Management discount on appraised values	10%20%
December 31, 2014
Impaired loans	$ 660,698	Market and/or income approach	Management discount on appraised values	10%20%

Foreclosed assets	$ 399,009	Market and/or income approach	Management discount on appraised values	10%20%

Limitations  The fair value of a financial instrument is the current amount that would be exchanged between market participants, other than in a forced liquidation.  Fair value is best determined based upon quoted market prices.  However, in many instances, there are no quoted market prices for the Company's various financial instruments.  In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.  Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.  Consequently, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

 39

Spencer Bancorporation, Inc. and Subsidiary
Notes to Financial Statements

Note 14: Fair Value Measurements (Continued)

Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument.  These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument.  Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors.  These estimates are subjective in nature and involve uncertainties and matters that could affect the estimates.  Fair value estimates are based on existing on and offbalancesheet financial instruments without attempting to estimate the value of anticipated future business.  Deposits with no stated maturities are defined as having a fair value equivalent to the amount payable on demand.  This prohibits adjusting fair value derived from retaining those deposits for an expected future period of time.  This component, commonly referred to as a deposit base intangible, is neither considered in the above amounts nor is it recorded as an intangible asset on the consolidated balance sheet.  In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

Note 15: Subsequent Event

On October 3, 2016, the Company entered into an agreement to be acquired by Stratford Bancshares, Inc. for approximately $15,021,000.  Subsequent to the transaction, Heritage Bank and Stratford State Bank, a subsidiary of Stratford Bancshares, Inc., will be merged under Heritage Bank's charter.  Stratford Bancshares' acquisition of the Company will be accomplished by Stratford Bancshares issuing 84,178 shares of its common stock valued at $14,937,000 and paying cash of $84,000 in exchange for 84,178 shares of the Company's common stock.  It is anticipated the transaction will close in the first quarter of 2017.

40

APPENDIX H

PRO FORMA PROJECTIONS

See attached.

Stratford Bancshares, Inc.

(Parent Company Only)

Stratford, Wisconsin

Prospective Financial Information

As of and for the Period Ending September 30, 2017

(With Comparative Historical Information for September 30, 2016)

Accountant’s Compilation Report

1

Historical and Pro Forma Balance Sheets

3

Projected Balance Sheet and Statements of Net Income and Cash Flow

4

Summary of Significant Assumptions and Notes to Historical and Pro Forma

Balance Sheets and Projection Assumptions

5

Accountant’s Compilation Report

Board of Directors

Stratford Bancshares, Inc.

Stratford, Wisconsin

We have compiled the accompanying pro forma balance sheet of Stratford Bancshares, Inc. as of September 30, 2016, reflecting the acquisition of Spencer Bancorporation, Inc. and its subsidiary bank, Heritage Bank, as well as the subsequent merger of Stratford Bancshares, Inc.’s wholly owned subsidiary, Stratford State Bank, into Heritage Bank.  We have not audited or reviewed the accompanying pro forma balance sheet and, accordingly, do not express an opinion or provide any assurance whether the pro forma balance sheet is in accordance with accounting practices prescribed by The Board of Governors of the Federal Reserve System.

We have also compiled the accompanying historical condensed balance sheet of Stratford Bancshares, Inc. as of September 30, 2016.  We have not audited or reviewed the accompanying historical balance sheet as of September 30, 2016, and, accordingly, do not express an opinion or provide any assurance about whether the historical financial statement is in accordance with accounting practices prescribed by The Board of Governors of the Federal Reserve System.

We have also compiled the accompanying projected balance sheet as of September 30, 2017, and the projected statements of net income and cash flow of Stratford Bancshares, Inc. for the year ending September 30, 2017, in accordance with attestation standards established by the American Institute of Certified Public Accountants.  The accompanying projection was prepared for presenting activity of Stratford Bancshares, Inc. through September 30, 2017, reflecting the acquisition of Spencer Bancorporation, Inc. and its subsidiary, Heritage Bank, as well as the merger of Stratford Bancshares, Inc.’s wholly owned subsidiary into Heritage Bank and should not be used for any other purpose.

Management is responsible for the accompanying historical, pro forma, and projected financial information in accordance with accounting practices prescribed by The Board of Governors of the Federal Reserve System (on a parent company only basis) which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States.  We have performed the compilation engagement in accordance with Statements on Standards for Accounting and Review Services (SSARS) promulgated by the Accounting and Review Services Committee and the attestation standards of the American Institute of Certified Public Accountants (AICPA).  We did not audit or review the historical, pro forma, and projected financial statements nor were we required to perform procedures to verify the accuracy or completeness of the information provided by management.  Accordingly, we do not express an opinion, a conclusion, nor provide any form of assurance on these financial statements.

1

The objective of this pro forma financial information is to show what the significant effects on the historical information might have been had the transaction occurred at an earlier date.  However, the pro forma financial information is not necessarily indicative of the related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

A compilation of projected statements is limited to presenting in the form of a projection, information that is the representation of management and does not include evaluation of the support for the assumptions underlying the projection.  We have not examined the projection and, accordingly, do not express an opinion or any other form of assurance on the accompanying projected statements or assumptions.  Furthermore, even if the acquisition of Spencer Bancorporation, Inc., takes place there will usually be differences between the projected and actual results because events and circumstances frequently do not occur as expected, and those differences may be material.  We have no responsibility to update the report for events and circumstances occurring after the date of this report.

Management has elected to omit the summary of significant accounting policies required by SSARS and the guidelines for presentation of a projection established by the AICPA.  If the omitted disclosures were included in the financial statements, they might influence the user’s conclusions regarding the financial position and results of operations and cash flows of the projection period.  Accordingly, this projection is not designed for those who are not informed about such matters.

The accompanying historical, pro forma, and projected information and this report were prepared to include in an application to the Federal Reserve Bank of Chicago, the State of Wisconsin Department of Financial Institutions, and the Federal Deposit Insurance Corporation (FDIC) and are intended solely for the information and use of the Board of Directors, management, and banking regulatory agencies and are not intended to be, and should not be, used by anyone other than these specified parties.

/s/ WIPFLI LLP

Wipfli LLP

November 8, 2016

Wausau, Wisconsin

Projected balance sheet:			
Assets:			
Cash			$ 167
Equity in Heritage Bank			30,196
Other assets			11
Total assets			$ 30,374
Liabilities and equity:			
Common stock and APIC			$ 18,790
Retained earnings			11,970
Treasury stock			(386)
Total liabilities and equity			$ 30,374
Projected net income:			
Net income of Bank			$ 1,293
Operating expenses			(30)
Income tax benefit			10
Total net income			$ 1,273
Projected cash flow:			
Sources of cash:			
Dividends from Bank			$ 612
Tax Benefits from Bank			10
Total sources			622
Uses of cash:			
Operating expenses			30
Dividends to stockholders			532
Total uses			562
Cash balance	(1)	$ 107	$ 167

(1) September 30, 2016, pro forma amounts

2

Note 1

Summary of Significant Accounting Policies

Principal Business Activity

Stratford Bancshares, Inc. (the "Company") is a one-bank holding company.  It is the 100% owner of Stratford State Bank (SSB), located in Stratford, Wisconsin.

Parent Company Presentation

The balance sheets and projected financial information have been prepared for regulatory purposes, for the parent company only, omitting consolidation, which is not in conformity with accounting principles generally accepted in the United States.  Accounting principles generally accepted in the United States require the Bank to be consolidated with the parent company.

Investment in Unconsolidated Subsidiaries

The investment in subsidiaries is carried at equity value.

Note 2

Pro Forma Balance Sheet−Summary of Significant Assumptions and Proposed Transactions

The pro forma balance sheet is an estimate of the results of a proposed transaction, which is the acquisition of Spencer Bancorporation, Inc. and its subsidiary Heritage Bank, all located in Spencer, Wisconsin, for $15,021 on a September 30, 2016, pro forma basis.  Spencer Bancorporation will be merged immediately into the Company.  Subsequently both Heritage Bank and SSB will be merged under Heritage Bank’s charter. The pro forma balance sheet is a reflection as if the transaction occurred on September 30, 2016.  Pending regulatory approval, it is expected the transaction will occur in the first quarter of 2017.

The acquisition will be accomplished by the Company issuing 84,178 shares of its common stock valued at $14,937 and paying cash of $84 in exchange for 84,178 shares of common stock currently owned by the shareholders of Spencer Bancorporation, Inc.

5

Note 2

Pro Forma Balance Sheet−Summary of Significant Assumptions and Proposed Transactions (Continued)

In the proposed transaction, Spencer Bancorporation, Inc. will be merged with and into the Company leaving the Company owning 100% of SSB and Heritage Bank (collectively the “Banks”).  Subsequently the Banks will merge under Heritage Bank’s charter.

The acquisition transaction will include the use of a transitory subsidiary, Stratford Merger Corp.  Since this subsidiary will exist only for a moment in time to facilitate the merger and not have any assets, it is not reflected in the pro forma or projected statements for ease of presentation.

The transactions to accomplish the acquisition are indicated as transaction adjustments on the historical and pro forma balance sheet as footnotes.

Note 3

Summary of Significant Projection Assumptions for the Year Ending

September 30, 2017

The projected statements reflect as if the proposed transaction had occurred on September 30, 2016.

The financial information contained within this report outlines the historical, pro forma, and projected financial statements of Stratford Bancshares, Inc. assuming completion of the proposed transaction, which is Stratford Bancshares, Inc.’s acquisition of Spencer Bancorporation, Inc. and its subsidiary bank.

The pro forma balance sheet is intended to show the effects to the balance sheet as if the acquisition occurred as of September 30, 2016.  Projected information is intended to present the projected balance sheets, statements of income, and statements of cash flows as of and for the year ended September 30, 2017, following the acquisition.

6

Note 3

Summary of Significant Projection Assumptions for the Year Ending September 30, 2017 (Continued)

The results of projections for the Company are driven primarily by the Banks.  The projected financial data in the preceding section was prepared on the basis of the following assumptions:

•

Income Tax Status:  The Company, Spencer Bancorporation, and the Banks, are all C corporations and will remain C corporations after the acquisition.  The net income of the Banks includes provision for income taxes.  The effective tax rate for the Company is expected to be 34%.

•

Company Dividends:  The Company will pay dividends equal to $532 to the stockholders annually.

•

Operating Expenses:  The operating expenses of the Company are expected to be $30 in 2017.

The following are significant projection assumptions for the Banks presented in Notes 4 and 5:

•

Interest income on earning assets is projected based on the Bank’s current portfolio yields earned for the nine-month period ended September 30, 2016, adjusted for the yield on an anticipated $5,000 decline in investment securities as well as the yield on an anticipated 3% growth in loans.

•

Interest expense on deposits is projected based on the Bank’s current portfolio yields paid for the 9-month period ended September 30, 2016, adjusted for the yield on an anticipated decline of $5,000 in brokered deposits.

•

Interest expense on borrowings is projected based on the Bank’s current borrowing yields paid for the 9-month period ended September 30, 2016.

7

Note 3

Summary of Significant Projection Assumptions for the Year Ending September 30, 2017 (Continued)

•

Provision for loan losses is based on the Bank’s estimated provisions for the 9-month period ended September 30, 2016.  Under the provisions of ASC 805, no allowance for loan loss is to be recognized as of the acquisition date for loans acquired.  Rather these loans are to be recognized at fair market value on the date of acquisition.  As a result, provision expense related to loans acquired is expected to be minimal.  In addition, an additional provision for loan loss was assumed equal to the accretion of the purchased credit discount on loans.

•

Service fees and other noninterest income is based on the combined service fees and other noninterest income of both organizations for the 9-month period ended September 30, 2016.

•

Projected salary and employee benefit expenses are based on the combined salary and employee benefit expenses of both organizations for the 9-month period ended September 30, 2016.  No significant staff changes are anticipated as a result of the merger.

•

Occupancy expense is based on actual combined occupancy expenses for both organizations for the nine months ended September 30, 2016.

•

The core deposit intangible will be amortized on a straight-line basis over 10 years.

•

Other operating expenses are based on the ratio of other operating expenses as a percent of total assets for the nine months ended September 30, 2016.  In addition, other operating expenses are expected to increase by $275 during 2017 for anticipated merger-related expenses as well as inflationary increases.

•

The Bank tax provision is based on the average effective tax ratio of both organizations for the nine months ended September 30, 2016.

8

Note 3

Summary of Significant Projection Assumptions for the Year Ending September 30, 2017 (Continued)

•

Asset Growth:  SSB has grown at an average growth rate of .81% from December 2011 to December 2015 while Heritage Bank had grown at an average rate of 3.79% per year over the same period.  The projections assume no growth for 2017.

•

Return on Average Assets (ROAA):  SSB’s ROAA for the past five years has averaged .79%.  Heritage Bank’s ROAA has averaged .79% over the same period.  The projection uses an ROAA of .60% for the Banks for 2017.

•

Bank Dividends:  Heritage Bank (the surviving Bank after the merger) will pay dividends to the Company.  Dividends paid to the Company will allow the Company to meet its obligations, as well as pay dividends to the stockholders, while maintaining Heritage Bank’s capital above a minimum Tier l leverage ratio of 9%.  Dividend payments as a percent of net income at Heritage Bank are not expected to exceed 47% of net income.

•

For the purpose of calculating BASEL III capital, phase-ins for other intangible assets were assumed to be fully phased-in for the entire projection period.

Note 4

Projection of the Bank’s Assets, Capital, and Net Income

Following are the pro forma and projected total assets, CET1/Tier 1 capital, net income, and dividends for Heritage Bank:

9

Note 5

Bank Summary Financial Data and Projected Income Statement

Summary financial data for Heritage Bank as of September 30, 2016, on a historical and pro forma basis is as follows:

2016 Historical		Transaction Adjustments and Purchase Accounting Adjustments Debit		Credit	Pro Forma		Merger of Stratford State Bank Debit		Credit	2016 Pro Forma	2017 Projected
Cash and cash equivalents	$ 8,550		$ -	1	514	$ 7,936	d	$ 6,104	e	$ 84	$ 13,856	$ 15,073
				2	100				f	100		
Securities	14,399					14,399	d	41,220			55,619	50,619
Loans held for sale	229					229					229	229
Loans	76,127			b	1,232	74,895	d	56,284			131,179	135,360
Allowance for loan losses	(1,232)	b	1,232			-	d	(848)			(848)	(1,154)
Premises and equipment	2,407					2,407	d	200			2,607	2,607
Investment in SSB Redevelopment						-	d	1,139			1,139	1,139
OREO	327					327					327	327
Core deposit intangible		c	925			925					925	833
Goodwill		c	1,775			1,775					1,775	1,775
Other assets	3,744					3,744	d	4,919			8,663	8,663
Total assets	$ 104,551					$ 106,637					$ 215,471	$ 215,471
Deposits	$ 83,829					$ 83,829			d	86,808	$ 170,637	$ 169,957
Borrowings	6,835					6,835			d	5,900	12,735	12,735
Other liabilities	952					952			d	1,631	2,583	2,583
Total liabilities	91,616					91,616					185,955	185,275
Common stock	450					450	d	200	d	200	450	450
Surplus	1,450			a	10,421	14,571			d	3,000	17,771	17,771
				c	2,700				d	200		
Retained earnings	10,875	1	514			-			d	11,479	11,295	11,975
		2	100				e	84				
		a	10,261				f	100				
Accumulated other comprehensive loss	160	a	160			-					-	
Total stockholder's equity	12,935					15,021					29,516	30,196
Total liabilities and stockholder's equity	$ 104,551					$ 106,637					$ 215,471	$ 215,471

10

Note 5

Bank Summary Financial Data and Projected Income Statement (Continued)

Transaction adjustments:

1.

Dividend paid by Heritage Bank to Spencer Bancorporation, Inc. prior to its acquisition by Stratford Bancshares, Inc.  This dividend is required to bring the share exchange to a 1:1 ratio.

2.

Estimated $100 of professional fees to be incurred related to the acquisition.

Purchase accounting adjustments:

a.

Close out existing Heritage Bank retained earning into surplus to reset retained earnings to $0 from implementation of pushdown accounting.

b.

Adjust loans to fair value and close the allowance for loan loss account.  Due diligence has been performed by the acquirer, who has determined there are no probable credit losses relating to specifically identified impaired loans.  The probable credit losses inherent in the balance of the portfolio are likely less than the allowance for loan loss balance of $1,232.  The “cushion” has been left intact for pro forma purposes as an additional adjustment to mark loans to fair value under the purchase accounting rules.  The fair value adjustment for interest rate differences is assumed to be zero.

c.

Record core deposit intangible at 1.5% of deposits (excluding time deposits).  Goodwill is recorded for the difference between the purchase consideration and the net fair value of the assets acquired and liabilities assumed.

Merger of Stratford State Bank:

d.

Record merger of Stratford State Bank into Heritage Bank’s charter, and close out existing Stratford State Bank stock account into surplus.  Under GAAP, Stratford State Bank’s assets and liabilities are stated at historical values.

e.

Dividend to be paid by Stratford State Bank prior to the acquisition.

f.

Estimated $100 of professional fees to be incurred related to the acquisition.

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Note 5

Bank Summary Financial Data and Projected Income Statement (Continued)

Additional notes:

•

In this pro forma, loans have been adjusted for the estimated “credit marks” required under ASC 805, Business Combinations.  However, loans, deposits, and borrowings have not been adjusted for the interest rate factor of the fair value adjustments.  These adjustments are not expected to be significant.  Subsequent to the transaction, the assets purchased and liabilities assumed will be recorded at fair value as required by ASC 805.  All fair value adjustments will be amortized/accreted according to the provisions of ASC 805.

•

Subsequent to the transaction, the core deposit intangible will be amortized over 10 years.

•

A decision to amortize goodwill or analyze annually for impairment has not yet been made.

•

Under GAAP, the merger of SSB into Heritage Bank must be accounted for using the pooling method, since at the time of the merger the Banks are related entities under common ownership.

12

Note 5

Bank Summary Financial Data and Projected Income Statement (Continued)

The income statement for Heritage Bank projected for September 30, 2017, is as follows:

Projected 9/30/2017
Interest and dividend income:	
Interest and fees on loans	$ 6,216
Interest on investment securities and deposits at other financial institutions	1,209
Total interest and dividend income	7,425
Interest expense:	
Deposits	742
Borrowings	68
Total interest expense	810
Net interest income	6,615
Provision for loan losses	306
Net interest income after provision for loan losses	6,309
Noninterest income:	
Service fees	228
Other	480
Total noninterest income	708
Noninterest expenses:	
Salaries and employee benefits	2,761
Occupancy expense	416
Core deposit amortization	92
Other operating expenses	1,901
Total noninterest expenses	5,170
Net income before provision for income taxes	1,847
Provision for income taxes	554
Net income	$ 1,293

13

Note 6

Pro Forma Capital Ratios

Historical regulatory capital ratios for SSB and Heritage Bank, as well as pro forma regulatory capital ratios for Heritage Bank as of September 30, 2016, are as follows:

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APPENDIX I

COMPILED ARTICLES OF INCORPORATION (STRATFORD)

See attached.

COMPILED

ARTICLES OF INCORPORATION

OF

STRATFORD BANCSHARES, INC.

I, the undersigned natural person of the age of eighteen or more, acting as incorporator of a corporation under the Wisconsin Business Corporation Law (Chapter 180 of the Wisconsin Statutes) adopt the following Articles of Incorporation for such corporation:

ARTICLE 1.

The name of the corporation is Stratford Bancshares, Inc.

ARTICLE 2.

The period of its existence is perpetual.

ARTICLE 3.

The purpose for which the corporation is organized is to engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes.

ARTICLE 4.

The corporation shall have authority to issue one hundred thousand (100,000) shares of one and no/100 dollars ($1.00) par value common stock.  The right to fix the consideration to be received for such shares is reserved to the stockholders.

ARTICLE 5.

The preferences, limitations, designation, and relative rights of each class or series of stock, are as set forth in the Bylaws of the corporation.

ARTICLE 6.

The number of directors constituting the initial board of directors of the corporation is seven (7) and the names and addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and shall qualify are:

Richard Kraus	Route 3 Stratford, WI 54484

Charles W. Krause	Stratford, WI 54484

Allie Knoll	Stratford, WI 54484

Dean H. Wieland	1020 E. Balsam Road Stratford, WI 54484

Thomas Stack	820 Second Avenue Stratford, WI 54484

Glen Hoffman	3475 Cardinal Lane Marathon, WI 54448

Arthur Zuelke	Route 1 Stratford, WI 54484

Thereafter the number of directors shall be such number as is fixed from time to time by the Bylaws.

ARTICLE 7.

The address of the initial registered office of the corporation is 307 North Weber Avenue, Marathon County, Stratford, Wisconsin 85584.  The name of the initial registered agent at such address is Charles W. Krause.

ARTICLE 8.

The name and address of the sole incorporator is William C. Hess, Attorney, 605 Scott Street, Wausau, Wisconsin 54401.

ARTICLE 9.

These articles may be amended in the manner authorized by law at the time of amendment.

APPENDIX J

BYLAWS (STRATFORD)

See attached.

BYLAWS OF

STRATFORD BANCSHARES, INC.

As amended  8-12 , 1997

ARTICLE I.  OFFICES

1.01.  Principal and Business Offices.  The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

1.02.  Registered Office.  The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors. The business office of the registered agent of the corporation shall be identical to such registered office.

ARTICLE II.  STOCKHOLDERS

2.01.  Annual Meeting.  The annual meeting of the stockholders shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix. If the election of directors is not held on the day designated for any annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

2.02.  Special Meetings.  Special meetings of the stockholders may be called by the Board of Directors, or the President, and special meetings shall be called by either the Board of Directors or the President on the written request of the holders of not less than 10% of all the outstanding voting stock of the corporation entitled to vote at the meeting; provided that such stockholders deliver a signed and dated written demand to the President describing the purpose for which the meeting is to be held.

2.03.  Place of Meeting.  The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Wisconsin, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the corporation in the State of Wisconsin or such other suitable place in the county of such principal office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote or a majority of the shares represented thereat.

2.04.  Notice of Meeting.  Except as otherwise provided by law, notice of any annual meeting or special meeting shall be given to each stockholder entitled to notice by delivering written or printed notice to the stockholder stating the time and place of the meeting by personal delivery, by facsimile or by mail no less than ten (10) days nor more than sixty (60) days before the meeting date. If mailed, the notice shall be deemed to be effective when deposited, postage prepaid, in the mail, addressed to the stockholder of record at his or her address as it appears on the stock record books of the corporation. In the notice of a special meeting, the business to be brought before the meeting shall be briefly stated, and no other business shall be voted upon at such meeting.

2.05.  Closing of Transfer Books or Fixing of Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the close of business on the date next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall be applied to any adjournment thereof, provided, however, that the Board of Directors shall fix a new record date if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

2.06.  Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the corporation shall, before each meeting of stockholders, make a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting for the purposes of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of the stockholders. Failure to comply with the requirement of this section shall not affect the validity of any action taken at such meeting.

2.07.  Quorum.  Except as otherwise provided in the Articles of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders unless the vote of-a greater number or voting by classes is required by law or the Articles of Incorporation. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.08.  Conduct of Meeting.  The President, and in his absence, a Vice President in the order provided under Section 4.06, and in their absence, any person chosen by the stockholders present shall call the meeting of the stockholders to order and shall act as chairman of the meeting, and the Secretary of the corporation shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

2.09.  Proxies.  At all meetings of stockholders, a stockholder entitled to vote may vote in person or by proxy appointed in writing by the stockholder or by the stockholder's duly authorized attorney in fact. For purposes of this Section, a proxy granted by telegram, telex, telecopy or other document transmitted electronically for or by a stockholder shall be deemed "appointed in writing by the stockholder." Proxies shall be filed with the acting secretary of the meeting before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy may be revoked at any time before it is voted, either by written notice filed with the acting secretary of the meeting or by oral notice given by the stockholder to the presiding officer during the meeting unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest. The presence of a stockholder who has filed his or her proxy shall not of itself constitute a revocation. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies, including but not limited to proxies in durable form, notwithstanding the stockholder's disability, incapacity or incompetency.  Proxies may be subject to examination by any stockholder at the meeting and all proxies shall be filed and preserved.

2.10.  Voting of Shares.  Each outstanding share shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the Articles of Incorporation.

2.11.  Voting of Shares by Certain Holders.

(a)  Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation, of the designation of some other person by the board of directors or the bylaws of such other corporation.

(b)  Legal Representatives and Fiduciaries.  Shares held by an administrator, personal representative, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares

3-14-

into his name, provided that there is filed with the Secretary before or at the time of meeting proper evidence of his incumbency and the number of shares held. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. A proxy executed by a fiduciary, shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation, given in writing to the Secretary of this corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

(c)  Pledgees.  A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d)  Treasury Stock and Subsidiaries.  Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

(e)  Minors.  Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has received written notice or has actual knowledge that such stockholder is a minor.

(f)  Incompetents and Spendthrifts.  Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has actual knowledge that such stockholder has been adjudicated an incompetent or spendthrift or has actual knowledge of filing of judicial proceedings for appointment of a guardian.

(g)  Joint Tenants.  Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Secretary of the corporation a contrary written voting authorization or direction or written denial of authority of the individual present or signing the proxy proposed to be voted or (ii) all such other individuals are deceased and the Secretary of the corporation has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

2.12.  Waiver of Notice by Stockholders.  Whenever any notice whatever is required to be given to any stockholder of the corporation under the Articles of Incorporation or Bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the stockholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of the Wisconsin Business Corporation Law, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

2.13.  Unanimous Consent Without Meeting.  Any action required or permitted by the Articles of Incorporation or Bylaws or any other provision of law to be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

2.14.  Limit on Stock Ownership.  No person alone or together with the person's spouse or children or any business entity controlled by the person or the person's spouse or children shall own a total of more than nine percent (9%) of the corporation's authorized stock.

ARTICLE III.  BOARD OF DIRECTORS

3.01.  General Powers, Number and Election.  The business and affairs of the corporation shall be managed by its Board of Directors. The number of directors of the corporation shall be seven (7). The directors shall be elected by the shareholders at the annual meeting of shareholders. The persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons elected.

3.02.  Tenure and Qualifications.  Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected, or until his prior death, resignation or removal. A director may be removed from office, with or without cause, by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, taken at a meeting of stockholders called for that purpose. A director may resign at any time by filing his written resignation with the Secretary of the corporation. Directors need not be residents of the State of Wisconsin or stockholders of the corporation. The mandatory retirement age for directors shall be seventy (70).

3.03.  Regular Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after the annual meeting of stockholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of stockholders which precedes it, or such other suitable place as may be announced at such meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

3.04.  Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the President, Secretary or any two (2) directors. The President or Secretary calling any special meeting of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of

5-14-

Directors called by them, and if no other place is fixed the place of meeting shall be the principal business office of the corporation in the State of Wisconsin.

3.05.  Notice.  Notice of any special meeting shall be given at least forty-eight (48) hours in advance of the meeting by written notice delivered personally or mailed to each director at his or her business address, or by facsimile or other electronic means. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage prepaid. Whenever any notice is required to be given to any director of the corporation under the Articles of Incorporation, these Bylaws or any provision of law, a waiver of such notice, in writing, signed at any time (whether before or after the time of meeting) by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of that meeting, except where a director attends a meeting and at the meeting objects to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.06.  Quorum.  At any meeting of the Board of Directors, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

3.07.  Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the Articles of Incorporation or these Bylaws.

3.08.  Conduct of Meetings.  The President and in his absence, a Vice President in the order provided under Section 4.06, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.

3.09.  Vacancies.  Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors; provided, that in case of a vacancy created by the removal of the director by vote of the stockholders, the stockholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof.

3.10.  Compensation.  The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

3.11.  Presumption of Assent.  A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.12.  Committees.  The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors may designate one or more committees, each committee to consist of three or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except action in respect to dividends to stockholders, election of the principal officers or the filling of vacancies in the Board of Directors or committees created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

3.13.  Unanimous Consent Without Meeting.  Any action required or permitted by the Articles of Incorporation or Bylaws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors then in office.

3.14.  Participation in Meetings by Conference Telephone.  Members of the Board of Directors, or of any committee of the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communication equipment by which all persons participating in the meeting can heat'-each other and such participation shall constitute presence in person at such meeting. All participating directors shall be informed that a meeting is taking place at which official business may be transacted by conference telephone or similar communication equipment.

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ARTICLE IV.  OFFICERS

4.01.  Number.  The principal officers of the corporation shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

4.02.  Election and Term of Office.  The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal.

4.03.  Removal.  Any officer may be removed at any time, with or without cause, by the Board of Directors or by the officer who appointed that officer notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not itself create contract rights.

4.04.  Vacancies.  A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

4.05.  President.  The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the Board of Directors. He shall have authority, subject to rules as may be prescribed by the Board of Directors, to appoint agents and employees of the corporation as be deems necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

4.06.  The Vice Presidents.  In the absence of the President or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as may be delegated or assigned to the Vice President by the President or by the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, to third parties of authority to act in the stead of the President.

4.07.  The Secretary.  The Secretary shall: (a) keep the minutes of the meetings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;  (c) be custodian of the corporate records; (d) keep or arrange for the keeping of register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder;  (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;  (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties and exercise such authority delegated or assigned by the President or by the Board of Directors.

4.08.  The Treasurer.  The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 5.04; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority delegated or assigned by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.09.  Assistant Secretaries and Assistant Treasurers.  There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority delegated or assigned by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

4.10.  Other Assistants and Acting Officers.  The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he

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is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

4.11.  Salaries.  The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V.  CONTRACTS, LOANS. CHECKS

AND DEPOSITS; SPECIAL CORPORATE ACTS

5.01.  Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the President or one of the Vice Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

5.02.  Loans.  No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

5.03.  Checks. Drafts. etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, in such manner, as determined by or under the authority of a resolution of the Board of Directors.

5.04.  Deposits.  All funds of the corporation not otherwise employed shall be deposited to the credit of the corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

5.05.  Voting of Securities Owned by this Corporation.  Subject always to the specific directions of the Board of Directors,  (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the President of this corporation if he be present, or in his absence by any Vice President of this corporation who may be present, and (b) whenever, in the judgment of the President, or in his absence, of any Vice President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the President or one of the Vice Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

ARTICLE VI.  CERTIFICATES FOR SHARES

AND THEIR TRANSFER

6.01.  Certificates for Shares.  Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.06.

6.02.  Facsimile Signatures.  The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be a facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.

6.03.  Signature by Former Officers.  In case any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

6.04.  Transfer of Shares.  Prior to due presentment of a certificate for shares for registration of transfer, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and compliance with such other · regulations as may be prescribed under the authority of the Board of Directors.

6.05.  Restrictions on Transfer.  The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

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6.06.  Lost.  Destroyed or Stolen Certificates. Where the owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) tiles with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.

6.07.  Consideration for Shares.  The shares of the corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable by the corporation. No certificate shall be issued for any share until such share is fully paid.

6.08.  Stock Regulations.  The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

ARTICLE VII.  INDEMNIFICATION

7.01.  Right of Directors and Officers to Indemnification.  Every person shall be indemnified to the fullest extent permitted by law, as the same may exist or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than the law permitted the corporation to provide prior to such amendment), for all reasonable expenses (including fees, costs, charges, disbursements, attorneys' fees and any other expenses) and against all liability (including the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan) asserted against, incurred by or imposed on him or her in connection with any action, suit or proceeding, whether civil, criminal, administrative, or investigative ("proceeding"), to which he or she is made or threatened to be made a party by reason of his or her being or having been a director or officer of the corporation (or by reason of. while serving as a director or officer of the corporation, having served at the corporation's request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise, including service to an employee benefit plan); provided, however, in situations other than a successful defense of a proceeding, the director or officer shall not be indemnified where he or she breached or failed to perform a duty to the corporation and the breach or failure to perform constitutes (a) a willful failure to deal fairly with the corporation or its stockholders in connection with a matter in which the director or officer has a material conflict of interest, (b) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful, (c) a transaction from which the director or officer derived an improper personal benefit, or (d) willful misconduct. Subject to the limitations of Chapter 180, Wis. Stats., such rights to indemnification shall include the right to be paid by the corporation reasonable expenses as incurred in defending such proceeding; provided, however, that payment of such expenses as incurred shall be made only upon such person delivering to the corporation (a) a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation, and (b) a written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent it is ultimately determined that such person is not entitled to indemnification under this provision. The corporation may require that the undertaking be secured and may require payment of reasonable interest on the allowance to the extent that it is ultimately determined that such person is not entitled to indemnification. A director or officer seeking indemnification under this provision shall select one of the means for determining his or her right to indemnification set forth in section 180.0855, Wis. Stats., and as the same may be renumbered or amended from time to time.

7.02.  Right of Director or Officer to Bring Suit.  If a claim under this Article is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the reasonable expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct under this Article which make it permissible for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation.

7.03.  Right of Employees and Agents to Indemnification.  The corporation by its Board of Directors may on such terms as the Board deems advisable indemnify and allow reasonable expenses of any employee or agent of the corporation with respect to any action taken or failed to be taken in his or her capacity as such employee or agent.

7.04.  Contract Rights; Amendment or Repeal.  All rights under this Article shall be deemed a contract between the corporation and the director or officer to which the corporation and the director or officer intend to be legally bound. Any repeal, amendment or modification of this Article shall be prospective only as to conduct of a director or officer occurring thereafter, and shall not affect any rights or obligations then existing.

7.05.  Scope of Article.  The rights granted by this Article shall not be deemed exclusive of any other rights to which a director or officer may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be a director or officer in respect to matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

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7.06.  Insurance.  The corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service to an employee benefit plan, against any liability asserted against that person or incurred by that person in any such capacity, or arising out of that person's status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under this Article.

7.07.  Prohibited Indemnification and Insurance.  Notwithstanding any other Section in this Article, the corporation shall not be required to indemnify and may not purchase and maintain insurance if such indemnification or insurance by the corporation shall be prohibited under applicable federal law or regulation, but the corporation shall indemnify and may purchase and maintain insurance in accordance with this Article to the extent such indemnification and insurance by the corporation shall not be prohibited under applicable federal law or regulation.

ARTICLE VIII.  SEAL

7.01.  Corporate Seal.  This corporation shall have no corporate seal.

ARTICLE IX.  AMENDMENTS

8.01.  By Stockholders.  These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the stockholders by affirmative vote of not less than a majority of the shares present or represented at any annual or special meeting of the stockholders at which a quorum is in attendance.

8.02.  By Directors.  These Bylaws may also be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no Bylaw adopted by the stockholders shall be amended or repealed by the Board of Directors if the Bylaw so adopted so provides.

8.03.  Implied Amendments.  Any action taken or authorized by the stockholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

APPENDIX K

COMPILED ARTICLES OF INCORPORATION (SPENCER)

See attached.

COMPILED

ARTICLES OF INCORPORATION

OF

SPENCER BANCORPORATION, INC.

I, the undersigned, being a person of full age, for the purpose of forming a corporation under the Wisconsin Business Corporation Act, as amended, hereby adopt the following Articles of Incorporation:

ARTICLE I.

Name

The name of the corporation shall be Spencer Bancorporation, Inc.

ARTICLE II.

Business Purposes

The purposes for which this corporation is organized are as follows:

a.

To engage in any lawful activity within the purposes for which a corporation may be organized under the Wisconsin Business Corporation Law.

b.

To do everything necessary, proper, advisable or convenient for the accomplishment of the purposes hereinabove set forth, and to do all other things incidental thereto or connected therewith, which are not forbidden by the laws under which this corporation is organized, by other laws, or by these Articles of Incorporation.

c.

To carry out the purposes hereinabove set forth in any state, territory, district or possession of the United States, or in any foreign country, to the extent that such purposes are not forbidden by law, to limit in any certificate for application to do business, the purposes or purpose which the corporation proposes to carry on therein to such extent as are not forbidden by law thereof.

ARTICLE III.

Duration

The duration of the corporation shall be perpetual.

ARTICLE IV.

Registered Office and Registered Agent

The location and post office address of the registered office of the corporation in the State of Wisconsin in Spencer State Bank, Spencer, Wisconsin 54479 and the corporation’s registered agent at said office and address is Orville Syring.

ARTICLE V.

Powers of the Corporation

This corporation shall have the powers granted to private corporations organized for profit by said Wisconsin Business Corporation Act, and in furtherance and not in limitation of the powers conferred by the laws of the State of Wisconsin upon corporations organized for the foregoing purposes, the corporation shall have the power:

a.

To acquire, hold, mortgage, pledge or dispose of the shares, bonds, securities or other evidences of indebtedness of the United States of America, or of any domestic or foreign corporation, and while the holder of such shares to exercise all the privileges of ownership, including the right to vote thereof, to the same extent as a natural person might or could do, by the president of this corporation or by proxy appointed by him, unless some other person, by resolution of the Board of Directors, shall be appointed to vote such shares.

b.

To purchase or otherwise acquire on such terms and in such manner as the Bylaws of this corporation from time to time provide, and to own all shares of the capital stock of this corporation, and to reissue the same from time to time.

c.

When and as authorized by the vote of the holders of not less than a majority of the shares entitled to vote, at a shareholders’ meeting called for that purpose, or when authorized upon the written consent of the holders of a majority of such shares, to sell, lease, exchange or otherwise dispose of all, or substantially all, of its property and assets, including its goodwill, upon such terms and for such consideration which may be money, shares, bonds or other instruments for the payment of money or other property as the Board of Directors deems expedient or advisable.

d.

To acquire, hold, lease, encumber, convey or otherwise dispose of, either alone or in conjunction with others, real and personal property within or without the state; and to take real and personal property by will or gift.

e.

To acquire, hold, take over as a going concern and thereafter to carry on, mortgage, sell or otherwise dispose of, either alone or in conjunction with others, the rights, property and business of any person, entity, partnership, association or corporation heretofore or hereafter engaged in any business, the purpose of which is similar to the purposes set forth in Article II of these Articles of Incorporation.

f.

To enter into any lawful arrangement for sharing profits, union of interests, reciprocal association or cooperative association with any corporation, association, partnership, individual or other legal entity, for the carrying on of any business, the purpose of which is similar to the purposes set forth in Article II of these Articles of Incorporation.

ARTICLE VI.

Mergers and Consolidation

Any agreement for consolidation or merger with one or more foreign or domestic corporations may be authorized by vote of the holders of a majority of the shares entitled to vote.

ARTICLE VII.

Capital Stock

The aggregate number of shares which this corporation shall have authority to issue is 100,000 shares, par value $1.00 each, which shall be known as “common stock”.

a.

The holders of the common stock shall be entitled to receive when and as declared by the Board of Directors, out of earnings or surplus legally available therefor, dividends, payable either in cash, in property, or in shares of the capital stock of the corporation.

b.

The common stock may be allotted as and when the Board of Directors shall determine, and, under and pursuant to the laws of the State of Wisconsin, the

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Board of Directors shall determine, and, under and pursuant to the laws of the State of Wisconsin, the Board of Directors shall have the power to fix or alter, from time to time, in respect to shares then unallotted, any or all of the following:  the dividend rate, the redemption price; the liquidation price, the conversion rights and the sinking or purchase fund rights of shares of any class, or of any series of any class, or the number of shares constituting any series of any class.  The Board of Directors shall also have the power to fix the terms, provisions and conditions of options to purchase or subscribe for shares of any class or classes, including the price and conversion basis thereof, and to authorize the issuance thereof.  The Board of Directors shall also have the power to issue shares of stock of the corporation for cash, services, property, the securities or assets of other business enterprises, as it may from time to time deem expedient.

c.

No holder of stock in the corporation shall be entitled to any cumulative voting rights.

d.

No holder of stock of the corporation shall have any preferential, preemptive or other rights of subscription to any shares of any class of stock of the corporation allotted or sold or to be allotted or sold now or hereafter authorized, or to any obligations convertible into the stock of the corporation of any class, or any right of subscription to any part thereof.

ARTICLE VIII.

Management and Additional Powers

Section 1.  The management and conduct of the business of the corporation shall be vested in a Board of Directors, which shall consist of such number of directors, not less than the minimum permitted by law, as shall be fixed in the Bylaws, or in the absence of such provision in the Bylaws, as shall be determined by the shareholders at any annual or special meeting thereof.  The term of the first Board of Directors, as hereinafter identified, shall extend until the first shareholders’ meeting subsequent to incorporation.

Section 2.  Except as otherwise herein provided, the term of office of each director of the corporation shall be for a period of one year and until his successor is elected and qualified, unless the director is removed as provided by law.

Section 3.  At the first shareholders’ meeting of the corporation subsequent to incorporation, a director or directors shall be elected to serve until the next annual meeting or shareholders and until a successor or successors are elected and qualified.  Thereafter, all directors shall be elected for the full term of one year and until their respective successors are elected and qualified, unless removed as provided by law.  If a vacancy in the Board of Directors occurs during the term of any director, a successor director to serve during the unexpired portion of said term may be elected by the remaining directors.

Section 4.  The Board of Directors shall have the authority to accept or reject subscriptions for capital made after incorporation and may grant options to purchase or subscribe for additional stock.  The Board of Directors shall from time to time fix and determine the consideration for which the corporation shall issue and sell its capital stock, and also the dividends to be paid by the corporation upon the capital stock.  The Board of Directors shall have authority to fix the terms and conditions of rights to convert any securities of this corporation into shares and to authorize the issuance of such conversion rights.

Section 5.  The board of Directors shall have the authority to issue bonds, debentures or other securities convertible into capital stock or other securities of any class, or bearer warrants or other evidences of optional rights to purchase and/or subscribe to capital stock or other securities of any class, upon such terms, in such manner, and under such conditions as may be fixed by resolution of the Board prior to the issue thereof.

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Section 6.  The board of Directors shall have the authority to make and alter the Bylaws, subject to the power of the shareholders to change or repeal the Bylaws.

Section 7.  A quorum for any meeting of shareholders to transact business of this corporation except as otherwise specifically provided herein or by law shall be the presence in person or by proxy of the holders of a majority of the shares of common stock of the corporation outstanding and of record on the record date set for such meeting.

Section 8.  No contract or other transaction between the corporation and any person, firm, association or corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of the corporation are, directly or indirectly, pecuniarily or otherwise interested in such contract, transaction or other act or related to or interested in such person, firm, association or corporation, as director, stockholder, officer, employee, member or otherwise.  Any director of the corporation, individually, or any firm or association of which any director may be a member may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors, or of any committee of directors having the powers of the full Board, at which action upon any such contract, transaction or other act is taken, and if such fact shall be so disclosed or known, any director of this corporation so related or otherwise interested may be counted in determining the presence of a quorum at any meeting of the Board of Directors or such committee at which action upon any such contract, transaction or act shall be taken and may vote thereat with respect to such action with like force and effect as if he were not so related or interested.  Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation.

Section 9.  Officers and directors of this corporation may hold positions as officers and directors of any other corporations in related businesses, and their efforts to advance such corporations will not constitute a breach of fiduciary loyalty to this corporation in the absence of a showing of bad faith.

ARTICLE IX.

Directors

The first Board of Directors shall be comprised of seven (7) persons whose names and addresses are as follows:

Rue Burnett

Rout 1,

Spencer, Wisconsin 54479

James Karau

Spencer, Wisconsin 54479

Gerhard Klein

Route 1

Spencer, Wisconsin 54479

Harold Prechel

Marshfield, Wisconsin 54449

Ronald Rux

Spencer, Wisconsin 54479

Orville Syring

410 Roberts Street

Spencer, Wisconsin 54479

Floyd Wichman

Spencer, Wisconsin 54479

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ARTICLE X.

Incorporator

The incorporator’s name and address are as follows:

Orville Syring

410 Roberts Street

Spencer, Wisconsin 54479

ARTICLE XI.

Amendment

Any provisions contained in these Articles of Incorporation may be amended solely by the affirmative vote of the holders of a majority of the stock entitled to vote.

APPENDIX L

COMPILED BYLAWS (SPENCER)

See attached.

COMPILED BYLAWS

OF

SPENCER BANCORPORATION, INC.

(A Wisconsin Corporation)

As of December 31, 2016

ARTICLE I.

Offices

SECTION 1.

Registered Office.  The registered office of the corporation in Wisconsin shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or resolution of the directors filed with the Secretary of State of Wisconsin changing the registered office.

SECTION 2.

Other Offices.

 The corporation may also have an office or offices at such other place or places, within or without the State of Wisconsin, as the Board of Directors may from time to time designate or the business of the corporation require.

ARTICLE II.

Shareholders’ Meetings

SECTION 1.

Annual Meeting.  The annual meeting of the shareholders of the corporation shall be held at any place, within or without the State of Wisconsin, designated by the directors and, in the absence of such designation, shall be held at the registered office of the corporation in the State of Wisconsin.  The directors shall designate the time of day for each meeting and, in the absence of such designation, meetings of the shareholders shall be held between the hours of 9:00 a.m. and 9:00 p.m. the purpose of such meeting shall be the election of directors and for the transaction of any business within the powers of the corporation as may properly be brought before the meeting.

If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the erection to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.  At such meeting the shareholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

SECTION 2.

Special Meetings.  Special meetings of the shareholders shall be held at the place for holding of annual meetings upon call of the Board of Directors or of the President or any Vice-President, and shall be called by the Secretary at the request in writing of the holders of not less than one-tenth of all the shares entitled to vote at any such meeting.

SECTION 3.

Notice and Purpose of Meeting.  Written notice, stating the place, day and hour of each meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting (unless a different time shall be provided by the Wisconsin Business Corporation Law or the Articles of Incorporation of the corporation), either personally or by mail, by or at the direction of the President, the Secretary, or other officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock record books or similar records of the corporation, with postage thereon prepaid.  Such further notice shall be given as may be required by law.  Except as other wise expressly provided by statute, no publication of any notice of a meeting of shareholders shall be required.  Notice of the time, place, or purpose of any meeting of shareholders shall not be required to be given to any shareholder who shall waive such notice in writing signed at any time.  Such waiver shall be filed with the records of the meeting.  Except where otherwise required by law, notice of any adjourned meeting of the shareholders of the corporation shall not be required to be given.

SECTION 4.

Quorum.  A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

SECTION 5.

Organization.  Meetings of the shareholders shall be presided over by the President, or if he is not present, by a Vice-President, or if neither the President nor a Vice President is present, by a chairman to be chosen by the holders, present in person or by proxy, entitled to cast a majority of the votes.  The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary at every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions, statements or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.

SECTION 6.

Voting.  Except as otherwise provided in the Wisconsin Business Corporation Law or the-Articles of Incorporation of the corporation at every meeting of the shareholders, each shareholder of the corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the corporation at the time of such meeting.  A shareholder may vote either in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney-in-fact.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.  If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by the Wisconsin Business Corporation Law or the Articles of Incorporation of the corporation.

SECTION 7.

Record of Shareholders.  The officer or agent having charge of the stock transfer books for shares of the corporation shall, before each meeting of shareholders, make a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each.  Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

SECTION 8.

Informal Action By Shareholders.  Any action required by the Articles of Incorporation or Bylaws of the corporation, or any provision of law to be taken at a meeting or any other action which may be taken at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders thereof entitled to vote with respect to the subject matter thereof.

SECTION 9.  Notice of Shareholder Business and Nominations.

A.

Annual Meetings of Shareholders.

(1)

Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the corporation’s notice of meeting delivered pursuant to Article II, Section 3 of these Bylaws; (b) by or at the direction of the Board of Directors; or (c) by any shareholder of the corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph A of this Bylaw and who is a shareholder of record at the time such notice is delivered to the Secretary of the corporation.

(2)

For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of subparagraph A(l) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation.  With respect to the annual meeting of shareholders to be held in 2000, to be timely, a shareholder’s notice shall be delivered to the Secretary at the principal office of

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the Corporation on or before January 15, 2000.  With respect to each annual meeting of shareholders to be held after 2000, to be timely, a shareholder’s notice shall be delivered to the Secretary at the principal offices of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  Each shareholder’s notice required by this subparagraph A(2), shall set forth (a) the name, address, age and principal occupation of each person whom the shareholder proposes to nominate for election or reelection as a director; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

(3)

Notwithstanding anything in the second sentence of subparagraph A(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement  is first made by the corporation.  -

B.

Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting pursuant to Article IT, Section 3 of these Bylaws.  Nominations of persons for election to-the Board of Directors may be made at a special meeting-of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) by any shareholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a shareholder of record at the time such notice is delivered to the secretary of the corporation.  Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder’s notice required by subparagraph A(2) of this Bylaw shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

C.

General.

(1)

Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw.  Except as otherwise provided by law, the articles of incorporation or these Bylaws, the president of the corporation shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(2)

For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release or in a document publicly filed by the corporation with any public agency or banking regulator, including, but not limited to, the Division of Banking, Wisconsin Department of Financial Institutions, the Federal Deposit Insurance Corporation, and the Board of Governors of the Federal Reserve System or any Federal Reserve Bank, or any written notice mailed to each shareholder entitled to vote at such meeting. In the case of written notice delivered by mail, the “public announcement” shall be deemed to have been made on the third day next following the date of mailing such notice to the address of each shareholder of record.

ARTICLE III.

Directors

SECTION 1.

Powers, Number, Qualification, Term, Quorum, and Vacancies.  The property, affairs and business of the corporation shall be managed by its Board of Directors, consisting of seven (7) persons.  Except as hereinafter provided, directors shall be elected at the annual meeting of the shareholders and each director shall be elected to serve for one year and until his successor shall be elected and shall qualify.  The directors shall have power from time to time, and at any time, when the shareholders as such are not assembled in a meeting, regular or special, to increase or decrease their own number by an amendment to these Bylaws or by a resolution adopted by said directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.  If the number of directors be increased, the additional directors may be elected by a majority of the directors in office at the time of the increase, or if not so elected prior to the next annual meeting of the shareholders, they shall be elected by the shareholders.  The number of directors shall never be less than one.

Directors need not be shareholders.

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A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business; and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

In case one or more vacancies shall occur in the Board of Directors by reason of death, resignation or otherwise, except in so far as otherwise provided in the case of a vacancy or vacancies occurring by reason of removal by the shareholders, the remaining directors, although less than a quorum, may, by a majority vote, elect a successor or successors for the unexpired term or terms.

SECTION 2.

Meetings.  Meetings of the Board of Directors shall be held at such place within or outside the State of Wisconsin as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting.  Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the President or any Vice-President or the Secretary or any two directors by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than two days before such meeting.  A meeting of the Board of Directors may be held without notice immediately after the annual meeting of shareholders.  Notice need not be given or regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors.  Meetings may be held at any time without notice if at any time before or after the meeting those not present waive notice of the meeting in writing.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 3.

Committees.  The Board of Directors by resolution adopted by a majority of the number of directors fixed in the Bylaws may designate one or more committees, each committee to consist of three or more directors elected by the Board of Directors, which to the extent provided in said resolution shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except action in respect to dividends to shareholders, election of the principal officers or the filling of vacancies in the Board of Directors or committees.

SECTION 4.

Removal of Directors.  Any director or the entire Board of Directors may be removed from office with or without cause by the shareholders entitled to vote at a meeting called for that purpose, and any vacancy so created may be filled by said shareholders.

SECTION 5.

Indemnification of Directors and Officers.  Indemnification shall be authorized in accordance with the provisions of the laws of the State of Wisconsin.

SECTION 6.

Informal Action By Directors or Committee.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the members of the Board or the members of such committee, as the case may be.

ARTICLE IV.

Officers

SECTION 1.

Number.  The Board of Directors, initially and as soon as may be after the election thereof held in each year, shall elect a President, one or more Vice-Presidents as may be prescribed by resolution of the Board of Directors, a Secretary and a Treasurer, and from time to time may elect or appoint one or more Assistant Secretaries, Assistant Treasurers and such other officers, agents, and employees as it may deem proper.  Any two or more offices may be held by the same person, except the offices of President and Secretary, and the offices of President and VicePresident.

SECTION 2.

Term and Removal.  The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

SECTION 3.

President.  The President shall be the chief executive officer and shall have responsibility for the general active management of the corporation.  When present, he shall preside at all meetings of the shareholders and, unless a Chairman of the Board of Directors has been elected and is present, shall preside at meetings of the Board of Directors.  The President or a Vice-President, and the Secretary, unless some other person is specifically authorized by vote of the Board of Directors, shall sign all certificates of stock, bonds, deeds, mortgages, agreements, modification or mortgage agreements, leases, and contracts of the corporation.  He shall perform such other duties as the Board of Directors shall designate.

SECTION 4.

Vice-President.  Each Vice-President shal1 have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or by the President.  In the event of absence or disability of the President, Vice-Presidents shall succeed to his power and duties in the order designated by the Board of Directors.

SECTION 5.

Secretary.  The Secretary shall keep accurate minutes of all meetings of the shareholders and the Board of Directors, shall give proper notice of meetings of shareholders and directors, and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.  In his absence at any meeting an Assistant Secretary or a Secretary Pro Tempore shall perform his duties.

SECTION 6.

Treasurer.  The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers, and documents of the corporation (other than his own bond, if any, which shall be in the custody of the President), and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office, and shall give bond in such form and amount and with such sureties as shall be required by the Board of Directors.  The Treasurer shall keep accurate accounts of all monies of the corporation received or disbursed.  He shall deposit all monies, drafts and checks in the name of, and to the credit of, the corporation in such banks and

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depositaries as a majority of the whole Board of Directors from time to time designate.  He shall have power to endorse for deposit all notes, checks and drafts received by the corporation.  He shall disburse the funds of the corporation in the manner prescribed by the Board of Directors, making proper vouchers therefor.  He shall render to the President and the directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the corporation and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the President.

ARTICLE V.

Certificates Representing Shares

SECTION 1.

Form and Transfers.  The shares of the corporation shall be represented by certificates signed by the President or a Vice-President and the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.  The signatures of the President or Vice-President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually-signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

Each certificate representing shares shall also state upon the face thereof that the corporation is organized under the laws of Wisconsin: the name of the person to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate or a statement that the shares are without par value.

No certificate shall be issued for any share until such share is fully paid.

The corporation may issue fractions of a share; arrange for the disposition of fractional interests by those entitled thereto; pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.  A certificate for a fractional share shall, but scrip shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation.  The Board of Directors may cause scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which scrip is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip, or subject to any other conditions which the Board of Directors may deem advisable.

Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or other designated officer of the corporation, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.  The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.  The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer, and registration of certificates for shares of the corporation.

SECTION 2.

Fixing Record Date and Closing of Transfer Books.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote in any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

SECTION 3.

Lost, Stolen, Destroyed, or Mutilated Certificates.  No certificate representing shares in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

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ARTICLE VI.

Books and Records

The corporation shall keep at the registered office or principal place of business, or at the offices of the transfer agents or registrars, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each; and shall cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operation and of changes in surplus for such fiscal year, all in reasonable detail, to be made and filed at such registered office within four months after the end of such fiscal year or such longer period as may be reasonably necessary for the preparation, and thereat kept available for a period of at least ten years for inspection on request by any shareholder, and shall mail a copy of the latest such statement to any shareholder or the holder of a voting trust certificate upon his written request therefor.

ARTICLE VII.

Fiscal Year

The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

ARTICLE VIII.

Corporate Seal

The corporation shall have no seal.

ARTICLE IX.

Amendments

The Bylaws of the corporation shall be subject to alteration, amendment or repeal, and new Bylaws not inconsistent with any provision of the Articles of Incorporation or statute, may be made, either by the shareholders of the corporation or, to the extent permitted by the Wisconsin Business Corporation Law, by the Board of Directors.  Bylaws made, altered, or amended by the Board may be altered, amended, or repealed by the shareholders entitled to vote.

ARTICLE X.

Stock Redemption

SECTION l.

Transfer of shares.  Prior to offering shares of the Bancorporation to any other party, shareholders shall offer the sale of such shares to the Spencer Bancorporation, Inc., which shall have the right of first refusal for purchase of such shares up to the allowable annual maxium as provided by law.  Notice of the intent to sell or transfer the shares of the Bancorporation by its shareholders shall be given to Spencer Bancorporation in writing, directed to the Spencer Bancorporation, P.O. Box 137, Spencer, Wisconsin 54479.  The Bancorporation shall have ten (10) days from the receipt of the notice to exercise the right to first refusal.

If the Bancorporation does not or cannot exercise such right of first refusal, the stockholders are then free to sell to whomever they choose and for whatever price they can negotiate.  The board intends the holding company to promote a “floor” or minimum price for its stock only.

SECTION 2.

Federal Reserve Bank Regulations on Redemption.  The Board recognizes that the amount of holding company stock the company can acquire is regulated by the Federal Reserve Bank.  Specific prior approval is required for any stock redemption which exceeds 10% of the stockholders’ equity in any 12 month period.  The Board also recognizes that if holding company debt from such redemption exceeds 30% of the stockholders’ equity, the Federal Reserve Bank Board may prohibit the payment of cash dividends to holding company shareholders until the debt is reduced below 30%.

SECTION 3.

Redemption at 75% of Book Value.  Subject to the above limitations, and depending upon further profitability of the bank, the holding company intends to either assist individual stockholders to find a suitable buyer or to have the holding company purchase stock so offered by holding company shareholders.  If purchased by the holding company, the initial redemption price shall be 75% of book value of the holding company stock.  This percentage will be effective until changed by the Board of Directors as circumstances may require.

Book value of holding company stock shall be determined in accordance with generally accepted accounting principles and shall be computed by dividing the total stockholders’ equity by the number of outstanding shares of holding company stock.  In valuing the bank stock owned by the holding company, the total equity capital amounts of the bank shall be multiplied by the applicable percentage of bank stock owned by the holding company.

SECTION 4.

Quarterly Redemption Periods & Limitation on Redemption.  Spencer Bancorporation Board of Directors from this date forward shall accept requests from stockholders to have their stock redeemed on January 15, April 15, July 15 and October 15 of each·year.  If the total of the request received would result in liabilities in excess of 30% of equity the request received would be prorated among the stockholders submitting the same.  The excess of shares from request received from shareholders over the actual shares redeemed would be placed on a waiting list for the next determination date and given preference over the request subsequently received.  The above is instituted to provide a more orderly way to handle the purchase of stock by the Bancorporation.

SECTION 5.

Alternatives for Handling Shares Redeemed.

 The Board of Directors shall have the option of (a) reselling the stock purchased to existing shareholders of the holding company; (b) reselling the stock to new Wisconsin residents (subject to Wisconsin securities laws); (c) holding the stock as Treasury stock or (d) cancelling the stock, thereby reducing the total number of shares outstanding.  In selling the stock to other shareholders, the Board of Directors shall be mindful of any potential conflicts of interest inherent with the purchase of shares by Board members.

SECTION 6.

Majority Board of Director Approval Required for Redemption.  Purchase of any holding company stock must be approved by an affirmative vote of the majority of the Board of Directors.

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